AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 2017
REGISTRATION NO. 333- ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRUCO LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in its Charter)

ARIZONA
(State or other jurisdiction of incorporation or organization)
22-1944557
(I.R.S. Employer Identification Number)
C/O PRUCO LIFE INSURANCE COMPANY
213 WASHINGTON STREET
NEWARK, NEW JERSEY 07102-2992
(973) 802-7333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. MICHAEL LOW, ESQ.
LEWIS BRISBOIS BISGAARD & SMITH LLP
PHOENIX PLAZA TOWER II, 2929 North CENTRAL AVENUE, Suite 1700
Phoenix, Arizona 85012
(602) 385-7854
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
MICHAEL A. PIGNATELLA
VICE PRESIDENT
PRUCO LIFE INSURANCE COMPANY
ONE CORPORATE DRIVE
SHELTON, CONNECTICUT 06484
(203) 402-3814

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer

Non accelerated filer	X	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_______________________________
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee
Market Value Adjusted Annuity Contracts	$121,514,282	$1.00	$121,514,282	$0

(1)	Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.
This filing is being made under the Securities Act of 1933 to register $121,514,282 of interests in market value adjusted annuity contracts. The interests being registered herein are carried over, as unsold securities, from an existing Form S-3 registration statement of the same issuer (333-198432) filed on August 28, 2014. Because a filing fee of $15,651 previously was paid with respect to those securities, there is no filing fee under this registration statement. In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.
Risk Factors are discussed in the sections of the prospectus included in Part 1 of this Form concerning the Market Value Adjustment option.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of each prospectus included in this registration statement. Any representation to the contrary is a criminal offense.
The principal underwriter for these securities, Prudential Annuities Distributors, Inc. is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. The offering under this registration statement will conclude three years from the effective date of this registration statement, unless terminated earlier by the Registrant. See each prospectus included in Part 1 hereof for the date of the prospectus.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.
Audited financial statements for variable annuity separate accounts registered under the Investment Company Act of 1940 are not included in this Form S-3 registration statement.

PRUCO LIFE INSURANCE COMPANY
PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
PRUCO LIFE OF NEW JERSEY FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION VARIABLE ACCOUNT B

Supplement, dated September 30, 2013
to the Current Prospectus

           This Supplement updates certain information in the current Prospectus for your Annuity and any subsequent supplements thereto.  Please read it carefully and keep it with your copy of the Prospectus for future reference.  If you would like another copy of the current Prospectus, please call us at 1-888-PRU-2888.

Spousal Designations

Before June 26, 2013, pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages were not recognized for purposes of federal law.  On that date, the U.S. Supreme Court held in United States v. Windsor that Section 3 of DOMA is unconstitutional.  While valid same-sex marriages are now recognized under federal law and the favorable income-deferral options afforded by the federal tax law to an opposite-sex spouse under Sections 72(s) and 401(a)(9) are now available to a same-sex spouse, there are several unanswered questions regarding the scope and impact of this U.S. Supreme Court decision.

On August 29, 2013, the Internal Revenue Service (“IRS”) clarified its position regarding same-sex marriages for federal tax purposes.  If a couple is married in a jurisdiction (including a foreign country) that recognizes same-sex marriage, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside.  However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes.  Currently, if the state where a civil union or a registered domestic partnership does not recognize the arrangement as a marriage, it is not a marriage for federal tax purposes.

Depending on the state in which your Annuity is issued, we may offer certain spousal benefits to same-sex civil union couples, domestic partners or spouses. You should be aware, however, that, if federal tax law does not recognize the relationship as a marriage as described above, we cannot permit the surviving partner/spouse to continue the Annuity within the meaning of the tax law. Therefore, upon the death of the first owner, favorable tax treatment permitted to a federally recognized spouse may not be available to the surviving beneficiary upon election to continue the Annuity under the “spousal continuance” provision. If the spousal continuance provision is elected by a surviving same sex partner/spouse who is not recognized as a spouse under federal tax law, the Annuity will continue as provided for insurance law purposes but will be treated as terminated from a tax reporting perspective with all benefits immediately taxable, and the Annuity will continue as a “new contract” for tax law purposes with a cost basis equal to the value of the Annuity at the deemed termination. If the spousal continuance provision is elected for a qualified contract, such as an IRA, the Annuity will be a treated as a non-qualified annuity going forward.

Same-sex civil union couples, domestic partners and spouses should contact their financial professional and a qualified tax adviser regarding your personal tax situation, the implications of electing the spousal version of the optional benefits we currently offer and your spouse’s rights and benefits under the Annuity.

GENPRODSUP1

PRUCO LIFE INSURANCE COMPANY

Supplement, dated February 11, 2009

To

Prospectus, dated May 1, 2001

This supplement should be read and retained with your current prospectus. If you would like another copy of that prospectus, please call us at 800-752-6342.

Pruco Life Insurance Company ("PRUCO") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by PRUCO pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. PRUCO will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Prudential Annuities Life Assurance Corporation, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. PLNJ files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that PRUCO files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC- 0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

SUPPLEMENT

TO

 MAY 1, 2001 PROSPECTUS

This prospectus was published prior to the enactment of the Economic Growth and Tax Relief Reconciliation Act of 2001. This Act increased the contribution limits for traditional IRAs and Roth IRAs as follows: for 2001, the limit remains at $2,000; for 2002 to 2004 it rises to $3,000; for 2005 to 2007, to $4,000; and for 2008, $5,000. After 2008 the contribution amount will be indexed for inflation. The Act also provides for a catch up provision for individuals who are age 50 and above. These taxpayers will be permitted to contribute an additional $500 in years 2002 to 2005 and an additional $1,000 in 2006 and years thereafter.

This product can also be used for Simplified Employee Pensions (SEPs). The Act increased the amount of compensation for contribution purposes from $170,000 to $200,000 in 2002, indexed for inflation. This will cap the annual SEP contribution at $30,000 in 2002.

PRUCO LIFE INSURANCE COMPANY

Supplement to Variable Life Insurance Prospectuses and Variable Annuity Prospectuses and Statements of Additional Information

December 18, 2001

On December 18, 2001, The Prudential Insurance Company of America completed its transition from a mutual insurance company to a stock insurance company. Accordingly, we revise the description of Pruco Life Insurance Company to provide as follows:

Pruco Life Insurance Company ("Pruco Life") is a stock life insurance company, organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam, and in all states except New York.

Pruco Life is a wholly owned subsidiary of The Prudential Insurance Company of America ("Prudential"), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. ("Prudential Financial"), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract or policy.

PLIPOSUP Ed. 12-2001

Pruco Life Insurance Company Pruco Life Insurance Company Of  New Jersey

Strategic Partners Horizon

Strategic Partners Select

Supplement, dated November 19, 2007

To

Prospectuses, dated May 1, 2007

This Supplement should be read and retained with the current Prospectus for your annuity. This Supplement is intended to update certain information in the Prospectus for the variable annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own. If you would like another copy of the current Prospectus, please contact us at 1-888-PRU-2888.

A. NEW SUB-ACCOUNT

With regards to Strategic Partners Select Annuity only, effective November 19, 2007, the underlying portfolio listed below is being offered as a new Sub-account. We are also reflecting a sub-advisor name change for one of the portfolios within Strategic Partners Select.

In the section of the Strategic Partners Select Prospectus entitled "Summary of Contract Expenses", sub-section "Underlying Mutual Fund Portfolio Annual Expenses", under the heading "Advanced Series Trust", the following portfolio has been added:

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

 (as a percentage of the average net assets of the underlying Portfolios)

                                                                                            Total Annual
UNDERLYING PORTFOLIO             Management   Other             Acquired Portfolio Fees Portfolio Operating
Advanced Series Trust:              Fees    Expenses 12b-1 Fees        & Expenses            Expenses
-------------------------------- ---------- -------- ---------- ----------------------- -------------------
AST Western Asset Core Plus Bond    0.70%     0.12%     0.00%            0.00%                 0.82%

Effective November 19, 2007, the underlying portfolio listed below is being offered as a new Sub-account under Strategic Partners Select. In order to reflect these additions: The following is being added to the chart in the Strategic Partners Select Prospectus in the section entitled "What Investment Options Can I Choose? /Variable Investment Options":

                                                                                                                   PORTFOLIO
   STYLE/                                                                                                         ADVISOR/
    TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                       SUB-ADVISOR
------------   ---------------------------------------------------------------------------------------   ---------------------------
  AST FUND
Fixed Income   AST Western Asset Core Plus Bond Portfolio: seeks to maximize total return, consistent      Western Asset Management
               with prudent investment management and liquidity needs, by investing to obtain its           Company/ Western Asset
               average specified duration. The Portfolio's current target average duration is             Management Company Limited
               generally 2.5 to 7 years. The Portfolio pursues this objective by investing in all major fixed income sectors with a bias towards non-Treasuries.

Also, in the same section of the Strategic Partners Select prospectus, we make the following change to the chart setting forth a brief description of the variable investment option, to reflect a sub-advisor name change:

. Effective November 19, 2007, Neuberger Berman Management Inc. will become sub-advisor of SP Mid-Cap Growth Portfolio. Prior to November 19, 2007, Calamos Advisors LLC was the sub-advisor.

We add a parenthetical after the name of the SP Mid Cap Growth Portfolio as follows, to indicate that we no longer permit purchases or transfers into the Portfolio by those who are not already invested in the Portfolio:

SP Mid Cap Growth Portfolio (closed to new investments):

B. NEW PRINCIPAL UNDERWRITER

In the "Other Information" section of each prospectus, under the heading entitled "Sales and Distribution of the Contract.", we identify Prudential Investment Management Services LLC (PIMS) as the principal underwriter and distributor of the annuities. Beginning as of the date of this supplement, PIMS has been replaced by an affiliated broker-dealer called Prudential Annuities Distributors, Inc. ("PAD"). Accordingly, we replace the first two paragraphs under "Sales and Distribution of the Contract" with the following, and in the remainder of that section, replace references to PIMS with PAD:

"Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products, and is the co-distributor of the Advanced Series Trust. PAD's principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the National Association of Securities Dealers, Inc. (NASD)."

Pruco Life Insurance Company Pruco Life Insurance Company Of New Jersey

Strategic Partners Advisor Strategic Partners Annuity One Strategic Partners Plus Strategic Partners Annuity One 3 Strategic Partners Plus 3 Strategic Partners FlexElite Strategic Partners Select

Prudential Premier Series Annuity

Supplement to Statements of Additional Information Dated May 1, 2007 Supplement dated November 19, 2007

This Supplement should be read and retained with the current Prospectus and Statement of Additional Information for your annuity. This Supplement is intended to update certain information in the Statement of Additional Information for the variable annuity you own, and is not intended to be a Statement of Additional Information, prospectus, or offer for any other variable annuity listed here that you do not own. If you would like a copy of the current Statement of Additional Information, please contact us at 1-888-PRU-2888.

In the sections of the Statements of Additional Information entitled Principal Underwriter and Payments Made To Promote Sale Of Our Products, we identify Prudential Investment Management Services, LLC as principal underwriter. Beginning as of the date of this supplement, Prudential Annuities Distributors, Inc., an indirect subsidiary of Prudential Financial, Inc., has assumed PIMS's duties as principal underwriter of each of the above-referenced annuities.

DISCOVERY SELECT(R)

VARIABLE ANNUITY

PROSPECTUS: MAY 1, 2001

THIS PROSPECTUS DESCRIBES AN INDIVIDUAL VARIABLE ANNUITY CONTRACT OFFERED BY PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE). PRUCO LIFE IS A WHOLLY OWNED SUBSIDIARY OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA.

THE FUNDS

Discovery Select offers a wide variety of investment choices, including 40 variable investment options that invest in mutual funds managed by these leading asset managers.

PRUDENTIAL INVESTMENTS

A I M CAPITAL MANAGEMENT, INC.

ALLIANCE CAPITAL MANAGEMENT, L.P.

AMERICAN CENTURY

CREDIT SUISSE ASSET MANAGEMENT, LLC

DAVIS SELECTED ADVISERS, L.P.

FIDELITY MANAGEMENT & RESEARCH CO.

FRANKLIN ADVISERS

INVESCO FUNDS GROUP, INC.

JANUS CAPITAL

JENNISON ASSOCIATES

MFS

OPPENHEIMER CAPITAL

PIMCO

T. ROWE PRICE

PLEASE READ THIS PROSPECTUS

Please read this prospectus before purchasing a Discovery Select variable annuity contract and keep it for future reference. Current prospectuses for each of the underlying mutual funds accompany this prospectus. These prospectuses contain important information about the mutual funds. Please read these prospectuses and keep them for reference.

TO LEARN MORE ABOUT DISCOVERY SELECT

To learn more about the Discovery Select variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2001. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 450 5th Street N.W., Washington, D.C. 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains the Discovery Select SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is on Page 37 of this prospectus.

FOR A FREE COPY OF THE SAI CALL US AT:

(888) PRU-2888 or write to us at:

Pruco Life Insurance Company

213 Washington Street

Newark, New Jersey 07102-2992

Prudential Annuity Service Center

P.O. Box 7960

Philadelphia, PA 19101

THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN DISCOVERY SELECT IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

1

CONTENTS

PART I: DISCOVERY SELECT PROSPECTUS

SUMMARY

PART II: DISCOVERY SELECT PROSPECTUS
SECTIONS 1-9

   Section 3: What Kind of Payments Will I Receive During the Income

   Section 6: What are the Expenses Associated with the Discovery Select

Section 8: What are the Tax Considerations Associated with the Discovery Select Contract?........................................... 30 Contracts Owned by Individuals (Not Associated with Tax Favored

PART III: PROSPECTUSES

VARIABLE INVESTMENT OPTIONS

THE PRUDENTIAL SERIES FUND

AIM VARIABLE INSURANCE FUNDS

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

CREDIT SUISSE WARBURG PINCUS TRUST

DAVIS VARIABLE ACCOUNT FUND, INC.

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

JANUS ASPEN SERIES

MFS VARIABLE INSURANCE TRUST

OCC ACCUMULATION TRUST

T. ROWE PRICE

This page intentionally left blank

PART I SUMMARY

DISCOVERY SELECT PROSPECTUS

[ROCKWELL GRAPHIC]

5

PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

GLOSSARY

WE HAVE TRIED TO MAKE THIS PROSPECTUS AS EASY TO READ AND UNDERSTAND AS POSSIBLE. BY THE NATURE OF THE CONTRACT, HOWEVER, CERTAIN TECHNICAL WORDS OR TERMS ARE UNAVOIDABLE. WE HAVE IDENTIFIED THE FOLLOWING AS SOME OF THESE WORDS OR TERMS.

ACCUMULATION PHASE

The period that begins with the contract date (see below definition) and ends when you start receiving income payments or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

ANNUITANT

The person whose life determines how long the contract lasts and the amount of income payments that will be paid.

ANNUITY DATE

The date when income payments are scheduled to begin.

BENEFICIARY

The person(s) or entity you have chosen to receive a death benefit.

CASH VALUE

This is the total value of your contract minus any withdrawal charge(s) or market-value adjustment, if applicable.

CO-ANNUITANT

The person shown on the contract data pages who becomes the Annuitant upon the death of the Annuitant before the Annuity Date. No Co-Annuitant may be designated if the Owner is a non-natural person.

CONTRACT DATE

The date we receive your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

CONTRACT OWNER, OWNER OR YOU

The person entitled to the ownership rights under the contract.

CONTRACT VALUE

The total value of the amounts in a contract allocated to the variable investment options and the interest-rate options as of a particular date.

DEATH BENEFIT

If the sole or last surviving annuitant dies, the designated person(s) or the beneficiary will receive, at a minimum, the total amount invested or a potentially greater amount related to market appreciation. See "What is the Death Benefit?" on page 25.

INCOME OPTIONS

Options under the contract that define the frequency and duration of income payments. In your contract, these are referred to as payout or annuity options.

INTEREST-RATE OPTION

An investment option that offers a fixed-rate of interest for a selected period during which periodic transfers are made to selected variable investment options (dollar cost averaging option), a one-year period (fixed-rate option) or a seven-year period (market-value adjustment option).

PRUDENTIAL ANNUITY SERVICE CENTER

P.O. Box 7960, Philadelphia, PA 19101. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The phone number is (888) PRU-2888.

PURCHASE PAYMENTS

The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.

SEPARATE ACCOUNT

Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The Separate Account is set apart from all of the general assets of Pruco Life.

TAX DEFERRAL

This is a way to increase your assets without currently being taxed. You do not pay taxes on your contract earnings until you take money out of your contract.

VARIABLE INVESTMENT OPTION

When you choose a variable investment option, we purchase shares of the mutual fund which are held as an investment for that option. We hold these shares in the Separate Account. The division of the Separate Account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

6

PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

Summary of Sections 1-9

FOR A MORE COMPLETE DISCUSSION OF THE FOLLOWING TOPICS, SEE THE CORRESPONDING

SECTION IN THE PROSPECTUS.

SECTION 1

WHAT IS THE DISCOVERY SELECT VARIABLE ANNUITY?

This variable annuity contract, offered by Pruco Life, is a contract between you, as the owner, and us. The contract allows you to invest on a tax-deferred basis in one or more of 40 variable investment options. There are also three fixed interest-rate options which are available in most states. The contract is intended for retirement savings or other long-term investment purposes and provides a death benefit and guaranteed income options.

The variable investment options are designed to offer the opportunity over the long term for a better return than the fixed interest-rate options. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value.

The fixed interest-rate options offer an interest rate that is guaranteed. While your money is in a fixed account, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to always be at least 3.0%. Payments allocated to the fixed interest-rate options become part of Pruco Life's general assets. As a result, the strength of our guarantee is based on the overall financial strength of Pruco Life.

You can invest your money in any or all of the variable investment options and the interest-rate options. You are allowed 12 transfers each contract year among the variable investment options, without a charge. There are certain restrictions on transfers involving the interest-rate options.

The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. During the accumulation phase, earnings grow on a tax-deferred basis and are taxed as income when you make a withdrawal. The income phase starts when you begin receiving regular payments from your contract. The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount of the payments you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you selected.

FREE LOOK. If you change your mind about owning Discovery Select, you may cancel your contract within 10 days after receiving it (or whatever time period is required in the state where the contract was issued).

SECTION 2

WHAT INVESTMENT OPTIONS CAN I CHOOSE?

You generally can invest your money in any of the variable investment options that invest in the mutual funds described in the fund prospectuses provided with this prospectus:

THE PRUDENTIAL SERIES FUND

Diversified Bond Portfolio

Diversified Conservative Growth Portfolio

Equity Portfolio

Global Portfolio

High Yield Bond Portfolio

Money Market Portfolio

Prudential Jennison Portfolio

Small Capitalization Stock Portfolio

Stock Index Portfolio

Value Portfolio

20/20 Focus Portfolio

SP Aggressive Growth Asset Allocation Portfolio

SP Alliance Technology Portfolio

SP Balanced Asset Allocation Portfolio

SP Conservative Asset Allocation Portfolio

SP Growth Asset Allocation Portfolio

SP INVESCO Small Company Growth Portfolio

SP Jennison International Growth Portfolio

SP Large Cap Value Portfolio

SP MFS Capital Opportunities Portfolio

SP MFS Mid-Cap Growth Portfolio

SP PIMCO Total Return Portfolio

SP Prudential U.S. Emerging Growth Portfolio

SP Small/Mid Cap Value Portfolio

SP Strategic Partners Focused Growth Portfolio

7

Summary of Sections 1-9 CONTINUED

PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

AIM VARIABLE INSURANCE FUNDS

AIM V.I. Growth and Income Fund

AIM V.I. Value Fund

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

Alliance Premier Growth Portfolio

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

American Century VP Value

CREDIT SUISSE WARBURG PINCUS TRUST

Global Post-Venture Capital Portfolio

DAVIS VARIABLE ACCOUNT FUND, INC.

Davis Value Portfolio

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

Franklin Small Cap Fund--Class 2

JANUS ASPEN SERIES

Growth Portfolio

International Growth Portfolio

MFS VARIABLE INSURANCE TRUST

Emerging Growth Series

Research Series

OCC ACCUMULATION TRUST

Managed Portfolio

Small Cap Portfolio

T. ROWE PRICE

Equity Series--Equity Income Portfolio

International Series--International Stock Portfolio

Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the investment performance of the mutual funds used by the variable investment options you choose. Performance information for the variable investment options is provided in the Statement of Additional Information (SAI). Past performance is not a guarantee of future results.

You can also put your money into one or more of the fixed interest-rate options.

Depending on the terms of your contract, not all portfolios of the Prudential Series Fund may be available to you.

SECTION 3

WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION)

If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

SECTION 4

WHAT IS THE DEATH BENEFIT?

If the sole or last surviving annuitant dies, the designated person(s) or the beneficiary will receive at a minimum, the total amount invested or a potentially greater amount related to market appreciation.

SECTION 5

HOW CAN I PURCHASE A DISCOVERY SELECT ANNUITY CONTRACT?

You can purchase this contract, under most circumstances, with a minimum initial purchase payment of $10,000. You can add $1,000 or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms.

SECTION 6

WHAT ARE THE EXPENSES ASSOCIATED WITH THE DISCOVERY SELECT CONTRACT?

The contract has insurance features and investment features, and there are costs related to each.

Each year we deduct a $30 contract maintenance charge if your contract value is less than $50,000. For insurance and administrative costs, we also deduct an annual charge of 1.40% of the average daily value of all assets allocated to the variable investment options. This charge is not assessed against amounts allocated to the interest-rate investment options.

There are a few states/jurisdictions that assess a premium tax when you begin receiving regular income payments from your annuity. In those states, we will impose a required premium tax charge which can range up to 3.5%.

8

PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

There are also charges associated with the mutual funds. These charges currently range from 0.39% to 1.40% per year of a fund's average daily assets.

During the accumulation phase, if you withdraw money less than eight years after making a purchase payment, you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7%.

SECTION 7

HOW CAN I ACCESS MY MONEY?

You may take money out at any time during the accumulation phase. If you do so, however, you may be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. Each year, you may withdraw up to 10% of your total purchase payments without charge. Withdrawals greater than 10% of your purchase payments will be subject to a withdrawal charge. This charge decreases 1% each year. After the 7th year, there is no charge for a withdrawal. You may also be subject to income tax and a tax penalty if you make an early withdrawal.

SECTION 8

WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE DISCOVERY SELECT CONTRACT?

Your earnings are not taxed until withdrawn. If you take money out during the accumulation phase, earnings are withdrawn first and are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered partly a return of your original investment. As a result, that portion of each payment is not taxable as income. Generally, all amounts withdrawn from IRA contracts (excluding Roth IRAs) are fully taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

SECTION 9

OTHER INFORMATION

This contract is issued by Pruco Life, a subsidiary of The Prudential Insurance Company of America.

9

PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

Summary of Contract Expenses

THE PURPOSE OF THIS SUMMARY IS TO HELP YOU TO UNDERSTAND THE COSTS YOU WILL PAY FOR DISCOVERY SELECT. THIS SUMMARY INCLUDES THE EXPENSES OF THE MUTUAL FUNDS USED BY THE VARIABLE INVESTMENT OPTIONS BUT DOES NOT INCLUDE ANY PREMIUM TAXES THAT MIGHT BE APPLICABLE IN YOUR STATE.

FOR MORE DETAILED INFORMATION:

More detailed information can be found on page 27 under the section called, "What Are The Expenses Associated With The Discovery Select Contract?" For more detailed expense information about the mutual funds, please refer to the individual fund prospectuses which you will find at the back of this prospectus.

TRANSACTION EXPENSES

WITHDRAWAL CHARGE (SEE NOTE 1 BELOW)

During contract year 1 7% During contract year 2 6% During contract year 3 5% During contract year 4 4% During contract year 5 3% During contract year 6 2% During contract year 7 1%

TRANSFER FEE (SEE NOTE 2 BELOW)

first 12 transfers per year each $ 0.00 transfer after 12 $25.00

ANNUAL CONTRACT FEE AND FULL WITHDRAWAL FEE (SEE NOTE 3 BELOW)

$30.00

ANNUAL ACCOUNT EXPENSES

AS A PERCENTAGE OF THE AVERAGE ACCOUNT VALUE

Mortality and Expense Risk: 1.25% Administrative Fee: 0.15% Total: 1.40%

NOTE 1: AS OF THE BEGINNING OF THE CONTRACT YEAR, YOU MAY WITHDRAW UP TO 10% OF

THE TOTAL PURCHASE PAYMENTS PLUS ANY CHARGE-FREE AMOUNT CARRIED OVER FROM THE PREVIOUS CONTRACT YEAR WITHOUT CHARGE. THERE IS NO WITHDRAWAL CHARGE ON ANY WITHDRAWALS MADE UNDER THE CRITICAL CARE ACCESS OPTION (SEE PAGE 28) OR ON ANY AMOUNT USED TO PROVIDE INCOME UNDER THE LIFE ANNUITY WITH 120 PAYMENTS (10 YEARS) CERTAIN OPTION. (SEE PAGE 24). SURRENDER CHARGES ARE WAIVED WHEN A DEATH BENEFIT IS PAID.

NOTE 2: YOU WILL NOT BE CHARGED FOR TRANSFERS MADE IN CONNECTION WITH DOLLAR COST AVERAGING AND AUTO-REBALANCING

NOTE 3: THIS FEE IS NOT CHARGED ON WITHDRAWALS IF THE VALUE OF YOUR CONTRACT IS $50,000 OR MORE, OR IF THE WITHDRAWALS ARE MADE UNDER THE CRITICAL CARE ACCESS OPTION.

NOTES FOR ANNUAL MUTUAL FUND

EXPENSES:

THESE EXPENSES ARE BASED ON THE HISTORICAL FUND EXPENSES FOR THE YEAR ENDED DECEMBER 31, 2000, EXCEPT AS INDICATED. FUND EXPENSES ARE NOT FIXED OR GUARANTEED BY THE DISCOVERY SELECT CONTRACT AND MAY VARY FROM YEAR TO YEAR.

(1) THE PRUDENTIAL SERIES FUND:

BECAUSE THIS IS THE FIRST FULL YEAR OF OPERATION FOR ALL "SP" PORTFOLIOS, OTHER EXPENSES ARE ESTIMATED BASED ON MANAGEMENT PROJECTION OF NON-ADVISORY FEE EXPENSES. EACH "SP" PORTFOLIO HAS EXPENSE REIMBURSEMENTS IN EFFECT, AND THE TABLE SHOWS TOTAL EXPENSES BOTH WITH AND WITHOUT THESE EXPENSE REIMBURSEMENTS. THESE EXPENSE REIMBURSEMENTS ARE VOLUNTARY AND MAY BE TERMINATED AT ANY TIME.

(2) AMERICAN CENTURY VARIABLE PORTFOLIOS INC. AND T. ROWE PRICE FUNDS

INVESTMENT MANAGEMENT FEES INCLUDE ORDINARY EXPENSES OF OPERATING THE FUNDS.

(3) CREDIT SUISSE WARBURG PINCUS TRUST AND DAVIS VARIABLE ACCOUNT FUND, INC.

FEE WAIVERS AND EXPENSE REIMBURSEMENT OR CREDITS REDUCED INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES DURING 2000, BUT MAY BE DISCONTINUED AT ANY TIME.

(4) FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

THE FUND'S CLASS 2 DISTRIBUTION PLAN OR "RULE 12B-1 PLAN" IS DESCRIBED IN THE FUND'S PROSPECTUS. THE MANAGER HAS AGREED IN ADVANCE TO MAKE AN ESTIMATED REDUCTION OF 0.04% OF ITS FEE TO REFLECT REDUCED SERVICES RESULTING FROM THE FUND'S INVESTMENT IN A FRANKLIN

TEMPLETON MONEY FUND. THIS REDUCTION IS REQUIRED BY THE FUND'S BOARD OF TRUSTEES AND AN ORDER OF THE SECURITIES AND EXCHANGE COMMISSION.

(5) JANUS ASPEN SERIES

TABLE REFLECTS EXPENSES BASED UPON EXPENSES FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, RESTATED TO REFLECT A REDUCTION IN THE MANAGEMENT FEE. ALL EXPENSES ARE SHOWN WITHOUT THE EFFECT OF ANY OFFSET ARRANGEMENTS.

(6) MFS VARIABLE INSURANCE TRUST

AN EXPENSE OFFSET ARRANGEMENT WITH THE FUND'S CUSTODIAN RESULTED IN A REDUCTION IN OTHER EXPENSES BY 0.01%

10

PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

ANNUAL MUTUAL FUND EXPENSES (AFTER REIMBURSEMENT, IF ANY):

AS A PERCENTAGE OF EACH PORTFOLIO'S AVERAGE DAILY NET ASSETS

                                                            INVESTMENT     12-B1     OTHER    TOTAL CONTRACT   TOTAL ACTUAL
                                                          MANAGEMENT FEE    FEE    EXPENSES      EXPENSES       EXPENSES*
                                                          --------------   -----   --------   --------------   ------------
THE PRUDENTIAL SERIES FUND(1)
   Diversified Bond Portfolio                                  0.40%         N/A     0.05%         0.45%           0.45%
   Diversified Conservative Growth Portfolio                   0.75%         N/A     0.18%         0.93%           0.93%
   Equity Portfolio                                            0.45%         N/A     0.04%         0.49%           0.49%
   Global Portfolio                                            0.75%         N/A     0.10%         0.85%           0.85%
   High Yield Bond Portfolio                                   0.55%         N/A     0.05%         0.60%           0.60%
   Money Market Portfolio                                      0.40%         N/A     0.04%         0.44%           0.44%
   Prudential Jennison Portfolio                               0.60%         N/A     0.04%         0.64%           0.64%
   Small Capitalization Stock Portfolio                        0.40%         N/A     0.08%         0.48%           0.48%
   Stock Index Portfolio                                       0.35%         N/A     0.04%         0.39%           0.39%
   Value Portfolio                                             0.40%         N/A     0.05%         0.45%           0.45%
   20/20 Focus Portfolio                                       0.75%         N/A     0.13%         0.88%           0.88%
   SP Aggressive Growth Asset Allocation Portfolio             0.84%**       N/A     0.40%         1.24%           1.04%
   SP Alliance Technology Portfolio                            1.15%         N/A     0.65%         1.80%           1.30%
   SP Balanced Asset Allocation Portfolio                      0.75%**       N/A     0.33%         1.08%           0.92%
   SP Conservative Asset Allocation Portfolio                  0.71%**       N/A     0.30%         1.01%           0.87%
   SP Growth Asset Allocation Portfolio                        0.80%**       N/A     0.35%         1.15%           0.97%
   SP INVESCO Small Company Growth Portfolio                   0.95%         N/A     1.08%         2.03%           1.15%
   SP Jennison International Growth Portfolio                  0.85%         N/A     0.45%         1.30%           1.24%
   SP Large Cap Value Portfolio                                0.80%         N/A     1.00%         1.80%           0.90%
   SP MFS Capital Opportunities Portfolio                      0.75%         N/A     0.96%         1.71%           1.00%
   SP MFS Mid-Cap Growth Portfolio                             0.80%         N/A     0.63%         1.43%           1.00%
   SP PIMCO Total Return Portfolio                             0.60%         N/A     0.26%         0.86%           0.76%
   SP Prudential U.S. Emerging Growth Portfolio                0.60%         N/A     0.47%         1.07%           0.90%
   SP Small/Mid Cap Value Portfolio                            0.90%         N/A     0.51%         1.41%           1.05%
   SP Strategic Partners Focused Growth Portfolio              0.90%         N/A     0.85%         1.75%           1.01%
AIM VARIABLE INSURANCE FUNDS, INC.
   AIM V.I. Growth and Income Fund                             0.60%         N/A     0.24%         0.84%           0.84%
   AIM V.I. Value Fund                                         0.61%         N/A     0.23%         0.84%           0.84%
ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
   Alliance Premier Growth Portfolio--Class B                  1.00%        0.25%    0.05%         1.30%           1.30%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.(2)
   American Century VP Value                                   1.00%         N/A     0.00%         1.00%           1.00%
CREDIT SUISSE WARBURG PINCUS TRUST(3)
   Global Post-Venture Capital Portfolio                       1.25%         N/A     0.28%         1.53%           1.40%
DAVIS VARIABLE ACCOUNT FUND, INC.(3)
   Davis Value Portfolio                                       0.75%         N/A     0.26%         1.01%           1.00%
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST(4)
   Franklin Small Cap Fund--Class 2                            0.53%        0.25%    0.28%         1.06%           1.02%

11

SUMMARY OF CONTRACT EXPENSES CONTINUED

PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

ANNUAL MUTUAL FUND EXPENSES (CONTINUED) (AFTER REIMBURSEMENT, IF ANY):

AS A PERCENTAGE OF EACH PORTFOLIO'S AVERAGE DAILY NET ASSETS

                                                            INVESTMENT     12-B1     OTHER    TOTAL CONTRACT   TOTAL ACTUAL
                                                          MANAGEMENT FEE    FEE    EXPENSES      EXPENSES       EXPENSES*
                                                          --------------   -----   --------   --------------   ------------
JANUS ASPEN SERIES--INSTITUTIONAL SHARES(5)
   Growth Portfolio                                            0.65%         N/A     0.02%         0.67%           0.67%
   International Growth Portfolio                              0.65%         N/A     0.06%         0.71%           0.71%
MFS VARIABLE INSURANCE TRUST(6)
   Emerging Growth Series                                      0.75%         N/A     0.10%         0.85%           0.84%
   Research Series                                             0.75%         N/A     0.10%         0.85%           0.84%
OCC ACCUMULATION TRUST
   Managed Portfolio                                           0.78%         N/A     0.08%         0.86%           0.86%
   Small Cap Portfolio                                         0.80%         N/A     0.10%         0.90%           0.90%
T. ROWE PRICE(2)
   Equity Series--Equity Income Portfolio                      0.85%         N/A     0.00%         0.85%           0.85%
   International Series--International Stock Portfolio         1.05%         N/A     0.00%         1.05%           1.05%
   Global Post-Venture Capital Portfolio                       1.25%         N/A     0.28%         1.53%           1.40%

* REFLECTS THE EFFECT OF MANAGEMENT FEE WAIVERS AND REIMBURSEMENT OF EXPENSES, IF ANY. SEE NOTES ON PAGE 10.

** EACH ASSET ALLOCATION PORTFOLIO INVESTS IN SHARES OF OTHER SERIES FUND

PORTFOLIOS. THE ADVISORY FEES FOR THE ASSET ALLOCATION PORTFOLIOS DEPICTED ABOVE ARE THE PRODUCT OF A BLEND OF THE FEES OF THOSE OTHER FUND PORTFOLIOS, PLUS A 0.05% ANNUAL ADVISORY FEE PAYABLE TO PIFM. THE "EXPENSES EXAMPLES" ON THE FOLLOWING PAGES ARE CALCULATED USING THE TOTAL ACTUAL EXPENSES.

12

PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

Expense Examples

THESE EXAMPLES WILL HELP YOU COMPARE THE FEES AND EXPENSES OF THE DIFFERENT VARIABLE INVESTMENT OPTIONS OFFERED BY DISCOVERY SELECT. YOU CAN ALSO USE THE EXAMPLES TO COMPARE THE COST OF DISCOVERY SELECT WITH OTHER VARIABLE ANNUITY CONTRACTS.

EXAMPLE 1: IF YOU WITHDRAW YOUR ASSETS

Example 1 assumes that you invest $10,000 in Discovery Select and that you allocate all of your assets to one of the variable investment options and withdraw all your assets at the end of the time period indicated. The example also assumes that your investment has a 5% return each year and that the mutual fund's operating expenses remain the same. Your actual costs may be higher or lower.

EXAMPLE 2: IF YOU DO NOT WITHDRAW YOUR ASSETS

Example 2 assumes that you invest $10,000 in Discovery Select and allocate all of your assets to one of the variable investment options and DO NOT WITHDRAW any of your assets at the end of the time period indicated. The example also assumes that your investment has a 5% return each year and that the mutual fund's operating expenses remain the same. Your actual costs may be higher or lower.

On the following page are examples of what your costs would be using these assumptions.

NOTES FOR ANNUAL MUTUAL FUND

EXPENSES:

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE CHARGES SHOWN IN THE 10 YEAR COLUMN ARE THE SAME FOR EXAMPLE 1 AND EXAMPLE

2. THIS IS BECAUSE AFTER 10 YEARS, THE WITHDRAWAL CHARGES ARE NO LONGER DEDUCTED BY US WHEN YOU MAKE A WITHDRAWAL OR WHEN YOU BEGIN THE INCOME PHASE OF YOUR CONTRACT.

IF YOUR CONTRACT VALUE IS LESS THAN $50,000, ON YOUR CONTRACT ANNIVERSARY (AND UPON A SURRENDER), WE DEDUCT A $30 FEE. THE EXAMPLES USE AN AVERAGE NUMBER AS THE AMOUNT OF THE ANNUAL CONTRACT FEE. THIS AMOUNT WAS CALCULATED BY TAKING THE TOTAL ANNUAL CONTRACT FEES COLLECTED IN 2000 AND THEN DIVIDING THAT NUMBER BY THE TOTAL ASSETS ALLOCATED TO THE VARIABLE INVESTMENT OPTIONS. BASED ON THIS CALCULATION THE ANNUAL CONTRACT FEE IS INCLUDED AS AN ANNUAL CHARGE OF .023% OF CONTRACT VALUE.

YOUR ACTUAL FEES WILL VARY BASED ON THE AMOUNT OF YOUR CONTRACT AND YOUR SPECIFIC ALLOCATION(S). A TABLE OF ACCUMULATION UNIT VALUES OF INTERESTS IN EACH VARIABLE INVESTMENT OPTION APPEARS ON PAGE 38. CHARGES FOR PREMIUM TAXES ARE NOT REFLECTED IN THESE EXAMPLES.

PREMIUM TAXES MAY APPLY DEPENDING ON THE STATE WHERE YOU LIVE.

13

PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

EXPENSE EXAMPLES 1 AND 2

                                                                                                 EXAMPLE 2:
                                                                 EXAMPLE 1:             IF YOU DO NOT WITHDRAW YOUR
                                                        IF YOU WITHDRAW YOUR ASSETS               ASSETS
                                                       -----------------------------   -----------------------------
                                                       1 YR   3 YRS   5 YRS   10 YRS   1 YR   3 YRS   5 YRS   10 YRS
                                                       ----   -----   -----   ------   ----   -----   -----   ------
THE PRUDENTIAL SERIES FUND
   Diversified Bond Portfolio                          $821   $1130   $1374    $2197   $191    $590   $1014    $2197
   Diversified Conservative Growth Portfolio           $869   $1275   $1619    $2692   $239    $735   $1259    $2692
   Equity Portfolio                                    $825   $1142   $1395    $2239   $195    $602   $1035    $2239
   Global Portfolio                                    $861   $1251   $1578    $2612   $231    $711   $1218    $2612
   High Yield Bond Portfolio                           $836   $1175   $1451    $2355   $206    $635   $1091    $2355
   Money Market Portfolio                              $820   $1127   $1369    $2187   $190    $587   $1009    $2187
   Prudential Jennison Portfolio                       $840   $1188   $1472    $2396   $210    $648   $1112    $2396
   Small Capitalization Stock Portfolio                $824   $1139   $1390    $2229   $194    $599   $1030    $2229
   Stock Index Portfolio                               $815   $1111   $1343    $2133   $185    $571   $ 983    $2133
   Value Portfolio                                     $821   $1130   $1374    $2197   $191    $590   $1014    $2197
   20/20 Focus Portfolio                               $864   $1260   $1593    $2642   $234    $720   $1233    $2642
   SP Aggressive Growth Asset Allocation Portfolio     $880   $1359   $1721    $2843   $250    $819   $1361    $2843
   SP Alliance Technology Portfolio                    $906   $1336   $1755    $3016   $276    $796   $1395    $3018
   SP Balanced Asset Allocation Portfolio              $868   $1346   $1684    $2742   $238    $806   $1324    $2742
   SP Conservative Asset Allocation Portfolio          $863   $1267   $1598    $2640   $233    $727   $1238    $2640
   SP Growth Asset Allocation Portfolio                $873   $1268   $1620    $2717   $243    $728   $1260    $2717
   SP INVESCO Small Company Growth Portfolio           $891   $1306   $1695    $2884   $261    $766   $1335    $2884
   SP Jennison International Growth Portfolio          $900   $1351   $1757    $2985   $270    $811   $1397    $2985
   SP Large Cap Value Portfolio                        $866   $1333   $1666    $2716   $236    $793   $1306    $2716
   SP MFS Capital Opportunities Portfolio              $876   $1277   $1635    $2747   $246    $737   $1275    $2747
   SP MFS Mid-Cap Growth Portfolio                     $876   $1296   $1654    $2763   $246    $756   $1294    $2763
   SP PIMCO Total Return Portfolio                     $852   $1271   $1578    $2558   $222    $731   $1218    $2558
   SP Prudential U.S. Emerging Growth Portfolio        $866   $1239   $1577    $2640   $238    $699   $1217    $2640
   SP Small/Mid Cap Value Portfolio                    $881   $1282   $1651    $2789   $251    $742   $1291    $2789
   SP Strategic Partners Focused Growth Portfolio      $877   $1307   $1666    $2779   $247    $767   $1306    $2779
AIM VARIABLE INSURANCE FUNDS
   AIM V.I. Growth and Income Fund                     $860   $1248   $1573    $2602   $230    $708   $1213    $2602
   AIM V.I. Value Fund                                 $860   $1248   $1573    $2602   $230    $708   $1213    $2602
ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
   Alliance Premier Growth Portfolio--Class B          $906   $1386   $1803    $3057   $276    $846   $1443    $3057
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
   American Century VP Value                           $876   $1296   $1654    $2763   $246    $756   $1294    $2763
CREDIT SUISSE WARBURG PINCUS TRUST
   Global Post-Venture Capital Portfolio               $918   $1422   $1862    $3172   $288    $882   $1502    $3172
DAVIS VARIABLE ACCOUNT FUND, INC.
   Davis Value Fund                                    $876   $1296   $1654    $2763   $246    $756   $1294    $2763
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
   Franklin Small Cap Fund--Class 2                    $878   $1302   $1664    $2783   $248    $762   $1304    $2783

THIS CHART CONTINUES ON THE NEXT PAGE

14

PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

EXPENSE EXAMPLES 1 AND 2 (CONTINUED)

                                                                                                 EXAMPLE 2:
                                                                 EXAMPLE 1:             IF YOU DO NOT WITHDRAW YOUR
                                                        IF YOU WITHDRAW YOUR ASSETS               ASSETS
                                                       -----------------------------   -----------------------------
                                                       1 YR   3 YRS   5 YRS   10 YRS   1 YR   3 YRS   5 YRS   10 YRS
                                                       ----   -----   -----   ------   ----   -----   -----   ------
JANUS ASPEN SERIES
   Growth Portfolio                                    $843   $1197   $1487    $2427   $213    $657   $1127    $2427
   International Growth Portfolio                      $847   $1209   $1507    $2469   $217    $669   $1147    $2469
MFS VARIABLE INSURANCE TRUST
   Emerging Growth Series                              $860   $1248   $1573    $2602   $230    $708   $1213    $2602
   Research Series                                     $860   $1248   $1573    $2602   $230    $708   $1213    $2602
OCC ACCUMULATION TRUST
   Managed Portfolio                                   $862   $1254   $1583    $2622   $232    $714   $1223    $2622
   Small Cap Portfolio                                 $866   $1266   $1603    $2662   $236    $726   $1243    $2662
T. ROWE PRICE
   Equity Series--Equity Income Portfolio              $861   $1251   $1578    $2612   $231    $711   $1218    $2612
   International Series--Int'l Stock Portfolio         $881   $1311   $1679    $2812   $251    $771   $1319    $2812

THESE EXAMPLES DO NOT SHOW PAST OR FUTURE EXPENSES. ACTUAL EXPENSES FOR A PARTICULAR YEAR MAY BE MORE OR LESS THAN SHOWN IN THE EXAMPLES.

15

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16

PART II SECTION 1-9

DISCOVERY SELECT PROSPECTUS

[ROCKWELL GRAPHIC]

17

PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

1:

WHAT IS THE DISCOVERY SELECT

VARIABLE ANNUITY?

THE DISCOVERY SELECT VARIABLE ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, THE INSURANCE COMPANY, PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE, WE OR US).

Under our contract or agreement, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the first contract anniversary (or as required by state law if different). Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

THIS ANNUITY CONTRACT BENEFITS FROM TAX DEFERRAL. Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

DISCOVERY SELECT IS A VARIABLE ANNUITY CONTRACT. This means that during the accumulation phase, you can allocate your assets among 40 variable investment options as well as 3 guaranteed interest-rate options. (If your contract was issued in Maryland, Oregon or Washington, the market value adjustment option is not available to you.) If you select a variable investment option, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the mutual fund associated with that variable investment option. Because the mutual funds' portfolios fluctuate in value depending upon market conditions, your contract value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

AS MENTIONED ABOVE, DISCOVERY SELECT ALSO CONTAINS THREE GUARANTEED INTEREST-RATE OPTIONS: a fixed-rate option, a dollar cost averaging option, and a market-value adjustment option. The fixed-rate option offers an interest rate that is guaranteed by us for one year and will always be at least 3.0% per year. The dollar cost averaging option offers an interest rate that is guaranteed by us for a selected period during which periodic transfers are made to selected variable investment options. The market-value adjustment option guarantees a stated interest rate, generally higher than the fixed-rate option. However, in order to get the full benefit of the stated interest rate, assets in this option must be held for a seven-year period. (The market-value adjustment option is not available if your contract was issued in Maryland, Oregon or Washington.)

AS THE OWNER OF THE CONTRACT, YOU HAVE ALL OF THE DECISION-MAKING RIGHTS UNDER THE CONTRACT. You will also be the annuitant unless you designate someone else. The annuitant(s) is the person upon whose death during the accumulation phase, the death benefit is payable. The annuitant is the person who receives the annuity payments when the income phase begins. The annuitant is also the person whose life is used to determine how much and how long these payments will continue. On and after the annuity date, the annuitant is the owner and may not be changed. The beneficiary becomes the owner when a death benefit is payable.

THE BENEFICIARY IS: the person(s) or entity designated to receive any death benefit if the annuitant(s) dies during the accumulation phase. You may change the beneficiary any time prior to the annuity date by making a written request to us. Your request becomes effective when we approve it.

SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"

If you change your mind about owning Discovery Select, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable law:

. Your full purchase payment; or

. The amount your contract is worth as of the day we receive your request. This amount may be more or less than your original payment.

18

PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

2:

WHAT INVESTMENT OPTIONS

CAN I CHOOSE?

THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENTS TO ANY ONE OR MORE OF 40 VARIABLE INVESTMENT OPTIONS, AS WELL AS THREE GUARANTEED INTEREST-RATE OPTIONS.

The 40 variable investment options invest in mutual funds managed by leading investment advisors. Each of these mutual funds has a separate prospectus that is provided with this prospectus. You should read the mutual fund prospectus before you decide to allocate your assets to the variable investment option using that fund.

VARIABLE INVESTMENT OPTIONS

Listed below are the mutual funds in which the variable investment options invest. Depending on the terms of your contract, not all of these options may be available to you. Each variable investment option has a different investment objective.

THE PRUDENTIAL SERIES FUND, INC.

. Diversified Bond Portfolio

. Diversified Conservative Growth Portfolio

. Equity Portfolio

. Global Portfolio

. High Yield Bond Portfolio

. Money Market Portfolio

. Prudential Jennison Portfolio (domestic equity)

. Stock Index Portfolio

. Small Capitalization Stock Portfolio

. Value Portfolio (domestic equity) (formerly Equity Income Portfolio)

. 20/20 Focus Fund (domestic equity)

. SP Aggressive Growth Asset Allocation Portfolio

. SP Alliance Technology Portfolio

. SP Balanced Asset Allocation Portfolio

. SP Conservative Asset Allocation Portfolio

. SP Growth Asset Allocation Portfolio

. SP INVESCO Small Company Growth Portfolio

. SP Jennison International Growth Portfolio

. SP Large Cap Value Portfolio

. SP MFS Capital Opportunities Portfolio

. SP MFS Mid-Cap Growth Portfolio

. SP PIMCO Total Return Portfolio

. SP Prudential U.S. Emerging Growth Portfolio

. SP Small/Mid Cap Value Portfolio

. SP Strategic Partners Focused Growth Portfolio

THE PRUDENTIAL SERIES FUND, INC. IS MANAGED BY PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC ("PIFM"), A PRUDENTIAL SUBSIDIARY, THROUGH SUBADVISERS THAT PIFM EMPLOYS BY USING A MANAGER-OF-MANAGERS APPROACH. PRUDENTIAL INVESTMENT MANAGEMENT, INC., ALSO A PRUDENTIAL SUBSIDIARY, SERVES AS SUBADVISER TO THE DIVERSIFIED BOND PORTFOLIO, THE FIXED INCOME SLEEVE OF THE DIVERSIFIED CONSERVATIVE GROWTH PORTFOLIO, THE HIGH YIELD BOND PORTFOLIO, THE MONEY MARKET PORTFOLIO, THE SMALL CAPITALIZATION STOCK PORTFOLIO, AND THE STOCK INDEX PORTFOLIO. JENNISON ASSOCIATES LLC, ALSO A PRUDENTIAL SUBSIDIARY, SERVES AS SUBADVISER TO THE GROWTH AND VALUE SLEEVES OF THE DIVERSIFIED CONSERVATIVE GROWTH

PORTFOLIO, THE EQUITY PORTFOLIO, THE GLOBAL PORTFOLIO, THE PRUDENTIAL JENNISON PORTFOLIO, THE VALUE PORTFOLIO, THE 20/20 FOCUS PORTFOLIO, THE SP JENNISON INTERNATIONAL GROWTH PORTFOLIO, THE SP PRUDENTIAL U.S. EMERGING GROWTH PORTFOLIO AND A PORTION OF THE SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO.

FRANKLIN ADVISERS, INC., THE DREYFUS CORPORATION AND PACIFIC INVESTMENT

MANAGEMENT COMPANY ALSO EACH MANAGE A PORTION OF THE DIVERSIFIED CONSERVATIVE GROWTH PORTFOLIO. GE ASSET MANAGEMENT INCORPORATED AND SALOMON BROTHERS ASSET MANAGEMENT INC. EACH MANAGE A PORTION OF THE EQUITY PORTFOLIO. DEUTSCHE ASSET MANAGEMENT INC. AND VICTORY CAPITAL MANAGEMENT INC. EACH MANAGE A PORTION OF THE VALUE PORTFOLIO. ALLIANCE CAPITAL MANAGEMENT, L.P. SERVES AS SUBADVISER TO THE SP ALLIANCE TECHNOLOGY PORTFOLIO AND A PORTION OF THE ASSETS OF THE SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO. INVESCO FUNDS GROUP, INC. SERVES AS SUBADVISER TO THE SP INVESCO SMALL COMPANY GROWTH PORTFOLIO. FIDELITY MANAGEMENT AND RESEARCH COMPANY SERVES AS SUBADVISER TO THE SP LARGE CAP VALUE PORTFOLIO AND THE SP SMALL/MID CAP VALUE PORTFOLIO. MASSACHUSETTS FINANCIAL SERVICES COMPANY SERVES AS SUBADVISER TO THE SP MFS CAPITAL OPPORTUNITIES PORTFOLIO AND THE SP MFS MID-CAP GROWTH PORTFOLIO. PACIFIC INVESTMENT MANAGEMENT COMPANY SERVES AS SUBADVISER TO THE SP PIMCO TOTAL RETURN PORTFOLIO. EACH OF THE ASSET ALLOCATION PORTFOLIOS IS MANAGED SOLELY BY PIFM.

AIM VARIABLE INSURANCE FUNDS

. AIM V.I. Growth and Income Fund

. AIM V.I. Value Fund

AIM ADVISORS, INC. SERVES AS INVESTMENT ADVISER TO BOTH OF THESE FUNDS.

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

. Alliance Premier Growth Portfolio

ALLIANCE CAPITAL MANAGEMENT L.P. IS THE INVESTMENT ADVISER OF THE ALLIANCE VARIABLE PRODUCTS SERIES FUND.

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AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

. American Century VP Value

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. IS THE INVESTMENT ADVISER FOR AMERICAN CENTURY VP VALUE.

CREDIT SUISSE WARBURG PINCUS TRUST

. Global Post-Venture Capital Portfolio

CREDIT SUISSE ASSET MANAGEMENT, LLC SERVES AS INVESTMENT ADVISER AND ABBOTT CAPITAL MANAGEMENT, L.P. SERVES AS SUB-INVESTMENT ADVISE FOR THAT PORTION OF THE GLOBAL POST-VENTURE CAPITAL PORTFOLIO ALLOCATED TO PRIVATE LIMITED PARTNERSHIPS OR OTHER INVESTMENT FUNDS.

DAVIS VARIABLE ACCOUNT FUND, INC.

. Davis Value Portfolio

DAVIS SELECTED ADVISERS, L.P. IS THE INVESTMENT ADVISER AND DAVIS SELECTED ADVISERS-NY, INC. IS SUB-ADVISER TO THE DAVIS VALUE PORTFOLIO.

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

. Franklin Small Cap Fund--Class 2

FRANKLIN ADVISERS, INC. IS THE INVESTMENT MANAGER FOR THIS PORTFOLIO OF THE TEMPLETON VARIABLE PRODUCTS SERIES FUND.

JANUS ASPEN SERIES

. Growth Portfolio

. International Growth Portfolio

JANUS CAPITAL CORPORATION SERVES AS INVESTMENT ADVISER TO THE GROWTH PORTFOLIO AND THE INTERNATIONAL GROWTH PORTFOLIO.

MFS VARIABLE INSURANCE TRUST

. Emerging Growth Series

. Research Series (long-term growth and future income)

MASSACHUSETTS FINANCIAL SERVICES COMPANY, A DELAWARE CORPORATION, IS THE INVESTMENT ADVISER TO THE EMERGING GROWTH SERIES AND THE RESEARCH SERIES.

OCC ACCUMULATION TRUST

. Managed Portfolio (equity)

. Small Cap Portfolio

OPCAP ADVISORS IS THE INVESTMENT ADVISER TO THE MANAGED PORTFOLIO AND THE SMALL CAP PORTFOLIO.

T. ROWE PRICE

. T. Rowe Price Equity Series, Inc., Equity Income Portfolio

. T. Rowe Price International Series, Inc., International Stock Portfolio

T. ROWE PRICE ASSOCIATES, INC. IS THE INVESTMENT MANAGER FOR THE EQUITY INCOME PORTFOLIO AND ROWE PRICE-FLEMING INTERNATIONAL, INC. IS THE INVESTMENT MANAGER FOR THE INTERNATIONAL STOCK PORTFOLIO.

Except for the Prudential Series Fund Inc., we are paid by the fund or an affiliate of each fund for administrative and other services that we provide. The amount we receive is based on an annual percentage of the average assets of Discovery Select invested in the fund held by the associated variable investment option.

FIXED INTEREST-RATE OPTIONS

We offer three interest-rate options: a one-year fixed-rate option, a dollar cost averaging fixed interest-rate option ("DCA Fixed Option"), and a market-value adjustment option (not available in Maryland, Oregon or Washington). We set a one year guaranteed annual interest rate that is always available for the one-year fixed-rate option. For the DCA Fixed Option, the interest rate is guaranteed for the applicable period of time for which transfers are made. For the market-value adjustment option, we set a seven-year guaranteed interest rate.

When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest-rate option. You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, the minimum rate will never be less than 3.0%.

Payments that you apply to either of the fixed interest-rate options become part of Pruco Life's general assets. As a result, the strength of the interest guarantees is based on the overall financial strength of

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Pruco Life. If Pruco Life suffered a material financial set back, the ability of Pruco Life to meet its financial obligations could be affected.

MARKET-VALUE ADJUSTMENT

If you transfer or withdraw assets or annuitize from the market-value adjustment option before an interest rate period is over, the assets will be subject to a market-value adjustment. The market-value adjustment may increase or decrease the amount being withdrawn or transferred and may be substantial. The adjustment, whether up or down will never be greater than 40%. The amount of the market-value adjustment is based on the difference between the:

1) Guaranteed interest rate for the amount you are withdrawing or transferring; and

2) Interest rate that is in effect on the date of the withdrawal or transfer.

The amount of time left in the interest rate period is also a factor. You will find a detailed description of how the market-value adjustment is calculated on page 42 of this prospectus. (For contracts issued in Pennsylvania, the description is on page 44.)

DCA Fixed Option You may allocate all or part of your first purchase payment to the DCA Fixed Option. Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Option to the variable investment options you select. We will invest the assets you allocate to the DCA Fixed Option in our general account until they are transferred. You may not transfer from other investment options to the DCA Fixed Option. Currently, you may only allocate all or a portion of your initial invested purchase payment to the DCA Fixed Option. In the future, we may permit you to allocate subsequent purchase payments to the DCA Fixed Options as well under certain circumstances.

If you choose the DCA Fixed Option, you must allocate a minimum of $5,000 to it. The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payment allocated to the DCA Fixed Option transfer in either six or twelve monthly installments, and you may not change that number after you have chosen the DCA Fixed Option. (In the future, we may make available other numbers of transfers and other transfer schedules--for example, quarterly as well as monthly.) If you choose a 6-payment transfer schedule, each transfer generally will equal 1/6th of the amount you allocated to the DCA Fixed Option, and if you choose a 12-payment transfer schedule, each transfer generally will equal 1/12th of the amount you allocated to the DCA Fixed Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the variable investment options into which to transfer the DCA Fixed Option assets. Transfers from the DCA Fixed Option do not count toward the maximum number of free transfers allowed under the contract.

If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Option on the next scheduled transfer date.

By investing amounts on a regular schedule instead of investing the total amount at one time, the DCA Fixed Option may decrease the effect of market fluctuations on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against a loss in declining markets.

TRANSFERS AMONG OPTIONS

You can transfer money among the variable investment options and the fixed interest-rate options. Your transfer request may be made by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center (electronic transfer capability will become available during 2001). Only two transfers per month may be made by telephone or electronically.

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After that, all transfer requests must be in writing with an original signature. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following telephone or electronic instructions that we reasonably believe to be genuine. Your transfer request will take effect at the end of the business day on which it was received. Our business day usually closes, at 4:00 p.m. Eastern time.

YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST-RATE OPTION OTHER THAN THE DCA FIXED OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF AN INTEREST RATE PERIOD. IF YOU TRANSFER MONEY FROM A MARKET-VALUE ADJUSTMENT OPTION AFTER THE 30-DAY PERIOD HAS ENDED, THE MONEY WILL BE SUBJECT TO A MARKET-VALUE ADJUSTMENT. TRANSFERS FROM THE DCA FIXED OPTION ARE MADE ON A PERIODIC BASIS FOR THE PERIOD THAT YOU SELECT.

During the contract accumulation phase, you can make 12 transfers each contract year, among the investment options, without charge. If you make more than 12 transfers in one contract year, you will be charged $25 for each additional transfer. (Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year.)

MARKET TIMING

The Contract was not designed for market timing or for persons that make programmed, large, or frequent transfers. Because market timing and similar trading practices generally are disruptive to the Separate Account and the underlying mutual funds, we monitor Contract transactions in an effort to identify such trading practices. If we detect those practices, we reserve the right to reject a proposed transaction and to modify the Contract's transfer procedures. For example, we may decide not to accept the transfer requests of an agent acting under a power of attorney on behalf of more than one Contractholder.

OTHER AVAILABLE FEATURES

DOLLAR COST AVERAGING FEATURE

The dollar cost averaging (DCA) feature is distinct from the DCA Option. It is a feature which allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option or the one-year fixed interest-rate option and into any variable investment option(s). You can transfer money to more than one variable investment option. The investment option used for the transfers is designated as the DCA account. If this feature is elected, your assets are not allocated to the DCA Option. You can have these automatic transfers made from the DCA account monthly, quarterly, semiannually or annually. By allocating amounts on a regular schedule instead of allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. Of course, there is no guarantee that dollar cost averaging will ensure a profit or protect against a loss in declining markets.

Transfers must be at least $100 from your DCA account. After that, transfers will continue automatically until the entire amount in your DCA account has been transferred or until you tell us to discontinue the transfers. If your DCA account balance drops below $100, the entire remaining balance of the account will be transferred on the next transfer date. You can allocate subsequent purchase payments to re-open the DCA account at any time.

Your transfers will be made on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

Any transfers you make because of dollar cost averaging are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase.

ASSET ALLOCATION PROGRAM

We recognize the value of having advice when deciding on the allocation of your money. If you choose to

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participate in the Asset Allocation Program, your financial professional will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service and you are not obligated to participate or to invest according to program recommendations.

AUTO-REBALANCING

Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation or to change allocations by selecting the Auto-Rebalancing feature. The fixed interest-rate options and the DCA account cannot participate in this feature.

Your rebalancing will be done monthly, quarterly, semiannually or annually based on your choice. The rebalancing will be done on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

Any transfers you make because of Auto-Rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

VOTING RIGHTS

We are the legal owner of the shares in the mutual funds associated with the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contractowners. We will mail you a proxy which is a form you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote the shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as the shares for which instructions are received. We may change the way your voting instructions are calculated if it is required by federal or state regulation.

SUBSTITUTION

We may substitute one or more of the mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would do this only if events such as investment policy changes or tax law changes make the mutual fund unsuitable. We would not do this without the approval of the Securities and Exchange Commission and necessary state insurance department approvals. You will be given specific notice in advance of any substitution we intend to make.

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3:

WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE

INCOME PHASE? (ANNUITIZATION)

PAYMENT PROVISIONS

We can begin making annuity payments any time after the first contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary that coincides with or follows the annuitant's 90th birthday.

We make the income plans described below available at any time before the annuity date. These plans are called annuity options. During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Interest Payment Option (Option 3, described below) will automatically be selected unless prohibited by applicable law. ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CAN NOT BE CHANGED.

OPTION 1

ANNUITY PAYMENTS FOR A FIXED PERIOD

Under this option, we will make equal payments for the period chosen, up to 25 years. The annuity payments may be made monthly, quarterly, semiannually, or annually for as long as the annuitant is alive. If the annuitant dies during the income phase, a lump sum payment will be made to the beneficiary. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate used will always be at least 3.50% a year. For payment periods of 10 years or more, we will waive any withdrawal charge that otherwise would have been applied.

OPTION 2

LIFE ANNUITY WITH 120 PAYMENTS (10 YEARS) CERTAIN

Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary the present value of the remaining annuity payments in one lump sum unless we are specifically instructed that the remaining monthly annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate used will always be at least 3.50% a year.

OPTION 3

INTEREST PAYMENT OPTION

Under this option, we hold all or a portion of your contract value to accumulate interest. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. Under this option, we will pay you interest at an effective rate of at least 3.0% a year. Under this option, all gain in the annuity will be taxable as of the annuity date.

This option is not available if your contract is held in an Individual Retirement Account.

OPTION 4

OTHER ANNUITY OPTIONS

We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available any of the fixed annuity options that are offered at your annuity date.

You should be aware that depending on your contract date and the annuity option you choose, you may have to pay withdrawal charges.

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4:

WHAT IS THE

DEATH BENEFIT?

THE DEATH BENEFIT FEATURE PROTECTS THE VALUE OF THE CONTRACT FOR THE BENEFICIARY.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, you can change the beneficiary at any time before the annuitant or last surviving annuitant dies.

CALCULATION OF THE DEATH BENEFIT

If the annuitant (or the last surviving annuitant, if there are co-annuitants) dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation, pay a death benefit to the beneficiary designated by the contractowner. If death is prior to age 80, the beneficiary will receive the greater of the following (as of the time we receive appropriate proof of death):

. Current value of your contract; or

. Guaranteed Minimum Death Benefit--The Guaranteed Minimum Death Benefit is the greater of:

1) The highest value of the contract on any contract anniversary date. This is called the step-up value. Between anniversary dates, the step-up value is only increased by additional purchase payments and reduced proportionally by withdrawals; or

2) The "roll-up value" which is the total of all invested purchase payments compounded daily at an effective annual rate of 5.0%, subject to a 200% cap. Both the roll-up and the cap are reduced proportionally by withdrawals.

If death occurs on or after age 80, the beneficiary will receive the greater of:

1) the current contract value as of the date that due proof of death is received, and 2) the Guaranteed Minimum Death Benefit as of age 80, increased by additional purchase payments, and reduced proportionally by withdrawals. For this purpose, an annuitant is deemed to reach age 80 on the contract anniversary on or following the annuitant's actual 80th birthday.

If the sole or older annuitant is age 80 or older at the time the contract is issued, upon death, the beneficiary will receive, as of the date that due proof of death is received, the greater of: 1) current contract value; or 2) the total purchase payments reduced proportionally by withdrawals.

Here is an example of a proportional reduction:

If an owner withdrew 50% of a contract valued at $100,000 and if the step-up value was $80,000, the new step-up value following the withdrawal would be $40,000 or 50% of what it had been prior to the withdrawal.

If the contractowner and annuitant are not the same, the death benefit is payable only in the event of the death of a sole annuitant or last surviving annuitant, not the death of the contractowner.

Certain terms of this death benefit are limited in Oregon. This death benefit was enhanced in January, 1998, to provide for the Guaranteed Minimum Death Benefit. Certain contractowners must have elected an endorsement in order for this enhanced death benefit to apply. See the Statement of Additional Information (SAI) for details.

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5:

HOW CAN I PURCHASE A

DISCOVERY SELECT CONTRACT?

PURCHASE PAYMENTS

A purchase payment is the amount of money you give us to purchase the contract. The minimum purchase payment is $10,000. You can make additional purchase payments of at least $1,000 or more at any time during the accumulation phase. You must get our prior approval for any purchase payments over $5 million.

ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, we will allocate your purchase payment among the variable investment options and the fixed interest-rate options based on the percentages you choose. The percentage of your allocation to a specific investment option can range in whole percentages from 0% to 100%. If, after the initial invested purchase payment, we receive a purchase payment without allocation instructions, we will allocate the corresponding invested purchase payment in the same proportion as your most recent purchase payment (unless you directed us to allocate that purchase payment on a one-time-only basis). (If you allocated all or part of your initial purchase payment to the DCA Fixed Option and do not change your allocation instructions, we will treat your allocation instructions for the DCA Fixed Option as part of your allocation instructions for all subsequent purchase payments.) You may submit an allocation change request at any time. Contact the Prudential Annuity Service Center for details.

We will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00

p.m. Eastern time. We will generally credit subsequent purchase payments received in good order after the close of a business day on the following business day.

CALCULATING CONTRACT VALUE

The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment option(s) you choose. To determine the value of your contract, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) Adding up the total amount of money allocated to a specific investment option;

2) Subtracting from that amount insurance charges and any other applicable charges; and

3) Dividing this amount by the number of outstanding accumulation units.

When you make a purchase payment, we credit your contract with accumulation units relating to the variable investment options you have chosen. The number of accumulation units credited to your contract is determined by dividing the amount of the purchase payment allocated to an investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day. The Accumulation Unit Values chart provided on page 38 of this prospectus gives you more detailed information about the accumulation units of the variable investment options.

We cannot guarantee that the value of your contract will increase or that it will not fall below the amount of your total purchase payments. However, we do guarantee a minimum interest rate of 3.0% a year on that portion of the contract value allocated to the fixed interest-rate options.

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6:

WHAT ARE THE EXPENSES ASSOCIATED WITH THE

DISCOVERY SELECT CONTRACT?

THERE ARE CHARGES AND OTHER EXPENSES ASSOCIATED WITH THE CONTRACT THAT REDUCE THE RETURN ON YOUR INVESTMENT. THESE CHARGES AND EXPENSES ARE DESCRIBED BELOW.

INSURANCE CHARGES

Each day, we make a deduction for insurance charges. The insurance charges have two parts:

1) Mortality and expense risk charge

2) Administrative expense charge

1) MORTALITY AND EXPENSE RISK CHARGE

The mortality risk charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. The expense risk charge is for assuming that the current charges will be insufficient in the future to cover the cost of administering the contract.

The mortality and expense risk charge is equal, on an annual basis, to 1.25% of the daily value of the contract invested in the variable investment options, after expenses have been deducted. This charge is not assessed against amounts allocated to the fixed interest-rate options.

If the charges under the contract are not sufficient, then we will bear the loss. We do, however, expect to profit from this charge. The mortality and expense risk charge cannot be increased. Any profits made from this charge may be used by us to pay for the costs of distributing the contracts.

2) ADMINISTRATIVE EXPENSE CHARGE

This charge is for the expenses associated with the administration of the contract. The administration of the contract includes preparing and issuing the contract, establishing and maintaining of contract records, issuing confirmations and annual reports, personnel costs, legal and accounting fees, filing fees, and systems costs.

This charge is equal, on an annual basis, to 0.15% of the daily value of the contract invested in the variable investment options, after expenses have been deducted.

ANNUAL CONTRACT FEE

During the accumulation phase, if your contract value is less than $50,000, we will deduct $30 per contract year (this fee may differ in certain states). This annual contract fee is used for administrative expenses and cannot be increased. The $30 charge will be deducted proportionately from each of the contract's investment options. This charge will also be deducted when you surrender your contract if your contract value is less than $50,000.

WITHDRAWAL CHARGE

During the accumulation phase, you can make withdrawals from your contract. When you make a withdrawal, money will be taken first from your purchase payments for purposes of determining withdrawal charges. When your purchase payments have been used up, then we will take the money from your earnings. You will not have to pay any withdrawal charge when you withdraw your earnings.

The withdrawal charge is for the payment of the expenses involved in selling and distributing the contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature and other promotional activities. If the contract is sold under circumstances that reduce the sales expenses, we may reduce or eliminate the withdrawal charge. For example, a large group of individuals purchasing contracts or an individual who already has a relationship with the company may receive such a reduction.

You can withdraw up to 10% of your total purchase payments each contract year without paying a withdrawal charge. This amount is referred to as the "charge-free amount." If any of the charge-free amount is not used during a contract year, it will be carried over to the next contract year. During the first seven contract years, if your withdrawal of purchase payments is more than the charge-free amount, a

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withdrawal charge will be applied. This charge is based on your contract date.

The following table shows the percentage of withdrawal charges that would apply:

PERCENTAGE OF APPLICABLE WITHDRAWAL CHARGES

During contract year 1 7% During contract year 2 6% During contract year 3 5% During contract year 4 4% During contract year 5 3% During contract year 6 2% During contract year 7 1% After that 0%

Note: As of the beginning of the contract year, you may withdraw up to 10% of the total purchase payments plus any charge-free amount carried over from the previous contract year without charge. There is no withdrawal charge on any withdrawals made under the Critical Care Access Option, on any amount used to provide income under the Life Annuity with 120 payments (10 years) Certain Option or for a fixed period of 10 years or more. Surrender charges are waived when a death benefit is paid. There will be a reduction in the withdrawal charge for contracts issued to contractowners whose age at issue is 84 and older.

CRITICAL CARE ACCESS

We will allow you to withdraw money from the contract and waive any withdrawal and annual contract fee, if the annuitant or the last surviving co-annuitant (if applicable) becomes confined to an eligible nursing home or hospital for a period of at least three consecutive months. You would need to provide us with proof of the confinement. If a physician has certified that the annuitant or last surviving co-annuitant is terminally ill (has six months or less to live) there will be no charge imposed for withdrawals. Critical Care Access is not available in all states. This option is not available to the contractowner if he or she is not the annuitant.

TAXES ATTRIBUTABLE TO PREMIUM

There are federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. Some of these taxes are due when the contract is issued, others are due when the annuity payments begin. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

TRANSFER FEE

You can make 12 free transfers every contract year. If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. The transfer fee is deducted before the market-value adjustment, if any is calculated.

COMPANY TAXES

We will pay the taxes on the earnings of the Separate Account. We are not currently charging the Separate Account for taxes. We will periodically review the issue of charging the Separate Account for these taxes, and may impose such a charge in the future.

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7:

HOW CAN I

ACCESS MY MONEY?

YOU CAN ACCESS YOUR MONEY BY:

. MAKING A WITHDRAWAL (EITHER PARTIAL OR COMPLETE); OR

. ELECTING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

YOU CAN MAKE WITHDRAWALS ONLY DURING THE ACCUMULATION PHASE

When you make a complete withdrawal, you will receive the value of your contract, less any applicable charges. We will calculate the value of your contract, and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

Unless you tell us otherwise, any partial withdrawal will be made proportionately from all of the affected investment options and interest-rate options you have selected. You will need our consent to make a partial withdrawal if the requested withdrawal is less than $500.

We will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a properly completed withdrawal request. We will deduct applicable charges, and apply a market-value adjustment, if any, from the assets in your contract.

INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS AND THE TAX DISCUSSION IN THE STATEMENT OF ADDITIONAL INFORMATION.

AUTOMATED WITHDRAWALS

We offer an Automated Withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise.

You can make withdrawals from any designated investment option or proportionally from all investment options. Market-value adjustments may apply. Withdrawal charges may be deducted if the withdrawals in any contract year are more than the charge-free amount. The minimum automated withdrawal amount you can make is $250.

INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO AUTOMATED WITHDRAWALS. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS AND THE TAX DISCUSSION IN THE STATEMENT OF ADDITIONAL INFORMATION.

SUSPENSION OF PAYMENTS OR TRANSFERS

We may be required to suspend or postpone payments made in connection with withdrawals or transfers for any period when:

. The New York Stock Exchange is closed (other than customary weekend and holiday closings);

. Trading on the New York Stock Exchange is restricted;

. An emergency exists, as determined by the SEC, during which sales of shares of the mutual funds are not feasible or we cannot reasonably value the accumulation units; or

. The Securities and Exchange Commission, by order, permits suspension or postponement of payments for the protection of owners.

We expect to pay the amount of any withdrawal or transfer made from the fixed interest-rate options promptly upon request.

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8:

WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE

DISCOVERY SELECT CONTRACT?

The tax considerations associated with the Discovery Select contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. It is not intended as tax advice. A qualified tax adviser should be consulted for complete information and advice.

CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX FAVORED RETIREMENT PLANS)

TAXES PAYABLE BY YOU

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. You will generally be taxed on any withdrawals from the Contract while you are alive even if the withdrawal is paid to someone else.

If you assign or pledge all or part of your contract as collateral for a loan, the part assigned will be treated as a withdrawal. Also, if you elect the interest payment option, you will be treated, for tax purposes, as surrendering your contract.

If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on the gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if incident to divorce.

TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS

Any taxable amount you receive under your contract may be subject to a 10 percent tax penalty. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled;

. the amount paid or received is in the form of level annuity payments not less frequently than annually under a lifetime annuity; and

. the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

If you modify the lifetime annuity payment stream (other than as a result of death or disability) before you reach age 59 1/2 (or before the end of the five year period beginning with the first payment and ending after you reach age 59 1/2), your tax for the year of modification will be increased by the penalty tax that would have been imposed without the exception, plus interest for the deferral.

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TAXES PAYABLE BY BENEFICIARIES

All of the death benefit options are subject to income tax to the extent the distribution exceeds the adjusted basis in the contract and the full value of the contract and the full value of the death benefit is included in the owner's estate. Generally, the same tax rules apply to amounts received by your beneficiary as those set forth above with respect to you. The election of an annuity payment option instead of a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.

WITHHOLDING OF TAX FROM DISTRIBUTIONS

Taxable amounts distributed from your annuity contracts are subject to tax withholding. You may generally elect not to have tax withheld from your payments. These elections must be made on the appropriate forms that we provide.

ANNUITY QUALIFICATION

DIVERSIFICATION AND INVESTOR CONTROL In order to qualify for the tax rules applicable to annuity contracts described above, the contract must be an annuity contract for tax purposes. This means that the assets underlying the annuity contract must be diversified, according to certain rules. It also means that we, and not you as the contract-owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. We believe these rules, which are further discussed in the Statement of Additional Information, will be met.

REQUIRED DISTRIBUTIONS UPON YOUR DEATH Upon your death (or the death of a joint owner, if earlier), certain distributions must be made under the contract. The required distributions depend on whether you die on or before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if an annuity payment option is selected by your designated beneficiary and if annuity payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom ownership of the contract passes by reason of death, and must be a natural person.

If any portion of the contract is payable to (or for the benefit of) your surviving spouse, such portion of the contract may be continued with your spouse as the owner.

Changes in the Contract We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contractowners and you will be given notice to the extent feasible under the circumstances.

ADDITIONAL INFORMATION

You should refer to the Statement of Additional Information if:

. The contract is held by a corporation or other entity instead of by an individual or as agent for an individual.

. Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.

. You are a nonresident alien.

. You transfer your contract to, or designate, a beneficiary who is either 37 1/2 years younger than you or a grandchild.

. You wish additional information on withholding taxes.

CONTRACTS HELD BY TAX FAVORED PLANS

Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities ("IRAs") which are subject to Sections 408(a), 408(b) and 408A of the Code. At some future time we may allow the contract to be purchased in connection

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with other retirement arrangements which are also entitled to favorable federal income tax treatment ("tax favored plans"). These other tax favored plans include:

. Simplified employee pension plans ("SEPs") under Section 408(k) of the Code;

. Saving incentive match plans for employees-IRAs ("SIMPLE-IRAs") under

Section 408(p) of the Code; and

. Tax-deferred annuities ("TDAs") under Section 403(b) of the Code.

This description assumes that (i) we will be offering this to both IRA and non-IRA tax favored plans, and (ii) you have satisfied the requirements for eligibility for these products.

You should be aware that tax favored plans such as IRAs generally provide tax deferral regardless whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax deferral benefits.

TYPES OF TAX FAVORED PLANS

IRAS If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and the contract. The "IRA Disclosure Statement" on page 43 contains information about eligibility, contribution limits, tax particulars and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look"

after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if greater, the amount credited under the contract, calculated as of the valuation period that we receive this cancellation notice).

Contributions Limits/Rollovers: Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution you may make to an IRA (which is generally $2,000/year). The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not be able subsequently to "roll over" the contract funds originally derived from a qualified retirement plan into another Section 401(a) plan or TDA (although you may be able to transfer the funds to another IRA).

Required Provisions: Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

. You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

. Your rights as owner are non-forfeitable;

. You cannot sell, assign or pledge the contract, other than to Pruco Life;

. The annual premium you pay cannot be greater than $2,000 (which does not include any rollover amounts);

. The date on which annuity payments must begin cannot be later than the April 1st of the calendar year after the calendar year you turn age 70 1/2; and

. Death and annuity payments must meet "minimum distribution requirements" (described below).

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

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. A 10% "early distribution penalty" (described below);

. Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

. Failure to take a minimum distribution (also generally described below).

SEPS SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

. If you participate in a SEP, you generally do not include into income any employer contributions made to the SEP on your behalf up to the lesser of

(a) $35,000 (in 2001) or (b) 15% of the employee's earned income (not including the employer contribution amount as "earned income" for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2001, this limit is $170,000;

. SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and

. Some SEPs for small employers permit salary deferrals (up to $10,500 in 2001) with the employer making these contributions to the SEP. However, no new "salary reduction" or "SAR-SEPs" can be established after 1996.

You will also be provided the same information, and have the same "free look" period, as you would have if you were purchasing the contract for a standard IRA.

SIMPLE-IRAS SIMPLE-IRAs are another variation on the standard IRA, available to small employers (under 100 employees, on a "controlled group" basis) that do not offer other tax favored plans. SIMPLE-IRAs are also subject to the same basic IRA requirements with the following exceptions:

. Participants in a SIMPLE-IRA may contribute up to $6,500 (in 2001, indexed), as opposed to the usual $2,000 limit, and employer contributions may also be provided as either a match (up to 3% of your compensation; and

. SIMPLE-IRAs are not subject to the SEP nondiscrimination rules.

ROTH IRAS Congress amended the Code in 1997 to add a new Section 408A, creating the "Roth IRA" as a new type of individual retirement plan. Like standard IRAs, income within a Roth IRA accumulates tax-deferred, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

. Contributions to a Roth IRA cannot be deducted from your gross income;

. "Qualified distributions" (generally, held for 5 tax years and payable on account of death, disability, attainment of age 59 1/2, or first time-homebuyer) from Roth IRAs are excludable from your gross income; and

. If eligible, you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA (generally, $2,000 less any contributions to a traditional IRA), you may purchase a contract as a Roth IRA only in connection with a "rollover" or "conversion" of the proceeds of another traditional IRA, conduit IRA, SEP, SIMPLE-IRA, or Roth IRA. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.

TDAS You may own TDAs generally if you are either an employer or employee of a tax-exempt organization (as

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DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

defined under Code Section 501(c)(3)) or a public educational organization, you may make contributions to a TDA so long as the employee's rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $10,500 (2001, indexed). Further, you may roll over TDA amounts to another TDA or an IRA.

A contract may only qualify as a TDA if distributions (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

. Your attainment of age 59 1/2;

. Your severance of employment;

. Your death;

. Your total and permanent disability; OR

. Hardship (under limited circumstances, and only related to salary deferrals and any earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later.

These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7).

Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION

If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. The amount of the payment must be at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount, including a new method permitted under IRS rules released in January 2001. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% IRS penalty tax on the amount of any minimum distribution not made in a timely manner.

You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will send you a check for this minimum distribution amount, less any other partial withdrawals that you made during the year. Please note that the Minimum Distribution option may need to be modified after 2001 to satisfy recently announced changes in IRS rules.

PENALTY FOR EARLY WITHDRAWALS

You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, SIMPLE-IRA (which may increase to 25%), Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. There are only limited exceptions to this tax, and you should consult your tax adviser for further details.

WITHHOLDING

The Code requires a mandatory 20% federal income tax withholding for certain distributions from a TDA or qualified retirement plan, unless the distribution is an eligible rollover contribution that is "directly" rolled into another qualified plan, IRA (including the IRA variations described above) or TDA. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

. For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if

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DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

you are a married individual, with 3 exemptions; and

. For all other distributions, you will be withheld at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA DISCLOSURE/REQUIREMENTS

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevents a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

Information about any applicable fees, charges, discounts, penalties or adjustments may be found under "What Are the Expenses Associated with the Discovery Select Contract" starting on page 27.

Information about sales representatives and commissions may be found under "Other Information" and "Sale and Distribution of the Contract" on page 36.

In addition, other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult your tax advisor if you have any additional questions.

ADDITIONAL INFORMATION

For additional information about the requirements of federal tax law applicable to tax favored plans, see the "IRA Disclosure Statement" on page 46.

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9:

OTHER

INFORMATION

PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company is a stock life insurance company organized in 1971 under the laws of the State of Arizona. Pruco Life is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York and therefore is subject to the insurance laws and regulations of all the jurisdictions where it is licensed to do business. Pruco Life is a wholly-owned subsidiary of The Prudential Life Insurance Company of America (Prudential), a mutual insurance company founded in 1875 under the laws of the State of New Jersey.

Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. The most recent annual report is contained in the SAI. While Pruco Life's annual report is not ordinarily mailed to contractholders, you can obtain a copy at no cost by calling us at our number listed on the cover. This information, together with all the more current reports filed with the SEC as required by section 15 of the Exchange Act of 1934, is legally a part of this prospectus.

Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America ( "Prudential"), a mutual insurance company founded in 1875 under the laws of the State of New Jersey. Prudential is currently pursuing reorganizing itself into a stock life insurance company through a process known as "demutualization". On July 1, 1998, legislation was enacted in New Jersey that would permit this conversion to occur and that specified the process for conversion. On December 15, 2000, the Board of Directors adopted a plan of reorganization pursuant to that legislation and authorized management to submit an application to the New Jersey Commissioner of Banking and Insurance for approval of the plan. The application was submitted on March 14, 2001. However, demutualization is a complex process and a number of additional steps must be taken before the demutualization can occur, including a public hearing, voting by qualified policyholders, and regulatory approval. Prudential is planning on completing this process in 2001, but there is no certainty that the demutualization will be completed in this timeframe or that the necessary approvals will be obtained. Also it is possible that after careful review, Prudential could decide not to demutualize or could decide to delay its plans. As a general rule, the plan of reorganization provides that, in order for policies or contracts to be eligible for compensation in the demutualization, they must have been in force on the date the Board of Directors adopted the plan, December 15, 2000. If demutualization does occur, all the guaranteed benefits described in your policy or contract would stay the same.

THE SEPARATE ACCOUNT

We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the contracts. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

SALE AND DISTRIBUTION OF THE CONTRACT

Prudential Investment Management Services LLC ("PIMS"), 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the contracts. PIMS is a wholly-owned subsidiary of Prudential and is a limited liability corporation organized under Delaware law in 1996. It is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.

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We pay the broker-dealer whose registered representatives sell the Contract either:

. a commission of up to 6.25% of your Purchase Payments; or

. a combination of a commission on Purchase Payments and a "trail" commission -- which is a commission determined as a percentage of your Contract Value that is paid periodically over the life of your Contract.

The commission amount quoted above is the maximum amount which is paid. In most circumstances, the registered representative who sold the contract will receive significantly less.

From time to time, Prudential or its affiliates may offer and pay non-cash compensation to registered representatives who sell the Contract. For example, Prudential or an affiliate may pay for a training and education meeting that is attended by registered representatives of both Prudential-affiliated broker-dealers and independent broker-dealers. Prudential and its affiliates retain discretion as to which broker-dealers to offer non-cash (and cash) compensation arrangements, and will comply with NASD rules and other pertinent laws in making such offers and payments. Our payment of cash or non-cash compensation in connection with sales of the Contract does not result directly in any additional charge to you.

ASSIGNMENT

You can assign the contract at any time during your lifetime. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event.

If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your financial professional.

FINANCIAL STATEMENTS

The financial statements of the Separate Account associated with Discovery Select are included in the Statement of Additional Information.

STATEMENT OF ADDITIONAL INFORMATION

Contents:

. Company

. Experts

. Litigation

. Legal Opinions

. Principal Underwriter

. Determination of Accumulation Unit Values

. Performance Information

. Comparative Performance Information

. Further Information about the Death Benefit

. Federal Tax Status

. Financial Information

HOUSEHOLDING

To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contractholder that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling 1-877-778-5008.

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ACCUMULATION UNIT VALUES

ACCUMULATION UNIT VALUES: AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS

                                        ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                        AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
------------------------------------------------------------------------------------------------------------------------
PRUDENTIAL DIVERSIFIED BOND PORTFOLIO
   10/7/96* to 12/31/97                        $1.03731                  $1.06033                     6,007,104
   1/1/97 to 12/31/97                          $1.06033                  $1.13525                    83,725,723
   1/1/98 to 12/31/98                          $1.13525                  $1.19977                   279,253,272
   1/1/99 to 12/31/99                          $1.19977                  $1.17457                   462,776,279
   1/1/00 to 12/31/00                          $1.17457                  $1.27085                   440,103,772
PRUDENTIAL DIVERSIFIED CONSERVATIVE GROWTH PORTFOLIO
   5/1/99* to 12/31/99                         $ 0.9996                  $1.05128                   102,284,285
   1/1/00 to 12/31/00                          $1.05128                  $1.07605                   177,871,105
PRUDENTIAL EQUITY PORTFOLIO
   10/7/96* to 12/31/96                        $1.13479                  $1.20807                     8,287,181
   1/1/97 to 12/31/97                          $1.20807                  $1.48518                   134,944,417
   1/1/98 to 12/31/98                          $1.48518                  $1.60144                   280,479,415
   1/1/99 to 12/31/99                          $1.60144                  $1.77642                   365,751,430
   1/1/00 to 12/31/00                          $1.77642                  $1.80930                   351,604,596
PRUDENTIAL GLOBAL PORTFOLIO
   10/7/96* to 12/31/97                        $1.14330                  $1.19505                     1,375,156
   1/1/97 to 12/31/97                          $1.19505                  $1.26079                    18,580,228
   1/1/98 to 12/31/98                          $1.26079                  $1.55516                    34,899,069
   1/1/99 to 12/31/99                          $1.55516                  $2.27423                    63,210,475
   1/1/00 to 12/31/00                          $2.27423                  $1.84646                    81,446,534
PRUDENTIAL HIGH YIELD BOND PORTFOLIO
   10/7/96* to 12/31/97                        $1.11250                  $1.12263                     8,231,178
   1/1/97 to 12/31/97                          $1.12263                  $1.25972                    84,952,656
   1/1/98 to 12/31/98                          $1.25972                  $1.21296                   227,901,703
   1/1/99 to 12/31/99                          $1.21296                  $1.25119                   286,794,531
   1/1/00 to 12/31/00                          $1.25119                  $1.13618                   271,627,103
PRUDENTIAL MONEY MARKET PORTFOLIO
   10/7/96* to 12/31/97                        $1.03576                  $1.04505                    16,621,393
   1/1/97 to 12/31/97                          $1.04505                  $1.08688                    80,833,415
   1/1/98 to 12/31/98                          $1.08688                  $1.12985                   196,092,083
   1/1/99 to 12/31/99                          $1.12985                  $1.16977                   331,274,925
   1/1/00 to 12/31/00                          $1.16977                  $1.22545                   252,861,017
PRUDENTIAL JENNISON PORTFOLIO
   10/7/96* to 12/31/97                        $1.12169                  $1.13943                     4,882,616
   1/1/97 to 12/31/97                          $1.13943                  $1.48006                    72,354,119
   1/1/98 to 12/31/98                          $1.48006                  $2.00851                   209,542,146
   1/1/99 to 12/31/99                          $2.00651                  $2.81446                   389,581,022
   1/1/00 to 12/31/00                          $2.81446                  $2.29341                   480,476,519

THIS CHART CONTINUES ON THE NEXT PAGE

38

PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

ACCUMULATION UNIT VALUES (CONTINUED): AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS

                                        ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                        AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
------------------------------------------------------------------------------------------------------------------------
PRUDENTIAL SMALL CAPITALIZATION STOCK PORTFOLIO
   9/1/98* to 12/31/98                         $1.02621                  $1.25353                     6,947,511
   1/1/99 to 12/31/99                          $1.25353                  $1.39319                    36,672,909
   1/1/00 to 12/31/00                          $1.39319                  $1.55006                    52,088,694
PRUDENTIAL STOCK INDEX PORTFOLIO
   10/7/96* to 12/31/97                        $1.07837                  $1.13652                     7,481,300
   1/1/97 to 12/31/97                          $1.13652                  $1.48876                   115,667,746
   1/1/98 to 12/31/98                          $1.48876                  $1.88540                   261,786,090
   1/1/99 to 12/31/99                          $1.88540                  $2.24149                   413,343,040
   1/1/00 to 12/31/00                          $2.24149                  $2.01096                   436,186,937
PRUDENTIAL VALUE PORTFOLIO
   10/7/96* to 12/31/96                        $1.13494                  $1.23339                     2,784,921
   1/1/97 to 12/31/97                          $1.23339                  $1.66167                    99,533,257
   1/1/98 to 12/31/98                          $1.66167                  $1.59960                   254,746,617
   1/1/99 to 12/31/99                          $1.59960                  $1.77516                   278,847,271
   1/1/00 to 12/31/00                          $1.77516                  $2.02329                   247,934,035
PRUDENTIAL 20/20 FOCUS PORTFOLIO
   5/1/99* to 12/31/99                         $ 0.9996                  $1.17842                    50,083,559
   1/1/00 to 12/31/00                          $1.17842                  $1.09942                    77,865,791
AIM VI GROWTH AND INCOME FUND
   10/7/96* to 12/31/97                        $1.00065                  $1.03757                     3,408,550
   1/1/97 to 12/31/97                          $1.03757                  $1.28644                    32,365,952
   1/1/98 to 12/31/98                          $1.28644                  $1.61976                    59,407,686
   1/1/99 to 12/31/99                          $1.61976                  $2.14458                    93,248,281
   1/1/00 to 12/31/00                          $2.14458                  $1.80711                   106,521,748
AIM VI VALUE FUND
   10/7/96* to 12/31/97                        $2.14096                  $1.80208                   212,476,593
   1/1/97 to 12/31/97                          $1.04935                  $1.27997                    37,009,785
   1/1/98 to 12/31/98                          $1.27997                  $1.67125                    70,530,542
   1/1/99 to 12/31/99                          $1.67125                  $2.14096                   159,478,282
   1/1/00 to 12/31/00                          $2.14096                  $1.80208                   212,476,593
ALLIANCE PREMIER GROWTH PORTFOLIO
   5/1/00* to 12/31/00                         $1.01651                  $0.79874                    21,872,680
AMERICAN CENTURY VP VALUE FUND
   9/1/98* to 12/31/98                         $1.02098                  $1.17305                     3,082,973
   1/1/99 to 12/31/99                          $1.17305                  $1.14715                    25,545,686
   1/1/00 to 12/31/00                          $1.14715                  $1.33658                    32,891,536

THIS CHART CONTINUES ON THE NEXT PAGE

39

ACCUMULATION UNIT VALUES CONTINUED

PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

ACCUMULATION UNIT VALUES (CONTINUED): AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS

                                        ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                        AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
------------------------------------------------------------------------------------------------------------------------
CREDIT SUISSE WARBURG PINCUS TRUST GLOBAL POST-VENTURE CAPITAL PORTFOLIO
   10/7/96* to 12/31/97                        $1.00587                  $0.95745                     1,786,115
   1/1/97 to 12/31/97                          $0.95745                  $1.07018                    11,039,843
   1/1/98 to 12/31/98                          $1.07018                  $1.12410                    18,649,002
   1/1/99 to 12/31/99                          $1.12410                  $1.81263                    22,673,902
   1/1/00 to 12/31/00                          $1.81263                  $1.44905                    35,262,198
DAVIS VALUE PORTFOLIO
   5/1/00* to 12/31/00                         $1.01069                  $0.99182                    38,693,721
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
FRANKLIN SMALL CAP INVESTMENTS FUND--CLASS 2
   9/1/98* to 12/31/98                         $1.00945                  $1.24477                     2,820,341
   1/1/99 to 12/31/99                          $1.24477                  $2.14040                    21,301,323
   1/1/00 to 12/31/00                          $2.14040                  $1.76141                    58,146,506
JANUS ASPEN SERIES GROWTH PORTFOLIO
   10/7/96* to 12/31/97                        $1.00191                  $1.00830                     5,459,309
   1/1/97 to 12/31/97                          $1.00830                  $1.22056                    40,236,135
   1/1/98 to 12/31/98                          $1.22056                  $1.63278                    70,344,877
   1/1/99 to 12/31/99                          $1.63278                  $2.31856                   156,489,738
   1/1/00 to 12/31/00                          $2.31856                  $1.95266                   214,542,798
JANUS ASPEN SERIES INTN'L GROWTH PORTFOLIO
   10/7/96* to 12/31/97                        $1.00130                  $1.05349                     5,902,196
   1/1/97 to 12/31/97                          $1.05349                  $1.23121                    63,737,492
   1/1/98 to 12/31/98                          $1.23121                  $1.42337                    95,669,051
   1/1/99 to 12/31/99                          $1.42337                  $2.55865                   133,606,831
   1/1/00 to 12/31/00                          $2.55865                  $2.12110                   177,676,490
MFS EMERGING GROWTH SERIES
   10/7/96* to 12/31/97                        $1.00860                  $0.95812                     5,755,823
   1/1/97 to 12/31/97                          $0.95812                  $1.15186                    44,342,700
   1/1/98 to 12/31/98                          $1.15186                  $1.52386                    96,930,075
   1/1/99 to 12/31/99                          $1.52386                  $2.65585                   142,181,941
   1/1/00 to 12/31/00                          $2.65585                  $2.10566                   179,248,786
MFS RESEARCH SERIES
   10/7/96* to 12/31/97                        $1.00228                  $1.02610                     2,727,174
   1/1/97 to 12/31/97                          $1.02610                  $1.21695                    31,409,623
   1/1/98 to 12/31/98                          $1.21695                  $1.48048                    50,551,268
   1/1/99 to 12/31/99                          $1.48048                  $1.81149                    58,852,725
   1/1/00 to 12/31/00                          $1.81149                  $1.69985                    61,777,535

THIS CHART CONTINUES ON THE NEXT PAGE

40

PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

ACCUMULATION UNIT VALUES (CONTINUED): AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS

                                        ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                        AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
------------------------------------------------------------------------------------------------------------------------
OCC ACCUMULATION TRUST MANAGED PORTFOLIO
   10/7/96* to 12/31/97                        $0.99909                  $1.05185                     8,643,614
   1/1/97 to 12/31/97                          $1.05185                  $1.26868                   144,784,302
   1/1/98 to 12/31/98                          $1.26868                  $1.34022                   302,639,179
   1/1/99 to 12/31/99                          $1.34022                  $1.38780                   321,473,248
   1/1/00 to 12/31/00                          $1.38780                  $1.50197                   255,090,329
OCC ACCUMULATION TRUST SMALL CAP PORTFOLIO
   10/7/96* to 12/31/97                        $0.99623                  $1.05106                     2,345,893
   1/1/97 to 12/31/97                          $1.05106                  $1.26710                    36,276,987
   1/1/98 to 12/31/98                          $1.26710                  $1.13668                    68,479,356
   1/1/99 to 12/31/99                          $1.13668                  $1.10051                    70,710,730
   1/1/00 to 12/31/00                          $1.10051                  $1.56487                    70,491,262
T. ROWE PRICE EQUITY INCOME PORTFOLIO
   10/7/96* to 12/31/97                        $0.99996                  $1.04885                     6,578,342
   1/1/97 to 12/31/97                          $1.04885                  $1.33212                    65,481,114
   1/1/98 to 12/31/98                          $1.33212                  $1.43277                   110,131,073
   1/1/99 to 12/31/99                          $1.43277                  $1.46563                   129,059,108
   1/1/00 to 12/31/00                          $1.46563                  $1.63398                   117,126,253
T. ROWE PRICE INTN'L SERIES--INTN'L STOCK PORTFOLIO
   10/7/96* to 12/31/97                        $1.00159                  $1.03988                     2,951,074
   1/1/97 to 12/31/97                          $1.03988                  $1.05690                    22,039,049
   1/1/98 to 12/31/98                          $1.05690                  $1.20747                    29,923,449
   1/1/99 to 12/31/99                          $1.20747                  $1.58765                    37,353,154
   1/1/00 to 12/31/00                          $1.58765                  $1.28651                    45,096,106

* COMMENCEMENT OF BUSINESS

41

PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

MARKET-VALUE

ADJUSTMENT FORMULA

MARKET-VALUE ADJUSTMENT FORMULA

WITH RESPECT TO RESIDENTS OF STATES, OTHER THAN PENNSYLVANIA, IN WHICH DISCOVERY SELECT IS BEING OFFERED. WITH RESPECT TO CONTRACTS ISSUED IN PENNSYLVANIA, SEE PAGE 44.

THE ADJUSTMENT INVOLVES THREE AMOUNTS

The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

1) The number of whole months remaining in the existing interest rate period.

2) The guaranteed interest rate.

3) The interest rate that Pruco Life declares for a duration of one year longer than the number of whole years remaining on the existing cell being withdrawn from.

STATED AS A FORMULA, THE MARKET VALUE IS EQUAL TO:

(M/12) X (R-C)

NOT TO EXCEED +0.40 OR BE LESS THAN -0.40; WHERE,

M = the number of whole months (not to be less than one) remaining in the interest-rate period.

R = the Contract's guaranteed interest-rate expressed as a decimal. Thus 6.2% is converted to 0.062.

C = the interest-rate, expressed as a decimal, that Pruco Life declares for a duration equal to the number of whole years remaining in the present interest-rate period, plus 1 year as of the date the request for a withdrawal or transaction is received.

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.

STEP BY STEP

THE STEPS BELOW EXPLAIN HOW A MARKET-VALUE ADJUSTMENT IS CALCULATED.

STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

STEP 2: Determine the interest rate Pruco Life declares on the date the request for withdrawal or transfer is received for a duration of years equal to the whole number of years determined in Step 1, plus 1 additional year. Subtract this interest rate from the guaranteed interest rate. The result could be negative.

STEP 3: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

STEP 4: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.

STEP 5: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.

DEPENDING UPON WHEN THE WITHDRAWAL REQUEST IS MADE, A WITHDRAWAL CHARGE MAY APPLY.

THE FOLLOWING EXAMPLE WILL ILLUSTRATE THE APPLICATION OF A MARKET-VALUE

ADJUSTMENT AND THE DETERMINATION OF THE WITHDRAWAL CHARGE:

SUPPOSE A CONTRACTOWNER MADE TWO INVESTED PURCHASE PAYMENTS, THE FIRST IN THE AMOUNT OF $10,000 ON DECEMBER 1, 1995, ALL OF WHICH WAS ALLOCATED TO THE EQUITY SUBACCOUNT, AND THE SECOND IN THE AMOUNT OF $5,000 ON OCTOBER 1, 1997, ALL OF WHICH WAS ALLOCATED TO THE MVA OPTION WITH A GUARANTEED INTEREST RATE OF 8%

(0.08) FOR 7 YEARS. A REQUEST FOR WITHDRAWAL OF $8,500 IS MADE ON FEBRUARY 1, 2000 (THE CONTRACT OWNER DOES NOT PROVIDE ANY WITHDRAWAL INSTRUCTIONS). ON THAT DATE THE AMOUNT IN THE EQUITY SUBACCOUNT IS EQUAL TO $12,000 AND THE AMOUNT IN THE INTEREST CELL WITH A MATURITY DATE OF SEPTEMBER 30, 2004 IS $5,985.23, SO THAT THE CONTRACT FUND ON THAT DATE IS EQUAL TO $17,985.23.

ON FEBRUARY 1, 2000, THE INTEREST RATES DECLARED BY PRUCO LIFE FOR THE DURATION OF 5 YEARS (4 WHOLE YEARS REMAINING UNTIL SEPTEMBER 30, 2004, PLUS 1 YEAR) IS 11%.

42

PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

THE FOLLOWING COMPUTATIONS WOULD BE MADE:

1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

DATE PAYMENT FREE ------- ------- ------ 12/1/95 $10,000 $1,000 12/1/96 $2,000 10/1/97 $ 5,000 $2,500 12/1/97 $4,000 12/1/98 $5,500 12/1/99 $7,000

The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

--------------------------------------- $8,500.00 REQUESTED WITHDRAWAL AMOUNT -$7,000.00 CHARGE-FREE --------------------------------------- $1,500.00 ADDITIONAL AMOUNT NEEDED TO COMPLETE WITHDRAWAL

The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

$1,500.00 / (1-.03) =

$1,500.00 / 0.97 = $1,546.39 GROSSED-UP AMOUNT

Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

$1,546.39 GROSSED-UP AMOUNT
X .03 WITHDRAWAL CHARGE RATE

$46.39 WITHDRAWAL CHARGE

4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interest-rate that would be offered for an interest cell with a duration of the remaining whole years plus 1), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market-Value Adjustment of 14% of the amount in the interest cell that is subject to the adjustment.

-0.13750 X $5,985.23 =

-822.97 NEGATIVE MVA

  $5,985.23 UNADJUSTED VALUE

$5,162.26 ADJUSTED VALUE
$12,000.00 EQUITY VALUE
  $17,162.26 ADJUSTED CONTRACT FUND

5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.

EQUITY

  ($12,000/$17,162.26) X $8,546.39 = $5,975.71

  7-YR MVA

 ($5,162.26/$17,162.26) X $8,546.39 = $2,570.68 $8,546.39

6) The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market-Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

43

MARKET-VALUE ADJUSTMENT FORMULA CONTINUED

PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

MARKET-VALUE ADJUSTMENT FORMULA WITH RESPECT TO CONTRACTS ISSUED IN PENNSYLVANIA ONLY.

THE ADJUSTMENT INVOLVES THREE AMOUNTS

The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

1) The number of whole months remaining in the existing interest rate period.

2) The guaranteed interest rate.

3) The interpolated value of the interest rates that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining in the existing interest rate period.

STATED AS A FORMULA, THE MARKET VALUE IS EQUAL TO:

(M/12) X (R-C)

NOT TO EXCEED +0.40 OR BE LESS THAN -0.40; WHERE,

M = the number of whole months (not to be less than one) remaining in the interest-rate period.

R = the Contract's guaranteed interest-rate expressed as a decimal. Thus 6.2% is converted to 0.062.

C = the interpolated value of the interest rates, expressed as a decimal, that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining as of the date the request for a withdrawal or transfer is received or m/365 x (n+1) year rate + (365-m)/365 x n year rate, where "n" equals years and "m" equals days remaining in year "n" of the existing interest rate period.

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.

STEP BY STEP

THE STEPS BELOW EXPLAIN HOW A MARKET-VALUE ADJUSTMENT IS CALCULATED.

STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

STEP 2: Interpolate the interest rates Pruco Life declares on the date the request for withdrawal or transfer is received for the duration of years equal to the whole number of years determined in Step 1, plus the whole number of years plus 1 additional year.

STEP 3: Subtract this interpolated interest rate from the guaranteed interest rate. The result could be negative.

STEP 4: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

STEP 5: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.

STEP 6: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.

DEPENDING UPON WHEN THE WITHDRAWAL REQUEST IS MADE, A WITHDRAWAL CHARGE MAY APPLY.

THE FOLLOWING EXAMPLE WILL ILLUSTRATE THE APPLICATION OF A MARKET-VALUE

ADJUSTMENT AND THE DETERMINATION OF THE WITHDRAWAL CHARGE.

SUPPOSE A CONTRACTOWNER MADE TWO INVESTED PURCHASE PAYMENTS, THE FIRST IN THE AMOUNT OF $10,000 ON DECEMBER 1, 1995, ALL OF WHICH WAS ALLOCATED TO THE EQUITY SUBACCOUNT, AND THE SECOND IN THE AMOUNT OF $5,000 ON OCTOBER 1, 1997, ALL OF WHICH WAS ALLOCATED TO THE MVA OPTION WITH A GUARANTEED INTEREST RATE OF 8%

(0.08) FOR 7 YEARS. A REQUEST FOR WITHDRAWAL OF $8,500 IS MADE ON FEBRUARY 1, 2000 (THE CONTRACT OWNER DOES NOT PROVIDE ANY WITHDRAWAL INSTRUCTIONS). ON THAT DATE THE AMOUNT IN THE EQUITY SUBACCOUNT IS EQUAL TO $12,000 AND THE AMOUNT IN THE INTEREST CELL WITH A MATURITY DATE OF SEPTEMBER 30, 2004 IS $5,985.23, SO THAT THE CONTRACT FUND ON THAT DATE IS EQUAL TO $17,985.23.

ON FEBRUARY 1, 2000, THE INTEREST RATES DECLARED BY PRUCO LIFE FOR THE DURATION'S 4 AND 5 YEARS (4 WHOLE YEARS REMAINING UNTIL SEPTEMBER 30, 2004, PLUS 1 YEAR) ARE 10.8% AND 11.4%, RESPECTIVELY.

44

PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

THE FOLLOWING COMPUTATIONS WOULD BE MADE:

1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

DATE PAYMENT FREE ------- ------- ------ 12/1/95 $10,000 $1,000 12/1/96 $2,000 10/1/97 $ 5,000 $2,500 12/1/97 $4,000 12/1/98 $5,500 12/1/99 $7,000

The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

--------------------------------------- $8,500.00 REQUESTED WITHDRAWAL AMOUNT -$7,000.00 CHARGE-FREE --------------------------------------- $1,500.00 ADDITIONAL AMOUNT NEEDED TO COMPLETE WITHDRAWAL

The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

$1,500.00 / (1-.03) =

$1,500.00 / 0.97 = $1,546.39 GROSSED-UP AMOUNT

Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

$1,546.39 GROSSED-UP AMOUNT
X .03 WITHDRAWAL CHARGE RATE

$46.39 WITHDRAWAL CHARGE

4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interpolated value for the interest rates that would be offered for interest cells with durations of whole years remaining and whole year plus 1 remaining in the existing interest rate period), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market-Value Adjustment of approximately 14% of the amount in the interest cell that is subject to the adjustment.

-0.13750 X $5,985.23 =

-822.97 NEGATIVE MVA

  $5,985.23 UNADJUSTED VALUE

$5,162.26 ADJUSTED VALUE
$12,000.00 EQUITY VALUE
  $17,162.26 ADJUSTED CONTRACT FUND

5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.

EQUITY

  ($12,000/$17,162.26) X $8,546.39 = $5,975.71

  7-YR MVA

 ($5,162.26/$17,162.26) X $8,546.39 = $2,570.68 $8,546.39

6) The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market-Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

45

STRATEGIC PARTNERS/SM/ SELECT VARIABLE ANNUITY

PROSPECTUS: MAY 1, 2007

This Prospectus describes an Individual Variable Annuity Contract offered by Pruco Life Insurance Company (Pruco Life) and the Pruco Life Flexible Premium Variable Annuity Account. Pruco Life offers several different Annuities which your representative may be authorized to offer to you. Each Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. The different features and benefits include variations in Death Benefit Protection and the ability to access your Annuity's Contract Value. The fees and charges under the Annuity Contract and the compensation paid to your representative may also be different among each Annuity. If you are purchasing the contract as a replacement for existing Variable Annuity or Variable Life Coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America.

THE FUNDS

Strategic Partners Select offers a wide variety of investment choices, including variable investment options that invest in underlying mutual funds. Currently, portfolios within the following underlying mutual funds are being offered: The Prudential Series Fund, Advanced Series Trust (formerly named American Skandia Trust), Gartmore Variable Insurance Trust, and Janus Aspen Series (see next page for list of each portfolio currently offered).

PLEASE READ THIS PROSPECTUS

Please read this prospectus before purchasing a Strategic Partners Select variable annuity contract and keep it for future reference. The current prospectuses for the underlying mutual funds contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The Risk Factors section relating to the market value adjustment option appears in the Summary.

TO LEARN MORE ABOUT STRATEGIC PARTNERS SELECT

To learn more about the Strategic Partners Select variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2007. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. (See SEC file numbers 333-52754 and 33-61143.) You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC also maintains a Web site (http://www.sec.gov) that contains the Strategic Partners Select SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is set forth in Section 9 of this prospectus.

For a free copy of the SAI, call us at (888) PRU-2888, or write to us at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176.

THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS SELECT IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Strategic Partners/SM/ is a service mark of The Prudential Insurance Company of America ORD01009

The Prudential Series Fund

Jennison Portfolio

Equity Portfolio

Global Portfolio

Money Market Portfolio

Stock Index Portfolio

Value Portfolio

SP Aggressive Growth Asset Allocation Portfolio

SP Balanced Asset Allocation Portfolio

SP Conservative Asset Allocation Portfolio

SP Growth Asset Allocation Portfolio

SP AIM Core Equity Portfolio

SP Davis Value Portfolio

SP International Growth Portfolio

SP International Value Portfolio

SP Mid Cap Growth Portfolio

SP PIMCO High Yield Portfolio

SP PIMCO Total Return Portfolio

SP Prudential U.S. Emerging Growth Portfolio

SP Small Cap Growth Portfolio

SP Small-Cap Value Portfolio

SP Strategic Partners Focused Growth Portfolio

SP T. Rowe Price Large-Cap Growth Portfolio

Advanced Series Trust

AST Advanced Strategies Portfolio

AST Aggressive Asset Allocation Portfolio

AST AllianceBernstein Core Value Portfolio

AST AllianceBernstein Growth & Income Portfolio

AST AllianceBernstein Managed Index 500 Portfolio

AST American Century Income & Growth Portfolio

AST American Century Strategic Allocation Portfolio

AST Balanced Asset Allocation Portfolio

AST Capital Growth Asset Allocation Portfolio

AST Cohen & Steers Realty Portfolio

AST Conservative Asset Allocation Portfolio

AST DeAM Large-Cap Value Portfolio

AST DeAM Small-Cap Value Portfolio

AST Federated Aggressive Growth Portfolio
AST First Trust Balanced Target Portfolio
AST First Trust Capital Appreciation Target Portfolio
AST Goldman Sachs Concentrated Growth Portfolio
AST Goldman Sachs Mid-Cap Growth Portfolio
 AST High Yield Portfolio
AST JPMorgan International Equity Portfolio
AST Large-Cap Value Portfolio
AST Lord Abbett Bond-Debenture Portfolio
AST Marsico Capital Growth Portfolio
AST MFS Global Equity Portfolio

AST MFS Growth Portfolio
AST Mid Cap Value Portfolio
AST Neuberger Berman Mid-Cap Growth Portfolio
AST Neuberger Berman Mid-Cap Value Portfolio
AST Neuberger Berman Small-Cap Growth Portfolio
AST PIMCO Limited Maturity Bond Portfolio
AST Preservation Asset Allocation Portfolio
AST Small-Cap Value Portfolio
AST T. Rowe Price Asset Allocation Portfolio
AST T. Rowe Price Global Bond Portfolio
AST T. Rowe Price Natural Resources Portfolio
AST UBS Dynamic Alpha Portfolio

Gartmore Variable Insurance Trust
GVIT Developing Markets Fund

Janus Aspen Series
Large Cap Growth Portfolio -- Service Shares

 SECTION 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION). 35

 SECTION 6: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT

3

 SECTION 8: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT

4

PART I SUMMARY

STRATEGIC PARTNERS SELECT PROSPECTUS

PART I: STRATEGIC PARTNERS SELECT PROSPECTUS SUMMARY

GLOSSARY

We have tried to make this prospectus as easy to read and understand as possible. By the nature of the contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms.

Accumulation Phase

The period that begins with the contract date (which we define below) and ends when you start receiving income payments or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

Adjusted Contract Value

When you begin receiving income payments, the value of your contract adjusted by any market value adjustment and minus any charge we impose for premium taxes and withdrawal charge.

Annuitant

The person whose life determines the amount of income payments that we will make. Except as indicated below, if the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.

Generally, if an annuity is owned by an entity and the entity has named a co-annuitant, the co-annuitant will become the annuitant upon the death of the annuitant, and no death benefit is payable. If a Custodial Account elects to receive the Death Benefit, the Contract Value as of the date of due proof of death of the annuitant will reflect the amount that would have been payable had a death benefit been paid. Unless we agree otherwise, the contract is eligible to have a co-annuitant designation only if the entity that owns the contract is (1) a plan described in Internal Revenue Code

Section 72(s)(5)(A)(i) (or any successor Code section thereto); or (2) a custodial account established pursuant to the provisions in Code

Section 408(a), (or any successor Code sections thereto) ("Custodial Account").

Where the contract is held by a Custodial Account, the co-annuitant will not automatically become the annuitant upon the death of the annuitant. Upon the death of the annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the death benefit or elect to continue the contract.

Annuity Date

The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.

Beneficiary

The person(s) or entity you have chosen to receive a death benefit when the sole or last surviving annuitant dies.

Business Day

A day on which the New York Stock Exchange is open for business. Our business day generally ends at 4:00 p.m. Eastern time.

Cash Value

This is the total value of your contract adjusted by any market value adjustment, minus any withdrawal charge(s) or administrative charge.

Co-Annuitant

The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the contract's requirement for changing the annuity date are met.

Contract Date

The date we accept your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

6

Contract Owner, Owner or You

The person entitled to the ownership rights under the contract.

Contract Value

This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your Contract Value will go up or down based on the performance of the investment options you choose.

Death Benefit

If a death benefit is payable, the beneficiary you designate will receive, at a minimum, the current Contract Value as of the date that proof of death is received, or a potentially greater amount related to market appreciation. See

Section 4, "What Is The Death Benefit?"

Good Order

An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

Guaranteed Minimum Death Benefit (GMDB) A feature available for an additional charge, which guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value.

Income Options

Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

Interest Cell

The segment of the interest-rate option that is established whenever you allocate or transfer money into an interest-rate option.

Interest-Rate Option

An investment option that offers a fixed-rate of interest for a one-year period (fixed-rate option) or a seven-year period (market value adjustment option).

Invested Purchase Payments

Your purchase payments (which we define below) less any deduction we make for any tax charge.

Joint Owner

The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. A joint owner must be a natural person.

Market Value Adjustment

An adjustment to your Contract Value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value adjustment option and prevailing interest rates. This adjustment may be positive or negative.

Market Value Adjustment Option

This investment option offers a specified guarantee period and pays a fixed rate of interest. We impose a market value adjustment on withdrawals that you make from this option prior to the end of a guarantee period.

Prudential Annuity Service Center

For general correspondence: P.O. Box 7960, Philadelphia, PA 19176. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The phone number is

(888) PRU-2888. Prudential's Web site is www.prudential.com.

Purchase Payments

The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.

Separate Account

Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The Separate Account is set apart from all of the general assets of Pruco Life.

GLOSSARY continued

Statement of Additional Information

A document containing certain additional information about the Strategic Partners Select variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

Tax Deferral

This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See Section 8, "What Are The Tax Considerations Associated With The Strategic Partners Select Contract?"

Variable Investment Option

When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

8

SUMMARY OF SECTIONS 1-9

For a more complete discussion of the following topics, see the corresponding section in

Part II of the prospectus.

SECTION 1

What Is The Strategic Partners Select Variable Annuity? This variable annuity contract, offered by Pruco Life, is a contract between you, as the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us). The contract allows you to invest on a tax-deferred basis in one or more variable investment options. There are also two interest-rate options which are available in most states, the fixed-rate option and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit and guaranteed income options.

The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value, including the Prudential Money Market Portfolio variable investment option.

The interest-rate options offer an interest rate that is guaranteed. While your money is in the fixed-rate option or if your money remains in the market value adjustment option for a full seven-year period, your principal amount is guaranteed and the minimum interest amount that your money will earn is dictated by applicable state law. Payments allocated to the fixed-rate option become part of Pruco Life's general assets. Payments allocated to the market value adjustment option are held as a separate pool of assets, but the income, gains or losses resulting from these assets are not credited or charged against the contracts. As a result, the strength of our guarantees under these interest-rate options are based on the overall financial strength of Pruco Life.

You can invest your money in any or all of the variable investment options and the interest-rate options. You are allowed 12 transfers each contract year among the investment options, without a charge. There are certain restrictions on transfers involving the interest-rate options.

The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal. The income phase starts when you begin receiving regular payments from your contract. The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you select.

We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.

If you change your mind about owning Strategic Partners Select, you may cancel your contract within 10 days after receiving it (or whatever time period is required by applicable law). This time period is referred to as the "Free Look" period.

SECTION 2

What Investment Options Can I Choose?

You can invest your money in several variable investment options. The variable investment options are classified according to their investment style, and a brief description of each portfolio's investment objective and key policies is set forth in Section 2, to assist you in determining which portfolios may be of interest to you.

Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the investment performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Past performance is not a guarantee of future results.

You may also allocate your money to fixed interest rate options or a market value adjustment option.

SECTION 3

What Kind Of Payments Will I Receive During The Income Phase? (Annuitization) If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

SUMMARY OF SECTIONS 1-9 continued

SECTION 4

What Is The Death Benefit?

If the sole or last surviving annuitant dies during the accumulation phase, the designated person(s) or the beneficiary will receive, at a minimum, the current value of the contract.

SECTION 5

How Can I Purchase A Strategic Partners Select Annuity Contract? You can purchase this contract, unless we agree otherwise and subject to our rules, with a minimum initial purchase payment of $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. Generally, you can make additional purchase payments of $500 or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms.

You may purchase this contract only if the annuitant and co-annuitant are age 85 or younger (69 for qualified contracts unless a minimum distribution option is elected, in which case the annuitant and co-annuitant may be age 80 or younger) on the contract date. Certain age limits apply to certain features and benefits described herein.

SECTION 6

What Are The Expenses Associated With The Strategic Partners Select Contract? The contract has insurance features and investment features, and there are costs related to each.

Each year we deduct a $30 contract maintenance charge if your Contract Value is less than $50,000. For insurance and administrative costs, we also deduct an annual charge of 1.52% of the average daily value of all assets allocated to the variable investment options. This charge is not assessed against amounts allocated to the interest-rate investment options.

There are a few states/jurisdictions that assess a premium tax on us when you begin receiving regular income payments from your annuity. In those states, we deduct a charge designed to approximate this tax, which can range from 0-3.5% of your Contract Value.

There are also expenses associated with the mutual funds. For 2006, the fees of these funds ranged from 0.37% to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time.

During the accumulation phase, if you withdraw money less than seven years after the contract date, you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7%.

For more information, including details about other possible charges under the contract, see "Summary Of Contract Expenses" and Section 6, "What Are The Expenses Associated With The Strategic Partners Select Contract?"

SECTION 7

How Can I Access My Money?

You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. Each year, you may withdraw up to 10% of your total purchase payments without charge. Withdrawals greater than 10% of your purchase payments will be subject to a withdrawal charge. We may impose a withdrawal charge ranging from 1-7%, which decreases 1% each year. Thereafter, there is no charge for a withdrawal. A market value adjustment may also apply.

SECTION 8

What Are The Tax Considerations Associated With The Strategic Partners Select Contract?

Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, earnings are withdrawn first and are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

SECTION 9

Other Information

This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.

RISK FACTORS

There are various risks associated with an investment in the market value adjustment option that we summarize below.

Issuer Risk. The market value adjustment option, fixed interest rate option, and the contract's other insurance features are available under a contract issued by Pruco Life, and thus are backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the market value adjustment option and fixed interest rate option and to fulfill its insurance guarantees could be impaired.

Risks Related To Changing Interest Rates. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the market value adjustment option. Nonetheless, the market value adjustment formula reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money prior to the end of a guarantee period and during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.

Risks Related To The Withdrawal Charge. We may impose withdrawal charges on amounts withdrawn from the market value adjustment option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

SUMMARY OF CONTRACT EXPENSES

The purpose of this summary is to help you to understand the costs you will pay for Strategic Partners Select. The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. the first table describes the fees and expenses that you will pay at the time that you buy the contract, surrender the contract, or transfer cash value between investment options.

For more detailed information, including additional information about current and maximum charges, see Section 6, "What Are The Expenses Associated With The Strategic Partners Select Contract?" The individual fund prospectuses contain detailed expense information about the underlying mutual funds.

-------------------------------------------------------------------------------
                     CONTRACTOWNER TRANSACTION EXPENSES
-------------------------------------------------------------------------------
        Withdrawal Charge/1/
-------------------------------------------------------------------------------
       During contract year 1                            7%
-------------------------------------------------------------------------------
       During contract year 2                            6%
-------------------------------------------------------------------------------
       During contract year 3                            5%
-------------------------------------------------------------------------------
       During contract year 4                            4%
-------------------------------------------------------------------------------
       During contract year 5                            3%
-------------------------------------------------------------------------------
       During contract year 6                            2%
-------------------------------------------------------------------------------
       During contract year 7                            1%
-------------------------------------------------------------------------------
   Charge for Premium Tax Imposed on us by Certain States/Jurisdictions:
-------------------------------------------------------------------------------
                        Up to 3.5% of Contract Value
-------------------------------------------------------------------------------
       Maximum Transfer Fee/2/
-------------------------------------------------------------------------------
Each transfer after 12                                 $25.00
-------------------------------------------------------------------------------
Each transfer after 20 (Beneficiary                    $10.00
Continuation Option only)
-------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own The contract, not including the underlying mutual funds' fees and expenses.

-------------------------------------------------------------------------------
                         PERIODIC ACCOUNT EXPENSES
-------------------------------------------------------------------------------
Maximum Annual Contract Fee/3/                         $30.00
-------------------------------------------------------------------------------
Insurance and Administrative Expenses
(As a Percentage of Average Contract
Value in Variable Investment Options)
-------------------------------------------------------------------------------
Mortality and Expense Risk:                             1.37%
-------------------------------------------------------------------------------
Administrative Fee:                                     0.15%
-------------------------------------------------------------------------------
Total:                                                  1.52%
-------------------------------------------------------------------------------
Settlement Service Charge/4/ (if the                    1.00%
Contract Owner's beneficiary elects
the Beneficiary Continuation Option)
-------------------------------------------------------------------------------

1: As of the beginning of the contract year, you may withdraw up to 10% of the total purchase payments plus any charge-free amount carried over from the previous contract year without charge. There is no withdrawal charge on any withdrawals made under the critical care option (see section 6) or on any amount used to provide income under the Life Annuity with 120 payments (10 years) certain option. (See Section 3). Withdrawal charges are waived when a death benefit is paid due to the death of an Annuitant.

2: You will not be charged for transfers made in connection with dollar cost averaging and auto-rebalancing.

3: This fee is not charged if the value of your contract is $50,000 or more, or if the withdrawals are made under the critical care access option. This is a single fee that we assess (a) annually or (b) upon a full withdrawal made on a date other than a contract anniversary. For beneficiaries who elect the Beneficiary Continuation Option, the annual contract fee is equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

4: The other Insurance and Administrative Expense charges do not apply if you are a beneficiary under the Beneficiary Continuation Option. Instead, the Settlement Service Charge set forth here applies, if your beneficiary elects the Beneficiary Continuation Option. The 1.00% charge is an annual charge that is assessed daily against the assets in the variable investment options.

12

TOTAL ANNUAL MUTUAL FUND OPERATING EXPENSES

The next item shows the minimum and maximum total operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses) charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained below and in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2006. Fund expenses are not fixed or guaranteed by the Strategic Partners Select contract, and may vary from year to year.

--------------------------------------------------------------------------------------------------------------------
                                                      MINIMUM                                MAXIMUM
--------------------------------------------------------------------------------------------------------------------
Total Annual Underlying Mutual Fund                    0.37%                                  1.19%
  Operating Expenses*
--------------------------------------------------------------------------------------------------------------------

* See, "Underlying Mutual Fund Portfolio Annual Expenses" for more detail on the expenses of the underlying mutual funds.

-------------------------------------------------------------------------------------------------------------------
                                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                    (as a percentage of the average net assets of the underlying Portfolios)
-------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------             For the year ended December 31, 2006
               UNDERLYING PORTFOLIOS                 --------------------------------------------------------------
                                                      Management    Other     12b-1 Fee    Acquired    Total Annual
                                                         Fee     Expenses /3/           Portfolio Fees  Portfolio
                                                                                        & Expenses /1/  Operating
                                                                                                       Expenses /2/
-                                                     -------------------------------------------------------------
Prudential Series Fund
 Equity Portfolio                                       0.45%       0.02%       0.00%       0.00%         0.47%
 Global Portfolio                                       0.75%       0.09%       0.00%       0.00%         0.84%
 Jennison Portfolio                                     0.60%       0.03%       0.00%       0.00%         0.63%
 Money Market Portfolio                                 0.40%       0.03%       0.00%       0.00%         0.43%
 Stock Index Portfolio /4/                              0.35%       0.02%       0.00%       0.00%         0.37%
 Value Portfolio                                        0.40%       0.03%       0.00%       0.00%         0.43%
 SP Aggressive Growth Asset Allocation Portfolio        0.05%       0.07%       0.00%       0.86%         0.98%
 SP Balanced Asset Allocation Portfolio                 0.05%       0.01%       0.00%       0.77%         0.83%
 SP Conservative Asset Allocation Portfolio             0.05%       0.02%       0.00%       0.72%         0.79%
 SP Growth Asset Allocation Portfolio                   0.05%       0.01%       0.00%       0.81%         0.87%
 SP AIM Core Equity Portfolio                           0.85%       0.44%       0.00%       0.00%         1.29%
 SP Davis Value Portfolio                               0.75%       0.06%       0.00%       0.00%         0.81%
 SP International Growth Portfolio /5/                  0.85%       0.12%       0.00%       0.00%         0.97%
 SP International Value Portfolio /6/                   0.90%       0.09%       0.00%       0.00%         0.99%
 SP Mid Cap Growth Portfolio                            0.80%       0.11%       0.00%       0.00%         0.91%
 SP PIMCO High Yield Portfolio                          0.60%       0.10%       0.00%       0.00%         0.70%
 SP PIMCO Total Return Portfolio                        0.60%       0.06%       0.00%       0.00%         0.66%
 SP Prudential U.S. Emerging Growth Portfolio           0.60%       0.07%       0.00%       0.00%         0.67%
 SP Small Cap Growth Portfolio                          0.95%       0.19%       0.00%       0.00%         1.14%
 SP Small Cap Value Portfolio                           0.90%       0.06%       0.00%       0.00%         0.96%
 SP Strategic Partners Focused Growth Portfolio         0.90%       0.26%       0.00%       0.00%         1.16%
 SP T. Rowe Price Large Cap Growth Portfolio            0.90%       0.29%       0.00%       0.00%         1.19%
Advanced Series Trust /7,8/
 AST JPMorgan International Equity Portfolio            0.87%       0.16%       0.00%       0.00%         1.03%
 AST MFS Global Equity Portfolio                        1.00%       0.25%       0.00%       0.00%         1.25%
 AST Small-Cap Value Portfolio                          0.90%       0.18%       0.00%       0.00%         1.08%
 AST Neuberger Berman Small-Cap Growth Portfolio /9/    0.95%       0.16%       0.00%       0.00%         1.11%
 AST Federated Aggressive Growth Portfolio              0.95%       0.14%       0.00%       0.00%         1.09%
 AST DeAM Small-Cap Value Portfolio                     0.95%       0.23%       0.00%       0.00%         1.18%
 AST Goldman Sachs Mid-Cap Growth Portfolio             1.00%       0.15%       0.00%       0.00%         1.15%
 AST Neuberger Berman Mid-Cap Growth Portfolio          0.90%       0.14%       0.00%       0.00%         1.04%
 AST Neuberger Berman Mid-Cap Value Portfolio           0.89%       0.11%       0.00%       0.00%         1.00%
 AST Mid-Cap Value Portfolio                            0.95%       0.21%       0.00%       0.00%         1.16%
 AST MFS Growth Portfolio                               0.90%       0.13%       0.00%       0.00%         1.03%
 AST Marsico Capital Growth Portfolio                   0.90%       0.11%       0.00%       0.00%         1.01%

------------------------------------------------------------------------------------------------------------------------
                                   UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                       (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------             For the year ended December 31, 2006
                  UNDERLYING PORTFOLIOS                   --------------------------------------------------------------
                                                           Management    Other     12b-1 Fee    Acquired    Total Annual
                                                              Fee     Expenses /3/           Portfolio Fees  Portfolio
                                                                                             & Expenses /1/  Operating
                                                                                                            Expenses /2/
-                                                          -------------------------------------------------------------
 AST Goldman Sachs Concentrated Growth Portfolio             0.90%       0.13%       0.00%       0.00%         1.03%
 AST DeAM Large-Cap Value Portfolio                          0.85%       0.15%       0.00%       0.00%         1.00%
 AST Large-Cap Value Portfolio                               0.75%       0.11%       0.00%       0.00%         0.86%
 AST AllianceBernstein Core Value Portfolio                  0.75%       0.14%       0.00%       0.00%         0.89%
 AST AllianceBernstein Managed Index 500 Portfolio           0.60%       0.14%       0.00%       0.00%         0.74%
 AST American Century Income & Growth Portfolio              0.75%       0.15%       0.00%       0.00%         0.90%
 AST AllianceBernstein Growth & Income Portfolio             0.75%       0.11%       0.00%       0.00%         0.86%
 AST Cohen & Steers Realty Portfolio                         1.00%       0.13%       0.00%       0.00%         1.13%
 AST T. Rowe Price Natural Resources Portfolio               0.90%       0.13%       0.00%       0.00%         1.03%
 AST American Century Strategic Allocation Portfolio /10/    0.85%       0.21%       0.00%       0.00%         1.06%
 AST Advanced Strategies Portfolio                           0.85%       0.24%       0.00%       0.00%         1.09%
 AST T. Rowe Price Asset Allocation Portfolio                0.85%       0.14%       0.00%       0.00%         0.99%
 AST UBS Dynamic Alpha Portfolio /11/                        1.00%       0.21%       0.00%       0.00%         1.21%
 AST First Trust Balanced Target Portfolio                   0.85%       0.21%       0.00%       0.00%         1.06%
 AST First Trust Capital Appreciation Target Portfolio       0.85%       0.19%       0.00%       0.00%         1.04%
 AST Aggressive Asset Allocation Portfolio                   0.15%       0.05%       0.00%       0.99%         1.19%
 AST Capital Growth Asset Allocation Portfolio               0.15%       0.02%       0.00%       0.95%         1.12%
 AST Balanced Asset Allocation Portfolio                     0.15%       0.02%       0.00%       0.90%         1.07%
 AST Conservative Asset Allocation Portfolio                 0.15%       0.04%       0.00%       0.89%         1.08%
 AST Preservation Asset Allocation Portfolio                 0.15%       0.08%       0.00%       0.82%         1.05%
 AST T. Rowe Price Global Bond Portfolio                     0.80%       0.16%       0.00%       0.00%         0.96%
 AST High Yield Portfolio /12/                               0.75%       0.15%       0.00%       0.00%         0.90%
 AST Lord Abbett Bond-Debenture Portfolio                    0.80%       0.14%       0.00%       0.00%         0.94%
 AST PIMCO Limited Maturity Bond Portfolio                   0.65%       0.12%       0.00%       0.00%         0.77%
Gartmore Variable Insurance Trust
 GVIT Developing Markets /13/                                1.05%       0.35%       0.25%       0.00%         1.65%
Janus Aspen Series
 Large Cap Growth Portfolio--Service Shares                  0.64%       0.05%       0.25%       0.00%         0.94%

1 Each Asset Allocation Portfolio invests in shares of other Portfolios of the Fund and the Advanced Series Trust (the Acquired Portfolios). In addition, each Portfolio may invest otherwise uninvested cash in the Dryden Core Investment Fund (Money Market and/or Short-Term Bond Series).

Investors in an Asset Allocation Portfolio or other Portfolio indirectly bear the fees and expenses of the Acquired Portfolios and/or Dryden Core Investment Fund. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios and/or Dryden Core Investment Fund, in which the Asset Allocation Portfolios or other Portfolios invested during the year ended December 31, 2006. The Asset Allocation Portfolios do not pay any transaction fees when they purchase and redeem shares of the Acquired Portfolios.

Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio Operating Expenses to differ from those set forth in the Financial Highlights tables of the respective Portfolios.

Effective March 1, 2007, each of the Asset Allocation Portfolios became responsible for the payment of its own "Other Expenses," including, without limitation, custodian fees, legal fees, trustee fees and audit fees, in accordance with the terms of the management agreement. Prior to that time, Prudential Investments LLC or an affiliate paid the "other expenses" of the Asset Allocation Portfolios. The table reflects and annualized estimate of the "Other Expenses" of the Asset Allocation Portfolios for the year ended December 31, 2006 had the current arrangement been in place during that year.

2 Prudential Investments LLC has voluntarily agreed to waive a portion of its management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows, may be discontinued or otherwise modified at any time. Equity Portfolio: 0.75%; Jennison Portfolio: 0.75%; Money Market Portfolio: 0.75%; Stock Index Portfolio:

0.75%; Value Portfolio: 0.75%; SP AIM Core Equity Portfolio: 1.00%; SP International Value Portfolio: 1.00%; SP International Growth Portfolio:

1.24%; SP Mid Cap Growth Portfolio: 1.00%; SP PIMCO High Yield Portfolio:

0.82%; SP PIMCO Total Return Portfolio: 0.76%; SP Small Cap Growth Portfolio: 1.15%; SP Small Cap Value Portfolio: 1.05%; SP T. Rowe Price Large Cap Growth Portfolio: 1.06%.

3 As noted above, shares of the Portfolios generally are purchased through variable insurance products. Many of the Portfolios and/or their investment advisers and/or distributors have entered into arrangements with us as the issuer of each Annuity under which they compensate us for providing ongoing services in lieu of the Trust providing such services. Amounts paid by a Portfolio under those arrangements are included under "Other Expenses." For more information see the prospectus for each underlying portfolio and Variable Investment Options in this section.

4 The Portfolio's contractual management fee rate is as follows: 0.35% for average net assets up to $4 billion, and 0.30% for average net assets in excess of $4 billion.

14

5 Effective November 13, 2006, Marsico Capital Management, LLC was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, William Blair & Company, LLC served as the sole Sub-advisor of the Portfolio, then named the "SP William Blair International Growth Portfolio." 6 Effective November 13, 2006, Thornburg Investment Management, Inc. was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, Thornburg Investment Management, Inc. served as the sole Sub-advisor of the Portfolio, then named the "SP LSV International Value Portfolio." 7 The AST Aggressive Asset Allocation, the AST Balanced Asset Allocation, the AST Capital Growth Asset Allocation, the AST Conservative Asset Allocation and the AST Preservation Asset Allocation Portfolios (the "Dynamic Asset Allocation Portfolios") each invest in other investment companies (the Acquired Portfolios). For example, each Dynamic Asset Allocation Portfolio invests in shares of other Portfolios of the Advanced Series Trust, and some Portfolios invest in other funds, including the Dryden Core Investment Fund. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Dynamic Asset Allocation Portfolio invested during the year ended December 31, 2006. The Dynamic Asset Allocation Portfolios do not pay any transaction fees when they purchase or redeem shares of the Acquired Portfolios. Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio Operating Expenses to differ from those set forth in the Financial Highlights tables in the prospectus for the Portfolios.

8 The total actual operating expenses for certain of the Portfolios listed above for the year ended December 31, 2006 were less than the amounts shown in the table above, due to fee waivers, reimbursement of expenses, and expense offset arrangements ("Arrangements"). These Arrangements are voluntary and may be terminated at any time. In addition, the Arrangements may be modified periodically. For more information regarding the Arrangements, please see the Prospectus and Statement of Additional Information for the Portfolios.

9 Effective May 1, 2007, Neuberger Berman Management, Inc. became Sub-advisor to the Portfolio. Prior to May 1, 2007, Deutsche Asset Management, Inc. served as Sub-advisor of the Portfolio, then named the "AST DeAM Small-Cap Growth Portfolio."

10 Prior to May 1, 2007 the Portfolio was named the "AST American Century Strategic Balanced Portfolio."

11 Prior to May 1, 2007 the Portfolio was named the "AST Global Allocation Portfolio." Expenses shown are the annualized estimated operating expense for AST UBS Dynamic Alpha Portfolio effective May 1, 2007. Operating expenses for the AST Global Allocation Portfolio based upon the year ended December 31, 2006 would be as follows: Shareholder Fees (fees paid directly from your investment) - None; Management Fees - .10%; Distribution (12b-1) Fees - None; Other Expenses - .09%; Acquired Portfolio Fees & Expenses - .88%; Total Annual Portfolio Operating Expenses - 1.07%.

12 Effective June 16, 2006, Goldman Sachs Asset Management L.P. no longer serves as a Co-Sub-advisor to the Portfolio.

13 Effective January 1, 2006, the management fee was lowered by 0.10% to the base fee described above. Beginning January 1, 2007, the management fee may be adjusted, on a quarterly basis, upward or downward depending on the Fund's performance relative to its benchmark, the MSCI Emerging Markets Free Index. As a result, beginning January 1, 2007, if the management fee were calculated taking into account the current base fee (as stated in the table above) and the maximum performance fee adjustment of 0.10% (+/-), the management fee could range from 0.95% at its lowest to 1.15% at its highest.

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable Annuity contracts. these costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying mutual fund fees and expenses.

The examples assume that you invest $10,000 in the contract for the time periods indicated. the examples also assume that your investment has a 5% return each year and assume the maximum fees and expenses of any of the mutual funds, which do not reflect any expense reimbursements or waivers. Although your actual costs may be higher or lower, based on these assumptions, your costs would be as indicated in the tables that follow.

Example 1: If You Withdraw Your Assets

Example 1 assumes that:

. You invest $10,000 in Strategic Partners Select;

. You allocate all of your assets to the variable investment option having the maximum total operating expenses;

. You withdraw all your assets at the end of the time period indicated;

. Your investment has a 5% return each year; and

. The mutual fund's total operating expenses remain the same each year.

Example 2: If You Do Not Withdraw Your Assets Example 2 assumes that:

. You invest $10,000 in Strategic Partners Select;

. You allocate all of your assets to the variable investment option having the maximum total operating expenses;

. You DO NOT WITHDRAW any of your assets at the end of the time period indicated;

. Your investment has a 5% return each year; and

. The mutual fund's total operating expenses remain the same each year.

Notes for Expense Examples:

These Examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

Note that withdrawal charges (which are reflected in Example 1) are assessed in connection with some annuity options, but not others.

The values shown in the 10 year column are the same for Example 1 and 2. This is because after 10 years, we would no longer deduct withdrawal charges when you make a withdrawal or when you begin the income phase of your contract.

If your Contract Value is less than $50,000, on your contract anniversary (or upon a surrender), we deduct a $30 fee. The examples use an average annual contract fee, which we calculated based on our estimate of the total contract fees we expect to collect in 2007. Your actual fees will vary based on the amount of your contract and your specific allocation(s).

Premium taxes are not reflected in the examples. We deduct a charge to approximate premium taxes that may be imposed on us in your state. This charge is generally deducted from the amount applied to an annuity payout option.

The table of accumulation unit values appears in the appendix to this prospectus.

         Example 1:                    Example 2:
-----------------------------------------------------------------
If you withdraw your assets   If you do not withdraw your assets
-----------------------------------------------------------------
1 yr  3 yrs   5 yrs   10 yrs  1 yr    3 yrs     5 yrs    10 yrs
-----------------------------------------------------------------
$980  $1,515  $2,073  $3,747  $350    $1,065    $1,803   $3,747
-----------------------------------------------------------------

16

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PART II SECTIONS 1-9

STRATEGIC PARTNERS SELECT PROSPECTUS

1: WHAT IS THE STRATEGIC PARTNERS SELECT VARIABLE ANNUITY?

The Strategic Partners Select Variable Annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us).

Under our contract or agreement, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the first contract anniversary. (Maryland residents must wait until the end of the seventh contract year.) Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

This annuity contract benefits from tax deferral when it is sold outside a tax-favored plan (generally called a non-qualified annuity). Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. In other words, you need not purchase this contract to gain the preferential tax treatment provided by your retirement plan. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral, including the death benefit and income benefits, meet your needs and goals. You should consider the relative features, benefits and costs of this annuity compared with any other investment that you may use in connection with your retirement plan or arrangement.

Strategic Partners Select is a variable annuity contract. This means that during the accumulation phase, you can allocate your assets among the variable investment options as well as guaranteed interest-rate options. (If you live in Maryland, Oregon or Washington, the market value adjustment option is not available to you.) If you select a variable investment option, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund associated with that variable investment option.

Because the underlying mutual funds' portfolios fluctuate in value depending upon market conditions, your Contract Value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

As mentioned above, Strategic Partners Select also offers interest-rate options: a fixed-rate option and a market value adjustment option. The fixed-rate option offers an interest rate that is guaranteed by us for one year and will not be less than the minimum interest rate dictated by applicable state law. The market value adjustment option guarantees a stated interest rate, generally higher than the fixed-rate option. However, in order to get the full benefit of the stated interest rate, assets in this option must be held for a seven-year period.

As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant(s) is the person upon whose death during the accumulation phase, the death benefit is payable. The annuitant is the person who receives the annuity payments when the income phase begins. The annuitant is also the person whose life is used to determine the amount of these payments and how long (if applicable) the payments will continue once the annuity phase begins. On or after the annuity date, the annuitant may not be changed.

The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us.

SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"

If you change your mind about owning Strategic Partners Select, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:

. Your full purchase payment, less any applicable federal and state income tax withholding; or

. The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment. We impose neither a withdrawal charge nor any market value adjustment if you cancel your contract under this provision.

To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.

19

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?

The contract gives you the choice of allocating your purchase payments to any of the variable investment options, and fixed interest-rate options.

The variable investment options invest in underlying mutual funds managed by leading investment advisers. These underlying mutual funds may sell their shares to both variable annuity and variable life separate accounts of different insurance companies, which could create the kinds of risks that are described in more detail in the current prospectus for the underlying mutual fund. The current prospectuses for the underlying mutual funds also contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The mutual fund options that you select are your choice. We do not recommend or endorse any particular underlying mutual fund.

VARIABLE INVESTMENT OPTIONS

The following chart classifies each of the portfolios based on our assessment of their investment style (as of the date of this prospectus). The chart also provides a description of each portfolio's investment objective and a short, summary description of their key policies to assist you in determining which portfolios may be of interest to you. What appears in the chart below is merely a summary - please consult the portfolio's prospectus for a comprehensive discussion of the portfolio's investment policies. There is no guarantee that any portfolio will meet its investment objective. The name of the adviser/sub-adviser for each portfolio appears next to the description.

The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio, Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect, wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI) under a "manager-of-managers" approach.

Under the manager-of-managers approach, PI has the ability to assign sub-advisers to manage specific portions of a portfolio, and the portion managed by a sub-adviser may vary from 0% to 100% of the portfolio's assets. The sub-advisers that manage some or all of a Prudential Series Fund portfolio are listed on the following chart.

Under the agreement through which Prudential Financial, Inc. acquired American Skandia Life Assurance Corporation and certain of its affiliates in May 2003, Prudential Financial may not use the "American Skandia" name in any context after May 1, 2008. Therefore, Prudential Financial has begun a "rebranding" project that involves renaming certain American Skandia legal entities. As pertinent to this annuity: 1) American Skandia Investment Services, Inc. has been renamed AST Investment Services, Inc.; and 2) American Skandia Trust has been renamed Advanced Series Trust. These name changes will not impact the manner in which customers do business with Prudential. The portfolios of the Advanced Series Trust are co-managed by PI and AST Investment Services, Inc. also under a manager-of- managers approach. AST Investment Services, Inc. is an indirect, wholly-owned subsidiary of Prudential Financial, Inc.

A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.

Pruco Life has entered into agreements with certain underlying portfolios and/or the investment adviser or distributor of such portfolios. Pruco Life may provide administrative and support services to such portfolios pursuant to the terms of these agreements and under which it receives a fee of up to 0.55% annually (as of May 1, 2007) of the average assets allocated to the portfolio under the contract. These agreements, including the fees paid and services provided, can vary for each underlying mutual fund whose portfolios are offered as sub-accounts. In addition, an investment adviser, sub-adviser or distributor of the underlying portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the contract. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser's, sub-adviser's or distributor's participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributors, and the amounts of such payments may vary between and among each adviser, sub-adviser, and distributor depending on their respective participation. During 2006, with regard to amounts that were paid under these kinds of arrangements, the amounts ranged from approximately $53 to approximately $190.514. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

As detailed in the Prudential Series Fund prospectus, although the Prudential Money Market Portfolio is designed to be a stable investment option, it is possible to lose money in that portfolio. For example, when prevailing short-term interest rates are very low, the yield on the Prudential Money Market Portfolio may be so low that, when separate account and contract charges are deducted, you experience a negative return.

Upon the introduction of the Advanced Series Trust Asset Allocation Portfolios on December 5, 2005, we ceased offering the Prudential Series Fund Asset Allocation Portfolios to new purchasers and to existing contract owners who had not previously invested in those Portfolios. However, a contract owner who had Contract Value allocated to a Prudential Series Fund Asset Allocation Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date. In addition, after December 5, 2005, we ceased offering the Prudential Series Fund SP Large Cap Value Portfolio to new purchasers and to existing contract owners who had not previously invested in that Portfolio. However, a contract owner who had Contract Value allocated to the SP Large Cap Value Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date.

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-------------------------------------------------------------------
 STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
 TYPE                                                ADVISOR/
                                                    SUB-ADVISOR
-------------------------------------------------------------------
               THE PRUDENTIAL SERIES FUND
-------------------------------------------------------------------
 LARGE    Jennison Portfolio: seeks long-term        Jennison
  CAP     growth of capital. The Portfolio        Associates LLC
 GROWTH   invests primarily in equity
          securities of major, established
          corporations that the subadviser
          believes offer above-average growth
          prospects. The Portfolio may invest
          up to 30% of its total assets in
          foreign securities. Stocks are
          selected on a company-by-company
          basis using fundamental analysis.
          Normally 65% of the Portfolio's total
          assets are invested in common stocks
          and preferred stocks of companies
          with capitalization in excess of $1
          billion.
-------------------------------------------------------------------
 LARGE    Equity Portfolio: seeks long-term          Jennison
  CAP     growth of capital. The Portfolio        Associates LLC;
 BLEND    invests at least 80% of its net           ClearBridge
          assets plus borrowings for investment    Advisors, LLC
          purposes in common stocks of major
          established corporations as well as
          smaller companies that the Sub
          advisers believe offer attractive
          prospects of appreciation. In the
          Jennison portion, over a full market
          cycle, the subadviser seeks to
          outperform the S&P 500 Index by
          investing in a portfolio with
          earnings growth greater than the
          index at valuations comparable to
          that of the index.
-------------------------------------------------------------------
  INTER   Global Portfolio: seeks long-term          LSV Asset
NATIONAL  growth of capital. The Portfolio          Management/
 EQUITY   invests primarily in common stocks      Marsico Capital
          (and their equivalents) of foreign     Management, LLC/
          and U.S. companies. Each Sub-adviser     T. Rowe Price
          for the Portfolio generally will use   Associates, Inc./
          either a "growth" approach or a         William Blair &
          "value" approach in selecting either     Company, LLC
          foreign or U.S. common stocks.
-------------------------------------------------------------------
 FIXED    Money Market Portfolio: seeks maximum     Prudential
 INCOME   current income consistent with the        Investment
          stability of capital and the           Management, Inc.
          maintenance of liquidity. The
          Portfolio invests in high-quality
          short-term money market instruments
          issued by the U.S. Government or its
          agencies, as well as by corporations
          and banks, both domestic and foreign.
          The Portfolio will invest only in
          instruments that mature in thirteen
          months or less, and which are
          denominated in U.S. dollars.
-------------------------------------------------------------------
 LARGE    Value Portfolio: seeks long-term           Jennison
  CAP     growth of capital through               Associates LLC
 VALUE    appreciation and income. The
          Portfolio invests primarily in common
          stocks that the subadviser believes
          are undervalued - those stocks that
          are trading below their underlying
          asset value, cash generating ability
          and overall earnings and earnings
          growth. There is a risk that "value"
          stocks can perform differently from
          the market as a whole and other types
          of stocks and can continue to be
          undervalued by the markets for long
          periods of time. Normally at least
          65% of the Portfolio's total assets
          is invested in the common stock and
          convertible securities of companies
          that the subadviser believes will
          provide investment returns above
          those of the Russell 1000(R) Value
          Index. Most of the investments will
          be securities of large capitalization
          companies. The Portfolio may invest
          up to 25% of its total assets in real
          estate investment trusts (REITs) and
          up to 30% of its total assets in
          foreign securities.
-------------------------------------------------------------------
 ASSET    SP Aggressive Growth Asset Allocation     Prudential
ALLOCA-   Portfolio: seeks to obtain the          Investments LLC
 TION/    highest potential total return
BALANCED  consistent with the specified level
          of risk tolerance. The Portfolio may
          invest in any other Portfolio of the
          Fund (other than another SP Asset
          Allocation Portfolio), and the AST
          Marsico Capital Growth Portfolio of
          Advanced Series Trust (AST) (the
          Underlying Portfolios). Under normal
          circumstances, the Portfolio
          generally will focus on equity
          Underlying Portfolios but will also
          invest in fixed-income Underlying
          Portfolios.
-------------------------------------------------------------------
 ASSET    SP Balanced Asset Allocation              Prudential
ALLOCA-   Portfolio: seeks to obtain the          Investments LLC
 TION/    highest potential total return
BALANCED  consistent with the specified level
          of risk tolerance. The Portfolio may
          invest in any other Portfolio of the
          Fund (other than another SP Asset
          Allocation Portfolio), and the AST
          Marsico Capital Growth Portfolio of
          Advanced Series Trust (AST) (the
          Underlying Portfolios). The Portfolio
          will invest in equity and
          fixed-income Underlying Portfolios.
-------------------------------------------------------------------

--------------------------------------------------------------------
 STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
 TYPE                                                 ADVISOR/
                                                    SUB-ADVISOR
--------------------------------------------------------------------
 ASSET    SP Conservative Asset Allocation           Prudential
ALLOCA-   Portfolio: seeks to obtain the          Investments LLC
 TION/    highest potential total return
BALANCED  consistent with the specified level
          of risk tolerance. The Portfolio may
          invest in any other Portfolio of the
          Fund (other than another SP Asset
          Allocation Portfolio), and the AST
          Marsico Capital Growth Portfolio of
          Advanced Series Trust (AST) (the
          Underlying Portfolios). Under normal
          circumstances, the Portfolio
          generally will focus on fixed-income
          Underlying Portfolios but will also
          invest in equity Underlying
          Portfolios.
--------------------------------------------------------------------
 ASSET    SP Growth Asset Allocation Portfolio:      Prudential
ALLOCA-   seeks to obtain the highest potential   Investments LLC
 TION/    total return consistent with the
BALANCED  specified level of risk tolerance.
          The Portfolio may invest in any other
          Portfolio of the Fund (other than
          another SP Asset Allocation
          Portfolio), and the AST Marsico
          Capital Growth Portfolio of Advanced
          Series Trust (AST) (the Underlying
          Portfolios). Under normal
          circumstances, the Portfolio
          generally will focus on equity
          Underlying Portfolios but will also
          invest in fixed-income Underlying
          Portfolios.
--------------------------------------------------------------------
 LARGE    SP AIM Core Equity Portfolio: seeks      A I M Capital
  CAP     long-term growth of capital. The        Management, Inc.
 BLEND    Portfolio normally invests at least
          80% of investable assets in equity
          securities, including convertible
          securities of established companies
          that have long-term above-average
          growth in earnings and growth
          companies that the subadviser
          believes have the potential for
          above-average growth in earnings.
--------------------------------------------------------------------
 LARGE    SP Davis Value Portfolio: seeks          Davis Selected
  CAP     growth of capital. The Portfolio         Advisers, L.P.
 VALUE    invests primarily in common stocks of
          U.S. companies with market
          capitalizations within the market
          capitalization range of the Russell
          1000 Value Index. It may also invest
          in stocks of foreign companies and
          U.S. companies with smaller
          capitalizations. The subadviser
          attempts to select common stocks of
          businesses that possess
          characteristics that the subadviser
          believe foster the creation of
          long-term value, such as proven
          management, a durable franchise and
          business model, and sustainable
          competitive advantages. The
          subadviser aims to invest in such
          businesses when they are trading at a
          discount to their intrinsic worth.
          There is a risk that "value" stocks
          can perform differently from the
          market as a whole and other types of
          stocks and can continue to be
          undervalued by the markets for long
          periods of time.
--------------------------------------------------------------------
  INTER   SP International Value Portfolio           LSV Asset
NATIONAL  (formerly SP LSV International Value      Management,
 EQUITY   Portfolio): seeks capital growth. The      Thornburg
          Portfolio normally invests at least        Investment
          65% of the Portfolio's investable       Management, Inc.
          assets (net assets plus borrowings
          made for investment purposes) in the
          equity securities of companies in
          developed countries outside the
          United States that are represented in
          the MSCI EAFE Index.
--------------------------------------------------------------------
MID CAP   SP Mid Cap Growth Portfolio: seeks      Calamos Advisors
 GROWTH   long-term growth of capital. The              LLC
          Portfolio normally invests at least
          80% of investable assets in common
          stocks and related securities, such
          as preferred stocks, convertible
          securities and depositary receipts
          for those securities. These
          securities typically are of medium
          market capitalizations, which the
          subadviser believes have
          above-average growth potential. The
          Portfolio generally defines medium
          market capitalization companies as
          those companies with market
          capitalizations within the market
          capitalization range of the Russell
          Mid Cap Growth Index. The Portfolio's
          investments may include securities
          listed on a securities exchange or
          traded in the over-the-counter
          markets. The subadviser uses a
          bottom-up and top-down analysis in
          managing the Portfolio. This means
          that securities are selected based
          upon fundamental analysis, as well as
          a top-down approach to
          diversification by industry and
          company, and by paying attention to
          macro-level investment themes. The
          Portfolio may invest in foreign
          securities (including emerging
          markets securities).
--------------------------------------------------------------------
 FIXED    SP PIMCO High Yield Portfolio: seeks   Pacific Investment
 INCOME   to maximize total return consistent        Management
          with preservation of capital and          Company LLC
          prudent investment management. The          (PIMCO)
          Portfolio will invest in a
          diversified portfolio of fixed-income
          investment instruments of varying
          maturities. The average portfolio
          duration of the Portfolio generally
          will vary within a two- to six-year
          time frame based on the Sub-advisor's
          forecast for interest rates.
--------------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-------------------------------------------------------------------
STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
 TYPE                                                ADVISOR/
                                                   SUB-ADVISOR
-------------------------------------------------------------------
 FIXED   SP PIMCO Total Return Portfolio:       Pacific Investment
INCOME   seeks to maximize total return             Management
         consistent with preservation of           Company LLC
         capital and prudent investment              (PIMCO)
         management. The Portfolio will invest
         in a diversified portfolio of
         fixed-income investment instruments
         of varying maturities. The average
         portfolio duration of the Portfolio
         generally will vary within a three-
         to six-year time frame based on the
         Sub-advisor's forecast for interest
         rates.
-------------------------------------------------------------------
MID CAP  SP Prudential U.S. Emerging Growth          Jennison
GROWTH   Portfolio: seeks long-term capital       Associates LLC
         appreciation. The Portfolio normally
         invests at least 80% of investable
         assets in equity securities of small
         and medium sized U.S. companies that
         the subadviser believes have the
         potential for above-average earnings
         growth. The subadviser seeks to
         invest in companies that it believes
         are poised to benefit from an
         acceleration of growth or an
         inflection point in a company's
         growth rate that is not currently
         reflected in the stock price. The
         team uses a research-intensive
         approach based on internally
         generated fundamental research.
-------------------------------------------------------------------
 SMALL   SP Small Cap Growth Portfolio: seeks      Eagle Asset
  CAP    long-term capital growth. The             Management/
GROWTH   Portfolio pursues its objective by      Neuberger Berman
         primarily investing in the common       Management, Inc.
         stocks of small-capitalization
         companies, which is defined as a
         company with a market capitalization,
         at the time of purchase, no larger
         than the largest capitalized company
         included in the Russell 2000 Index
         during the most recent 11-month
         period (based on month-end data) plus
         the most recent data during the
         current month.
-------------------------------------------------------------------
 SMALL   SP Small-Cap Value Portfolio: seeks      Goldman Sachs
  CAP    long-term capital growth. The                Asset
 VALUE   Portfolio normally invests at least    Management, L.P.;
         80% its net assets plus borrowings        ClearBridge
         for investment purposes in the equity    Advisors, LLC
         securities of small capitalization
         companies. The Portfolio focuses on
         equity securities that are believed
         to be undervalued in the marketplace.
-------------------------------------------------------------------
 LARGE   SP Strategic Partners Focused Growth   AllianceBernstein
  CAP    Portfolio: seeks long-term growth of     L.P.; Jennison
GROWTH   capital. The Portfolio normally          Associates LLC
         invests at least 65% of total assets
         in equity-related securities of U.S.
         companies that the subadvisers
         believe to have strong capital
         appreciation potential. The
         Portfolio's strategy is to combine
         the efforts of two subadvisers and to
         invest in the favorite stock
         selection ideas of three portfolio
         managers (two of whom invest as a
         team). Each investment Sub-adviser to
         the Portfolio utilizes a growth
         style: Jennison selects approximately
         20 securities and AllianceBernstein
         selects approximately 30 securities.
         The portfolio managers build a
         portfolio with stocks in which they
         have the highest confidence and may
         invest more than 5% of the
         Portfolio's assets in any one issuer.
         The Portfolio is nondiversified,
         meaning it can invest a relatively
         high percentage of its assets in a
         small number of issuers. Investing in
         a nondiversified portfolio,
         particularly a portfolio investing in
         approximately 50 equity-related
         securities, involves greater risk
         than investing in a diversified
         portfolio because a loss resulting
         from the decline in the value of one
         security may represent a greater
         portion of the total assets of a
         nondiversified portfolio.
-------------------------------------------------------------------
 LARGE   Stock Index Portfolio: seeks              Quantitative
  CAP    investment results that generally          Management
 BLEND   correspond to the performance of         Associates LLC
         publicly-traded common stocks. With
         the price and yield performance of
         the Standard & Poor's 500 Composite
         Stock Price Index (S&P 500) as the
         benchmark, the Portfolio normally
         invests at least 80% of investable
         assets in S&P 500 stocks. The S&P 500
         represents more than 70% of the total
         market value of all publicly-traded
         common stocks and is widely viewed as
         representative of publicly-traded
         common stocks as a whole. The
         Portfolio is not "managed" in the
         traditional sense of using market and
         economic analyses to select stocks.
         Rather, the portfolio manager
         purchases stocks in proportion to
         their weighting in the S&P 500.
-------------------------------------------------------------------
 LARGE   SP T. Rowe Price Large-Cap Growth        T. Rowe Price
  CAP    Portfolio: seeks long-term capital      Associates, Inc.
GROWTH   growth. Under normal circumstances,
         the Portfolio invests at least 80% of
         its net assets plus borrowings for
         investment purposes in the equity
         securities of large-cap companies.
         The Sub-adviser generally looks for
         companies with an above-average rate
         of earnings and cash flow growth and
         a lucrative niche in the economy that
         gives them the ability to sustain
         earnings momentum even during times
         of slow economic growth.
-------------------------------------------------------------------

-------------------------------------------------------------------
 STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
 TYPE                                                ADVISOR/
                                                    SUB-ADVISOR
-------------------------------------------------------------------
 INTER-   SP International Growth Portfolio       Marsico Capital
NATIONAL  (formerly, SP William Blair            Management, LLC;
 EQUITY   International Growth Portfolio):        William Blair &
          seeks long-term capital appreciation.    Company, LLC.
          The Portfolio invests primarily in
          equity-related securities of foreign
          issuers. The Portfolio invests
          primarily in the common stock of
          large and medium-sized foreign
          companies, although it may also
          invest in companies of all sizes.
          Under normal circumstances, the
          Portfolio invests at least 65% of its
          total assets in common stock of
          foreign companies operating or based
          in at least five different countries,
          which may include countries with
          emerging markets. The Portfolio looks
          primarily for stocks of companies
          whose earnings are growing at a
          faster rate than other companies or
          which offer attractive growth
          potential.
-------------------------------------------------------------------
                  ADVANCED SERIES TRUST
-------------------------------------------------------------------
 ASSET    AST Advanced Strategies Portfolio:         LSV Asset
 ALLOCA   seeks a high level of absolute            Management;
 TION/    return. The Portfolio invests           Marsico Capital
BALANCED  primarily in a diversified portfolio      Management,
          of equity and fixed income securities    LLC; Pacific
          across different investment               Investment
          categories and investment managers.       Management
          The Portfolio pursues a combination       Company LLC
          of traditional and non-traditional         (PIMCO);
          investment strategies.                   T. Rowe Price
                                                 Associates, Inc.;
                                                  William Blair &
                                                  Company, L.L.C.
-------------------------------------------------------------------
 ASSET    AST Aggressive Asset Allocation         AST Investment
 ALLOCA   Portfolio: seeks the highest            Services, Inc./
 TION/    potential total return consistent         Prudential
BALANCED  with its specified level of risk        Investments LLC
          tolerance. The Portfolio will invest
          its assets in several other Advanced
          Series Trust Portfolios. Under normal
          market conditions, the Portfolio will
          devote between 92.5% to 100% of its
          net assets to underlying portfolios
          investing primarily in equity
          securities, and 0% to 7.5% of its net
          assets to underlying portfolios
          investing primarily in debt
          securities and money market
          instruments.
-------------------------------------------------------------------
 LARGE    AST AllianceBernstein Core Value       AllianceBernstein
  CAP     Portfolio: seeks long-term capital           L.P.
 VALUE    growth by investing primarily in
          common stocks. The Sub-advisor
          expects that the majority of the
          Portfolio's assets will be invested
          in the common stocks of large
          companies that appear to be
          undervalued. Among other things, the
          Portfolio seeks to identify
          compelling buying opportunities
          created when companies are
          undervalued on the basis of investor
          reactions to near-term problems or
          circumstances even though their
          long-term prospects remain sound. The
          Sub-advisor seeks to identify
          individual companies with earnings
          growth potential that may not be
          recognized by the market at large.
-------------------------------------------------------------------
 LARGE    AST AllianceBernstein Growth & Income  AllianceBernstein
  CAP     Portfolio: seeks long-term growth of         L.P.
 VALUE    capital and income while attempting
          to avoid excessive fluctuations in
          market value. The Portfolio normally
          will invest in common stocks (and
          securities convertible into common
          stocks). The Sub-advisor will take a
          value-oriented approach, in that it
          will try to keep the Portfolio's
          assets invested in securities that
          are selling at reasonable valuations
          in relation to their fundamental
          business prospects. The stocks that
          the Portfolio will normally invest in
          are those of seasoned companies.
-------------------------------------------------------------------
 LARGE    AST AllianceBernstein Managed Index    AllianceBernstein
  CAP     500 Portfolio: seeks to outperform           L.P.
 BLEND    the Standard & Poor's 500 Composite
          Stock Price Index (the "S&P 500")
          through stock selection resulting in
          different weightings of common stocks
          relative to the index. The Portfolio
          will invest, under normal
          circumstances, at least 80% of its
          net assets in securities included in
          the S&P(R) 500.
-------------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-------------------------------------------------------------------
 STYLE/       INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
  TYPE                                                ADVISOR/
                                                    SUB-ADVISOR
-------------------------------------------------------------------
  LARGE    AST American Century Income & Growth   American Century
   CAP     Portfolio: seeks capital growth with      Investment
  VALUE    current income as a secondary          Management, Inc.
           objective. The Portfolio invests
           primarily in common stocks that offer
           potential for capital growth, and
           may, consistent with its investment
           objective, invest in stocks that
           offer potential for current income.
           The Sub-advisor utilizes a
           quantitative management technique
           with a goal of building an equity
           portfolio that provides better
           returns than the S&P 500 Index
           without taking on significant
           additional risk and while attempting
           to create a dividend yield that will
           be greater than the S&P 500 Index.
-------------------------------------------------------------------
  ASSET    AST American Century Strategic         American Century
  ALLOCA   Allocation Portfolio (formerly known      Investment
  TION/    as AST American Century Strategic      Management, Inc.
BALANCED   Balanced Portfolio): seeks capital
           growth and current income. The
           Sub-advisor intends to maintain
           approximately 60% of the Portfolio's
           assets in equity securities and the
           remainder in bonds and other fixed
           income securities. Both the
           Portfolio's equity and fixed income
           investments will fluctuate in value.
           The equity securities will fluctuate
           depending on the performance of the
           companies that issued them, general
           market and economic conditions, and
           investor confidence. The fixed income
           investments will be affected
           primarily by rising or falling
           interest rates and the credit quality
           of the issuers.
-------------------------------------------------------------------
  ASSET    AST Balanced Asset Allocation           AST Investment
  ALLOCA   Portfolio: seeks the highest           Services, Inc./
  TION/    potential total return consistent         Prudential
BALANCED   with its specified level of risk       Investments LLC
           tolerance. The Portfolio will invest
           its assets in several other Advanced
           Series Trust Portfolios. Under normal
           market conditions, the Portfolio will
           devote between 57.5% to 72.5% of its
           net assets to underlying portfolios
           investing primarily in equity
           securities, and 27.5% to 42.5% of its
           net assets to underlying portfolios
           investing primarily in debt
           securities and money market
           instruments.
-------------------------------------------------------------------
  ASSET    AST Capital Growth Asset Allocation     AST Investment
  ALLOCA   Portfolio: seeks the highest           Services, Inc./
  TION/    potential total return consistent         Prudential
BALANCED   with its specified level of risk       Investments LLC
           tolerance. The Portfolio will invest
           its assets in several other Advanced
           Series Trust Portfolios. Under normal
           market conditions, the Portfolio will
           devote between 72.5% to 87.5% of its
           net assets to underlying portfolios
           investing primarily in equity
           securities, and 12.5% to 27.5% of its
           net assets to underlying portfolios
           investing primarily in debt
           securities and money market
           instruments.
-------------------------------------------------------------------
SPECIALTY  AST Cohen & Steers Realty Portfolio:    Cohen & Steers
           seeks to maximize total return             Capital
           through investment in real estate      Management, Inc.
           securities. The Portfolio pursues its
           investment objective by investing,
           under normal circumstances, at least
           80% of its net assets in securities
           of real estate issuers. Under normal
           circumstances, the Portfolio will
           invest substantially all of its
           assets in the equity securities of
           real estate companies, i.e., a
           company that derives at least 50% of
           its revenues from the ownership,
           construction, financing, management
           or sale of real estate or that has at
           least 50% of its assets in real
           estate. Real estate companies may
           include real estate investment trusts
           or REITs.
-------------------------------------------------------------------
  ASSET    AST Conservative Asset Allocation       AST Investment
  ALLOCA   Portfolio: seeks the highest           Services, Inc./
  TION/    potential total return consistent         Prudential
BALANCED   with its specified level of risk       Investments LLC
           tolerance. The Portfolio will invest
           its assets in several other Advanced
           Series Trust Portfolios. Under normal
           market conditions, the Portfolio will
           devote between 47.5% to 62.5% of its
           net assets to underlying portfolios
           investing primarily in equity
           securities, and 37.5% to 52.5% of its
           net assets to underlying portfolios
           investing primarily in debt
           securities and money market
           instruments.
-------------------------------------------------------------------
  LARGE    AST DeAM Large-Cap Value Portfolio:        Deutsche
   CAP     seeks maximum growth of capital by        Investment
  VALUE    investing primarily in the value          Management
           stocks of larger companies. The         Americas, Inc.
           Portfolio pursues its objective,
           under normal market conditions, by
           primarily investing at least 80% of
           the value of its assets in the equity
           securities of large-sized companies
           included in the Russell 1000(R) Value
           Index. The Sub-advisor employs an
           investment strategy designed to
           maintain a portfolio of equity
           securities which approximates the
           market risk of those stocks included
           in the Russell 1000(R) Value Index,
           but which attempts to outperform the
           Russell 1000(R) Value Index through
           active stock selection.
-------------------------------------------------------------------

 ------------------------------------------------------------------
  STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
  TYPE                                                ADVISOR/
                                                    SUB-ADVISOR
 ------------------------------------------------------------------
  SMALL    AST Neuberger Berman Small-Cap Growth  Neuberger Berman
   CAP     Portfolio (formerly known as AST DeAM  Management Inc.
  GROWTH   Small-Cap Growth Portfolio): seeks
           maximum growth of investors' capital
           from a portfolio of growth stocks of
           smaller companies. The Portfolio
           pursues its objective, under normal
           circumstances, by primarily investing
           at least 80% of its total assets in
           the equity securities of small-sized
           companies included in the Russell
           2000 Growth(R) Index.
 ------------------------------------------------------------------
  SMALL    AST DeAM Small-Cap Value Portfolio:        Deutsche
   CAP     seeks maximum growth of investors'        Investment
  VALUE    capital by investing primarily in the     Management
           value stocks of smaller companies.      Americas, Inc.
           The Portfolio pursues its objective,
           under normal market conditions, by
           primarily investing at least 80% of
           its total assets in the equity
           securities of small-sized companies
           included in the Russell 2000(R) Value
           Index. The Sub-advisor employs an
           investment strategy designed to
           maintain a portfolio of equity
           securities which approximates the
           market risk of those stocks included
           in the Russell 2000(R) Value Index,
           but which attempts to outperform the
           Russell 2000(R) Value Index.
 ------------------------------------------------------------------
  SMALL    AST Federated Aggressive Growth        Federated Equity
   CAP     Portfolio: seeks capital growth. The      Management
  GROWTH   Portfolio pursues its investment          Company of
           objective by investing primarily in     Pennsylvania/
           the stocks of small companies that     Federated Global
           are traded on national security           Investment
           exchanges, NASDAQ stock exchange and      Management
           the over-the-counter-market. Small     Corp.; Federated
           companies will be defined as               MDTA LLC
           companies with market capitalizations
           similar to companies in the Russell
           2000 Growth Index.
 ------------------------------------------------------------------
  ASSET    AST First Trust Balanced Target          First Trust
  ALLOCA-  Portfolio: seeks long-term capital      Advisors L.P.
  TION/    growth balanced by current income.
 BALANCED  The Portfolio seeks to achieve its
           objective by investing approximately
           65% in common stocks and 35% in fixed
           income securities. The Portfolio
           allocates the equity portion of the
           portfolio across five uniquely
           specialized strategies - the Dow/SM/
           Target Dividend, the Value Line(R)
           Target 25, the Global Dividend Target
           15, the NYSE(R) International Target
           25, and the Target Small Cap. Each
           strategy employs a quantitative
           approach by screening common stocks
           for certain attributes and/or using a
           multi-factor scoring system to select
           the common stocks. The fixed income
           allocation is determined by the Dow
           Jones Income strategy which utilizes
           certain screens to select bonds from
           the Dow Jones Corporate Bond Index or
           like-bonds not in the index.
 ------------------------------------------------------------------
  ASSET    AST First Trust Capital Appreciation     First Trust
  ALLOCA-  Target Portfolio: seeks long-term       Advisors L.P.
  TION/    growth of capital. The Portfolio
 BALANCED  seeks to achieve its objective by
           investing approximately 80% in common
           stocks and 20% in fixed income
           securities. The portfolio allocates
           the equity portion of the portfolio
           across five uniquely specialized
           strategies - the Value Line(R) Target
           25, the Global Dividend Target 15,
           the Target Small Cap, the Nasdaq(R)
           Target 15, and the NYSE(R)
           International Target 25. Each
           strategy employs a quantitative
           approach by screening common stocks
           for certain attributes and/or using a
           multi-factor scoring system to select
           the common stocks. The fixed income
           allocation is determined by the Dow
           Jones Income strategy utilizes
           certain screens to select bonds from
           the Dow Jones Corporate Bond Index or
           like-bonds not in the index.
 ------------------------------------------------------------------
  ASSET    AST UBS Dynamic Alpha Portfolio        UBS Global Asset
  ALLOCA-  (formerly known as AST Global             Management
  TION/    Allocation Portfolio): seeks to        (Americas) Inc.
 BALANCED  maximize total return, consisting of
           capital appreciation and current
           income. The Portfolio invests in
           securities and financial instruments
           to gain exposure to global equity,
           global fixed income and cash
           equivalent markets, including global
           currencies. The Portfolio may invest
           in equity and fixed income securities
           of issuers located within and outside
           the United States or in open-end
           investment companies advised by UBS
           Global Asset Management (Americas)
           Inc., the Portfolio's Sub-Advisor, to
           gain exposure to certain global
           equity and global fixed income
           markets.
 ------------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

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 STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
 TYPE                                                 ADVISOR/
                                                    SUB-ADVISOR
--------------------------------------------------------------------
 LARGE    AST Goldman Sachs Concentrated Growth    Goldman Sachs
  CAP     Portfolio: seeks growth of capital in        Asset
 GROWTH   a manner consistent with the            Management, L.P.
          preservation of capital. Realization
          of income is not a significant
          investment consideration and any
          income realized on the Portfolio's
          investments, therefore, will be
          incidental to the Portfolio's
          objective. The Portfolio will pursue
          its objective by investing primarily
          in equity securities of companies
          that the Sub-advisor believes have
          the potential to achieve capital
          appreciation over the long-term. The
          Portfolio seeks to achieve its
          investment objective by investing,
          under normal circumstances, in
          approximately 30 - 45 companies that
          are considered by the Sub-advisor to
          be positioned for long-term growth.
--------------------------------------------------------------------
MID CAP   AST Goldman Sachs Mid-Cap Growth         Goldman Sachs
 GROWTH   Portfolio: seeks long-term capital           Asset
          growth. The Portfolio pursues its       Management, L.P.
          investment objective, by investing
          primarily in equity securities
          selected for their growth potential,
          and normally invests at least 80% of
          the value of its assets in medium
          capitalization companies. For
          purposes of the Portfolio,
          medium-sized companies are those
          whose market capitalizations
          (measured at the time of investment)
          fall within the range of companies in
          the Russell Mid Cap Growth Index. The
          Sub-advisor seeks to identify
          individual companies with earnings
          growth potential that may not be
          recognized by the market at large.
--------------------------------------------------------------------
 FIXED    AST High Yield Portfolio: seeks a      Pacific Investment
 INCOME   high level of current income and may       Management
          also consider the potential for           Company LLC
          capital appreciation. The Portfolio         (PIMCO)
          invests, under normal circumstances,
          at least 80% of its net assets plus
          any borrowings for investment
          purposes (measured at time of
          purchase) in high yield, fixed-income
          securities that, at the time of
          purchase, are non-investment grade
          securities. Such securities are
          commonly referred to as "junk bonds".
--------------------------------------------------------------------
 INTER-   AST JPMorgan International Equity         J.P. Morgan
NATIONAL  Portfolio: seeks long-term capital         Investment
 EQUITY   growth by investing in a diversified    Management Inc.
          portfolio of international equity
          securities. The Portfolio seeks to
          meet its objective by investing,
          under normal market conditions, at
          least 80% of its assets in a
          diversified portfolio of equity
          securities of companies located or
          operating in developed non-U.S.
          countries and emerging markets of the
          world. The equity securities will
          ordinarily be traded on a recognized
          foreign securities exchange or traded
          in a foreign over-the-counter market
          in the country where the issuer is
          principally based, but may also be
          traded in other countries including
          the United States.
--------------------------------------------------------------------
 LARGE    AST Large-Cap Value Portfolio: seeks      Dreman Value
  CAP     current income and long-term growth     Management LLC,
 VALUE    of income, as well as capital             Hotchkis and
          appreciation. The Portfolio invests,     Wiley Capital
          under normal circumstances, at least    Management LLC;
          80% of its net assets in common           J.P. Morgan
          stocks of large cap U.S. companies.        Investment
          The Portfolio focuses on common         Management, Inc.
          stocks that have a high cash dividend
          or payout yield relative to the
          market or that possess relative value
          within sectors.
--------------------------------------------------------------------
 FIXED    AST Lord Abbett Bond-Debenture           Lord, Abbett &
 INCOME   Portfolio: seeks high current income        Co. LLC
          and the opportunity for capital
          appreciation to produce a high total
          return. To pursue its objective, the
          Portfolio will invest, under normal
          circumstances, at least 80% of the
          value of its assets in fixed income
          securities and normally invests
          primarily in high yield and
          investment grade debt securities,
          securities convertible into common
          stock and preferred stocks. The
          Portfolio may find good value in high
          yield securities, sometimes called
          "lower-rated bonds" or "junk bonds,"
          and frequently may have more than
          half of its assets invested in those
          securities. At least 20% of the
          Portfolio's assets must be invested
          in any combination of investment
          grade debt securities, U.S.
          Government securities and cash
          equivalents. The Portfolio may also
          make significant investments in
          mortgage-backed securities. Although
          the Portfolio expects to maintain a
          weighted average maturity in the
          range of five to twelve years, there
          are no restrictions on the overall
          Portfolio or on individual
          securities. The Portfolio may invest
          up to 20% of its net assets in equity
          securities.
--------------------------------------------------------------------

--------------------------------------------------------------------
 STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
 TYPE                                                 ADVISOR/
                                                    SUB-ADVISOR
--------------------------------------------------------------------
 LARGE    AST Marsico Capital Growth Portfolio:   Marsico Capital
  CAP     seeks capital growth. Income            Management, LLC
 GROWTH   realization is not an investment
          objective and any income realized on
          the Portfolio's investments,
          therefore, will be incidental to the
          Portfolio's objective. The Portfolio
          will pursue its objective by
          investing primarily in common stocks
          of larger, more established
          companies. In selecting investments
          for the Portfolio, the Sub-advisor
          uses an approach that combines "top
          down" economic analysis with "bottom
          up" stock selection. The "top down"
          approach identifies sectors,
          industries and companies that may
          benefit from the trends the
          Sub-advisor has observed. The
          Sub-advisor then looks for individual
          companies with earnings growth
          potential that may not be recognized
          by the market at large, utilizing a
          "bottom up" stock selection process.
          The Portfolio will normally hold a
          core position of between 35 and 50
          common stocks. The Portfolio may hold
          a limited number of additional common
          stocks at times when the Portfolio
          manager is accumulating new
          positions, phasing out existing or
          responding to exceptional market
          conditions.
--------------------------------------------------------------------
 INTER-   AST MFS Global Equity Portfolio:         Massachusetts
NATIONAL  seeks capital growth. Under normal     Financial Services
 EQUITY   circumstances the Portfolio invests         Company
          at least 80% of its assets in equity
          securities of U.S. and foreign
          issuers (including issuers in
          developing countries). While the
          portfolio may invest its assets in
          companies of any size, the Portfolio
          generally focuses on companies with
          large capitalizations.
--------------------------------------------------------------------
 LARGE    AST MFS Growth Portfolio: seeks          Massachusetts
  CAP     long-term capital growth and future    Financial Services
 GROWTH   income. Under normal market                 Company
          conditions, the Portfolio invests at
          least 80% of its total assets in
          common stocks and related securities,
          such as preferred stocks, convertible
          securities and depositary receipts,
          of companies. The Sub-advisor focuses
          on investing the Portfolio's assets
          in the stock of companies it believes
          to have above average earnings growth
          potential compared to other companies
          (growth companies). The Portfolio may
          invest up to 35% of its net assets in
          foreign securities.
--------------------------------------------------------------------
MID CAP   AST Mid Cap Value Portfolio: seeks to       EARNEST
 VALUE    provide capital growth by investing       Partners LLC/
          primarily in mid-capitalization          WEDGE Capital
          stocks that appear to be undervalued.   Management, LLP
          The Portfolio has a non-fundamental
          policy to invest, under normal
          circumstances, at least 80% of the
          value of its net assets in
          mid-capitalization companies.
--------------------------------------------------------------------
MID CAP   AST Neuberger Berman Mid-Cap Growth     Neuberger Berman
 GROWTH   Portfolio: seeks capital growth.        Management Inc.
          Under normal market conditions, the
          Portfolio primarily invests at least
          80% of its net assets in the common
          stocks of mid-cap companies. The
          Sub-adviser looks for fast-growing
          companies that are in new or rapidly
          evolving industries.
--------------------------------------------------------------------
MID CAP   AST Neuberger Berman Mid-Cap Value      Neuberger Berman
 VALUE    Portfolio: seeks capital growth.        Management Inc.
          Under normal market conditions, the
          Portfolio primarily invests at least
          80% of its net assets in the common
          stocks of mid-cap companies. For
          purposes of the Portfolio, companies
          with equity market capitalizations
          that fall within the range of the
          Russell Midcap(R) Index at the time
          of investment are considered mid-cap
          companies. Some of the Portfolio's
          assets may be invested in the
          securities of large-cap companies as
          well as in small-cap companies. Under
          the Portfolio's value-oriented
          investment approach, the Sub-advisor
          looks for well-managed companies
          whose stock prices are undervalued
          and that may rise in price before
          other investors realize their worth.
--------------------------------------------------------------------
 FIXED    AST PIMCO Limited Maturity Bond        Pacific Investment
 INCOME   Portfolio: seeks to maximize total         Management
          return consistent with preservation       Company LLC
          of capital and prudent investment           (PIMCO)
          management. The Portfolio will invest
          in a diversified portfolio of
          fixed-income investment instruments
          of varying maturities. The average
          portfolio duration of the Portfolio
          generally will vary within a one- to
          three-year time frame based on the
          Sub-advisor's forecast for interest
          rates.
--------------------------------------------------------------------
 ASSET    AST Preservation Asset Allocation        AST Investment
 ALLOCA-  Portfolio: seeks the highest            Services, Inc./
 TION/    potential total return consistent          Prudential
BALANCED  with its specified level of risk        Investments LLC
          tolerance. The Portfolio will invest
          its assets in several other Advanced
          Series Trust Portfolios. Under normal
          market conditions, the Portfolio will
          devote between 27.5% to 42.5% of its
          net assets to underlying portfolios
          investing primarily in equity
          securities, and 57.5% to 72.5% of its
          net assets to underlying portfolios
          investing primarily in debt
          securities and money market
          instruments.
--------------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

----------------------------------------------------------------------
 STYLE/       INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
  TYPE                                                 ADVISOR/
                                                      SUB-ADVISOR
----------------------------------------------------------------------
  SMALL    AST Small-Cap Value Portfolio: seeks       ClearBridge
   CAP     to provide long-term capital growth      Advisors, LLC;
  VALUE    by investing primarily in                 Dreman Value
           small-capitalization stocks that         Management LLC;
           appear to be undervalued. The              J.P. Morgan
           Portfolio will have a non-fundamental      Investment
           policy to invest, under normal          Management, Inc.;
           circumstances, at least 80% of the         Lee Munder
           value of its net assets in small        Investments, Ltd
           capitalization stocks. The Portfolio
           will focus on common stocks that
           appear to be undervalued.
----------------------------------------------------------------------
  ASSET    AST T. Rowe Price Asset Allocation        T. Rowe Price
 ALLOCA-   Portfolio: seeks a high level of        Associates, Inc.
  TION/    total return by investing primarily
BALANCED   in a diversified portfolio of fixed
           income and equity securities. The
           Portfolio normally invests
           approximately 60% of its total assets
           in equity securities and 40% in fixed
           income securities. This mix may vary
           depending on the sub-advisor's
           outlook for the markets. The
           Sub-advisor concentrates common stock
           investments in larger, more
           established companies, but the
           Portfolio may include small and
           medium-sized companies with good
           growth prospects. The fixed income
           portion of the Portfolio will be
           allocated among investment grade
           securities, high yield or "junk"
           bonds, emerging market securities,
           foreign high quality debt securities
           and cash reserves.
----------------------------------------------------------------------
  FIXED    AST T. Rowe Price Global Bond             T. Rowe Price
 INCOME    Portfolio: seeks to provide high       International, Inc.
           current income and capital growth by
           investing in high-quality foreign and
           U.S. dollar-denominated bonds. The
           Portfolio will invest at least 80% of
           its total assets in fixed income
           securities, including high quality
           bonds issued or guaranteed by U.S. or
           foreign governments or their agencies
           and by foreign authorities, provinces
           and municipalities as well as
           investment grade corporate bonds and
           mortgage and asset-backed securities
           of U.S. and foreign issuers. The
           Portfolio generally invests in
           countries where the combination of
           fixed-income returns and currency
           exchange rates appears attractive,
           or, if the currency trend is
           unfavorable, where the Sub-advisor
           believes that the currency risk can
           be minimized through hedging. The
           Portfolio may also invest up to 20%
           of its assets in the aggregate in
           below investment-grade, high-risk
           bonds ("junk bonds"). In addition,
           the Portfolio may invest up to 30% of
           its assets in mortgage-related
           (including derivatives, such as
           collateralized mortgage obligations
           and stripped mortgage securities) and
           asset-backed securities.
----------------------------------------------------------------------
SPECIALTY  AST T. Rowe Price Natural Resources       T. Rowe Price
           Portfolio: seeks long-term capital      Associates, Inc.
           growth primarily through the common
           stocks of companies that own or
           develop natural resources (such as
           energy products, precious metals and
           forest products) and other basic
           commodities. The Portfolio normally
           invests primarily (at least 80% of
           its total assets) in the common
           stocks of natural resource companies.
           The Portfolio looks for companies
           that have the ability to expand
           production, to maintain superior
           exploration programs and production
           facilities, and the potential to
           accumulate new resources. At least
           50% of Portfolio assets will be
           invested in U.S. securities, up to
           50% of total assets also may be
           invested in foreign securities.
----------------------------------------------------------------------
             GARTMORE VARIABLE INSURANCE TRUST
----------------------------------------------------------------------
  INTER-   GVIT Developing Markets: seeks           NWD Management
NATIONAL   long-term capital appreciation, under   & Research Trust/
 EQUITY    normal conditions by investing at        Gartmore Global
           least 80% of its total assets in            Partners
           stocks of companies of any size based
           in the world's developing economies.
           Under normal market conditions,
           investments are maintained in at
           least six countries at all times and
           no more than 35% of total assets in
           any single one of them.
----------------------------------------------------------------------

    --------------------------------------------------------------
    STYLE/     INVESTMENT OBJECTIVES/POLICIES        PORTFOLIO
    TYPE                                              ADVISOR/
                                                    SUB-ADVISOR
    --------------------------------------------------------------
                     JANUS ASPEN SERIES
    --------------------------------------------------------------
    LARGE   Janus Aspen Series: Large Cap Growth   Janus Capital
     CAP    Portfolio - Service Shares: seeks      Management LLC
    GROWTH  long-term growth of capital in a
            manner consistent with the
            preservation of capital. The
            Portfolio invests at least 80% of its
            net assets plus the amount of any
            borrowings for investment purposes in
            common stocks of large-sized
            companies. Large-sized companies are
            those whose market capitalizations
            fall within the range of companies in
            the Russell 1000 Index at the time of
            purchase.
    --------------------------------------------------------------

INTEREST-RATE OPTIONS

We offer two interest-rate options: a one-year fixed-rate option, and a market value adjustment option (not available in Maryland, Oregon or Washington). We set a one year guaranteed annual interest rate for the one-year fixed-rate option. For the market value adjustment option, we set a seven-year guaranteed interest rate. The market value adjustment option is registered separately from the variable investment options, and the amount of market value adjustment option securities registered is stated in that registration statement.

When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. An interest cell with a new interest rate period is established every time you allocate or transfer money into a interest-rate option. You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, they will not be less than the minimum interest rate dictated by applicable state law. The interest rates we pay on the fixed interest rate options may be influenced by the asset-based charges assessed against the Separate Account.

At the maturity of an interest cell for a fixed-rate or market value adjustment option, you may elect to transfer the amount in the cell to any other option available on that date. If you do not make a transfer election during the 30-day period following the interest cell's maturity date, then we will transfer the amount in the cell to a new interest cell with the same time to maturity as the old cell. However, if at that time we do not offer a guarantee period of the same duration as that which matured, you will then receive the current interest rate applicable to the shortest guarantee period then offered.

Payments that you apply to the interest-rate option become part of Pruco Life's general assets. Payments that you apply to the market value adjustment option are held as a separate pool of assets, but the income, gains or losses resulting from these assets are not credited or charged against the contracts. As a result, the strength of the interest-rate option guarantees is based on the overall financial strength of Pruco Life. If Pruco Life suffered a material financial set back, the ability of Pruco Life to meet its financial obligations could be affected.

Market Value Adjustment

If you transfer or withdraw assets or annuitize from the market value adjustment option before an interest rate period is over, the assets will be subject to a market value adjustment. The market value adjustment may increase or decrease the amount being withdrawn or transferred and may be substantial. The adjustment, whether up or down will never be greater than 40%. The amount of the market value adjustment is based on the difference between the:

1) Guaranteed interest rate for the amount you are withdrawing or transferring; and

2) Current interest rate that is in effect on the date of the withdrawal or transfer.

The amount of time left in the interest rate period is also a factor. You will find a detailed description of how the market value adjustment is calculated in Section 9, under "Market Value Adjustment Formula." (For contracts issued in Pennsylvania, the description is also in Section 9, under "Market Value Adjustment Formula.")

Other things you should know about the market value adjustment include the following:

. We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.

. A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.

. In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the Contract Value you apply to an annuity or settlement option, unless you annuitize within the 30-day period discussed above. The laws of certain states may prohibit us from imposing a market value adjustment on the annuity date.

31

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

TRANSFERS AMONG OPTIONS

Subject to certain restrictions, you can transfer money among the variable investment options and the interest-rate options. In general, your transfer request may be made by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. We have procedures in place to confirm that instructions received by telephone or electronically are genuine.

We will not be liable for following telephone or electronic instructions that we reasonably believe to be genuine. Your transfer request will take effect at the end of the business day on which it was received in good order by us, or by certain entities that we have specifically designated. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Transfer requests received after the close of the business day will take effect at the end of the next business day.

You generally can make transfers out of the one-year fixed-rate option only during the 30-day period following the end of an interest rate period. Any amount transferred from a market value adjustment option is subject to a market value adjustment, unless the transfer is made during the 30-day period following the maturity of the interest cell.

During the contract accumulation phase, you can make up to 12 transfers each contract year, among the investment options, without charge. If you make more than 12 transfers in one contract year, you will be charged $25 for each additional transfer. Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year. Nor do transfers made during the 30-day period immediately following the end of an interest cell count against the 12 free transfers. (As noted in the fee table, we have different transfer rules under the beneficiary continuation option).

For purposes of the 12 free transfers per year that we allow, we will treat multiple transfers that are submitted on the same business day as a single transfer.

ADDITIONAL TRANSFER RESTRICTIONS

We limit your ability to transfer among your contract's variable investment options as permitted by applicable law. We impose a yearly restriction on transfers. Specifically, once you have made 20 transfers among the subaccounts during a contract year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this transfer restriction, we (i) do not view a facsimile transmission as a "writing,"

(ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.

Frequent transfers among variable investment options in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage an underlying mutual fund's investments. Frequent transfers may cause the fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. For those reasons, the contract was not designed for persons who make programmed, large, or frequent transfers.

In light of the risks posed to contract owners and other fund investors by frequent transfers, we reserve the right to limit the number of transfers in any contract year for all existing or new contract owners, and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any contract year or to refuse any transfer request for an owner or certain owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on accumulation unit values or the share prices of the underlying mutual funds; or (b) we are informed by a fund (e.g., by the fund's portfolio manager) that the purchase or redemption of fund shares must be restricted because the fund believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected fund. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular underlying mutual fund. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

. With respect to each variable investment option (other than the Prudential Money Market Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the option. If you transfer such amount into a particular variable investment option, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another variable investment option, then upon the Transfer Out, the former variable investment option becomes restricted (the "Restricted Option"). Specifically, we will not permit subsequent transfers into the Restricted Option for 90 calendar days after the Transfer Out if the Restricted Option invests in a non-international fund, or 180 calendar days after the Transfer Out if the Restricted Option invests in an international fund. For purposes of this rule, we do not (i) count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals and (ii) categorize as a transfer the first transfer that you make after the contract date, if you make that transfer within 30 calendar days after the contract date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your contract at any time.

. We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving a variable investment option on the business day subsequent to the business day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to contract owners that explains the practice in detail. In addition, if we do implement a delayed exchange policy, we will apply the policy on a uniform basis to all contracts in the relevant class.

. The portfolios may have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce these policies and procedures. The prospectuses for the portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each portfolio or its principal underwriter that obligates us to provide to the portfolio promptly upon request certain information about the trading activity of individual contract owners, and (2) execute instructions from the portfolio to restrict or prohibit further purchases or transfers by specific contract owners who violate the excessive trading policies established by the portfolio. In addition, you should be aware that some portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the portfolios (and thus contract owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the portfolios.

. A portfolio also may assess a short term trading fee in connection with a transfer out of the variable investment option investing in that portfolio that occurs within a certain number of days following the date of allocation to the variable investment option. Each portfolio determines the amount of the short term trading fee and when the fee is imposed. The fee is retained by or paid to the portfolio and is not retained by us. The fee will be deducted from your Contract Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

. If we deny one or more transfer requests under the foregoing rules, we will inform you promptly of the circumstances concerning the denial.

. We will not implement these rules in jurisdictions that have not approved contract language authorizing us to do so, or may implement different rules in certain jurisdictions if required by such jurisdictions. Contract owners in jurisdictions with such limited transfer restrictions, and contract owners who own variable life insurance or variable annuity contracts (regardless of jurisdiction) that do not impose the above-referenced transfer restrictions, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Because contract owners who are not subject to the same transfer restrictions may have the same underlying mutual fund portfolios available to them, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly, and will not waive a transfer restriction for any contract owner.

Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.

DOLLAR COST AVERAGING

The dollar cost averaging (DCA) feature allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option or the one-year fixed-rate option and into any other variable investment option(s). You can transfer money to more than one variable investment option. The investment option used for the transfers is designated as the DCA account. You can have these automatic transfers made from the DCA account monthly, quarterly, semiannually or annually. By investing amounts on a regular basis, instead of investing the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. Of course, there is no guarantee that dollar cost averaging will ensure a profit or protect against a loss in declining markets.

Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. You can allocate subsequent purchase payments to be transferred at any time.

Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. This dollar cost averaging feature is available only during the contract accumulation phase, and is offered without charge.

33

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

ASSET ALLOCATION PROGRAM

We recognize the value of having asset allocation models when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service, and you are not obligated to participate or to invest according to program recommendations.

Asset allocation is a sophisticated method of diversification which allocates assets among classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. We do not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult your representative before electing any asset allocation program.

AUTO-REBALANCING

Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentages or to subsequent allocation percentages you select. We will rebalance only the variable investment options that you have designated. The interest-rate options and the DCA account cannot participate in this feature.

You may choose to have your rebalancing occur monthly, quarterly, semiannually or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

Any transfers you make because of Auto-Rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

SCHEDULED TRANSACTIONS

Scheduled transactions include transfers under dollar cost averaging, the asset allocation program, auto-rebalancing, systematic withdrawals, systematic investments, required minimum distributions, substantially equal periodic payments under Section 72(t) and 72(q) of the Internal Revenue Code of 1986, as amended (Code), and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a business day. In that case, the transaction will be processed and valued on the next business day, unless (with respect to required minimum distributions, substantially equal periodic payments under Section 72(t) and 72(q) of the Code, and annuity payments only), the next business day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior business day.

VOTING RIGHTS

We are the legal owner of the shares of the underlying mutual funds used by the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a proxy which is a form you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as shares for which we receive instructions from contract owners. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. In addition, because all the shares of a given mutual fund held within our separate account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under "mirror voting," it is possible that the votes of a small percentage of contract owners who actually vote will determine the ultimate outcome. We may change the way your voting instructions are calculated if it is required or permitted by federal or state regulation.

SUBSTITUTION

We may substitute one or more of the underlying mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission (SEC) and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.

3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION)

PAYMENT PROVISIONS

We can begin making annuity payments any time after the first contract anniversary. (Maryland residents must wait until after the seventh anniversary.) Annuity payments must begin no later than the annuitant's 90/th/ birthday. Upon annuitization, any value in an interest cell of the market value adjustment option may be subject to a market value adjustment.

We make the income plans described below available at any time before the annuity date. These plans are called annuity options. During the income phase, all of the "annuity options" under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Interest Payment Option (Option 3, described below) will automatically be selected. However, if your contract is held as an IRA and an annuity option is not selected by the annuity date or prior to the annuitant's 90/th/ birthday, a lump sum payment of the Contract Value will be made to you on the annuitant's 90/th/ birthday. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS.

Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1, Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 2. For information about Withdrawal Charges, see Section 6, "What Are The Expenses Associated With Strategic Partners Select Contract?"

Please note that annuitization essentially involves converting your Contract Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit is determined solely under the terms of the applicable annuity payment option.

Option 1

Annuity Payments For A Fixed Period: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 3% a year.

Option 2

Life Income Annuity Option: Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.

If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. If the life income annuity option is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

Option 3

Interest Payment Option: Under this option, we will credit interest on the adjusted Contract Value until you request payment of all or part of the adjusted Contract Value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 3% a year. This option is not available if your contract is held in an IRA.

Under this option, all gain in the annuity will be taxable as of the annuity date, however, you can withdraw part or all of the Contract Value that we are holding at any time.

OTHER ANNUITY OPTIONS

We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.

TAX CONSIDERATIONS

If your contract is held under a tax-favored plan, you should consider the required minimum distribution rules under the tax law when selecting your annuity option.

35

3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION) continued

HOW WE DETERMINE ANNUITY PAYMENTS

Generally speaking, the annuity phase of the contract involves our distributing to you in increments the value that you have accumulated. We make these incremental payments either over a specified time period (e.g., 15 years) (fixed period annuities) or for the duration of the life of the annuitant (and possibly co-annuitant) (life annuities). There are certain assumptions that are common to both fixed period annuities and life annuities. In each type of annuity, we assume that the value you apply at the outset toward your annuity payments earns interest throughout the payout period. The guaranteed minimum rate is 3%. If our current annuity purchase rates on the annuity date are more favorable to you than the guaranteed rates, we will make payments based on those more favorable rates.

Other assumptions that we use for life annuities and fixed period annuities differ, as detailed in the following overview:

Fixed Period Annuities

Generally speaking, in determining the amount of each annuity payment under a fixed period annuity, we start with the adjusted Contract Value, add interest assumed to be earned over the fixed period, and divide the sum by the number of payments you have requested. The life expectancy of the annuitant and co-annuitant are relevant to this calculation only in that we will not allow you to select a fixed period that exceeds life expectancy.

Life Annuities

There are more variables that affect our calculation of life annuity payments. Most importantly, we make several assumptions about the annuitant's or co-annuitant's life expectancy, including the following:

. The Annuity 2000 Mortality Table is the starting point for our life expectancy assumptions. This table anticipates longevity of an insured population based on historical experience and reflecting anticipated experience for the year 2000.

4: WHAT IS THE DEATH BENEFIT?

THE DEATH BENEFIT FEATURE PROTECTS THE CONTRACT VALUE FOR THE BENEFICIARY. PLEASE NOTE, THAT NO DEATH BENEFIT IS PAYABLE UPON THE DEATH OF THE OWNER OR JOINT OWNER. A DEATH BENEFIT IS ONLY PAYABLE UPON THE DEATH OF THE ANNUITANT OR CO-ANNUITANT (AS APPLICABLE).

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit upon the death of the annuitant or co-annuitant. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, you can change the beneficiary at any time before the annuitant or last surviving annuitant dies. For entity-owned contracts, we pay a death benefit upon the death of the annuitant.

CALCULATION OF THE DEATH BENEFIT

If the annuitant (or the last surviving annuitant, if there are co-annuitants) dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation in good order ("due proof of death"), pay a death benefit to the beneficiary designated by the contract owner. We require due proof of death to be submitted promptly.

If the annuitant (older co-annuitant) is under age 80 on the contract date and prior to his or her 80/th/ birthday, the annuitant (last surviving annuitant) dies, the beneficiary will receive the greater of the following (as of the time we receive due proof of death):

. Current Contract Value (as of the time we receive appropriate proof of death). We impose no negative market value adjustment on Contract Value held within the market value adjustment option when a death benefit is paid.

. Guaranteed Minimum Death Benefit - The Guaranteed Minimum Death Benefit (GMDB) is the greater of:

1) The step-up value which equals the highest value of the contract on any contract anniversary date - that is, on each contract anniversary, the new step-up value becomes the higher of the previous step-up value and the current contract value. Between anniversary dates, the step-up value is only increased by additional invested purchase payments and reduced proportionally by withdrawals; or

2) The "roll-up value" which is the total of all invested purchase payments compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Both the roll-up and the cap are reduced proportionally by withdrawals.

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On or after the annuitant's (or older co-annuitant's) 80/th/ birthday, if the annuitant (or last surviving annuitant) dies, the beneficiary will receive the greater of: 1) the current contract value as of the date that due proof of death is received, and 2) the Guaranteed Minimum Death Benefit as of age 80, increased by additional invested purchase payments, and reduced proportionally by withdrawals. For this purpose, an annuitant is deemed to reach age 80 on the contract anniversary on or following the annuitant's actual 80/th/ birthday.

If the annuitant (or older co-annuitant) is age 80 or older on the contract date, upon the annuitant's (last surviving annuitant's) death, the beneficiary will receive as of the date that due proof of death is received, the greater of: 1) current contract value as of the date that due proof of death is received; and 2) the total invested purchase payments reduced proportionally by withdrawals.

Here is an example of a proportional reduction:

The current contract value is $100,000 and step-up value is $80,000. The owner makes a withdrawal that reduces the contract value by 50% (including the effect of any withdrawal charges). The new step-up value is $40,000, or 50% of what it was before the withdrawal.

This death benefit is payable only in the event of the death of the sole or last surviving annuitant and will not be paid upon the death of an owner who is not the annuitant.

Certain terms of this death benefit are limited in Oregon.

DEATH OF OWNER OR JOINT OWNER

If the owner and the annuitant are not the same person and the owner dies during the accumulation phase, the subsequent owner generally receives the cash value subject to tax requirements concerning distributions.

If the contract has an owner and joint owner who are spouses at the time of the owner's or joint owner's death during the accumulation phase, the contract will continue and the surviving spouse will become the sole owner of the contract, entitled to any rights and privileges granted by us under the contract. However, the surviving spouse may, within 60 days of providing due proof of death take the cash value under one of the payout options listed below. Continuance of the contract also is available if the contract is held by a custodial account established to hold retirement assets for the benefit of the natural person annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto), and the custodian of the account has elected to continue the contract and designate the surviving spouse as annuitant. Continuing the contract in that scenario will result in the contract no longer qualifying for tax deferral under the Internal Revenue Code. However, such tax deferral should result from the ownership of the contract by the custodial account. Spousal continuance also may be available where the contract is owned by certain other types of entity-owners. Please consult your tax or legal adviser.

If the contract has an owner and joint owner who are not spouses at the time of the owner's or joint owner's death during the accumulation phase, the surviving owner will be required to take the cash value under one of the payout options listed below.

Payout Options The beneficiary may, within 60 days of providing proof of death, choose to take the death benefit under one of several death benefit payout options listed below.

With respect to a death benefit paid before March 19, 2007, the death benefit payout options were:

Choice 1. Lump sum payment of the death benefit. If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.

Choice 2. The payment of the entire death benefit within a period of 5 years from the date of death of the first-to-die of the owner or joint owner.

The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the Contract Value among the variable, fixed interest rate, or the market value adjustment options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the Contract Value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.

During this 5 year period, we will continue to deduct from the death benefit proceeds the charges and costs that were associated with the features and benefits of the contract. Some of these features and benefits may not be available to the beneficiary.

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4: WHAT IS THE DEATH BENEFIT? continued

Choice 3. Payment of the death benefit under an annuity or annuity settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the owner.

If the owner and joint owner are spouses, any portion of the death benefit not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.

The tax consequences to the beneficiary vary among the three death benefit payout options. See Section 8, "What Are The Tax Considerations Associated With The Strategic Partners Select Contract?"

With respect to a death benefit paid on or after March 19, 2007, unless the surviving spouse opts to continue the contract (or spousal continuance is required under the terms of your contract), a beneficiary may, within 60 days of providing proof of death, take the death benefit as follows:

Alternative Death Benefit Payment Options - Contracts owned by Individuals

 (not associated with Tax-Favored Plans)

Except in the case of spousal continuance as described above, upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

In the event of your death before the annuity date, the death benefit must be distributed:

. within five (5) years of the date of death; or

. as a series of annuity payments not extending beyond the life expectancy of the beneficiary or over the life of the beneficiary. Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to death benefit proceeds becoming due, a beneficiary can elect to receive the death benefit proceeds under the Beneficiary Continuation Option as described below in the section entitled "Beneficiary Continuation Option," or as a series of fixed annuity payments. See the section entitled "What Kind of Payments Will I Receive During the Income Phase?"

Alternative Death Benefit Payment Options - Contracts Held by Tax-Favored Plans The Code provides for alternative death benefit payment options when a contract is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive Required Minimum Distributions under the contract, instead of receiving the death benefit in a single payment. The available payment options will depend on whether the you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated beneficiary and whether the beneficiary is your surviving spouse.

. If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

. If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31/st/ of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

. If you die before a designated beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

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A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

The tax consequences to the beneficiary may vary among the different death benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the death benefit in a single payment, or under an annuity option, a beneficiary may take the death benefit under an alternative death benefit payment option, as provided by the Code and described above. This "Beneficiary Continuation Option" is described below and is available for an IRA, Roth IRA, SEP IRA, 403(b), or a non-qualified contract.

Under the Beneficiary Continuation Option:

. The Owner's contract will be continued in the Owner's name, for the benefit of the beneficiary.

. The beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

. The beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of contract value if the contract value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

. The initial contract value will be equal to any death benefit (including any optional death benefit) that would have been payable to the beneficiary if they had taken a lump sum distribution.

. The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-Accounts may not be available.

. The beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.

. No fixed interest rate options will be offered.

. No additional Purchase Payments can be applied to the contract.

. The basic death benefit and any optional benefits elected by the Owner will no longer apply to the beneficiary.

. The beneficiary can request a withdrawal of all or a portion of the contract value at any time, unless the beneficiary is required to take pre-determined withdrawal amounts.

. Withdrawals are not subject to a withdrawal charge.

. Upon the death of the beneficiary, any remaining contract value will be paid in a lump sum to the person(s) named by the beneficiary, unless the beneficiary named a successor who may continue receiving payments.

Currently only investment options corresponding to Portfolios of the Advanced Series Trust, and the Prudential Money Market Portfolio, are available under the Beneficiary Continuation Option.

5: HOW CAN I PURCHASE A STRATEGIC PARTNERS SELECT CONTRACT?

PURCHASE PAYMENTS

The initial purchase payment is the amount of money you give us to purchase the contract. Unless we agree otherwise and subject to our rules, the minimum initial purchase payment is $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. With some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers.

For qualified contracts, you may purchase the contract only if the annuitant is 69 or younger on the contract date (age 80 or younger if a minimum distribution option has been selected). For non-qualified contracts, you may purchase this contract only if the annuitant, or co-annuitant is 85 or younger on the contract date.

ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, we will allocate your purchase payment among the variable or fixed interest rate options, or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.

5: HOW CAN I PURCHASE A STRATEGIC PARTNERS SELECT CONTRACT? continued

When you make an additional purchase payment, it will be allocated in the same way as your most recent purchase payment, unless you tell us otherwise.

You may change your allocation of future invested purchase payments at any time. Contact the Prudential Annuity Service Center for details.

We generally will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment in good order at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Subsequent purchase payments received in good order after the close of the business day will be credited on the following business day.

With respect to both your initial Purchase Payment and any subsequent Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in our general account and may earn interest on such amount. You will not be credited with interest during that period.

At our discretion, we may give initial and subsequent purchase payments (as well as withdrawals and transfers) received in good order by certain broker/dealers prior to the close of a business day the same treatment as they would have received had they been received at the same time at the Prudential Annuity Service Center. For more detail, talk to your registered representative.

Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions, and thereby refuse to accept purchase payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your contract to government regulators.

CALCULATING CONTRACT VALUE

The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment options you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. A variable accumulation unit works like a share of a mutual fund.

Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) Adding up the total amount of money allocated to a specific investment option;

2) Subtracting from that amount insurance charges and any other applicable charges such as for taxes; and

3) Dividing this amount by the number of outstanding accumulation units.

When you make a purchase payment to a variable investment option, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. The number of accumulation units credited to your contract is determined by dividing the amount of the purchase payment allocated to an investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.

We cannot guarantee that your contract value will increase or that it will not fall below the amount of your total purchase payments. However, we do guarantee a minimum interest rate of 3% a year on that portion of the contract value allocated to the fixed-rate option and to the market value adjustment option if held for the full seven-year period.

6: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT

CONTRACT?

There are charges and other expenses associated with the contract that reduce the return on your investment. These charges and expenses are described below.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume

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pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss. The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.

INSURANCE AND ADMINISTRATIVE CHARGES

Each day we make a deduction for insurance and administrative charges. The insurance charges have two parts:

1) Mortality and expense risk charge

2) Administrative expense charge

1) MORTALITY AND EXPENSE RISK CHARGE The mortality risk charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. We also incur the risk that the death benefit amount exceeds the contract value. The expense risk charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract.

The mortality and expense risk charge is equal, on an annual basis, to 1.37% of the daily value of the contract invested in the variable investment options. This charge is not assessed against amounts allocated to the interest-rate options.

If the charges under the contract are not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from this charge. The mortality and expense risk charge cannot be increased. Any profits made from this charge may be used by us to pay for the costs of distributing the contracts.

2) ADMINISTRATIVE EXPENSE CHARGE This charge is for the expenses associated with the administration of the contract. The administration of the contract includes preparing and issuing the contract, establishing and maintaining contract records, issuing confirmations and annual reports, personnel costs, legal and accounting fees, filing fees, and systems costs.

This charge is equal, on an annual basis, to 0.15% of the daily value of the contract invested in the variable investment options. This charge is not assessed against amounts allocated to the interest-rate options.

ANNUAL CONTRACT FEE

During the accumulation phase, if your contract value is less than $50,000, we will deduct $30 per contract year (this fee may differ in certain states). This annual contract fee is used for administrative expenses and cannot be increased. The $30 charge will be deducted proportionately from each of the contract's investment options. This same charge will also be deducted when you surrender your contract if your contract value is less than $50,000.

WITHDRAWAL CHARGE

During the accumulation phase, you can make withdrawals from your contract. When you make a withdrawal, money will be taken first from your purchase payments for purposes of determining withdrawal charges. When your purchase payments have been used up, then we will take the money from your earnings. You will not have to pay any withdrawal charge when you withdraw your earnings.

The withdrawal charge is for the payment of the expenses involved in selling and distributing the contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature and other promotional activities. If the contract is sold under circumstances that reduce the sales expenses, we may reduce or eliminate the withdrawal charge. For example, a large group of individuals purchasing contracts or an individual who already has a relationship with us may receive such a reduction. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

You can withdraw up to 10% of your total purchase payments each contract year without paying a withdrawal charge. This amount is referred to as the "charge-free amount." If any of the charge-free amount is not used during a contract year, it will be carried over to the next contract year. During the first seven contract years, if your withdrawal of purchase payments is more than the charge-free amount, a withdrawal charge will be applied proportionately to all of the variable investment options as well as the interest-rate options. This charge is based on your contract date.

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6: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT

 CONTRACT? continued

The withdrawal charge is the percentage, shown below, of the amount withdrawn.

Percentage of Applicable Withdrawal Charges

During contract year 1  7%
---------------------------
During contract year 2  6%
---------------------------
During contract year 3  5%
---------------------------
During contract year 4  4%
---------------------------
During contract year 5  3%
---------------------------
During contract year 6  2%
---------------------------
During contract year 7  1%
---------------------------
      After that        0%
---------------------------

Note: There is no withdrawal charge on any withdrawals made under the Critical Care Access Option or on any amount used to provide income under the Life Annuity with 120 payments (10 years) certain option. There will be a reduction in the withdrawal charge for contracts issued to annuitants whose age is 84 and older.

If a withdrawal is taken from a market value adjustment guarantee period prior to the expiration of the rate guarantee period, we will make a market value adjustment to the withdrawal amount. We will then apply a withdrawal charge to the adjusted amount.

Withdrawal charges will never be greater than permitted by applicable law.

WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE

Except as restricted by applicable state law, we will waive all withdrawal charges upon receipt of proof that the sole or last surviving annuitant is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the owner has assigned ownership of the contract to someone else.

TAXES ATTRIBUTABLE TO PREMIUM

There may be federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax on us, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

TRANSFER FEE

You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. The transfer fee is deducted before the market value adjustment, if any, is calculated. There is a unique transfer fee under the Beneficiary Continuation Option.

BENEFICIARY CONTINUATION OPTION CHARGES

If your beneficiary takes the death benefit under a beneficiary continuation option, we deduct a Settlement Service Charge. The charge is assessed daily against the average assets allocated to the variable investment options, and is equal to an annual charge of 1.00%. In addition, the beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request. Finally, transfers in excess of 20 per year will incur a $10 transfer fee.

COMPANY TAXES

We pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividend received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because

(i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract. We reserve the right to change these tax practices.

UNDERL YING MUTUAL FUND FEES

When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding underlying mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2006, the fees of these funds ranged from 0.37% to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time. For additional information about these fund fees, please consult the prospectuses for the funds.

7: HOW CAN I ACCESS MY MONEY?

You can access your Money by:

. Making a withdrawal (either partial or complete); or

. Choosing to receive annuity payments during the income phase.

YOU CAN MAKE WITHDRAWALS ONLY DURING THE ACCUMULATION PHASE

When you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees. We will calculate the value of your contract, and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

Unless you tell us otherwise, any partial withdrawal will be made proportionately from all of the affected investment options and interest-rate options you have selected. You will need our consent to make a partial withdrawal if the requested withdrawal is less than $250.

With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a properly completed withdrawal request. We will deduct applicable charges, and apply a market value adjustment, if any, from the assets in your contract.

Income taxes, tax penalties, and certain restrictions also may apply to any withdrawal you make. For a more complete explanation, see section 8 of this prospectus.

AUTOMATED WITHDRAWALS

We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise.

You can make withdrawals from any designated investment option or proportionally from all investment options. Market value adjustments may apply. Withdrawal charges may be deducted if the withdrawals in any contract year are more than the charge-free amount. The minimum automated withdrawal amount you can make generally is $100. An assignment of the contract terminates any automated withdrawal program that you had in effect.

Income taxes, tax penalties, withdrawal charges, market value adjustments and certain restrictions may apply to automated withdrawals. For a more complete explanation, see section 8.

SUSPENSION OF PAYMENTS OR TRANSFERS

The SEC may require us to suspend or postpone payments made in connection with withdrawals or transfers from the variable investment options for any period when:

. The New York Stock Exchange is closed (other than customary weekend and holiday closings);

. Trading on the New York Stock Exchange is restricted;

. An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the underlying mutual funds are not feasible or we cannot reasonably value the accumulation units; or

. The SEC, by order, permits suspension or postponement of payments for the protection of owners.

We expect to pay the amount of any withdrawal or process any transfer made from the interest-rate options promptly upon request.

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8: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS

SELECT CONTRACT?

The tax considerations associated with the Strategic Partners Select contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust, acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.

This contract may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs, as applicable, are the responsibility of the applicable trustee or custodian.

CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT

PLANS)

Taxes Payable By You

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

Contracts Not Held By Tax Favored Plans Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract owner.

It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract, should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for these benefits could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.

If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.

Taxes on Withdrawals and Surrender

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of purchase payments until all purchase payments have been returned. After all purchase payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under a systematic payment are taxed under these rules.

If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. Also, if you elect the interest payment option that we may offer, that election will be treated, for tax purposes, as surrendering your contract.

If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances you transfer the contract incident to divorce.

Taxes on Annuity Payments

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

Tax Penalty on Withdrawals and Annuity Payments Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled;

. the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty.); or

. The amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Special Rules in Relation to Tax-free Exchanges Under Section 1035

Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If the annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. (See "Federal Tax Status" in the Statement of Additional Information).

Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

Taxes Payable by Beneficiaries

The death benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the death benefit, as determined under federal law, is also included in the owner's estate.

Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum death benefit may defer taxes. Certain required minimum distribution provisions under the tax law apply upon your death, as discussed further below.

Tax consequences to the beneficiary vary among the death benefit payment options.

. Choice 1: The beneficiary is taxed on earnings in the contract.

. Choice 2: The beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).

. Choice 3: The beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).

Considerations for Co-Annuitants

There may be adverse tax consequences if a Co-Annuitant succeeds an Annuitant when an Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more Co-Annuitants when an Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Co-Annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a Co-Annuitants if you expect to use an Annuity in such a fashion.

Reporting and Withholding on Distributions Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the

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case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the CONTRACTS HELD BY TAX FAVORED PLANS section below for a discussion regarding withholding rules for tax favored plans (for example, an IRA).

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Internal Revenue Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements for contracts not held by tax favored plans.

Annuity Qualification

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the variable investment options of the annuity contract must be diversified, according to certain rules under the Internal Revenue Code.

Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United State or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government of its instrumentality, where applicable. We believe the portfolios underlying the variable investment options of the Contract meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines may have on transfers between the investment options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your contract or the investment options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected owners and will be made with such notice to affected owners as is feasible under the circumstances.

Required distributions upon your death for contracts owned by individuals (not associated with tax-favored plans). Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

If you die on or after the annuity start date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

If you die before the annuity start date, the entire interest in the contract must be distributed within five years after the date of death or as periodic payments over a period not extending beyond the life or life expectancy of such designated beneficiary (provided

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such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.

Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

Changes In The Contract. We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

Additional Information

You should refer to the Statement of Additional Information if:

. Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.

. You transfer your contract to, or designate, a beneficiary who is either 37 1/2 years younger than you or a grandchild.

CONTRACTS HELD BY TAX FAVORED PLANS

The following discussion covers annuity contracts held under tax-favored retirement plans.

Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a) and 408(b) of the Code and Roth Individual Retirement Accounts (Roth IRAs) under Section 408A of the Code. This description assumes that you have satisfied the requirements for eligibility for these products.

You should be aware that tax favored plans such as IRAs generally provide tax deferral regardless whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax deferral benefits.

Types of Tax Favored Plans

IRAs. If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement," attached to this prospectus, contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount your contract is worth, if greater) less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA, or if you are age 50 or older by making a single contribution consisting of your IRA contributions and catch-up contributions attributable to a prior year and the current year during the period from January 1 to April 15 of the current year. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to an IRA. For 2007, the limit is $4,000, increasing to $5,000 in 2008. After 2008, the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan into another Section 401(a) plan.

REQUIRED PROVISIONS. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

. You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

. Your rights as owner are non-forfeitable;

. You cannot sell, assign or pledge the contract, other than to Pruco Life;

. The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

. The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and

. Death and annuity payments must meet "required minimum distribution provisions under the tax law".

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Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

. A 10% "early distribution penalty";

. Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

. Failure to take a minimum distribution.

ROTH IRAs. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

. Contributions to a Roth IRA cannot be deducted from your gross income;

. "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and earnings will be taxed generally in the same manner as distributions from a traditional IRA; and

. If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

The "IRA Disclosure Statement" attached to this prospectus contains some additional information on Roth IRAs.

Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA, you may only purchase the contract for a Roth IRA in connection with a "rollover" or "conversion" of amounts of a traditional IRA, conduit IRA, or another Roth IRA, or if you are age 50 or older by making a single contribution consisting of your IRA contributions and catch-up contributions attributable to the prior year and the current year during the period from January 1 to April 15 of the current year. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000) who are not married filing a separate return, and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. Beginning January 2008, an individual receiving an eligible rollover distribution from a qualified plan can directly roll over contributions to a Roth IRA, subject to the same income limits. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, as of January 1, 2006, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular or conversion contributions to a Roth IRA. If you are considering rolling over funds from your Roth account under an employer plan, please contact your financial professional prior to purchase to confirm whether such rollovers are being accepted.

Required Minimum Distribution And Payment Options If you hold the contract under an IRA (or other tax-favored plan), IRS required minimum distribution provisions must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. Roth IRAs are not subject to these rules during the owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any minimum distribution not made in a timely manner.

Effective in 2006, in accordance with recent changes in laws and regulations, required minimum distributions will be calculated based on the sum of the contract value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the contract value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the contract and an increased amount of taxable income distributed to the contract owner, and a reduction of death benefits and the benefits of any optional riders.

You can use the minimum distribution option to satisfy the IRS required minimum distribution provisions for this contract without either beginning annuity payments or surrendering the contract. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.

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Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. Similar rules apply if you inherit more than one Roth IRA from the same owner.

Required Distributions Upon Your Death For Qualified Contracts Held By Tax Favored Plans

Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were required to begin, whether you have named a designated beneficiary and whether that beneficiary is your surviving spouse.

. If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (as long as payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

. If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31/st/ of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

. If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

Penalty For Early Withdrawals

You may owe a 10% tax penalty on the taxable part of distributions received from an IRA or Roth IRA before you attain age 59 1/2.

Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled; or

. the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty).

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

Withholding

Unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

. For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with three exemptions; and

. For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable

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portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA Requirements

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

Information about any applicable fees, charges, discounts, penalties or adjustments may be found under Section 6, "What Are The Expenses Associated With The Strategic Partners Select Contract?"

Information about sales representatives and commissions may be found under "Other Information" and "Sale And Distribution Of The Contract" in Section 9.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.

Additional Information

For additional information about federal tax law requirements applicable to tax favored plans, see the "IRA Disclosure Statement," attached to this prospectus.

9: OTHER INFORMATION

PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company (Pruco Life) is a stock life insurance company, organized on December 23, 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam, and in all states except New York.

Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company doing business since October 13, 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.

Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco Life's annual report for the year ended December 31, 2005, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 811-07325. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

THE SEPARATE ACCOUNT

We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (separate account), to hold the assets that are associated with the variable annuity contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940, as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may

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conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

SALE AND DISTRIBUTION OF THE CONTRACT

Prudential Investment Management Services LLC (PIMS), a wholly-owned subsidiary of Prudential Financial, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. PIMS acts as the distributor of a number of annuity contracts and life insurance products we offer.

PIMS's principal business address is 100 Mulberry Street, Newark, New Jersey 07102-4077. PIMS is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act) and is a member of the National Association of Securities Dealers, Inc. (NASD).

The contract is offered on a continuous basis. PIMS enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the contract but are exempt from registration

(firms). Applications for the contract are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, PIMS may offer the contract directly to potential purchasers.

Commissions are paid to firms on sales of the contract according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of purchase payments made, up to a maximum of 8%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Contract Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the contract. Commissions and other compensation paid in relation to the contract do not result in any additional charge to you or to the separate account.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PIMS may enter into compensation arrangements with certain broker/dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the contract's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the contract; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval to PIMS. Further information about the firms that are part of these compensation arrangements appears in the Statement of Additional Information, which is available without charge upon request.

To the extent permitted by NASD rules and other applicable laws and regulations, PIMS may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different contract that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PIMS and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.

LITIGATION

Pruco Life is subject to legal and regulatory actions in the ordinary course of its businesses, which may include class action lawsuits. Pending legal and regulatory actions include proceedings relating to aspects of the businesses and operations that are specific to Pruco Life and that are typical of the businesses in which Pruco Life operates. Class action and individual lawsuits may involve a variety of issues and/or allegations, which include sales practices, underwriting practices, claims payment and procedures, premium charges, policy servicing and breach of fiduciary duties to customers. Pruco Life may also be subject to litigation arising out of its general business activities, such as its investments and third party contracts. In certain of these matters, the plaintiffs may seek large and/or indeterminate amounts, including punitive or exemplary damages.

Stewart v. Prudential, et al. is a lawsuit brought in the Circuit Court of the First Judicial District of Hinds County, Mississippi by the beneficiaries of an alleged life insurance policy against Pruco Life and Prudential. The complaint alleges that the Prudential defendants acted in bad faith when they failed to pay a death benefit on an alleged contract of insurance that was never delivered. In February 2006, the jury awarded the plaintiffs $1.4 million in compensatory damages and $35 million in punitive damages. Motions for a new trial, judgment notwithstanding the verdict and remittitur, were denied in June 2006. Pruco Life's appeal with the Mississippi Supreme Court is pending.

9: OTHER INFORMATION continued

Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of litigation and regulatory matters, depending, in part, upon the results of operations or cash flow for such period. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, should not have a material adverse effect on Pruco Life's financial position.

ASSIGNMENT

In general, you can assign the contract at any time during your lifetime. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event. If you assign the contract, that assignment will result in the termination of any automated withdrawal program that had been in effect. If the new owner wants to re-institute an automated withdrawal program, then he/she needs to submit the forms that we require, in good order.

If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

FINANCIAL STATEMENTS

The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners Select contract, are included in the Statement of Additional Information.

STATEMENT OF ADDITIONAL INFORMATION

Contents:

Company

Experts

Principal Underwriter

Payments Made to Promote Sale of Our Products Allocation of Initial Purchase Payment

Determination of Accumulation Unit Values Federal Tax Status

Financial Statements

HOUSEHOLDING

To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877) 778-5008.

MARKET VALUE ADJUSTMENT FORMULA

With respect to residents of states, other than Pennsylvania, in which Strategic Partners Select is being offered. With respect to contracts issued in Pennsylvania, see page 54.

The Adjustment Involves Three Amounts

The Market Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

1) The number of whole months remaining in the existing interest rate period.

2) The guaranteed interest rate.

3) The interest rate that Pruco Life declares for a duration of one year longer than the number of whole years remaining on the existing cell being withdrawn from.

52

STATED AS A FORMULA, THE MARKET VALUE IS EQUAL TO: (M/12) X (R-C)

not to exceed +0.40 or be less than -0.40; where,

M  = the number of whole months (not to be less than one) remaining in the interest-rate period.

R  = the Contract's guaranteed interest-rate expressed as a decimal. Thus 6.2% is converted to
      0.062.

C  = the interest-rate, expressed as a decimal, that Pruco Life declares for a duration equal to the number of whole years remaining in the present interest-rate period, plus 1 year as of the date the request for a withdrawal or transaction is received.

The Market Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market Value Adjustment.

STEP BY STEP

The steps below explain how a market value adjustment is calculated.

STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

STEP 2: Determine the interest rate Pruco Life declares on the date the request for withdrawal or transfer is received for a duration of years equal to the whole number of years determined in Step 1, plus 1 additional year. Subtract this interest rate from the guaranteed interest rate. The result could be negative.

STEP 3: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

STEP 4: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market Value Adjustment. The result is the Market Value Adjustment.

STEP 5: The result of Step 4 is added to the interest cell. If the Market Value Adjustment is positive, the interest cell will go up in value. If the Market Value Adjustment is negative, the interest cell will go down in value.

Depending upon when the withdrawal request is made, a withdrawal charge may apply.

The following example will illustrate the application of a market value adjustment and the determination of the withdrawal charge:

Suppose a contractowner made two invested purchase payments, the first in the amount of $10,000 on December 1, 2000, all of which was allocated to the Equity Subaccount, and the second in the amount of $5,000 on October 1, 2002, all of which was allocated to the MVA Option with a guaranteed interest rate of 8%(0.08) for 7 years. A request for withdrawal of $8,500 is made on February 1, 2005 (the contract owner does not provide any withdrawal instructions). On that date the amount in the Equity Subaccount is equal to $12,000 and the amount in the interest cell with a maturity date of September 30, 2009 is $5,985.23, so that the contract fund on that date is equal to $17,985.23.

On February 1, 2005, the interest rates declared by Pruco Life for the duration of 5 years (4 whole years remaining until September 30, 2009, plus 1 year) is 11%.

The following computations would be made:

1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

DATE PAYMENT FREE ---- ------- ---- 12/1/00 $10,000 $1,000 12/1/01 $2,000 10/1/02 $ 5,000 $2,500 12/1/02 $4,000 12/1/03 $5,500 12/1/04 $7,000

9: OTHER INFORMATION continued

The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

$8,500.00 requested withdrawal amount -$7,000.00 charge-free ------------------------------------- ------------------------------------- additional amount needed to complete $1,500.00 withdrawal

The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

$1,500.00 / (1-.03) =$1,500.00 / 0.97 = $1,546.39 grossed-up amount

Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

$1,546.39 grossed-up amount X .03 withdrawal charge rate ------------------------------------- ------------------------------------- $46.39 withdrawal charge

4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interest-rate that would be offered for an interest cell with a duration of the remaining whole years plus 1), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2009, divided by 12) or -0.13750. Thus, there will be a negative Market Value Adjustment of approximately 14% of the amount in the interest cell that is subject to the adjustment.

-0.13750 X $5,985.23 =
-822.97                                negative MVA
$5,985.23                              unadjusted value
-------------------------------------  -------------------------------------
$5,162.26                              adjusted value
$12,000.00                             equity value
-------------------------------------  -------------------------------------
$17,162.26                             adjusted contract fund

5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market Value Adjustments, if any, associated with the MVA option.

Equity
($12,000/$17,162.26) X $8,546.39 =            $5,975.71
--------------------------------------------- -------------------------------------
7-Yr MVA ($5,162.26/$17,162.26) X $8,546.39 = $2,570.68
                                              -------------------------------------
                                              $8,546.39

6) The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 8% will continue to be credited until September 30, 2009 or a subsequent withdrawal. That amount is $3,004.73.

Market Value Adjustment Formula With Respect to Contracts Issued in Pennsylvania Only

The Adjustment Involves Three Amounts

The Market Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

1) The number of whole months remaining in the existing interest rate period.

2) The guaranteed interest rate.

3) The interpolated value of the interest rates that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining in the existing interest rate period.

54

Stated as a Formula, The Market Value is Equal to:

(M/12) X (R-C) not to exceed +0.40 or be less than -0.40; where,

M  = the number of whole months (not to be less than one) remaining in the interest-rate period.

R  = the Contract's guaranteed interest-rate expressed as a decimal. Thus 6.2% is converted to
      0.062.

C  = the interpolated value of the interest rates, expressed as a decimal, that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining as of the date the request for a withdrawal or transfer is received or
      m/365 x (n+1) year rate + (365-m)/365 x n year rate, where "n" equals years and "m"
      equals days remaining in year "n" of the existing interest rate period.

The Market Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market Value Adjustment.

Step By Step

The steps below explain how a market value adjustment is calculated.

STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

STEP 2: Interpolate the interest rates Pruco Life declares on the date the request for withdrawal or transfer is received for the duration of years equal to the whole number of years determined in Step 1, plus the whole number of years plus 1 additional year.

STEP 3: Subtract this interpolated interest rate from the guaranteed interest rate. The result could be negative.

STEP 4: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

STEP 5: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market Value Adjustment. The result is the Market Value Adjustment.

STEP 6: The result of Step 4 is added to the interest cell. If the Market Value Adjustment is positive, the interest cell will go up in value. If the Market Value Adjustment is negative, the interest cell will go down in value.

Depending upon when the withdrawal request is made, a withdrawal charge may apply.

The following example will illustrate the application of a market value adjustment and the determination of the withdrawal charge:

Suppose a contract owner made two invested purchase payments, the first in the amount of $10,000 on December 1, 2000, all of which was allocated to the Equity Subaccount, and the second in the amount of $5,000 on October 1, 2002, all of which was allocated to the MVA option with a guaranteed interest rate of 8% (0.08) for 7 years. A request for withdrawal of $8,500 is made on February 1, 2005 (the contract owner does not provide any withdrawal instructions). On that date the amount in the Equity Subaccount is equal to $12,000 and the amount in the interest cell with a maturity date of September 30, 2009 is $5,985.23, so that the contract fund on that date is equal to $17,985.23.

On February 1, 2005, the interest rates declared by Pruco Life for the duration's 4 and 5 years (4 whole years remaining until September 30, 2009, plus 1 year) are 10.8% and 11.4%, respectively.

The following computations would be made:

1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

9: OTHER INFORMATION continued

2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

DATE PAYMENT FREE ---- ------- ---- 12/1/95 $10,000 $1,000 12/1/96 $2,000 10/1/97 $ 5,000 $2,500 12/1/97 $4,000 12/1/98 $5,500 12/1/99 $7,000

The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

$8,500.00 requested withdrawal amount -$7,000.00 charge-free ------------------------------------- ------------------------------------- additional amount needed to complete $1,500.00 withdrawal

The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

$1,500.00 / (1-.03) = $1,500.00 / 0.97 = $1,546.39 grossed-up amount

Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

$1,546.39 grossed-up amount X .03 withdrawal charge rate ----------------------------------------------------------------------------- $46.39 withdrawal charge

4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interpolated value for the interest rates that would be offered for interest cells with durations of whole years remaining and whole year plus 1 remaining in the existing interest rate period), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2009, divided by 12) or -0.13750. Thus, there will be a negative Market Value Adjustment of approximately 14% of the amount in the interest cell that is subject to the adjustment.

-0.13750 X $5,985.23 =
-822.97                                negative MVA
$5,985.23                              unadjusted value
-----------------------------------------------------------------------------
$5,162.26                              adjusted value
$12,000.00                             equity value
-------------------------------------  -------------------------------------
$17,162.26                             adjusted contract fund

5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market Value Adjustments, if any, associated with the MVA option.

Equity
($12,000/$17,162.26) X $8,546.39 =     $5,975.71
-----------------------------------------------------------------------------
7-Yr MVA ($5,162.26/$17,162.26) X      $2,570.68
$8,546.39 =
                                       -------------------------------------
                                       $8,546.39

6) The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 8% will continue to be credited until September 30, 2009 or a subsequent withdrawal. That amount is $3,004.73.

56

APPENDIX A - ACCUMULATION UNIT VALUES

Following are the historical unit values for each of the portfolios offered as investment options.

(Basic Death Benefit 1.52)

-------------------------------------------------------------------------------------------------------
                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
Jennison Portfolio
    5/7/2001* to 12/31/2001                           $0.99429         $0.86910          8,717,408
    1/1/2002 to 12/31/2002                            $0.86910         $0.59107         15,222,304
    1/1/2003 to 12/31/2003                            $0.59107         $0.75840         19,466,414
    1/1/2004 to 12/31/2004                            $0.75840         $0.81908         20,584,216
    1/1/2005 to 12/31/2005                            $0.81908         $0.92424         21,072,974
    1/1/2006 to 12/31/2006                            $0.92424         $0.92675         18,189,494
-------------------------------------------------------------------------------------------------------
Prudential Equity Portfolio
    2/4/2002* to 12/31/2002                           $0.97749         $0.78083          1,279,634
    1/1/2003 to 12/31/2003                            $0.78083         $1.01258          3,815,405
    1/1/2004 to 12/31/2004                            $1.01258         $1.09644          5,488,650
    1/1/2005 to 12/31/2005                            $1.09644         $1.20402          6,552,561
    1/1/2006 to 12/31/2006                            $1.20402         $1.33503          5,712,837
-------------------------------------------------------------------------------------------------------
Prudential Global Portfolio
    5/7/2001* to 12/31/2001                           $0.99996         $0.83930          1,866,907
    1/1/2002 to 12/31/2002                            $0.83930         $0.61886          3,064,422
    1/1/2003 to 12/31/2003                            $0.61886         $0.81734          3,882,729
    1/1/2004 to 12/31/2004                            $0.81734         $0.88230          4,556,529
    1/1/2005 to 12/31/2005                            $0.88230         $1.00873          4,838,472
    1/1/2006 to 12/31/2006                            $1.00873         $1.18888          4,587,244
-------------------------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    5/7/2001* to 12/31/2001                           $1.00008         $1.01177         13,343,454
    1/1/2002 to 12/31/2002                            $1.01177         $1.01170         14,548,905
    1/1/2003 to 12/31/2003                            $1.01170         $1.00488         10,695,799
    1/1/2004 to 12/31/2004                            $1.00488         $1.00006          9,415,140
    1/1/2005 to 12/31/2005                            $1.00006         $1.01374          7,771,528
    1/1/2006 to 12/31/2006                            $1.01374         $1.04628         12,817,979
-------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    5/7/2001* to 12/31/2001                           $0.99726         $0.90422          7,466,612
    1/1/2002 to 12/31/2002                            $0.90422         $0.69297         12,343,903
    1/1/2003 to 12/31/2003                            $0.69297         $0.87500         16,466,892
    1/1/2004 to 12/31/2004                            $0.87500         $0.95207         19,795,224
    1/1/2005 to 12/31/2005                            $0.95207         $0.98036         20,341,491
    1/1/2006 to 12/31/2006                            $0.98036         $1.11593         17,568,749
-------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    2/4/2002* to 12/31/2002                           $0.97745         $0.79269          1,769,021
    1/1/2003 to 12/31/2003                            $0.79269         $0.99996          3,511,118
    1/1/2004 to 12/31/2004                            $0.99996         $1.14569          6,621,617
    1/1/2005 to 12/31/2005                            $1.14569         $1.31672         10,499,032
    1/1/2006 to 12/31/2006                            $1.31672         $1.55569         13,018,451
-------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    5/7/2001* to 12/31/2001                           $0.99880         $0.87039            888,327
    1/1/2002 to 12/31/2002                            $0.87039         $0.66733          2,227,131
    1/1/2003 to 12/31/2003                            $0.66733         $0.87279          3,228,248
    1/1/2004 to 12/31/2004                            $0.87279         $0.98656          4,621,239
    1/1/2005 to 12/31/2005                            $0.98656         $1.07382          4,658,869
    1/1/2006 to 12/31/2006                            $1.07382         $1.20877          4,376,008

---------------------------------------------------------------------------------------------------
                                                                                    Number of
                                                Accumulation     Accumulation      Accumulation
                                                Unit Value at    Unit Value at Units Outstanding at
                                             Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    5/7/2001* to 12/31/2001                       $0.99724         $0.87438            808,820
    1/1/2002 to 12/31/2002                        $0.87438         $0.68075          1,752,360
    1/1/2003 to 12/31/2003                        $0.68075         $0.84830          2,116,873
    1/1/2004 to 12/31/2004                        $0.84830         $0.93474          2,482,956
    1/1/2005 to 4/29/2005                         $0.93474         $0.86275                  0
---------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    5/7/2001* to 12/31/2001                       $0.99083         $0.84034          1,681,815
    1/1/2002 to 12/31/2002                        $0.84034         $0.70189          2,615,923
    1/1/2003 to 12/31/2003                        $0.70189         $0.85528          3,198,979
    1/1/2004 to 12/31/2004                        $0.85528         $0.91648          3,236,188
    1/1/2005 to 12/31/2005                        $0.91648         $0.94460          3,109,519
    1/1/2006 to 12/31/2006                        $0.94460         $1.07992          3,199,645
---------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    5/7/2001* to 12/31/2001                       $0.99509         $0.88165          3,051,950
    1/1/2002 to 12/31/2002                        $0.88165         $0.59753          5,098,338
    1/1/2003 to 12/31/2003                        $0.59753         $0.72895          7,464,178
    1/1/2004 to 12/31/2004                        $0.72895         $0.76178          6,869,907
    1/1/2005 to 12/31/2005                        $0.76178         $0.87412          5,478,831
    1/1/2006 to 12/31/2006                        $0.87412         $0.91205          5,190,026
---------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    5/7/2001* to 12/31/2001                       $0.99891         $0.94878         13,046,073
    1/1/2002 to 12/31/2002                        $0.94878         $0.82546         23,741,587
    1/1/2003 to 12/31/2003                        $0.82546         $0.99909         33,264,018
    1/1/2004 to 12/31/2004                        $0.99909         $1.09336         46,870,885
    1/1/2005 to 12/31/2005                        $1.09336         $1.15893         51,508,268
    1/1/2006 to 12/31/2006                        $1.15893         $1.26364         46,013,964
---------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    5/7/2001* to 12/31/2001                       $0.99796         $0.98385          8,874,996
    1/1/2002 to 12/31/2002                        $0.98385         $0.91217         16,967,796
    1/1/2003 to 12/31/2003                        $0.91217         $1.04674         22,918,994
    1/1/2004 to 12/31/2004                        $1.04674         $1.12280         34,331,674
    1/1/2005 to 12/31/2005                        $1.12280         $1.17125         39,518,994
    1/1/2006 to 12/31/2006                        $1.17125         $1.25366         35,018,301
---------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    5/7/2001* to 12/31/2001                       $0.99791         $0.91944         10,293,226
    1/1/2002 to 12/31/2002                        $0.91944         $0.76351         16,643,331
    1/1/2003 to 12/31/2003                        $0.76351         $0.97319         18,895,568
    1/1/2004 to 12/31/2004                        $0.97319         $1.07865         21,236,242
    1/1/2005 to 12/31/2005                        $1.07865         $1.16363         20,051,752
    1/1/2006 to 12/31/2006                        $1.16363         $1.31853         18,586,312
---------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    5/7/2001* to 12/31/2001                       $1.00084         $1.00204          5,541,640
    1/1/2002 to 12/31/2002                        $1.00204         $0.84509         10,143,232
    1/1/2003 to 12/31/2003                        $0.84509         $1.10812         12,520,409
    1/1/2004 to 12/31/2004                        $1.10812         $1.31729         16,006,113
    1/1/2005 to 12/31/2005                        $1.31729         $1.35751         15,450,083
    1/1/2006 to 12/31/2006                        $1.35751         $1.53244         13,025,104

---------------------------------------------------------------------------------------------------------
                                                                                          Number of
                                                      Accumulation     Accumulation      Accumulation
                                                      Unit Value at    Unit Value at Units Outstanding at
                                                   Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    5/7/2001* to 12/31/2001                             $0.99886         $0.90902          5,263,885
    1/1/2002 to 12/31/2002                              $0.90902         $0.74090         11,721,213
    1/1/2003 to 12/31/2003                              $0.74090         $0.93617         15,487,221
    1/1/2004 to 12/31/2004                              $0.93617         $1.04247         22,054,764
    1/1/2005 to 12/31/2005                              $1.04247         $1.12183         26,757,044
    1/1/2006 to 12/31/2006                              $1.12183         $1.24749         24,255,592
---------------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    5/7/2001* to 12/31/2001                             $0.99702         $0.92319          5,170,387
    1/1/2002 to 12/31/2002                              $0.92319         $0.76054          8,625,236
    1/1/2003 to 12/31/2003                              $0.76054         $0.94961         11,330,373
    1/1/2004 to 12/31/2004                              $0.94961         $1.10143         12,611,310
    1/1/2005 to 12/31/2005                              $1.10143         $1.15700         12,907,677
    1/1/2006 to 12/31/2006                              $1.15700         $1.35030          9,853,012
---------------------------------------------------------------------------------------------------------
SP International Value Portfolio
 (formerly, SP LSV International Value Portfolio)
    5/7/2001* to 12/31/2001                             $1.00228         $0.84670          2,495,330
    1/1/2002 to 12/31/2002                              $0.84670         $0.69085          4,657,121
    1/1/2003 to 12/31/2003                              $0.69085         $0.86667          5,639,592
    1/1/2004 to 12/31/2004                              $0.86667         $0.98855          6,182,424
    1/1/2005 to 12/31/2005                              $0.98855         $1.10787          7,635,725
    1/1/2006 to 12/31/2006                              $1.10787         $1.40888         10,805,844
---------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    5/7/2001* to 12/31/2001                             $0.99530         $0.80999            978,680
    1/1/2002 to 12/31/2002                              $0.80999         $0.56912          1,527,407
    1/1/2003 to 12/31/2003                              $0.56912         $0.71086          1,987,953
    1/1/2004 to 12/31/2004                              $0.71086         $0.78700          2,408,259
    1/1/2005 to 4/29/2005                               $0.78700         $0.73515                  0
---------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    5/7/2001* to 12/31/2001                             $0.99348         $0.81479          2,095,863
    1/1/2002 to 12/31/2002                              $0.81479         $0.43076          4,325,750
    1/1/2003 to 12/31/2003                              $0.43076         $0.59441          7,874,075
    1/1/2004 to 12/31/2004                              $0.59441         $0.69992         12,973,110
    1/1/2005 to 12/31/2005                              $0.69992         $0.72567         17,352,606
    1/1/2006 to 12/31/2006                              $0.72567         $0.70088         12,339,145
---------------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    5/7/2001* to 12/31/2001                             $0.99996         $1.01328          6,416,368
    1/1/2002 to 12/31/2002                              $1.01328         $0.99971          9,793,607
    1/1/2003 to 12/31/2003                              $0.99971         $1.20555         13,574,006
    1/1/2004 to 12/31/2004                              $1.20555         $1.29831         15,827,945
    1/1/2005 to 12/31/2005                              $1.29831         $1.33076         16,029,896
    1/1/2006 to 12/31/2006                              $1.33076         $1.43529         14,316,680
---------------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    5/7/2001* to 12/31/2001                             $0.99996         $1.04036         18,964,185
    1/1/2002 to 12/31/2002                              $1.04036         $1.12110         36,854,342
    1/1/2003 to 12/31/2003                              $1.12110         $1.16879         39,511,574
    1/1/2004 to 12/31/2004                              $1.16879         $1.21208         40,011,136
    1/1/2005 to 12/31/2005                              $1.21208         $1.22256         38,341,562
    1/1/2006 to 12/31/2006                              $1.22256         $1.24864         34,714,685

---------------------------------------------------------------------------------------------------------
                                                                                          Number of
                                                      Accumulation     Accumulation      Accumulation
                                                      Unit Value at    Unit Value at Units Outstanding at
                                                   Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    5/7/2001* to 12/31/2001                              $0.99484         $0.87347         3,829,252
    1/1/2002 to 12/31/2002                               $0.87347         $0.58438         7,011,525
    1/1/2003 to 12/31/2003                               $0.58438         $0.81789         9,799,080
    1/1/2004 to 12/31/2004                               $0.81789         $0.97791        12,285,783
    1/1/2005 to 12/31/2005                               $0.97791         $1.13458        15,289,475
    1/1/2006 to 12/31/2006                               $1.13458         $1.22470        14,125,624
---------------------------------------------------------------------------------------------------------
SP Small-Cap Growth Portfolio
    5/7/2001* to 12/31/2001                              $0.99726         $0.92608         1,290,543
    1/1/2002 to 12/31/2002                               $0.92608         $0.63614         2,322,396
    1/1/2003 to 12/31/2003                               $0.63614         $0.84421         3,365,000
    1/1/2004 to 12/31/2004                               $0.84421         $0.82386         4,654,846
    1/1/2005 to 12/31/2005                               $0.82386         $0.83175         4,195,198
    1/1/2006 to 12/31/2006                               $0.83175         $0.92074         4,026,505
---------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    5/7/2001* to 12/31/2001                              $0.99482         $0.85645           861,855
    1/1/2002 to 12/31/2002                               $0.85645         $0.63048         2,001,670
    1/1/2003 to 12/31/2003                               $0.63048         $0.78159         2,523,552
    1/1/2004 to 12/31/2004                               $0.78159         $0.85155         2,818,809
    1/1/2005 to 12/31/2005                               $0.85155         $0.96594         2,861,419
    1/1/2006 to 12/31/2006                               $0.96594         $0.94518         2,934,936
---------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    5/7/2001* to 12/31/2001                              $0.98559         $0.81232           656,964
    1/1/2002 to 12/31/2002                               $0.81232         $0.46943         1,104,394
    1/1/2003 to 12/31/2003                               $0.46943         $0.65839         1,513,519
    1/1/2004 to 12/31/2004                               $0.65839         $0.64848         1,758,929
    1/1/2005 to 4/29/2005                                $0.64848         $0.57902                 0
---------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
 (formerly, SP William Blair International Growth
 Portfolio)
    5/7/2001* to 12/31/2001                              $1.00272         $0.74738         2,151,275
    1/1/2002 to 12/31/2002                               $0.74738         $0.57004         3,358,884
    1/1/2003 to 12/31/2003                               $0.57004         $0.78386         3,987,540
    1/1/2004 to 12/31/2004                               $0.78386         $0.89987         6,281,864
    1/1/2005 to 12/31/2005                               $0.89987         $1.03159         6,679,383
    1/1/2006 to 12/31/2006                               $1.03159         $1.23000         6,300,794
---------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                             $9.99876        $10.67264            21,578
---------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                             $9.99876         $9.99839             1,108
    1/1/2006 to 12/31/2006                               $9.99839        $11.39397            64,462
---------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/02/2005                            $10.09328        $11.72320                 0
---------------------------------------------------------------------------------------------------------
AST AllianceBernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                            $10.07960        $10.32239             6,489
    1/1/2006 to 12/31/2006                              $10.32239        $12.33889           103,356
---------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                            $10.05471        $10.27703            29,815
    1/1/2006 to 12/31/2006                              $10.27703        $11.87195            79,513
---------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value Portfolio
    3/14/2005* to 12/02/2005                            $10.04999        $11.33524                 0
---------------------------------------------------------------------------------------------------------
AST AllianceBernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                            $10.04978        $10.41185            13,865
    1/1/2006 to 12/31/2006                              $10.41185        $11.54864            18,655

-------------------------------------------------------------------------------------------------------------
                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
                                                       Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                                $10.06648        $10.34429          26,057
    1/1/2006 to 12/31/2006                                  $10.34429        $11.90759          37,010
-------------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 (formerly, AST American Century Strategic Balanced
 Portfolio)
    3/14/2005* to 12/31/2005                                $10.04193        $10.32717           3,022
    1/1/2006 to 12/31/2006                                  $10.32717        $11.15653           6,527
-------------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                 $9.99876        $10.01837          25,849
    1/1/2006 to 12/31/2006                                  $10.01837        $11.02977         674,085
-------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                 $9.99876        $10.00838          15,685
    1/1/2006 to 12/31/2006                                  $10.00838        $11.20697         226,541
-------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                                $10.14700        $12.03005         190,482
    1/1/2006 to 12/31/2006                                  $12.03005        $16.20379         394,798
-------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                 $9.99876        $10.02837           1,369
    1/1/2006 to 12/31/2006                                  $10.02837        $10.92155         395,964
-------------------------------------------------------------------------------------------------------------
AST DeAM Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                $10.08482        $10.72639         172,510
    1/1/2006 to 12/31/2006                                  $10.72639        $12.86194         763,651
-------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
  (formerly, AST DeAM Small-Cap Growth Portfolio)
    3/14/2005* to 12/31/2005                                $10.01123        $10.32274           6,555
    1/1/2006 to 12/31/2006                                  $10.32274        $10.95733          41,873
-------------------------------------------------------------------------------------------------------------
AST DeAM Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                $10.04560        $10.02801          12,430
    1/1/2006 to 12/31/2006                                  $10.02801        $11.84933          57,561
-------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                                 $9.99876        $10.97021          22,957
    1/1/2006 to 12/31/2006                                  $10.97021        $12.20163          97,843
-------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                 $9.99876        $10.49471          50,456
-------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                 $9.99876        $10.59360           4,430
-------------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
  (formerly, AST Global Allocation Portfolio)
    3/14/2005* to 12/31/2005                                $10.01532        $10.63449           1,453
    1/1/2006 to 12/31/2006                                  $10.63449        $11.64264           3,528
-------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                                $10.03292        $10.77054           8,237
    1/1/2006 to 12/31/2006                                  $10.77054        $11.66959          42,579
-------------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                                 $9.97671         $9.86884          25,343
    1/1/2006 to 12/31/2006                                   $9.86884        $10.72766          73,093
-------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                 $9.99876        $10.58989          16,897
    1/1/2006 to 12/31/2006                                  $10.58989        $11.08650          36,255
-------------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                                 $9.91379        $10.66436          25,848
    1/1/2006 to 12/31/2006                                  $10.66436        $12.89969          57,555
-------------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                $10.07717        $10.56795         225,801
    1/1/2006 to 12/31/2006                                  $10.56795        $12.33176         167,471

-----------------------------------------------------------------------------------------------------
                                                                                      Number of
                                                  Accumulation     Accumulation      Accumulation
                                                  Unit Value at    Unit Value at Units Outstanding at
                                               Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------
AST Lord Abbett Bond Debenture Portfolio
    3/14/2005* to 12/31/2005                         $9.99876         $9.96022           25,080
    1/1/2006 to 12/31/2006                           $9.96022        $10.77302           61,464
-----------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                        $10.12615        $10.91463           47,631
    1/1/2006 to 12/31/2006                          $10.91463        $11.52967           79,915
-----------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                         $9.96616        $10.48868            8,170
    1/1/2006 to 12/31/2006                          $10.48868        $12.84291           21,475
-----------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                        $10.03683        $10.77072            4,710
    1/1/2006 to 12/31/2006                          $10.77072        $11.63510            9,750
-----------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                        $10.06493        $10.36375            8,885
    1/1/2006 to 12/31/2006                          $10.36375        $11.66305           34,405
-----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                        $10.05566        $11.34792          110,812
    1/1/2006 to 12/31/2006                          $11.34792        $12.74973          152,391
-----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                        $10.02187        $10.89648          361,840
    1/1/2006 to 12/31/2006                          $10.89648        $11.88780          273,936
-----------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                         $9.99876        $10.06754           47,774
    1/1/2006 to 12/31/2006                          $10.06754        $10.29612           69,722
-----------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                         $9.99876        $10.03837           10,129
    1/1/2006 to 12/31/2006                          $10.03837        $10.67559           99,616
-----------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                        $10.04857        $10.65807           27,202
    1/1/2006 to 12/31/2006                          $10.65807        $12.60337          111,894
-----------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                        $10.02858        $10.36634            4,574
    1/1/2006 to 12/31/2006                          $10.36634        $11.48721           29,154
-----------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                         $9.94930         $9.45939           38,376
    1/1/2006 to 12/31/2006                           $9.45939         $9.90259           66,408
-----------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                        $10.00276        $11.75113          572,593
    1/1/2006 to 12/31/2006                          $11.75113        $13.41190        1,187,842
-----------------------------------------------------------------------------------------------------
Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                         $9.88093        $12.07433          187,573
    1/1/2006 to 12/31/2006                          $12.07433        $16.00639          291,800
-----------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio -
 Service Shares
    5/7/2001* to 12/31/2001                          $0.99357         $0.78312        2,205,333
    1/1/2002 to 12/31/2002                           $0.78312         $0.56521        3,372,526
    1/1/2003 to 12/31/2003                           $0.56521         $0.73210        4,141,987
    1/1/2004 to 12/31/2004                           $0.73210         $0.75143        3,466,556
    1/1/2005 to 12/31/2005                           $0.75143         $0.76990        3,024,247
    1/1/2006 to 12/31/2006                           $0.76990         $0.84286        2,603,395

* As applicable, date that portfolio was first offered in the product and/or this charge combination first appeared.

APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

Within the Strategic Partners/SM/ family of annuities, we offer several different deferred variable annuity products. These annuities are issued by Pruco Life Insurance Company (in New York, by Pruco Life Insurance Company of New Jersey). Not all of these annuities may be available to you due to state approval or broker-dealer offerings. You can verify which of these annuities is available to you by asking your registered representative, or by calling us at (888) PRU-2888. For comprehensive information about each of these annuities, please consult the prospectus for the annuity.

Each annuity has different features and benefits that may be appropriate for you, based on your individual financial situation and how you intend to use the annuity.

The different features and benefits may include variations on your ability to access funds in your annuity without the imposition of a withdrawal charge as well as different ongoing fees and charges you pay while your contract remains in force. Additionally, differences may exist in various optional benefits such as guaranteed living benefits or death benefit protection.

Among the factors you should consider when choosing which annuity product may be most appropriate for your individual needs are the following:

. Your age;

. The amount of your investment and any planned future deposits into the annuity;

. How long you intend to hold the annuity (also referred to as investment time horizon);

. Your desire to make withdrawals from the annuity;

. Your investment return objectives;

. The effect of optional benefits that may be elected; and

. Your desire to minimize costs and/or maximize return associated with the annuity.

The following chart sets forth the prominent features of each Strategic Partners variable annuity. The availability of optional features, such as those noted in the chart, may increase the cost of the contract. Therefore, you should carefully consider which features you plan to use when selecting your annuity.

In addition to the chart, we set out below certain hypothetical illustrations that reflect the Contract Value and surrender value of each variable annuity over a variety of holding periods. These charts are meant to reflect how your annuities can grow or decrease depending on market conditions and the comparable value of each of the annuities (which reflects the charges associated with the annuities) under the assumptions noted. In comparing the values within the illustrations, a number of distinctions are evident. To fully appreciate these distinctions, we encourage you to speak to your registered representative and to read the prospectuses. However, we do point out the following noteworthy items:

. Strategic Partners Advisor, because it has no sales charge, offers the highest surrender value during the first few years. However, unlike Strategic Partners FlexElite 2 (i.e., the version of the contract sold on or after May 1, 2003) and the Strategic Partners Annuity One 3/Plus 3 contracts, Strategic Partners Advisor offers few optional benefits.

. Strategic Partners FlexElite 2 offers both an array of optional benefits as well as the "liquidity" to surrender the annuity without any withdrawal charge after three contract years have passed. FlexElite 2 also is unique in offering an optional persistency bonus (which, if taken, extends the withdrawal charge period).

. Strategic Partners Select, as part of its standard insurance and administrative expense, offers a guaranteed minimum death benefit equal to the greater of Contract Value, a step-up value, or a roll-up value. In contrast, you incur an additional charge if you opt for an enhanced death benefit under the other annuities.

. Strategic Partners Annuity One 3/Plus 3 comes in both a bonus version and a non-bonus version, each of which offers several optional insurance features. A bonus is added to your purchase payments under the bonus version, although the withdrawal charges under the bonus version are higher than those under the non-bonus version. Although the non-bonus version offers no bonus, it is accompanied by fixed interest rate options and a market value adjustment option that may provide higher interest rates than such options accompanying the bonus version.

B-1

STRATEGIC PARTNERS ANNUITY PRODUCT COMPARISON Below is a summary of Strategic Partners variable annuity products. You should consider the investment objectives, risks, charges and expenses of an investment in any contract carefully before investing. Each product prospectus as well as the underlying portfolio prospectuses contains this and other information about the variable annuities and underlying investment options. Your registered representative can provide you with prospectuses for one or more of these variable annuities and the underlying portfolios and can help you decide upon the product that would be most advantageous for you given your individual needs. Please read the prospectuses carefully before investing.

---------------------------------------------------------------------------------------------------------
                                     Strategic                Strategic                 Strategic
                                     Partners                 Partners                  Partners
                                     Advisor               Flexelite 2/ 1/               Select
---------------------------------------------------------------------------------------------------------
Minimum Investment            $10,000                  $10,000                   $10,000
---------------------------------------------------------------------------------------------------------
Maximum Issue Age             85 Qualified Non-        85 Qualified &            80 Qualified &
                              Qualified                Non-Qualified             85 Non-Qualified
---------------------------------------------------------------------------------------------------------
Withdrawal Charge Schedule    None                     3 Years (7%, 7%,          7 Years (7%, 6%, 5%,
                                                       7%) Contract date         4%, 3%, 2%, 1%)
                                                       based                     Contract date based
---------------------------------------------------------------------------------------------------------
Annual Charge-Free            Full liquidity           10% of gross purchase     10% of gross purchase
 Withdrawal/ 2/                                        payments made as of       payments per contract
                                                       last contract             year, cumulative up to
                                                       anniversary per           7 years or 70% of gross
                                                       contract year             purchase payments
---------------------------------------------------------------------------------------------------------
Insurance and Administration  1.40%                    1.65%                     1.52%
 Charge
---------------------------------------------------------------------------------------------------------
Contract Maintenance Fee      The lesser of $30 or 2%  The lesser of $50 or 2%   $30. Waived if
 (assessed annually)          of your Contract Value.  of your Contract Value.   Contract Value is
                              Waived if contract       Waived if contract        $50,000 or more
                              value is $50,000 or      value is $100,000 or
                              more                     more
---------------------------------------------------------------------------------------------------------
Contract Credit               No                       Yes 1% credit option at   No
                                                       end of 3/rd/ and 6/th/
                                                       contract years. Election
                                                       results in a new 3 year
                                                       withdrawal charge

----------------------------------------------------------------------------------------------------------------
                                        Strategic Partners Annuity One        Strategic Partners Annuity One
                                             3/Plus 3 Non Bonus                      3/Plus 3 Bonus
----------------------------------------------------------------------------------------------------------------
Minimum Investment                   $10,000                               $10,000
----------------------------------------------------------------------------------------------------------------
Maximum Issue Age                    85 Qualified & Non-Qualified          85 Qualified & Non-Qualified
----------------------------------------------------------------------------------------------------------------
Withdrawal Charge Schedule           7 Years (7%, 6%, 5%, 4%, 3%, 2%,      7 Years (8%, 8%, 8%, 8%, 7%, 6%,
                                     1%) Payment date based                5%) Payment date based
----------------------------------------------------------------------------------------------------------------
Annual Charge-Free Withdrawal/ 2/    10% of gross purchase payments        10% of gross purchase payments
                                     made as of last contract anniversary  made as of last contract anniversary
                                     per contract year                     per contract year
----------------------------------------------------------------------------------------------------------------
Insurance and Administration Charge  1.40%                                 1.50%
----------------------------------------------------------------------------------------------------------------
Contract Maintenance Fee (assessed   The lesser of $35 or 2% of your       The lesser of $35 or 2% of your
 annually)                           contract value. Waived if Contract    contract value. Waived if Contract
                                     Value is $75,000 or more              Value is $75,000 or more
----------------------------------------------------------------------------------------------------------------
Contract Credit                      No                                    Yes
                                                                           3% - all amounts ages
                                                                           81 - 85
                                                                           4% - under $250,000
                                                                           5% - $250,000 - $999,999
                                                                           6% - $1,000,000+

1 This column depicts features of the version of Strategic Partners FlexElite sold on or after May 1, 2003 or upon subsequent state approval. In one state, Pruco Life continues to sell a prior version of the contract. Under that version, the charge for the base death benefit is 1.60%, rather than 1.65%. The prior version also differs in certain other respects (e.g., availability of optional benefits). The values illustrated below are based on the 1.65% charge, and therefore are slightly lower than if the 1.60% charge were used.

2 Withdrawals of taxable amounts will be subject to income tax, and prior to age 59 1/2, may be subject to a 10% federal income tax penalty.

B-2

 -----------------------------------------------------------------------------------------------------
                                                                                      Strategic
                                                                                      Partners
                              Strategic          Strategic                          Annuity One 3/
                              Partners           Partners          Strategic         Plus 3 Non
                              Advisor         Flexelite 2/ 1/   Partners Select         Bonus
-----------------------------------------------------------------------------------------------------
Fixed Rate Account        No                 Yes 1-Year         Yes 1-Year        Yes 1-Year
-----------------------------------------------------------------------------------------------------
Market Value              No                 Yes 1-10 Years     Yes 7-Year        Yes 1-10 Years
 Adjustment Account
 (MVA)
-----------------------------------------------------------------------------------------------------
Enhanced Dollar Cost      No                 Yes                No                Yes
 Averaging (DCA)
-----------------------------------------------------------------------------------------------------
Variable Investment       as indicated in    as indicated in    as indicated in   as indicated in
 Options Available        prospectus         prospectus         prospectus        prospectus
-----------------------------------------------------------------------------------------------------
Evergreen Funds           N/A                N/A                N/A               6-available in
                                                                                  Strategic Partners
                                                                                  Plus 3 only
-----------------------------------------------------------------------------------------------------
Base Death Benefit:       The greater of:    The greater of:    Combo: Step/Roll  The greater of:
                          purchase           purchase           Withdrawals will  purchase
                          payment (s) minus  payment (s) minus  proportionately   payment (s) minus
                          proportionate      proportionate      affect the Death  proportionate
                          withdrawal (s) or  withdrawal (s) or  Benefit           withdrawal (s) or
                          Contract Value     Contract Value                       Contract Value
-----------------------------------------------------------------------------------------------------
Optional Death Benefit    Combo: Step/Roll   Step-Up Roll-Up    N/A               Step-Up Roll-Up
 (for an additional                          Combo: Step/Roll                     Combo: Step/Roll
 cost),/ 4,5/                                Highest Daily                        Highest Daily
                                             Value (HDV)                          Value (HDV)
                                             Earnings                             Earnings
                                             Appreciator                          Appreciator
                                             Benefit (EAB)                        Benefit (EAB)
-----------------------------------------------------------------------------------------------------
Living Benefits (for an   Lifetime Five      Lifetime Five      N/A               Lifetime Five
 additional cost),/ 5,6/                     Spousal Lifetime                     Spousal Lifetime
                                             Five Guaranteed                      Five Guaranteed
                                             Minimum Income                       Minimum Income
                                             Benefit (GMIB)                       Benefit (GMIB)
                                             Income                               Income
                                             Appreciator                          Appreciator
                                             Benefit (IAB)                        Benefit (IAB)

-----------------------------------------------------------------------------------------------------------------
                                                             Strategic Partners Annuity One 3/Plus 3 Bonus
-----------------------------------------------------------------------------------------------------------------
Fixed Rate Account                                      Yes/ 3/
                                                        1-Year
-----------------------------------------------------------------------------------------------------------------
Market Value Adjustment Account (MVA)                   Yes
                                                        1-10 Years
-----------------------------------------------------------------------------------------------------------------
Enhanced Dollar Cost Averaging (DCA)                    Yes
-----------------------------------------------------------------------------------------------------------------
Variable Investment Options Available                   56/62
-----------------------------------------------------------------------------------------------------------------
Evergreen Funds                                         6-available in Strategic Partners Plus 3 only
-----------------------------------------------------------------------------------------------------------------
Base Death Benefit:                                     The greater of: purchase payment (s) minus proportionate
                                                        withdrawal (s) or Contract Value
-----------------------------------------------------------------------------------------------------------------
Optional Death Benefit (for an additional cost),/ 4,5/  Step-Up Roll-Up Combo: Step/Roll Highest Daily Value
                                                        (HDV) Earnings Appreciator Benefit (EAB)
-----------------------------------------------------------------------------------------------------------------
Living Benefits (for an additional cost),/ 5,6/         Lifetime Five Spousal Lifetime Five Guaranteed Minimum
                                                        Income Benefit (GMIB) Income Appreciator Benefit (IAB)

3 We may offer lower interest rates for the fixed rate options than the interest rates offered in the contracts without credit.

4 For more information on these benefits, refer to Section 4, "What Is The Death Benefit?" in the Prospectus.

5 Not all optional benefits may be available in all states.

6 For more information on these benefits, refer to Section 3, "What Kind of Payments Will I Receive During The Income Phase?; Section 5, "What Is the Lifetime Five/SM/ Income Benefit?"; and Section 6, "What Is the Income Appreciator Benefit?" in the Prospectus.

B-3

HYPOTHETICAL ILLUSTRATION

The following examples outline the value of each annuity as well as the amount that would be available to an investor as a result of full surrender at the end of each of the contract years specified. The values shown below are based on the following assumptions:

. An initial investment of $100,000 is made into each contract earning a gross rate of return of 0% and 6% respectively.

. No subsequent deposits or withdrawals are made from the contract.

. The hypothetical gross rates of return (as of December 31, 2006) are reduced by the arithmetic average of the fees and expenses of the underlying portfolios (as of December 31, 2006) and the charges that are deducted from the contract at the Separate Account level as follows:

. 0.97% average of all fund expenses (as of December 31, 2006) are computed by adding Portfolio management fees, 12b-1 fees and other expenses of all of the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table. Please note that because the SP Aggressive Growth Asset Allocation Portfolio, the SP Balanced Asset Allocation Portfolio, the SP Conservation Asset Allocation Portfolio, and the SP Growth Asset Allocation Portfolio generally were closed to investors in 2005, the fees for such portfolios are not reflected in the above-mentioned average.

. The Separate Account level charges include the Insurance Charge and Administration Charge (as applicable).

The Contract Value assumes no surrender, while the Surrender Value assumes a 100% surrender two days prior to the contract anniversary, therefore reflecting the withdrawal charge applicable to that contract year. Note that a withdrawal on the contract anniversary, or the day before the contract anniversary, would be subject to the withdrawal charge applicable to the next contract year, which usually is lower. The values that you actually experience under an contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each product reflected below will remain the same. (We will provide you with a personalized illustration upon request).

0% GROSS RETURN

                                                             STRATEGIC PARTNERS STRATEGIC PARTNERS
    STRATEGIC PARTNERS STRATEGIC PARTNERS STRATEGIC PARTNERS   ANNUITY ONE 3/     ANNUITY ONE 3/
         ADVISOR             SELECT          FLEXELITE 2      PLUS 3 NON BONUS     PLUS 3 BONUS
 -  ------------------ ------------------ ------------------ ------------------ ------------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
 -  -------- --------- -------- --------- -------- --------- -------- --------- -------- ---------
 1  $97,678   $97,678  $97,563   $91,433  $97,439   $91,317  $97,678   $91,540  $101,485  $94,166
 2  $95,404   $95,404  $95,179   $90,068  $94,887   $88,945  $95,404   $90,279  $ 99,025  $91,902
 3  $93,183   $93,183  $92,853   $88,710  $92,401   $86,633  $93,183   $89,023  $ 96,624  $89,694
 4  $91,013   $91,013  $90,584   $87,361  $89,979   $89,979  $91,013   $87,773  $ 94,282  $87,539
 5  $88,894   $88,894  $88,371   $86,019  $87,620   $87,620  $88,894   $86,527  $ 91,996  $86,256
 6  $86,825   $86,825  $86,211   $84,687  $85,321   $85,321  $86,825   $85,288  $ 89,766  $84,979
 7  $84,803   $84,803  $84,104   $83,363  $83,080   $83,080  $84,803   $84,055  $ 87,589  $83,710
 8  $82,829   $82,829  $82,049   $82,049  $80,898   $80,898  $82,829   $82,829  $ 85,466  $85,466
 9  $80,901   $80,901  $80,044   $80,044  $78,771   $78,771  $80,901   $80,901  $ 83,394  $83,394
 10 $79,017   $79,017  $78,088   $78,088  $76,700   $76,700  $79,017   $79,017  $ 81,372  $81,372
 11 $77,178   $77,178  $76,180   $76,180  $74,681   $74,681  $77,178   $77,178  $ 79,399  $79,399
 12 $75,381   $75,381  $74,319   $74,319  $72,714   $72,714  $75,381   $75,381  $ 77,474  $77,474
 13 $73,626   $73,626  $72,468   $72,468  $70,798   $70,798  $73,626   $73,626  $ 75,596  $75,596
 14 $71,912   $71,912  $70,663   $70,663  $68,931   $68,931  $71,877   $71,877  $ 73,763  $73,763
 15 $70,237   $70,237  $68,902   $68,902  $67,111   $67,111  $70,170   $70,170  $ 71,941  $71,941
 16 $68,602   $68,602  $67,185   $67,185  $65,339   $65,339  $68,502   $68,502  $ 70,162  $70,162
 17 $67,005   $67,005  $65,509   $65,509  $63,612   $63,612  $66,873   $66,873  $ 68,427  $68,427
 18 $65,445   $65,445  $63,874   $63,874  $61,930   $61,930  $65,282   $65,282  $ 66,734  $66,734
 19 $63,921   $63,921  $62,279   $62,279  $60,290   $60,290  $63,728   $63,728  $ 65,082  $65,082
 20 $62,433   $62,433  $60,723   $60,723  $58,693   $58,693  $62,210   $62,210  $ 63,470  $63,470
 21 $60,980   $60,980  $59,205   $59,205  $57,137   $57,137  $60,727   $60,727  $ 61,897  $61,897
 22 $59,560   $59,560  $57,724   $57,724  $55,621   $55,621  $59,279   $59,279  $ 60,362  $60,362
 23 $58,173   $58,173  $56,279   $56,279  $54,143   $54,143  $57,865   $57,865  $ 58,865  $58,865
 24 $56,819   $56,819  $54,870   $54,870  $52,704   $52,704  $56,484   $56,484  $ 57,404  $57,404
 25 $55,496   $55,496  $53,495   $53,495  $51,302   $51,302  $55,134   $55,134  $ 55,978  $55,978
--------------------------------------------------------------------------------------------------

Assumptions:

1. $100,000 initial investment.

2. Fund Expenses = 0.97%.

3. No optional death benefit(s) and/or optional living benefit(s) were elected.

4. Strategic Partners FlexElite 2 figures do not include the optional 1% credit election. Had the credit been included, the Contract Values would be higher, due to the additional credit. However, election of the credit extends the surrender charge for an additional three years, thus lowering surrender value in those years.

B-4

5. These reductions result in hypothetical net rates of return as follows:

Strategic Partners Advisor -2.33%; Strategic Partners Select -2.44%; Strategic Partners FlexElite 2 -2.60%; Strategic Partners Annuity One 3/Plus 3 Non-Bonus -2.33%; Strategic Partners Annuity One 3/Plus 3 Bonus -2.42%.

6. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

6% GROSS RETURN

                                                             STRATEGIC PARTNERS STRATEGIC PARTNERS
    STRATEGIC PARTNERS STRATEGIC PARTNERS STRATEGIC PARTNERS   ANNUITY ONE 3/     ANNUITY ONE 3/
         ADVISOR             SELECT          FLEXELITE 2      PLUS 3 NON BONUS     PLUS 3 BONUS
 -  ------------------ ------------------ ------------------ ------------------ ------------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
 -  -------- --------- -------- --------- -------- --------- -------- --------- -------- ---------
 1  $103,522 $103,522  $103,400 $ 96,863  $103,268 $ 96,740  $103,522 $ 96,976  $107,557 $ 99,754
 2  $107,179 $107,179  $106,926 $101,111  $106,653 $ 99,888  $107,179 $101,349  $111,247 $103,148
 3  $110,965 $110,965  $110,572 $105,544  $110,149 $103,139  $110,965 $105,917  $115,063 $106,659
 4  $114,884 $114,884  $114,342 $110,169  $113,759 $113,759  $114,884 $110,689  $119,009 $110,290
 5  $118,942 $118,942  $118,241 $114,994  $117,487 $117,487  $118,942 $115,674  $123,092 $115,176
 6  $123,143 $123,143  $122,273 $120,027  $121,338 $121,338  $123,143 $120,880  $127,314 $120,276
 7  $127,493 $127,493  $126,442 $125,278  $125,315 $125,315  $127,493 $126,318  $131,681 $125,597
 8  $131,996 $131,996  $130,753 $130,753  $129,422 $129,422  $131,996 $131,996  $136,198 $136,198
 9  $136,658 $136,658  $135,212 $135,212  $133,664 $133,664  $136,658 $136,658  $140,870 $140,870
 10 $141,485 $141,485  $139,822 $139,822  $138,044 $138,044  $141,485 $141,485  $145,702 $145,702
 11 $146,483 $146,483  $144,590 $144,590  $142,569 $142,569  $146,483 $146,483  $150,699 $150,699
 12 $151,657 $151,657  $149,520 $149,520  $147,241 $147,241  $151,657 $151,657  $155,868 $155,868
 13 $157,013 $157,013  $154,618 $154,618  $152,067 $152,067  $157,013 $157,013  $161,215 $161,215
 14 $162,559 $162,559  $159,890 $159,890  $157,051 $157,051  $162,559 $162,559  $166,745 $166,745
 15 $168,301 $168,301  $165,342 $165,342  $162,199 $162,199  $168,301 $168,301  $172,464 $172,464
 16 $174,246 $174,246  $170,980 $170,980  $167,515 $167,515  $174,246 $174,246  $178,380 $178,380
 17 $180,400 $180,400  $176,810 $176,810  $173,005 $173,005  $180,400 $180,400  $184,499 $184,499
 18 $186,772 $186,772  $182,838 $182,838  $178,675 $178,675  $186,772 $186,772  $190,827 $190,827
 19 $193,369 $193,369  $189,073 $189,073  $184,531 $184,531  $193,369 $193,369  $197,373 $197,373
 20 $200,199 $200,199  $195,520 $195,520  $190,579 $190,579  $200,199 $200,199  $204,143 $204,143
 21 $207,271 $207,271  $202,186 $202,186  $196,825 $196,825  $207,271 $207,271  $211,146 $211,146
 22 $214,592 $214,592  $209,080 $209,080  $203,276 $203,276  $214,592 $214,592  $218,388 $218,388
 23 $222,172 $222,172  $216,210 $216,210  $209,939 $209,939  $222,172 $222,172  $225,879 $225,879
 24 $230,019 $230,019  $223,582 $223,582  $216,820 $216,820  $230,019 $230,019  $233,627 $233,627
 25 $238,144 $238,144  $231,205 $231,205  $223,926 $223,926  $238,144 $238,144  $241,641 $241,641
--------------------------------------------------------------------------------------------------

Assumptions:

1. $100,000 initial investment.

2. Fund Expenses =0.97%.

3. No optional death benefit(s) and/or optional living benefit(s) were elected.

4. Strategic Partners FlexElite 2 figures do not include the optional 1% credit election. Had the credit been included, the Contract Values would be higher, due to the additional credit. However, election of the credit extends the surrender charge for an additional three years, thus lowering surrender value in those years.

5. These reductions result in hypothetical net rates of return as follows:

Strategic Partners Advisor 3.53%; Strategic Partners Select 3.41%; Strategic Partners FlexElite 3.24%; Strategic Partners Annuity One 3/Plus 3 Non-Bonus 3.53%; Strategic Partners Annuity One 3/Plus Bonus 3.43%.

6. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

B-5

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE ANNUITY DESCRIBED IN PROSPECTUS ORD01009 (05/2007).

(print your name)

 (address)

(city/state/zip code)

MAILING ADDRESS:

PRUDENTIAL ANNUITY SERVICE CENTER P.O. Box 7960 Philadelphia, PA 19176

[LOGO]

The Prudential Insurance Company of America 751 Broad Street

Newark, NJ 07102-3777

ORD01009

PRSRT STD

U.S. POSTAGE

PAID

LANCASTER, PA

PERMIT NO. 1793

MAY 1, 1998

PROFILE

  PRUCO LIFE INSURANCE COMPANY

DISCOVERY PREFERRED VARIABLE ANNUITY CONTRACT

THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE CONTRACT. THE CONTRACT IS MORE FULLY DESCRIBED IN THE FULL PROSPECTUS WHICH ACCOMPANIES THIS PROFILE. PLEASE READ THE PROSPECTUS CAREFULLY.

1. THE DISCOVERY PREFERRED VARIABLE ANNUITY.

The Discovery Preferred Variable Annuity is a contract between you and Pruco Life Insurance Company that uses investment portfolios which accumulate cash value on a tax-deferred basis. This allows the variable annuity to combine the advantages of a tax-deferred investment with the flexibility and versatility of professionally managed portfolios to meet your long-term financial goals, such as retirement. Tax deferral simply means that you do not pay taxes on your investments' income, dividends and capital gains each year; instead taxes are due when you take withdrawals or otherwise receive funds from the annuity. Tax-deferred compounding can grow your assets faster than they would in a similar taxable investment. In addition, your family receives the added protection of a guaranteed death benefit.

The Discovery Preferred Variable Annuity offers a diverse selection of variable investment options. Amounts that you allocate to a variable investment option will fluctuate in response to market forces. You can also select a fixed-rate option with a stipulated rate of interest for one year or a market-value adjustment option which guarantees a stipulated rate of interest if held for a seven year period. If you make a withdrawal or transfer prior to the maturity date of a market-value adjustment option, the value will be adjusted up or down or not at all, depending upon the difference in interest rates between the date when funds were allocated to the option and the date of the withdrawal or transfer.

The Discovery Preferred Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. During the accumulation phase, you invest money in your Contract and earnings accumulate on a tax-deferred basis. Your earnings are based on the investment performance of the variable investment options and/or the interest rate earned on the fixed investment options to which your money is allocated. During the income phase you receive regular payments from your Contract. Among other factors, the growth of your Contract during the accumulation phase will determine the amount or duration of your payments during the income phase.

The automated withdrawal feature enables you to set up a regular income schedule on a monthly, quarterly, semiannual or annual basis without annuitizing your Contract. Of course, withdrawals are subject to tax and a 10% federal tax penalty may apply if you are under age 59 1/2.

2. PAYOUT PROVISIONS.

If you want to receive regular income from your Contract, you can choose one of these options: (1) equal installments for a fixed period; (2) monthly payments for your life with 120 payments certain; or (3) we will hold an amount at a stated interest rate and pay the interest annually, semi-annually, quarterly or monthly. The interest payment option is not available for Contracts sold in connection with individual retirement annuities ("IRAs").

PROFILE

  PRUCO LIFE INSURANCE COMPANY

DISCOVERY PREFERRED VARIABLE ANNUITY CONTRACT

During the income phase you can only choose the above options to be payable on a fixed basis. Once you begin receiving regular payments, you cannot change your payment plan.

3. PURCHASING A DISCOVERY PREFERRED ANNUITY.

You can buy a Contract through your financial representative who can also help you complete the proper forms. You can buy a Contract with $10,000 or more. Pruco Life expects that during the second quarter of 1998 it will end the offering of new Contracts. Owners of existing Contracts will continue to be able to make additional purchase payments. Additional payments of $1,000 or more may also be made during the accumulation phase. Restrictions apply to IRA Contracts.

4. INVESTMENT OPTIONS.

You can put your money in any or all of the investment options listed below.

THE PRUDENTIAL SERIES FUND, INC.

ADVISED BY: PRUDENTIAL INVESTMENT CORPORATION

Money Market Portfolio

Diversified Bond Portfolio

Conservative Balanced Portfolio

Flexible Managed Portfolio

High Yield Bond Portfolio

Stock Index Portfolio

Equity Income Portfolio

Equity Portfolio

Prudential Jennison Portfolio (a growth Portfolio) Small Capitalization Stock Portfolio Global Portfolio

Natural Resources Portfolio

Depending upon market fluctuations, you can make or lose money in any of these portfolios.

You may also allocate money to the one year fixed-rate option which guarantees a stipulated rate of interest for a one-year period or to the Market-Value Adjustment (the "MVA") option which guarantees a stipulated rate of interest if held for a seven year period. Each time you allocate or transfer money into either the fixed-rate option or the MVA option a new interest cell is established. If you make a withdrawal or transfer prior to the end of the interest cell period, the value of the MVA option will be adjusted up or down or not at all, depending upon the difference in the interest rates at the time the interest cell was established and the date of withdrawal or transfer. You may only transfer money out of the fixed-rate option during the 30-day period following the maturity of the fixed-rate interest cell.

5. EXPENSES.

The Discovery Preferred Contract has the following cost-related product features outlined below.

2

PROFILE

  PRUCO LIFE INSURANCE COMPANY

DISCOVERY PREFERRED VARIABLE ANNUITY CONTRACT

Although there is no current intention to do so, we may impose an additional administrative charge of up to $25 on each Contract anniversary and at the time of a full withdrawal for Contracts of less than $50,000. We deduct insurance charges which total 1.40% annually of the average daily value of your Contract allocated to the variable investment options. There are also investment charges imposed on Contracts with money allocated to the variable investment options which in fiscal year 1997 ranged from .40% to 1.40% annually of the average daily value of the investment portfolio. If applicable, you may be assessed a state premium tax which ranges from 0.5% to 5%, depending upon the state and whether the Contract is non-qualified or issued in connection with an IRA.

If you withdraw money in excess of the free withdrawal amount allowed in the Contract during the first 7 years of the Contract, a withdrawal charge is assessed. The charge is based upon the amount withdrawn and starts with 7% in the first year and decreases 1% each year until in the 8th and later years there is no charge.

The following chart will help you understand the charges in the Contract. The column "Total Annual Charges" shows the (i) insurance charges, (ii) expense charges and (iii) investment charges but does not reflect the possible $25 additional administrative charge. The next two columns show you examples of the charges, in dollars, you would pay under a Contract. The examples assume that you invested $1,000 in a Contract which earns 5% annually and that you withdraw your money (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed as well as the withdrawal charges. For year 10, the examples show the aggregate of all the annual charges assessed for the 10 years with no withdrawal charge. The premium tax is assumed to be 0% in both examples.

                                                                                TOTAL       TOTAL
                                                                               ANNUAL      ANNUAL
                                            TOTAL        TOTAL                 CHARGES     CHARGES
                                           ANNUAL       ANNUAL       TOTAL    AT END OF   AT END OF
                                          INSURANCE    PORTFOLIO    ANNUAL     1 YEAR     10 YEARS
PORTFOLIO                                  CHARGES      CHARGES     CHARGES      (1)         (2)
---------------------------------------------------------------------------------------------------
THE PRUDENTIAL SERIES FUND, INC.
  Money Market                              1.40           .43       1.83       $ 82        $215
  Diversified Bond                          1.40           .43       1.83       $ 82        $215
  Conservative Balanced                     1.40           .56       1.96       $ 83        $229
  Flexible Managed                          1.40           .62       2.02       $ 84        $235
  High Yield Bond                           1.40           .57       1.97       $ 83        $230
  Stock Index                               1.40           .37       1.77       $ 81        $208
  Equity Income                             1.40           .41       1.81       $ 81        $213
  Equity                                    1.40           .46       1.86       $ 82        $218
  Prudential Jennison                       1.40           .64       2.04       $ 84        $237
  Small Capitalization Stock                1.40           .50       1.90       $ 82        $222
  Global                                    1.40           .85       2.25       $ 86        $258
  Natural Resources                         1.40           .54       1.94       $ 83        $226

The portfolio charges reflect any expense reimbursement or fee waiver that may be in effect. For more detailed information, see the Fee Table in the Prospectus for the Contract.

3

PROFILE

  PRUCO LIFE INSURANCE COMPANY

DISCOVERY PREFERRED VARIABLE ANNUITY CONTRACT

6. TAXES.

Earnings in your Contract are tax-deferred until you take them out. In addition, if money is taken out before age 59 1/2, there may be a 10% tax penalty assessed on the amount that is deemed to be income. In general, for tax purposes, if you take money out, earnings are deemed to be taken out first and are taxed as income. For Contracts sold in connection with traditional IRAs, the entire distribution amount is generally considered taxable income. For contracts sold in connection with ROTH IRA's, the entire distribution will be tax free if certain conditions are met.

7. ACCESS TO YOUR MONEY.

You can take money out at any time during the accumulation phase. Each year you can take up to 10% of your total purchase payments without any charge plus any charge-free amount still available from the immediately preceding Contract year. If you withdraw money in excess of the free withdrawal amount, a percentage of the amount you withdraw may be assessed a decreasing withdrawal charge during the first seven Contract years (7%-6%-5%-4%-3%-2%-1%-0%). This charge will be waived for payment of the death benefit and under the Critical Care Access provision of the Contract, if applicable. A withdrawal may be subject to income tax and to a tax penalty.

8. PERFORMANCE.

The value of the Contract will fluctuate depending upon the performance of the investment option(s) you choose. From time to time, we may advertise total return figures for each variable investment option. The following chart shows total returns for each investment option for calendar year 1997. These numbers reflect the insurance charges, the administrative fees, investment charges, and all other expenses of the investment portfolio. These numbers do not reflect any withdrawal charges and if such charges were applied, performance would be lower. Past performance is not a guarantee of future results.

PORTFOLIO                                                        CALENDAR YEAR 1997
---------------------------------------------------------------  -------------------
Diversified Bond                                                          7.07%
Conservative Balanced                                                    11.88%
Flexible Managed                                                         16.33%
High Yield Bond                                                          12.21%
Stock Index                                                              31.00%
Equity Income                                                            34.72%
Equity                                                                   22.93%
Prudential Jennison                                                      28.89%
Small Capitalization Stock                                               23.44%
Global                                                                    5.50%
Natural Resources                                                       -12.81%

The "yield" and "effective yield" of the Money Market Subaccount for the seven days ended December 31, 1997 were 4.27% and 4.36% respectively.

4

PROFILE

  PRUCO LIFE INSURANCE COMPANY

DISCOVERY PREFERRED VARIABLE ANNUITY CONTRACT

9. DEATH BENEFIT.

If you die during the accumulation phase, the person you have chosen as the beneficiary will receive a death benefit. The death benefit will be the greatest of three amounts: (1) the money you have put in the Contract less any money you have taken out including the related withdrawal charges; (2) the value of your Contract as of the date of due proof of death; and (3) the greatest value of your Contract calculated on every third Contract anniversary reduced by all subsequent withdrawals and withdrawal charges. The death benefit will be subject to tax.

10. OTHER INFORMATION.

FREE LOOK. You may return your Contract for a refund within 10 days after you receive it. Some states allow a longer period of time during which a Contract may be returned for a refund. Simply deliver or mail the Contract to the Prudential Annuity Service Center or to the representative who sold it to you. We will return your money or Contract value in accordance with applicable law and the Contract will be canceled. Special rules apply for Contracts issued in connection with IRAs.

DOLLAR COST AVERAGING. Dollar Cost Averaging allows you to have a regular amount of money automatically transferred from the fixed-rate option or one of the variable investment options into one or more variable investment options.

AUTO-REBALANCING. Auto-rebalancing will help keep your investment in line with the investment mix you selected. We will maintain your allocation mix by adjusting your money between the selected variable investment options based on the percentage allocations that you choose. This will be done at specified intervals as elected by you.

CRITICAL CARE ACCESS. Under certain circumstances, we will waive any administrative and withdrawal charges if you need to access your money while confined to a nursing home or hospital, or if you become terminally ill.

11. INQUIRIES.

If you need more information, please contact us at:

PRUCO LIFE INSURANCE COMPANY

 213 Washington Street

Newark, New Jersey 07102-2992

(888) PRU-2888

If you need Contract owner services (such as changes in Contract information, inquiries about Contract values, or to elect or modify Contract options) please contact us at:

PRUDENTIAL ANNUITY SERVICE CENTER

 P.O. Box 14205

New Brunswick, New Jersey 08906-4205

(888) PRU-2888

5

PROSPECTUS

MAY 1, 1998

PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT VARIABLE ANNUITY CONTRACTS

PRUCO LIFE MARKET-VALUE ADJUSTMENT ANNUITY CONTRACTS

DISCOVERY PREFERRED

This prospectus describes the DISCOVERY PREFERRED-SM- Annuity Contract* (the "Contract"), an individual variable annuity contract offered by Pruco Life Insurance Company ("Pruco Life", "we" or "us"), a stock life insurance company that is a wholly-owned subsidiary of The Prudential Insurance Company of America ("Prudential").

The Contract is purchased by making an initial payment of $10,000 or more. Additional payments of $1,000 or more may also be made. Pruco Life expects that during the second quarter of 1998 it will end the offering of new Contracts. Owners of existing Contracts will continue to be able to make additional purchase payments. Following the deduction for any applicable taxes, the purchase payments may be allocated as you direct in one or more of the following ways.

- They may be allocated to one or more of twelve subaccounts, each of which invests in a corresponding portfolio of The Prudential Series Fund, Inc. (the "Series Fund").

- They may be allocated to a fixed-rate option which guarantees a stipulated rate of interest for a one year period.

- They may be allocated to a market-value adjustment option which guarantees a stipulated rate of interest if held for a seven year period. The market-value adjustment option is not available to residents of Maryland, Oregon and Washington.

The value allocated to the subaccounts will vary daily with the investment performance of those accounts. If amounts allocated to a market-value adjustment option are withdrawn or transferred prior to the expiration of the interest rate period, the contract value will be subject to a Market-Value Adjustment, which could result in receipt of more or less than the original amount allocated to that option. On the annuity date, the amount credited under the Contract will be applied to effect a fixed-dollar annuity. Upon annuitization, your participation in the investment options ceases. Prior to that annuity date, you may withdraw in whole or in part the cash value of the Contract.

This prospectus provides information a prospective investor should know before investing. Additional information about the Contract has been filed with the U.S. Securities and Exchange Commission in a Statement of Additional Information, dated May 1, 1998, which information is incorporated herein by reference, and is available without charge upon written request to Pruco Life Insurance Company, 213 Washington Street, Newark, New Jersey 07102-2992, or by telephoning (888) PRU-2888.

The attached prospectus for the Series Fund and its statement of additional information describe the investment objectives and risks of investing in the portfolios. Additional portfolios and subaccounts may be offered in the future.

The Contents of the Statement of Additional Information appear on page 22 of this prospectus.

PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE. IT IS ATTACHED TO A CURRENT PROSPECTUS FOR THE PRUDENTIAL SERIES FUND, INC.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUCO LIFE INSURANCE COMPANY                              PRUDENTIAL ANNUITY SERVICE CENTER
213 Washington Street                                     P.O. Box 14205
Newark, New Jersey 07102-2992                             New Brunswick, NJ 08906-4205
Telephone: (888) PRU-2888                                 Telephone: (888) PRU-2888

*DISCOVERY PREFERRED is a service mark of Prudential.
DISCOP-1 Ed 5-98
Cat. No. 64M630L

PROSPECTUS CONTENTS

                                                                                                        PAGE

DEFINITIONS OF SPECIAL TERMS USED IN THIS PROSPECTUS...............................................           1

FEE TABLE..........................................................................................           2

GENERAL INFORMATION ABOUT PRUCO LIFE, THE PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT, AND

i

FINANCIAL STATEMENTS OF THE PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY

DEFINITIONS OF SPECIAL TERMS USED IN THIS

PROSPECTUS

ACCOUNT--See the Pruco Life Flexible Premium Variable Annuity Account (the "Account"), below.

ANNUITANT--The person or persons, designated by the Contract owner, upon whose life or lives monthly annuity payments are based after an annuity is effected.

ANNUITY CONTRACT--A contract designed to provide an annuitant with an income, which may be a lifetime income, beginning on the annuity date.

ANNUITY DATE--The date, specified in the Contract, when annuity payments begin.

CASH VALUE--The surrender value of the Contract, which equals the Contract Fund plus or minus any Market-Value Adjustments less any withdrawal charge and any administrative charge due upon surrender.

CHARGE-FREE AMOUNT--The amount of your Contract Fund that is not subject to a withdrawal charge.

CONTRACT ANNIVERSARY--The same day and month as the Contract date in each later year.

CONTRACT DATE--The date Pruco Life received the initial purchase payment and certain required documentation.

CONTRACT FUND--The total value attributable to a specific Contract representing amounts invested in all the subaccounts and in the interest-rate investment options.

CONTRACT OWNER--You. A person who purchases a DISCOVERY PREFERRED-SM- Contract and makes the purchase payments. The Contract may be owned by joint owners, however, the joint owners must be spouses and joint ownership will only be allowed on non-qualified accounts. An owner will usually also be an annuitant, but need not be. An owner has all rights in the Contract before the annuity date. Subject to certain limitations and requirements described in this prospectus, these rights include the right to make withdrawals or surrender the Contract, to designate and change the beneficiaries who will receive the proceeds at the death of the annuitant before the annuity date, to transfer funds among the investment options, and to designate a mode of settlement for the annuitant on the annuity date.

CONTRACT YEAR--A year that starts on the Contract date or on a Contract anniversary.

FIXED-RATE OPTION--An investment option under which Pruco Life credits interest to the amount allocated at a guaranteed interest rate periodically declared in advance by Pruco Life but not less than 3%.

GUARANTEED INTEREST RATE--The effective annual interest rate credited during the interest rate period.

INTEREST CELL--A division of the interest-rate investment options which is established whenever you allocate or transfer money into an interest-rate investment option. The amount in the interest cell is credited with a guaranteed interest rate, declared in advance by Pruco Life and never less than 3%, if held for the duration of the cell's interest rate period.

INTEREST-RATE INVESTMENT OPTIONS--The fixed-rate option and the market-value adjustment option.

INTEREST RATE PERIOD--The period for which the guaranteed interest rate is credited.

MARKET-VALUE ADJUSTMENT--If amounts are withdrawn or transferred from a market-value adjustment option before the end of the interest rate period, a Market-Value Adjustment will occur. A Market-Value Adjustment may result in an increase, decrease or no change in the value of the money that was in the interest cell. For the formula used to calculate the adjustment, see MARKET-VALUE ADJUSTMENT FORMULA, on page C1.

MARKET-VALUE ADJUSTMENT OPTION ("MVA OPTION")-- An interest-rate investment option subject to a Market-Value Adjustment.

THE PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT (THE "ACCOUNT")--A separate account of Pruco Life registered as a unit investment trust under the Investment Company Act of 1940.

THE PRUDENTIAL SERIES FUND, INC. (THE "SERIES FUND")--A series mutual fund with separate portfolios, one or more of which may be chosen as an underlying investment for the Contract.

SUBACCOUNT--A division of the Account, the assets of which are invested in shares of the corresponding portfolio of the Series Fund.

VALUATION PERIOD--The period of time from one determination of the value of the amount invested in a subaccount to the next. Such determinations are made when the net asset values of the portfolios are calculated, which is generally at 4:15 p.m. New York City time on each day during which the New York Stock Exchange is open.

VARIABLE INVESTMENT OPTIONS--The subaccounts.

1

FEE TABLE

CONTRACT OWNER TRANSACTION EXPENSES

Sales Charge Imposed on Purchase Payments ................................. None

Maximum Withdrawal Charge:

                                                           THE WITHDRAWAL CHARGE WILL BE EQUAL
    FOR WITHDRAWALS DURING THE CONTRACT                     TO THE FOLLOWING PERCENTAGE OF THE
               YEAR INDICATED                                       AMOUNT WITHDRAWN*

First Contract Year                                                         7%
Second Contract Year                                                        6%
Third Contract Year                                                         5%
Fourth Contract Year                                                        4%
Fifth Contract Year                                                         3%
Sixth Contract Year                                                         2%
Seventh Contract Year                                                       1%
Eighth and Subsequent Contract Years                                    No Charge

* THE WITHDRAWAL CHARGE IS NOT IMPOSED ON ANY CHARGE-FREE WITHDRAWAL AMOUNTS, WITHDRAWALS MADE UNDER CRITICAL CARE ACCESS, SEE PAGE 12, OR ANY AMOUNT USED TO PROVIDE INCOME UNDER THE LIFE ANNUITY WITH 120 PAYMENTS CERTAIN OPTION. THERE WILL BE A REDUCTION IN SUCH WITHDRAWAL CHARGE IN THE CASE OF CONTRACTS ISSUED TO CONTRACT OWNERS ISSUE AGE 84 AND OLDER.

Annual Contract Fee and Fee upon Full Withdrawal ........................ None**

** WE RESERVE THE RIGHT TO IMPOSE SUCH A CHARGE IN THE FUTURE, BUT NOT MORE THAN $25. IF MADE, IT WILL BE APPORTIONED OVER ALL THE ACCOUNTS MAKING UP THE CONTRACT FUND AS OF THE EFFECTIVE DATE OF THAT DEDUCTION. AMOUNTS APPORTIONED TO THE TWO INTEREST-RATE INVESTMENT OPTIONS WILL REDUCE THE INTEREST CELLS ON A FIFO (FIRST IN/FIRST OUT) BASIS DETERMINED BY THE AGE OF THE CELL. THE CHARGE

WILL NOT BE MADE UPON WITHDRAWALS UNDER CRITICAL CARE ACCESS OR IF THE CONTRACT FUND IS $50,000 OR MORE.

Transfer Charge..................................................... $ 25

Imposed only for transfers in excess of twelve transfers in a Contract year, excluding transfers in connection with Dollar Cost Averging and Auto-Rebalancing

SEPARATE ACCOUNT ANNUAL EXPENSES

 (AS A PERCENTAGE OF AVERAGE CONTRACT FUND)

ALL SUBACCOUNTS
--------------------------------------------------------------------
Mortality and Expense Risk Charge...................................      1.25%
Administrative Fee..................................................      0.15%
                                                                      ---------
Total Separate Account Annual Expenses..............................      1.40%
                                                                      ---------
                                                                      ---------

THE PRUDENTIAL SERIES FUND, INC. ANNUAL EXPENSES

 (AS A PERCENTAGE OF PORTFOLIO AVERAGE NET ASSETS)

                                             MONEY      DIVERSIFIED   CONSERVATIVE    FLEXIBLE      HIGH YIELD
                                            MARKET         BOND        BALANCED        MANAGED         BOND       STOCK INDEX
                                          -----------------------------------------------------------------------------------
Investment Management Fee...............         .40%          .40%          .55%            .60%          .55%          .35%
Other Expenses..........................         .03%          .03%          .01%            .02%          .02%          .02%
                                                  --            --            --              --            --            --
Total Series Fund Annual Expenses.......         .43%          .43%          .56%            .62%          .57%          .37%
                                                  --            --            --              --            --            --
                                                  --            --            --              --            --            --

                                                                                        SMALL
                                            EQUITY                    PRUDENTIAL    CAPITALIZATION                  NATURAL
                                            INCOME        EQUITY       JENNISON         STOCK         GLOBAL       RESOURCES
                                          -----------------------------------------------------------------------------------
Investment Management Fee...............         .40%          .45%          .60%            .40%          .75%          .45%
Other Expenses..........................         .01%          .01%          .04%            .10%          .10%          .09%
                                                  --            --            --              --            --            --
Total Series Fund Annual Expenses.......         .41%          .46%          .64%            .50%          .85%          .54%
                                                  --            --            --              --            --            --
                                                  --            --            --              --            --            --

2

The purpose of the foregoing tables is to assist Contract owners in understanding the expenses of the Pruco Life Flexible Premium Variable Annuity Account and The Prudential Series Fund, Inc. that they bear, directly or indirectly. See the sections on charges in this prospectus and the attached prospectus for the Series Fund. The above tables do not include any taxes attributable to purchase payments nor any premium taxes. Currently, there is no deduction for such taxes at the time purchase payments are made, but in some states, a deduction is made when an annuity is effected.

Except for the Global Portfolio, Prudential reimburses a portfolio when its ordinary operating expenses, excluding taxes, interest, and brokerage commissions exceed 0.75% of the portfolio's average daily net assets. The amounts listed for the portfolios under "Other Expenses" are based on amounts incurred in the last fiscal year.

EXAMPLES OF FEES AND EXPENSES

The following examples illustrate the cumulative dollar amount of all the above expenses that would be incurred on each $1,000 of your investment.

- The examples assume a consistent 5% annual return on invested assets;

- The examples do not take into consideration any taxes attributable to purchase payments nor any premium taxes which may be payable at the time of annuitization or at the time of purchase payments;

For a term less than 10 years, the expenses shown in Table I describe applicable charges for the withdrawal of your entire Contract Fund or if you use your Contract Fund to effect an annuity assuming, in each case, that your Contract Fund is invested entirely in the designated portfolio. THE EXAMPLES SHOULD NOT BE CONSIDERED TO BE A REPRESENTATION OF PAST OR FUTURE EXPENSES; ACTUAL EXPENSES INCURRED IN ANY GIVEN YEAR MAY BE MORE OR LESS THAN THOSE SHOWN IN THE EXAMPLES.

3

TABLE I

If you withdraw your entire Contract Fund just prior to the end of the applicable time period or if you use your Contract Fund to effect an annuity at the end of the applicable time period, you would pay the following cumulative expenses on each $1,000 invested. (Note: The 1, 3 and 5 Year columns reflect the imposition of the withdrawal charge; however, if you choose certain annuity options after the first year this charge will not be made. Where this is the case, the expenses shown in Table II below would be applicable. See WITHDRAWAL CHARGE, on page 12.)

                                                                  1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                                 --------   --------   --------   --------
Money Market Portfolio.........................................  $    82    $    93    $   114    $   215
Diversified Bond Portfolio.....................................  $    82    $    93    $   114    $   215
Conservative Balanced Portfolio................................  $    83    $    97    $   121    $   229
Flexible Managed Portfolio.....................................  $    84    $    98    $   124    $   235
High Yield Bond Portfolio......................................  $    83    $    97    $   121    $   230
Stock Index Portfolio..........................................  $    81    $    91    $   111    $   208
Equity Income Portfolio........................................  $    81    $    92    $   113    $   213
Equity Portfolio...............................................  $    82    $    93    $   116    $   218
Prudential Jennison Portfolio..................................  $    84    $    99    $   125    $   237
Small Capitalization Stock Portfolio...........................  $    82    $    95    $   118    $   222
Global Portfolio...............................................  $    86    $   105    $   135    $   258
Natural Resources Portfolio....................................  $    83    $    96    $   120    $   226

TABLE II

If you do not withdraw any portion of your Contract Fund as of the end of the applicable time period, you would pay the following cumulative expenses on each $1,000 invested.

                                                                  1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                                 --------   --------   --------   --------
Money Market Portfolio.........................................  $    19    $    58    $    99    $   215
Diversified Bond Portfolio.....................................  $    19    $    58    $    99    $   215
Conservative Balanced Portfolio................................  $    20    $    62    $   106    $   229
Flexible Managed Portfolio.....................................  $    21    $    63    $   109    $   235
High Yield Bond Portfolio......................................  $    20    $    62    $   106    $   230
Stock Index Portfolio..........................................  $    18    $    56    $    96    $   208
Equity Income Portfolio........................................  $    18    $    57    $    98    $   213
Equity Portfolio...............................................  $    19    $    58    $   101    $   218
Prudential Jennison Portfolio..................................  $    21    $    64    $   110    $   237
Small Capitalization Stock Portfolio...........................  $    19    $    60    $   103    $   222
Global Portfolio...............................................  $    23    $    70    $   120    $   258
Natural Resources Portfolio....................................  $    20    $    61    $   105    $   226

Notice that in both of the above tables, the level of cumulative charges is identical for the 10 year column. This is because at that point there are no withdrawal charges taken by Pruco Life upon surrender or annuitization.

The required table of accumulation unit values, which sets out certain historical information about the value of interests in each subaccount, appears in the Appendix to this prospectus on page 23.

4

GENERAL INFORMATION ABOUT PRUCO LIFE, THE PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT, AND THE
INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT

PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company is a stock life insurance company organized in 1971 under the laws of the State of Arizona. Pruco Life is licensed to sell life insurance and annuities in the District of Columbia, Guam, and in all states except New York.

Pruco Life is a wholly-owned subsidiary of Prudential, a mutual insurance company founded in 1875 under the laws of the State of New Jersey. Prudential is currently considering reorganizing itself into a stock company. This form of reorganization, known as demutualization, is a complex process that may take two or more years to complete. No plan of demutualization has been adopted yet by Prudential's Board of Directors. Adoption of a plan of demutualization would occur only after enactment of appropriate legislation in New Jersey and would have to be approved by Prudential's policyholders and appropriate state insurance regulators. Throughout the process, there will be a continuing evaluation by the Board of Directors and management of Prudential as to the desirability of demutualization. The Board of Directors, in its discretion, may choose not to demutualize or to delay demutualization for a time.

Should Prudential convert to a stock company, the allocation of stock, cash or other benefits to policyholders and contractowners would be made in accordance with procedures set forth in the plan of demutualization. In recent demutualizations, policyholders and contractowners of the converting mutual insurer have been eligible to receive consideration while policyholders and contractowners of the insurer's stock subsidiaries have not. It has not yet been determined whether any exceptions to that general approach will be made with respect to policyholders and Contract owners of Prudential's subsidiaries, including Pruco Life.

As of December 31, 1997, Prudential has invested over $442 million in Pruco Life in connection with Pruco Life's organization and operation. Prudential may from time to time make additional capital contributions to Pruco Life as needed to enable it to meet its reserve requirements and expenses in connection with its business. Prudential is under no obligation to make such contributions and its assets do not back the benefits payable under the Contract. Pruco Life's consolidated financial statements appear on page B1 and should be considered only as bearing upon Pruco Life's ability to meet its obligations under the Contracts.

PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

The Pruco Life Flexible Premium Variable Annuity Account was established on June 16, 1995 under Arizona law as a separate investment account. The Account meets the definition of a "separate account" under federal securities laws. Pruco Life is the legal owner of the assets in the Account and is obligated to provide all benefits under the Contracts. Pruco Life will at all times maintain assets in the Account with a total market value at least equal to the reserve and other liabilities relating to the variable benefits attributable to the Account. These assets are segregated from all of Pruco Life's other assets and may not be charged with liabilities which arise from any other business Pruco Life conducts. In addition to these assets, the Account's assets may include funds contributed by Pruco Life to commence operation of the Account and may include accumulations of the charges Pruco Life makes against the Account. From time to time these additional assets will be transferred to Pruco Life's general account. Before making any such transfer, Pruco Life will consider any possible adverse impact the transfer might have on the Account.

The Account is registered with the U.S. Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 ("1940 Act") as a unit investment trust, which is a type of investment company. This does not involve any supervision by the SEC of the management or investment policies or practices of the Account. For state law purposes, the Account is treated as a part or division of Pruco Life. There are currently twelve subaccounts within the Account, each of which invests in corresponding portfolios of the Series Fund. Additional subaccounts may be added in the future. The Account's financial statements begin on page A-1.

5

THE PRUDENTIAL SERIES FUND, INC.

The Prudential Series Fund, Inc. is registered under the 1940 Act as an open-end diversified management investment company. Its shares are currently sold only to separate accounts of Prudential and certain other subsidiary insurers that offer variable life insurance and variable annuity contracts. The Account will purchase and redeem shares from the Series Fund at net asset value. Shares will be redeemed to the extent necessary for Pruco Life to provide benefits under the Contract and to transfer assets from one subaccount to another, as requested by Contract owners. Any dividend or capital gain distribution received from a portfolio of the Series Fund will be reinvested immediately at net asset value in shares of that portfolio and retained as assets of the corresponding subaccount.

Prudential is the investment advisor for the assets of each of the portfolios of the Series Fund. Prudential's principal business address is 751 Broad Street, Newark, New Jersey 07102-3777. Prudential has a Service Agreement with its wholly-owned subsidiary The Prudential Investment Corporation ("PIC"), which provides that, subject to Prudential's supervision, PIC will furnish investment advisory services in connection with the management of the Series Fund. In addition, Prudential has entered into a Subadvisory Agreement with its wholly-owned subsidiary Jennison Associates Capital Corp. ("Jennison"), under which Jennison furnishes investment advisory services in connection with the management of the Prudential Jennison Portfolio. Further detail is provided in the prospectus and statement of additional information for the Series Fund. Prudential, PIC and Jennison are registered as investment advisors under the Investment Advisers Act of 1940.

As an investment advisor, Prudential charges the Series Fund a daily investment management fee as compensation for its services. The following table shows the investment management fee charged for each portfolio of the Series Fund available for investment by Contract owners.

                                                                     ANNUAL INVESTMENT
                                                                     MANAGEMENT FEE AS
                                                                  A PERCENTAGE OF AVERAGE
PORTFOLIO                                                            DAILY NET ASSETS
MONEY MARKET PORTFOLIO                                                     0.40%
DIVERSIFIED BOND PORTFOLIO                                                 0.40%
CONSERVATIVE BALANCED PORTFOLIO                                            0.55%
FLEXIBLE MANAGED PORTFOLIO                                                 0.60%
HIGH YIELD BOND PORTFOLIO                                                  0.55%
STOCK INDEX PORTFOLIO                                                      0.35%
EQUITY INCOME PORTFOLIO                                                    0.40%
EQUITY PORTFOLIO                                                           0.45%
PRUDENTIAL JENNISON PORTFOLIO                                              0.60%
SMALL CAPITALIZATION STOCK PORTFOLIO                                       0.40%
GLOBAL PORTFOLIO                                                           0.75%
NATURAL RESOURCES PORTFOLIO                                                0.45%

It is conceivable that in the future it may become disadvantageous for both variable life insurance and variable annuity contract separate accounts to invest in the same underlying mutual fund. Although neither the companies which invest in the Series Fund, nor the Series Fund currently foresees any such disadvantage, the Series Fund's Board of Directors intends to monitor events in order to identify any material conflict between variable life insurance and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. Material conflicts could result from such things as:

(1) changes in state insurance law; (2) changes in federal income tax law; (3) changes in the investment management of any portfolio of the Series Fund; or (4) differences between voting instructions given by variable life insurance and variable annuity contract owners.

A FULL DESCRIPTION OF THE SERIES FUND, ITS INVESTMENT OBJECTIVES, MANAGEMENT, POLICIES, AND RESTRICTIONS, ITS EXPENSES, THE RISKS ATTENDANT TO INVESTMENT

THEREIN--INCLUDING ANY RISKS ASSOCIATED WITH INVESTMENT IN THE HIGH YIELD BOND PORTFOLIO, AND ALL OTHER ASPECTS OF ITS OPERATION IS CONTAINED IN THE ATTACHED PROSPECTUS FOR THE SERIES FUND AND IN ITS STATEMENT OF ADDITIONAL INFORMATION, WHICH SHOULD BE READ IN

CONJUNCTION WITH THIS PROSPECTUS. THERE IS NO ASSURANCE THAT THE INVESTMENT OBJECTIVES WILL BE MET.

6

THE INTEREST-RATE INVESTMENT OPTIONS AND INVESTMENTS BY PRUCO LIFE

Purchase payments invested in the interest-rate investment options do not result in participation in the investment gains or losses of any designated portfolio of investments as is the case for payments invested in the variable investment options. The amounts invested in the interest-rate investment options are credited with interest at rates guaranteed by Pruco Life. All of Pruco Life's assets stand behind those guarantees.

Assets of Pruco Life must be invested in accordance with requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

DETAILED INFORMATION ABOUT THE CONTRACT

REQUIREMENTS FOR ISSUANCE OF A CONTRACT

The minimum initial purchase payment is $10,000. Any purchase payments in excess of $2 million require prior approval of Pruco Life. The Contract may generally be issued on proposed annuitants below the age of 86. Contracts purchased in connection with Individual Retirement Annuity plans (IRAs) will generally be issued to annuitants below the age of 70. However, IRA Contracts may be issued up to age 80 provided that the Minimum Distribution Option or other appropriate Internal Revenue Service ("IRS") election is made. Before issuing any Contract, we require submission of certain information. Following our review of the information and approval of issuance, a Contract will be issued that sets forth precisely your rights and Pruco Life's obligations. You may thereafter make additional payments of $1,000 or more, but there is no obligation to do so.

The Contract date will be the date the initial purchase payment and required information in good order are received at the Prudential Annuity Service Center. The initial purchase payment is credited to the Contract Fund as of the Contract date. If the initial purchase payment that you submit is not accompanied by all the information we need to issue the Contract, we will contact you to get the needed information. If we cannot obtain all the needed information within five business days after receipt, we will either return your initial purchase payment or get your consent to retaining it until we have received all the necessary information. If the current underwriting requirements are not met and the issuance of the Contract is not approved, the purchase payment will promptly be returned. Pruco Life reserves the right to change these requirements on a non-discriminatory basis. Similarly, subsequent purchase payments will be credited to the Contract Fund on the date following the valuation period during which it was received in good order at the Prudential Annuity Service Center.

SHORT-TERM CANCELLATION RIGHT OR "FREE LOOK"

You can cancel the Contract within 10 days after receiving it (or whatever greater period is required in your state). A refund may be requested by mailing or delivering the Contract to the representative who sold it or to the Prudential Annuity Service Center. You will receive whatever your Contract is worth as of the day we receive your request, plus or minus the market-value adjustment with respect to any values in the MVA option. This may be more or less than your original payments. Some states require that we return your payments, less any previous withdrawals. If this Contract was purchased as an IRA, and you exercise this cancellation right, the purchase payments or the total value of the Contract Fund (whichever is greater) will be refunded to you.

ALLOCATION OF PURCHASE PAYMENTS

You determine how the initial purchase payment will be allocated among the subaccounts and interest-rate investment options by specifying the desired allocation on the application form for the Contract. You may choose to allocate nothing to a particular subaccount or interest-rate option. Unless you tell us otherwise, subsequent purchase payments will be allocated in the same proportions as the most recent purchase payment made (unless that was a purchase payment you directed us to allocate on a one time-only basis). Subsequent purchase payments are credited to the Contract Fund as of the end of the valuation period in which a proper request is received at the Prudential Annuity Service Center. You may change the way in which subsequent purchase payments are allocated by providing Pruco Life with proper written instruction or by telephoning the Prudential Annuity Service Center once you have provided the appropriate identification. See TRANSFERS, page 8.

7

CASH VALUE

The cash value of the Contract is the amount you will receive if you withdraw all of your Contract Fund. It is equal to the value of the Contract Fund plus or minus any applicable Market-Value Adjustment of all amounts in MVA option interest cells and minus any applicable administrative or withdrawal charge. A withdrawal will generally have federal income tax consequences, which could include tax penalties. You should consult with a tax adviser before making a withdrawal. See WITHDRAWALS, on page 9 and FEDERAL TAX STATUS, on page 13.

GUARANTEED INTEREST RATE PERIODS

Pruco Life determines the effective guaranteed annual interest rate ("guaranteed interest rate") that is available at any given time for the one year fixed-rate option and for the MVA option. This is the rate that the portion of the Contract Fund allocated to that option will earn throughout each interest rate period. The rates change frequently and you may learn what rate[s] are available from your Pruco Life representative. When you select an interest-rate investment option, your payment will be allocated to an interest rate cell and the interest rate will then not change until the cell's maturity date. Interest will be added to the amount in the cell daily at a rate that will provide the guaranteed effective yield over the period of one year. Although the guaranteed interest rates offered may change, the minimum guaranteed interest rate will never be less than an effective annual rate of 3%.

WHAT HAPPENS WHEN AN INTEREST CELL REACHES ITS MATURITY DATE?

On each maturity date, we will offer an election to transfer the amount maturing into either of the available interest-rate investment options or the subaccounts. A Market-Value Adjustment will not be made if this is done within the first 30 days after an interest cell within the MVA option matures. Any amount that you transfer into the same interest-rate investment option during the 30-day period will receive the appropriate rate for that option, effective as of the maturity date. Amounts that you withdraw or transfer into a variable investment option or into a different interest-rate investment option during the 30-day period will receive interest for the period between the maturity date and the date of withdrawal or transfer at the declared renewal rate for the matured cell (i.e. as if you had taken no action within the 30-day period) and will be effective on the date Pruco Life receives your request. If you do not make an election to transfer within the 30-day period following the maturity date, the amount maturing will ordinarily be transferred into a new interest cell of the same duration as the maturing cell at the prevailing interest rate. The transfer date will be the maturity date.

TRANSFERS

You may transfer out of an investment option into any combination of other investment options available under the Contract. The transfer request may be in dollars, such as a request to transfer $1,000 from one subaccount to another, or may be in terms of a percentage reallocation among subaccounts. You may make transfers by proper written notice to the Prudential Annuity Service Center, or by telephone. Transfers will take effect as of the end of the valuation period in which a proper transfer request is received at the Prudential Annuity Service Center.

You will automatically be enrolled to use the Telephone Transfer System unless you elect not to have this privilege. Pruco Life has adopted procedures designed to ensure that requests by telephone are genuine. We will not be held liable for following telephone instructions that we reasonably believe to be genuine. We cannot guarantee that you will be able to get through to complete a telephone transfer during peak periods such as periods of drastic economic or market change.

Transfers out of an interest cell in the fixed-rate option are permitted only during the 30-day period following its maturity date. Amounts transferred from a MVA Option interest cell may be subject to a Market-Value Adjustment if the transfer is not made in the 30-day period following the maturity date of the interest cell.

The Contract was not designed for professional market timing organizations or other organizations or individuals using programed, large or frequent transfers. A pattern of exchanges that coincides with a "market timing" strategy may be disruptive to the Funds and will be discouraged. If such a pattern were to be found, we may be required to modify the transfer procedures, including but not limited to, not accepting transfer requests of an agent acting under a power of attorney on behalf of more than one owner.

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You may make up to 12 transfers a year without charge. Thereafter, Pruco Life will assess a charge of $25 for each subsequent transfer during that Contract year. See TRANSACTION CHARGE, page 12. Dollar Cost Averaging and Auto- Rebalancing are free transfers and do not count towards the 12 transfers per year that can be made without charge.

DOLLAR COST AVERAGING

Additionally, an administrative feature called Dollar Cost Averaging ("DCA") is available to Contract owners. This feature allows you to transfer amounts out of the fixed-rate option or one of the variable investment options (designated as the "DCA account") and into one or more other variable investment options. Transfers may be in specific dollar amounts or percentages of the amount in the DCA account at the time of the transfer. If the DCA account balance drops below $250, the entire remaining balance of the account will be transferred on the next transfer date. A subsequent purchase payment allocated to a depleted DCA account will "reactivate" the account. You may ask that transfers be made monthly, quarterly, semi-annually or annually. You can add to the DCA account at any time. Initial transfers must be at least 3% of the DCA account. These amounts are subject to change at Pruco Life's discretion. Any transfers made pursuant to DCA are not counted in determining the number of transfers subject to the transfer charge.

Each automatic transfer will take effect as of the end of the valuation period in monthly, quarterly, semi-annual or annual intervals as designated by you based on the date the Dollar Cost Averaging account was established provided the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a transfer date, the transfer will take effect as of the end of the valuation period which immediately follows that date. Automatic transfers will continue until the amount in the DCA account has been transferred, or until you notify us of a change in allocation or cancellation of the feature.

AUTO-REBALANCING

This Contract offers another investment technique that you may find attractive. The Auto-Rebalancing feature allows you to automatically rebalance subaccount assets at specified intervals based on percentage allocations that you choose. For example, suppose your initial investment allocation of variable investment options A and B is split 40% and 60%, respectively. Then, due to investment results, that split changes. You may instruct that those assets be rebalanced to your original or different allocation percentages. Auto-Rebalancing can be performed on a one-time basis or periodically, as you choose. You may select that rebalancing occur on a monthly, quarterly, semi-annual or annual basis based on your Contract year. Rebalancing will take effect as of the end of the valuation period in the intervals you specify and will continue at those intervals until you notify us otherwise. If the New York Stock Exchange is not open on the rebalancing date, the transfer will take effect as of the end of the valuation period which immediately follows that date. Any transfers made pursuant to Auto-Rebalancing are not counted in determining the number of transfers subject to the transfer charge. The interest-rate investment options cannot participate in this administrative feature. In addition, you may not include the DCA account as one of the subaccounts to be rebalanced.

WITHDRAWALS

You may at any time before the annuity date make a withdrawal from the Contract Fund of all or part of the cash value of the Contract. However, Pruco Life's consent will be required for a partial withdrawal if the amount requested is less than $500. For federal income tax purposes, withdrawals from Contracts other than individual retirement annuities are considered to have been made first from investment income. See TAXES PAYABLE BY CONTRACT OWNERS, page 13.

You may specify from which investment options you would like the withdrawal processed. The withdrawal amount may be specified as a dollar amount or as a percentage of the Contract Fund. If you do not specify from where you would like the withdrawal processed, a partial withdrawal will be withdrawn proportionally from all investment options. Within the interest-rate investment options, we will take the withdrawal first from the oldest eligible interest cell or cells. A Market-Value Adjustment may apply. See MARKET-VALUE ADJUSTMENT, page 10.

Only amounts withdrawn from purchase payments are subject to a withdrawal charge. For purposes of determining withdrawal charges, withdrawals are considered as having been made first from purchase payments. See WITHDRAWAL CHARGE, page 12. This differs from the treatment of withdrawals for federal income

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taxes, as described above, where generally withdrawals are considered to have been made first from investment income. The withdrawal will be effected as of the end of the valuation period in which a proper withdrawal request is received at the Prudential Annuity Service Center.

Pruco Life will generally pay the amount of any withdrawal, less any required tax withholding, within 7 days after we receive a properly completed withdrawal request. We will adjust the Contract Fund to reflect any applicable sales and/or administrative charge and Market-Value Adjustment. We may delay payment of any withdrawal allocable to the subaccount[s] for a longer period if the disposal or valuation of the Account's assets is not reasonably practicable because the New York Stock Exchange is closed for other than a regular holiday or weekend, trading is restricted by the SEC or the SEC declares that an emergency exists. With respect to the amount of any withdrawal allocable to the interest-rate investment options, we expect to pay the withdrawal promptly upon request.

AUTOMATED WITHDRAWALS

Pruco Life also offers an Automated Withdrawal feature which enables you to receive periodic withdrawals either monthly, quarterly, semi-annually or annually. Withdrawals may be made from a designated investment option or proportionally from all investment options. Withdrawals may be expressed as a specified dollar amount or as a percentage of the Contract Fund. Market-value adjustments may apply, and withdrawal charges may apply if the withdrawals in any Contract year exceed the charge-free amount. The minimum automated withdrawal amount is $250.00. An automated withdrawal will generally have federal income tax consequences, which could include tax penalties. See TAXES PAYABLE BY CONTRACT OWNERS, page 13.

MARKET-VALUE ADJUSTMENT

An amount transferred or withdrawn from an MVA option before its maturity date will be subject to a Market-Value Adjustment.

The amount of the Market-Value Adjustment depends upon the difference between the guaranteed interest rate for the interest cell from which the withdrawal or transfer is being made and the interest rate being declared on the date of the withdrawal or transfer by Pruco Life for interest rate periods approximately equal to one year longer than the time remaining until the maturity date of the interest cell. Pruco Life may not always offer MVA options at all durations. Rates for intermediate durations not currently offered will be declared as often as rates for durations which are offered. Such declared rates will be determined in a manner consistent with the offered rates, but reflecting the different investment horizon of the intermediate duration. If you specify your withdrawal or transfer as a dollar amount, the Market-Value Adjustment may increase or decrease the amount remaining in the MVA option. If you request the withdrawal or transfer as a percentage of the Contract Fund, the Market-Value Adjustment may increase or decrease the amount being withdrawn or transferred. If the current declared rate is higher than the guaranteed rate, there will be a decrease. If the current declared rate is lower than the guaranteed rate, there will be an increase. The adjustment--whether up or down--will never be greater than 40% of each amount subject to the adjustment. For a more precise description of how the Market-Value Adjustment is determined, and an example of how it affects the amount remaining after a partial withdrawal, see MARKET-VALUE ADJUSTMENT FORMULA on page C-1. With respect to residents of Pennsylvania only, see page C-4. The Market-Value Adjustment Option is not available to residents of Maryland, Oregon and Washington.

DEATH BENEFIT

If the last surviving or sole annuitant dies prior to the annuity date, Pruco Life will, upon receipt of all of the information necessary to make the payment (including due proof of death and election of a payment option), pay a death benefit to the beneficiary designated by the Contract owner. The death benefit will equal the greatest of: (1) the Contract Fund as of the date of due proof of death; (2) the sum of all invested purchase payments made less total withdrawals made (including withdrawal charges); and (3) the greatest of the Contract Fund values calculated on every third Contract anniversary reduced by all subsequent withdrawals and withdrawal charges. If the Contract owner dies, and is not the last surviving or sole annuitant, this death benefit is not applicable. For a discussion of the required distribution rules, See TAXES PAYABLE BY CONTRACT OWNERS, page 13.

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The beneficiary may receive this amount in one sum or under a payout option. Unless the beneficiary has been irrevocably designated, you may change the beneficiary at any time. If the annuitant dies after he or she has begun to receive annuity payments, the death benefit, if any, will be determined by the type(s) of payout provisions then in effect.

If the annuitant was the sole owner of the Contract, the annuitant's spouse was the sole beneficiary, and the spouse had an unrestricted right to receive the death benefit in one sum, then the spouse has the right to continue the Contract as annuitant and owner.

VALUATION OF A CONTRACT OWNER'S CONTRACT FUND

The value of your Contract Fund is the sum of your interests in the variable investment options and in the interest-rate investment options. The portion of the Contract Fund allocated to the Account is the sum of the interests in each subaccount. The values are measured in Units, for example, Money Market Units, Diversified Bond Units or Flexible Managed Units. Every purchase payment made by an owner is converted into Units of the subaccount or subaccounts selected by dividing the amount of the purchase payment by the Unit Value for the subaccount to which that amount has been allocated. The value of these Units changes each valuation period to reflect the investment results, expenses, and charges of the subaccount and the corresponding Series Fund portfolio. Further detail about Units is contained in the Statement of Additional Information.

There is, of course, no guarantee that your Contract Fund will increase or that it will not fall below the amount of your total purchase payments. However, Pruco Life guarantees a minimum interest rate of 3% a year on that portion of the Contract Fund allocated to the interest-rate investment options. Excess interest on payments allocated to the interest-rate investment options may be credited in addition to the guaranteed interest rate. A Market-Value Adjustment may apply to amounts held in the MVA option, which could reduce effective annual yields below the guaranteed interest rate levels.

CHARGES, FEES AND DEDUCTIONS

PREMIUM TAXES AND TAXES ATTRIBUTABLE TO PURCHASE PAYMENTS

A charge may be deducted for premium taxes and any taxes attributable to purchase payments. For these purposes, "premium taxes and taxes attributable to purchase payments" shall include any state or local premium taxes and any federal premium taxes and any federal, state or local income, excise, business or any other type of tax (or component thereof) measured by or based upon the amount of premium received by Pruco Life. If Pruco Life pays a state or local tax at the time purchase payments are made, the deduction will be made at the time based on the applicable rate. Currently, no such deduction is made from purchase payments in any state. In some states, however, Pruco Life pays a premium tax when an annuity is effected. In those states, the tax will be deducted at that time. The tax rates currently in effect in those states that impose a tax range from 0.5% to 5%, and may also vary depending on whether the Contract is issued in connection with an IRA. Pruco Life also reserves the right to deduct from each purchase payment a charge for taxes measured by premiums. Currently, no such charge is being made in any state.

ADMINISTRATIVE CHARGE

There is an administrative charge to reimburse Pruco Life for the expenses incurred in administering the Contracts. This includes such things as issuing the Contract, establishing and maintaining records, and providing reports to Contract owners. This charge is deducted daily from the assets in each of the variable subaccounts and is equivalent to an effective annual rate of 0.15% (.00041065% daily). Although we do not do so now, we reserve the right to impose an additional charge of up to $25 annually and upon surrender on Contracts with less than $50,000 in the Contract Fund. This $25 charge would be apportioned over all investment options making up the Contract Fund as of the effective date of that deduction.

CHARGE FOR ASSUMING MORTALITY AND EXPENSE RISKS

A deduction is made daily from the assets of each of the variable investment options to reimburse Pruco Life for assuming the risk that our estimates of longevity and of the expenses we expect to incur over the lengthy periods

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that the Contract may be in effect will turn out to be incorrect. The charge is made daily at an annual rate of 1.25% (.00340349% daily) of the assets held in the subaccounts. This charge is not assessed against amounts allocated to the interest-rate investment options.

EXPENSES INCURRED BY THE SERIES FUND

The charges and expenses of the Series Fund are indirectly borne by the Contract owners. Investment management fees for the available Series Fund portfolios are briefly described under THE PRUDENTIAL SERIES FUND, INC. on page 6. Further details about management fees and other underlying fund expenses are provided in the fee table and in the attached prospectus for the Series Fund and its statement of additional information.

WITHDRAWAL CHARGE

A withdrawal charge may be made upon full or partial withdrawals. The charge compensates Pruco Life for paying all of the expenses of selling and distributing the Contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature, and other promotional activities. No withdrawal charge is imposed whenever earnings are withdrawn.

Withdrawals are deemed to be made first from purchase payments and then from earnings. A portion of the purchase payments to be withdrawn in any Contract year may be withdrawn without the imposition of any charge. That amount is referred to as the "charge-free amount". It is equal to 10% of the total of all purchase payments plus any charge-free amount still available from the immediately preceding Contract year, calculated as of the Contract anniversary. Subsequent purchase payments made during a Contract year increase the charge- free amount by 10% of the payment amount. An example of how the charge-free amount and the withdrawal charge are determined is given on page C-1 as part of the example of how the Market-Value Adjustment works. With respect to residents of Pennsylvania only see page C-4.

If your withdrawal of purchase payments exceeds the charge-free amount and it is made within the first seven Contract years, a percentage charge will be applied. The withdrawal charge is based on Contract date and not deposit date. The following table sets forth the rates that apply:

                                                            THE WITHDRAWAL CHARGE WILL BE EQUAL
      FOR WITHDRAWALS DURING THE CONTRACT                   TO THE FOLLOWING PERCENTAGE OF THE
                YEAR INDICATED                                       AMOUNT WITHDRAWN*
First Contract Year                                                         7%
Second Contract Year                                                        6%
Third Contract Year                                                         5%
Fourth Contract Year                                                        4%
Fifth Contract Year                                                         3%
Sixth Contract Year                                                         2%
Seventh Contract Year                                                       1%
Eighth and Subsequent Contract Years                                     No Charge

* SUBJECT TO CHARGE-FREE AMOUNT DESCRIBED ABOVE.

No withdrawal charge is made upon a withdrawal used to effect an annuity under the Life Annuity with 120 Payments Certain option. See PAYOUT PROVISIONS, page

17. Pruco Life may reduce or eliminate the amountof the withdrawal charge when the Contract is sold under circumstances which reduce its sales expenses. Some examples are: if there is a large group of individuals that will be purchasing the Contract or a prospective purchaser already has a relationship with Pruco Life or its affiliates.

Contracts issued to annuitants aged 84 or older are subject to a reduced withdrawal charge. The withdrawal charge will never be greater than permitted by applicable law or regulation.

TRANSACTION CHARGE

There is a charge of $25 for each transfer you make after the first 12 (excluding DCA and auto-rebalancing transfers) in a Contract year. The charge is taken pro-rata from the investment options from which the transfer is made. Any affected MVA option cells will not undergo a Market-Value Adjustment as a result of this processing.

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CRITICAL CARE ACCESS

All or part of any withdrawal and annual administrative charges associated with a full or partial withdrawal,or any withdrawal charge due on the annuity date, will be waived following the receipt of due proof that the annuitant or (if applicable) co-annuitant has been confined to an eligible nursing home or hospital for a period of at least 3 months or a physician has certified that the annuitant or co-annuitant is terminally ill (i.e., has 6 months or less to live).

FEDERAL TAX STATUS

The following discussion is based on current law and interpretations which may change. The discussion is general in nature. It is not intended as tax advice. Nor does it consider any applicable state or other tax laws. A qualified tax adviser should be consulted for complete information and advice. The following rules do not generally apply to annuity contracts held by or for non-natural persons (e.g. corporations) or to contracts held under tax-favored retirement plans (other than an IRA rollover).

Where a Contract is held by a non-natural person, unless the Contract owner is a nominee or agent for a natural person (or in other limited circumstances), the Contract will generally not be treated as an annuity for tax purposes, and increases in the value of the Contract will be subject to current tax.

DIVERSIFICATION

Section 817(h) of the Internal Revenue Code (the "Code") provides that the underlying investments for a variable annuity must satisfy certain diversification requirements. For further detail on diversification requirements, see DIVIDENDS, DISTRIBUTIONS, AND TAXES in the attached prospectus for the Series Fund. Pruco Life believes the underlying variable investment options for the Contract meet these diversification requirements. IRS regulations issued to date, however, do not provide guidance concerning the extent to which Contract owners may direct their investments to particular divisions of a separate account. Such guidance will be included in regulations or revenue rulings under Section 817(d) relating to the definition of a variable contract. Because of this uncertainty, Pruco Life reserves the right to make such changes as it deems necessary to assure that the Contract continues to qualify as an annuity for tax purposes. Any such changes will apply uniformly to affected Contract owners and will be made with such notice to affected Contract owners as is feasible under the circumstances.

TAXES PAYABLE BY CONTRACT OWNERS

Under current law, Pruco Life believes that the Contract will be treated as an annuity for Federal income tax purposes and that the issuing insurance company, Pruco Life, and not the Contract owner, will be treated as the owner of the underlying investments for the Contract. Accordingly, generally no tax should be payable by any Contract owner as a result of any increase in the value of the Contract until money is received by him or her. It is important, however, to consider how amounts that are received will be taxed.

The Code provides generally that amounts withdrawn by a Contract owner from his or her Contract, before annuity payments begin, will be treated for tax purposes as being first withdrawals of investment income, rather than withdrawals of purchase payments, until all investment income has been withdrawn.

To the extent assignment is authorized by the Contract, the assignment or pledge of (or agreement to assign or pledge) any portion of the value of the Contract for a loan will be treated as a withdrawal subject to these rules. Amounts withdrawn before annuity payments begin which represent a distribution of investment income will be taxable as ordinary income and may, under certain circumstances, be subject to a penalty tax. For non-qualified Contracts, amounts which represent a withdrawal of purchase payments will not be taxable as ordinary income or subject to a penalty tax. Moreover, all annuity contracts issued by the same company (and affiliates) to the same Contract owner during any calendar year shall be treated as one annuity contract for purposes of determining whether an amount is subject to tax under these rules.

Different tax rules apply to your receipt of annuity payments. For Contracts other than those used in connection with tax favored plans, a portion of each annuity payment you receive under a Contract will be treated as a partial return of your purchase payments and will not be taxable. The remaining portion of the annuity payment will be taxed as ordinary income. Exactly how an annuity payment is divided into taxable and non-taxable portions depends upon the period over which annuity payments are expected to be received, which in turn is governed by the form of annuity selected and, where a lifetime annuity is chosen, by the life expectancy of the annuitant.

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Annuity payments which are received after the annuitant recovers the full amount of the purchase payments will be fully includible in income. Should annuity payments cease on account of the death of the annuitant before purchase payments have been fully recovered, the annuitant, on his or her last tax return, (or in certain cases the beneficiary) is allowed a deduction for the unrecovered amount.

The Code provides that any amount received under an annuity contract which is included in income may be subject to a penalty tax. The amount of the penalty is equal to 10% of the amount that is includible in income. Some withdrawals will be exempt from the penalty. They include withdrawals: (1) made on or after the Contract owner reaches age 59 1/2; (2) made on or after the death of the Contract owner; (3) attributable to the Contract owner becoming disabled within the meaning of Code section 72(m)(7); (4) in the form of level annuity payments made not less frequently than annually under a lifetime annuity; (5) allocable to investment in the Contract before August 14, 1982; (6) under a qualified funding asset (defined by Code section 130(d)); or (7) under an immediate annuity contract (within the meaning of Code section 72(u)(4)).

If the 10% penalty tax does not apply to a withdrawal by reason of the exception for withdrawals in the form of a level annuity (clause (4) above), but the series of payments is modified (other than by reason of death or disability), either (a) before the end of the 5-year period beginning with the first payment and after the Contract owner reaches age 59 1/2, or (b) before the Contract owner attains age 59 1/2, the Contract owner's tax for the year of the modification will be increased by the penalty tax that would have been imposed without the exception, plus interest for the deferral period.

Where a Contract is issued in exchange for a Contract containing purchase payments made before August 14, 1982, favorable tax rules may apply to certain withdrawals from the Contract. Consult a tax advisor for information regarding these rules.

Election of the interest payment option is not considered an annuity payment for tax purposes. Accordingly, unless the Contract is held by an individual retirement annuity, such election will cause investment income under the Contract to be taxable.

Generally, the same tax rules apply to amounts received by the beneficiary as those set forth above with respect to the Contract owner. The election of an annuity payment option may defer taxes otherwise payable upon the receipt of a lump sum death benefit. Certain minimum distribution requirements apply in the case where the owner dies. See REQUIRED DISTRIBUTIONS ON DEATH OF OWNER, page 19.

Transfer of the Contract to a new owner or assignment of the Contract may have gift, estate and/or income tax consequences depending on the circumstances. In addition, a transfer of the Contract to or the designation of a beneficiary who is either 37 1/2 years younger than the Contract owner or a grandchild of the Contract owner may have Generation Skipping Transfer tax consequences under section 2601 of the Code.

Certain transfers of a Contract for less than full consideration, such as a gift, will trigger tax on the investment income in the Contract. This rule does not apply to certain transfers between spouses or incident to divorce. See OWNERSHIP OF THE CONTRACT, page 20.

WITHHOLDING

Generally, unless you elect to the contrary, the portion of any amounts you receive under your Contract that are attributable to investment income will be subject to withholding to meet federal income tax obligations. The rate of withholding on annuity payments made to you will be determined on the basis of the withholding certificate you may file with Pruco Life. If you do not file such a certificate, you will be treated, for purposes of determining your withholding rate, as a married person with three exemptions. The rate of withholding on all other payments made to you under your Contract, such as amounts you receive upon withdrawals, will be 10%. Thus, if you fail to elect that Pruco Life not do so, it will withhold from withdrawal by, or annuity payment to, you the appropriate percentage of the amount of the payment that constitutes investment income and hence is taxable. Pruco Life will provide you with forms and instructions concerning your right to elect that no amount be withheld from payments to you. If you elect not to have withholding made, you are liable for payment of federal income taxes on the taxable portion of the distribution. You may be subject to penalties under the estimated tax payment rules if your withholding and estimated tax payments are not sufficient. If you do not provide a social security number or other

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taxpayer identification number, you will not be permitted to elect out of withholding. Special withholding rules apply for nonresident aliens. Generally, there will be no withholding for taxes until you actually receive payments under your Contract.

IMPACT OF FEDERAL INCOME TAXES

In general, if you expect to accumulate savings over a relatively long period of time without making significant withdrawals, there should be tax advantages, regardless of your tax bracket, in purchasing a Contract rather than, for example, a mutual fund with a similar investment policy and approximately the same level of expected investment results. This is because little or no income taxes are incurred by you or by Pruco Life while you hold the Contract and it is generally advantageous to defer the payment of income taxes, so that the investment return is compounded without any deduction for income taxes. The advantage may be considerably greater if you decide to liquidate your investment in the form of monthly annuity payments after your retirement, and even more so if your income, and your tax rate, are lower at that time than they were during your working years.

CONTRACTS USED IN CONNECTION WITH TAX FAVORED PLANS

Currently, the Contract may be purchased for use in connection with individual retirement accounts and annuities ("IRAs") which are subject to Sections 408(a) and 408(b) of the Code. At some time in the future, we may allow the Contract to be purchased in connection with other retirement arrangements which are entitled to favorable federal income tax treatment ("tax favored plans"). These include:

simplified employee pension plans ("SEPs") under Section 408(k) of the Code, saving incentive match plans for employees-IRA ("SIMPLE-IRAs") under Section 408(p) of the Code, and tax deferred annuities ("TDAs") under Section 403(b) of the Code. Such plans, accounts and annuities must satisfy certain requirements of the Code in order to be entitled to the federal income tax benefits accorded to these plans. A discussion of these requirements is beyond the scope of this prospectus, and it is assumed that such requirements are met with respect to a Contract purchased for use in connection with a tax favored plan.

In general, assuming the requirements and limitations of the Code provisions applicable to the particular type of tax favored plan involved are satisfied, purchase payments (other than after-tax employee payments) under the Contract will be deductible (or not includible in income) up to certain amounts each year and federal income tax will not be imposed on the investment income and realized gains of the subaccounts in which the purchase payments have been invested until a distribution is received. Persons contemplating the purchase of a Contract in connection with a tax favored plan should consult their tax advisor before purchasing a Contract for such purposes.

The comments which follow concerning specific tax favored plans are intended merely to call attention to certain of their features. No attempt has been made to discuss in full the tax ramifications involved or to offer tax advice. As suggested above, a qualified tax advisor should be consulted for advice and answers to any questions.

IRAS

Because the Contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to an IRA (generally, $2,000), a Contract may be purchased as a Section 408(b) IRA only in connection with a "rollover" of the proceeds of a qualified plan, tax-deferred Section 403(b) annuity ("TDA") or IRA. The Code permits persons who are entitled to receive certain qualifying distributions from a qualified pension or profit-sharing plan described in Section 401(a) or 403(a), TDA, or an IRA, to directly rollover or make, within 60 days, a tax-free "rollover" of all or any part of the amount of such distribution to an IRA which they establish. Additionally, the spouse of a deceased employee may roll over to an IRA certain distributions received by the spouse from a qualified pension or profit-sharing plan, TDA or IRA on account of the employee's death. Once the Contract has been purchased, regular IRA contributions will be accepted to the extent permitted by law.

In order to qualify as an IRA under Section 408(b) of the Code, a Contract (or a rider made a part of the Contract) must contain certain additional provisions:

(1) the owner of the Contract must be the annuitant, except when a transfer is made to a former spouse in accordance with a divorce decree as provided in

Section 408(d)(6) of the Code; (2) the rights of the owner cannot be forfeitable; (3) the Contract may not be sold, assigned, discounted or pledged for any purpose to any person except Pruco Life; (4) except in the case of a "rollover" contribution, the annual premium may not exceed $2,000; (5) generally, for traditional IRAs, the annuity date may be no later than

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April 1 of the calendar year following the calendar year in which the annuitant attains age 70 1/2; and (6) annuity and death benefit payments must satisfy certain minimum distribution requirements. Contracts issued as Section 408(b) IRAs will conform to such requirements.

In general, the full amount distributed from a traditional IRA (and not properly rolled over to another IRA) is subject to federal income tax and to the withholding rules described above. A 10% early distribution penalty applies to distributions made before the Contract owner reaches age 59 1/2, subject to certain exceptions. If the owner borrows against the IRA or engages in certain prohibited transactions, the Contract ceases to qualify as an IRA and the full amount is deemed to be distributed. In addition, any amount pledged as security for a loan is deemed to be distributed. Payments generally must begin by April 1 of the calendar year following the calendar year in which the annuitant attains age 70 1/2 and are subject to certain minimum distribution requirements.

SEPS

Under a SEP, annual employer contributions to an IRA established by an employee are not includible in income to the lesser of $30,000 or 15% of the employee's earned income (excluding the employer's contribution to the SEP). In addition, a SEP must satisfy certain minimum participation requirements and contributions may not discriminate in favor of highly compensated employees. Contracts issued as Section 408(b) IRAs established under a SEP must satisfy the requirements described above for a Section 408(b) IRA.

Certain SEP arrangements are permitted to allow employees to elect to reduce their salaries by as much as $10,000 (in 1998) and have their employer make contributions on their behalf to the SEP. These arrangements, called salary reduction SEPs, are available only if the employer maintaining the SEP has 25 or fewer employees and at least 50% of the eligible employees elect to make salary reduction contributions. Other limitations may reduce the permissible contribution level for highly compensated employees. New salary reduction SEPs may not be established after 1996.

In accordance with IRS regulations, persons who purchase a Contract used as an IRA, including one established under a SEP arrangement, are given disclosure material prepared by Pruco Life. The material includes this prospectus, a copy of the

Contract, and a brochure containing information about eligibility, contribution limits, tax consequences, and other particulars concerning IRAs. The regulations require that such persons be given a free look after making an initial contribution in which to affirm or reverse their decision to participate. Therefore, within the free look a person may cancel his or her Contract by notifying Pruco Life in writing, and Pruco Life will refund all of the purchase payments under the Contract or, if greater, the amount credited under the Contract (less any bonus) computed as of the valuation period that Pruco Life receives the notice of cancellation. See SHORT-TERM CANCELLATION RIGHT OR "FREE LOOK", page 7.

SIMPLE-IRAS

Under a SIMPLE-IRA, an employee can elect to contribute up to $6,000 (in 1998, as indexed) per year to an IRA. Employer contributions are also provided as either a match (up to 3% of compensation) or 2% nonelective contribution. These contributions are not taxable until withdrawn, and are fully vested. Distributions are generally taxed under the rules applicable to IRAs. SIMPLE-IRAs are not subject to the general nondiscrimination rules and simplified reporting rules apply.

To qualify for a SIMPLE-IRA, the employer may employ no more than 100 employees (on a controlled group basis) who received at least $5,000 in compensation from the employer in the preceding year, and may not maintain any other employer-sponsored retirement plans to which contributions were made or benefits accrued.

TDAS

Section 403(b) of the Code permits employers and employees of Section 501(c)(3) tax-exempt organizations and public educational organizations to make, subject to certain limitations, contributions to an annuity in which the employee's rights are nonforfeitable (commonly referred to as a "tax deferred annuity" or "TDA"). The amounts contributed under a TDA and increments thereon are not taxable as income until distributed as annuity income or otherwise. Generally, contributions to a TDA may be made through a salary reduction arrangement up to a maximum of $10,000 (in 1998, as indexed). However, under certain special rules, the limit could be increased as much as $3,000. In addition, the Code permits certain total distributions from a TDA to be "rolled over" to another TDA or IRA. Certain partial distributions from a TDA may be "rolled over" to an IRA.

16

An annuity contract will not qualify as a TDA, unless under such contract distributions from salary reduction contributions and earnings thereon (other than distributions attributable to assets held as of December 31, 1988) may be paid only on account of attainment of age 59 1/2, severance of employment, death, total and permanent disability and, in limited circumstances, hardship. (Such hardship withdrawals are permitted, however, only to the extent of salary reduction contributions and not earnings thereon.)

The Section 403(b)(11) withdrawal restrictions referred to above do not apply to the transfer of all or part of a Contract owner's interest in his or her Contract among the available investment options offered by Pruco Life or to the direct transfer of all or part of the Contract owner's interest in the Contract to a Section 403(b) tax-deferred annuity contract of another insurance company or to a mutual fund custodial account under Section 403(b)(7) of the Code.

In imposing the restrictions on withdrawals as described above, Pruco Life is relying upon a no-action letter dated November 28, 1988 from the Chief of the Office of Insurance Products and Legal Compliance of the SEC to the American Council of Life Insurance.

Employer contributions are subject generally to the same coverage, minimum participation and nondiscrimination rules applicable to qualified pension and profit-sharing plans. Distributions from a TDA generally must commence by April 1 of the calendar year following the later of the calendar year in which the employee: (1) attains age 70 1/2; or (2) retires. Distributions must satisfy minimum distribution requirements similar to those that apply to qualified plans generally.

MINIMUM DISTRIBUTION OPTION

A Minimum Distribution Option is available under traditional IRAs and certain other tax favored plans. This option enables the owner to satisfy IRS minimum distribution requirements without having to annuitize or cash surrender the Contract. Distributions from certain tax favored plans generally must begin by April 1 of the calendar year following the later of the calendar year in which the employee: (1) attains age 70 1/2; or (2) retires (part 2 is not applicable to traditional IRAs). The owner can select either a "calculation" or "recalculation" method to determine the minimum distribution payout. Pruco Life will send the owner a check for the minimum distribution amount less any partial withdrawals made during the year. Pruco Life's calculations are based on the cash value of this Contract, the calculation method chosen and the owner's age as specified on the application. Other calculation methods may be available for an owner/spouse combination. If the owner has other IRA accounts, he or she will be responsible for taking the minimum distribution from each.

TAXES ON PRUCO LIFE

The earnings of the Account are taxed as part of the operations of Pruco Life. No charge is being made currently against the Account for company federal income taxes (excluding any charge for taxes attributable to premiums). Pruco Life will review the question of a charge to the Account for company federal income taxes periodically. Such a charge may be made in future years for any federal income taxes that would be attributable to the Contract.

Under current law, Pruco Life may incur state and local taxes (in addition to premium taxes) in several states. At present, these taxes are not significant and they are not charged against the Contract or the Account. If there is a material change in applicable state or local tax laws, the imposition of any such taxes upon Pruco Life that are attributable to the Account may result in a corresponding charge against the Account.

PAYOUT PROVISIONS

The Contract can be annuitized any time after the first Contract year. Upon the annuity date, the cash value of the Contract will be converted into a fixed-dollar annuity payable to the annuitant[s] named in the Contract. If two annuitants are named in the Contract, you may decide how much of the amount is to be applied for each annuitant and under which form[s] of annuity. If the Contract is not large enough to produce an initial monthly payment of $50 (which may be less in some states), you will be paid the cash value in a single sum.

When you choose to annuitize, all amounts held in the investment options will be withdrawn. An amount equal to the premium tax, if any, imposed by the state in which the annuitant resides is then deducted (unless deducted

17

earlier). Many states do not impose a premium tax. In other states the tax ranges from 0% to 5% of the amount applied to effect an annuity. See PREMIUM TAXES, page 11. Some local jurisdictions also impose a tax. The amount remaining is applied to effect an annuity. This amount becomes part of Pruco Life's general account.

The amount of the monthly payments will depend upon the amount applied and the table of rates set forth in the Contract which we guarantee will be used even if longevity has significantly improved since the Contract date. If Pruco Life is offering more favorable rates at that time, then those rates will be used.

The annuity will be in one of the forms listed below. All the annuity options under this Contract are fixed annuity options. Your participation in the variable investment options ceases when the annuity is effected. Unless we consent to a later date, an annuity must begin no later than the Contract anniversary coinciding with or next following the annuitant's 90th birthday (or the younger annuitant's if there are two annuitants named in the Contract). We will then make payments to the annuitant on the first day of each period determined by the form of annuity selected. Unless applicable law states otherwise, if you have not selected an annuity option to take effect by the annuity date, the Interest Payment Option (see below) will become effective then. Special rules apply in the case of a Contract issued in connection with an IRA.

1. ANNUITY PAYMENTS FOR A FIXED PERIOD

Payments will be made to the annuitant during his or her lifetime for up to 25 years. Payments may be in monthly, quarterly, semi-annual, or annual installments. If the annuitant dies during the annuity certain period, unless you designate otherwise, the beneficiary will receive a lump sum payment. The amount of the lump sum payment is determined by discounting each remaining unpaid payment at the interest rate used to compute the actual payments. If the payments were based on the table of rates set forth in the Contract, the interest rate used is 3 1/2% a year.

2. LIFE ANNUITY WITH 120 PAYMENTS CERTAIN

Payments will be made to the annuitant monthly during his or her lifetime. If the annuitant dies before the 120th monthly payment is due, monthly annuity payments do not continue to the beneficiary designated by the annuitant unless he or she so selects. Instead, the present value of the remaining unpaid installments, up to and including the 120th monthly payment, is payable to the beneficiary in one sum. In calculating the present value of the unpaid future payments, we will discount each such payment at the interest rate used to compute the amount of the actual 120 payments. If the payments were based on the table of rates set forth in the Contract, an interest rate of 3 1/2% a year is used. Once annuity payments have begun, an annuitant may withdraw the present value of any of the 120 payments certain that have not been paid. No surrender charge is applicable under this option.

3. INTEREST PAYMENT OPTION

The annuitant may choose to have Pruco Life hold a designated amount to accumulate at interest. Unless applicable law states otherwise, if no option has been selected by the annuity date, this option will automatically become effective. Pruco Life will pay interest at an effective rate of at least 3% a year, and we may pay a higher rate of interest.

Special provisions may apply if the Contract is issued in connection with an

IRA.

4. OTHER ANNUITY OPTIONS

Currently, you may choose to receive the proceeds of your Contract Fund in the form of payments like those of any annuity or life annuity then regularly offered by Prudential or by Pruco Life that (1) is based on United States currency; (2) is bought by a single sum; (3) does not provide for dividends; and

(4) does not normally provide for deferral of the first payment. Prudential and Pruco Life currently offer a number of different annuity options, including joint and survivor annuities covering more than one person.

Under Option 4, unless a fixed period annuity of less than 10 years is selected, Pruco Life will waive withdrawal charges that might be applicable under other annuity options. Further, if you select Option 1 or 2 without a right of withdrawal, Pruco Life will effect that option under Option 4 if doing so provides greater monthly payments.

18

LEGAL CONSIDERATIONS RELATING TO SEX-DISTINCT ANNUITY PURCHASE RATES

Although the Contract generally provides for sex-distinct annuity purchase rates for life annuities, those rates are not applicable to Contracts offered in states that have adopted regulations prohibiting sex-distinct annuity purchase rates. Rather, blended unisex annuity purchase rates for life annuities will be provided under all Contracts issued in those states, whether the annuitant is male or female. Other things being equal, such unisex annuity purchase rates will result in the same monthly annuity payments for male and female annuitants.

OTHER INFORMATION

REQUIRED DISTRIBUTIONS ON DEATH OF OWNER

Federal tax law requires that if the Contract owner dies before the annuity date, the entire value of the Contract must generally be distributed within 5 years of the date of death. Special rules may apply to the spouse of the deceased owner. The rules regarding required distributions after the Contract owner's death are described in the Statement of Additional Information.

MISSTATEMENT OF AGE OR SEX

If an annuitant's stated age or sex (except where unisex rates apply) or both are incorrect in the Contract, we will change each benefit and the amount of each annuity payment to that which the total purchase payment amounts would have bought for the correct age and sex. Also, we will adjust for the amount of any overpayments we have already made.

SALE OF THE CONTRACT AND SALES COMMISSIONS

Currently, Pruco Securities Corporation ("Prusec"), an indirect wholly-owned subsidiary of Prudential which was organized in 1971 under New Jersey law, acts as the principal underwriter of the Contract. Pruco Life expects that during the second quarter of 1998 Prusec's responsibilities as principal underwriter will be assigned to Prudential Investment Management Services LLC ("PIMS"). PIMS, also an indirect wholly-owned subsidiary of Prudential, is a limited liability corporation organized under Delaware law in 1996. PIMS will act as principal underwriter under substantially the same terms as Prusec does currently. Both Prusec and PIMS are registered as broker-dealers under the Securities Exchange Act of 1934 and are members of the National Association of Securities Dealers, Inc. The principal business address of both Prusec and PIMS is 751 Broad Street, Newark, New Jersey 07102-3777.

The Contract is currently sold by registered representatives of the principal underwriter and may also be sold through other broker-dealers authorized by the principal underwriter, including broker-dealers otherwise unaffiliated with Prudential. Registered representatives of such other unaffiliated broker-dealers may be paid on a different basis than registered representatives of the principal underwriter or broker-dealers affiliated with Prudential. The maximum commission that will be paid to the broker-dealer to cover both the individual representative's commission and other distribution expenses will not exceed 6% of the purchase payment. In addition, trail commissions based on the size of the contract Fund may be paid.

VOTING RIGHTS

As stated above, all of the assets held in the subaccounts of the Account are invested in shares of the corresponding portfolios of the Series Fund. Pruco Life is the legal owner of those shares and as such has the right to vote on any matter voted on at any Series Fund shareholders meetings. However, as required by law, Pruco Life votes the shares of the Series Fund at any regular and special shareholders meetings in accordance with voting instructions received from Contract owners. The Series Fund does not hold annual shareholders meetings when not required to do so under Maryland law or the 1940 Act. Fund shares for which no timely instructions from Contract owners are received, and any shares owned directly or indirectly by Pruco Life are voted in the same proportion as shares in the respective portfolios for which instructions are received. Should the applicable federal securities laws or regulations, or their current interpretation, change so as to permit Pruco Life to vote shares of the Series Fund in its own right, it may elect to do so.

Matters on which you may give voting instructions include the following: (1) election of the Board of Directors of the Series Fund; (2) ratification of the independent accountant of the Series Fund; (3) approval of the investment advisory agreement for a portfolio of the Series Fund corresponding to your selected subaccount[s]; (4) any

19

change in the fundamental investment policy of a portfolio corresponding to your selected subaccount[s]; and (5) any other matter requiring a vote of the shareholders of the Series Fund. With respect to approval of the investment advisory agreement or any change in a portfolio's fundamental investment policy, Contract owners participating in such portfolios will vote separately on the matter.

The number of Series Fund shares for which you may give instructions is determined by dividing the portion of the value of the Contract derived from participation in a subaccount, by the value of one share in the corresponding portfolio of the applicable Fund. The number of votes for which you may give Pruco Life instructions is determined as of the record date chosen by the Board of Directors of the Series Fund. We furnish you with proper forms and proxies to enable you to give these instructions. We reserve the right to modify the manner in which the weight to be given voting instructions is calculated where such a change is necessary to comply with current federal regulations or interpretations of those regulations.

Pruco Life may, if required by state insurance regulations, disregard voting instructions if such instructions would require shares to be voted so as to cause a change in the sub-classification or investment objectives of one or more of the Funds' portfolios, or to approve or disapprove an investment advisory contract for a Fund. In addition, Pruco Life itself may disregard voting instructions that would require changes in the investment policy or investment adviser of one or more of the Funds' portfolios, provided that we reasonably disapprove such changes in accordance with applicable federal regulations. If we do disregard voting instructions, we will advise you of that action and our reasons for such action in the next annual or semi-annual report to Contract owners.

SUBSTITUTION OF SERIES FUND SHARES

Although Pruco Life believes it to be unlikely, it is possible that in the judgment of its management, one or more of the portfolios of the Series Fund may become unsuitable for investment by Contract owners because of investment policy changes, tax law changes, or the unavailability of shares for investment. In that event, we may seek to substitute the shares of another portfolio or of an entirely different mutual fund. Before this can be done, the approval of the SEC, and possibly one or more state insurance departments, will be required. You will be notified of such substitution.

OWNERSHIP OF THE CONTRACT

The Contract owner is entitled to exercise all the rights under the Contract. The Contract owner is usually, but not always, the annuitant. Ownership of the Contract may, however, be transferred to another person who need not be the person who is to receive annuity payments. Transfer of the ownership of a Contract may involve federal income tax consequences, or may be prohibited under certain Contracts, and you should consult with a qualified tax adviser before attempting any such transfer. Generally, ownership of the Contract is not assignable to a tax-qualified retirement plan or program without Pruco Life's consent.

PERFORMANCE INFORMATION

Performance information for the subaccounts may appear in advertising and reports to current and prospective Contract owners. Performance information is based on historical investment experience of the Series Fund, adjusted to take charges under the Contract into account, and does not indicate or represent future performance.

Total returns are based on the overall dollar or percentage change in value of a hypothetical investment over a stipulated period, and assume a surrender of the Contract at the end of the period. Total return quotations reflect changes in unit values and the deduction of applicable charges including any applicable withdrawal charges.

A cumulative total return reflects performance over a stated period of time. An average annual total return reflects the hypothetical annually compounded return that would have produced the same cumulative total return if the performance had been constant over the entire period.

The Money Market Subaccount may advertise its current and effective yield. Current yield reflects the income generated by an investment in the subaccount over a specified seven-day period. Effective yield is calculated in a similar manner except that income earned is assumed to be reinvested.

20

Reports or advertising may include comparative performance information, including, but not limited to: comparisons to market indices; comparisons to other investments; performance rankings; personalized illustrations of historical performance; and data presented by analysts or included in publications.

See PERFORMANCE INFORMATION in the Statement of Additional Information for recent performance information.

REPORTS TO CONTRACT OWNERS

You will be sent quarterly statements that provide certain information pertinent to your Contract. These statements provide Contract data that apply only to each particular Contract, including Contract values and transactions during the period. You may request current Contract information at any time, however, we may limit the number of such requests or impose a reasonable charge if such requests are made too frequently.

You will also be sent annual and semi-annual reports for the Series Fund.

If a single individual or company invests in the Series Fund through more than one variable insurance contract, then the individual or company will receive only one copy of each annual and semi-annual report issued by the Series Fund. However, if such individual or company wishes to receive multiple copies of any such report, a request may be made by calling the toll-free telephone number listed on the cover page of this prospectus.

STATE REGULATION

Pruco Life is subject to regulation and supervision by the Department of Insurance of the State of Arizona, which periodically examines its operations and financial condition. It is also subject to the insurance laws and regulations of all jurisdictions in which it is authorized to do business.

Pruco Life is required to submit annual statements of its operations, including financial statements, to the insurance departments of the various jurisdictions in which it does business to determine solvency and compliance with local insurance laws and regulations.

In addition to the annual statements referred to above, Pruco Life is required to file with Arizona and other jurisdictions a separate statement with respect to the operations of all its variable contract accounts, in a form promulgated by the National Association of Insurance Commissioners.

EXPERTS

The financial statements included in this prospectus for the years ended December 31, 1997 and December 31, 1996 have been audited by Price Waterhouse LLP, independent accountants, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Price Waterhouse LLP's principal business address is 1177 Avenue of the Americas, New York, New York 10036.

The financial statements included in this prospectus for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP's principal business address is Two Hilton Court, Parsippany, New Jersey 07054-0319.

On March 12, 1996, Deloitte & Touche LLP was replaced as the independent accountants of Pruco Life. There have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the accountant, would have caused them to make a reference to the matter in their reports.

LITIGATION

Several actions have been brought against Pruco Life alleging that Pruco Life and its agents engaged in improper life insurance sales practices. Prudential has agreed to indemnify Pruco Life for losses, if any, resulting from such litigation. No other significant litigation is being brought against Pruco Life that would have a material effect on its financial position.

21

YEAR 2000 COMPLIANCE

The services provided to the Contract owners by Pruco Life, Prusec and PIMS depend on the smooth functioning of their respective computer systems. The year 2000, however, holds the potential for a significant disruption in the operation of these systems. Many computer programs cannot distinguish the year 2000 from the year 1900 because of the way in which dates are encoded. Left uncorrected, the year "00" could cause systems to perform date comparisons and calculations incorrectly that in turn could compromise the integrity of business records and lead to serious interruption of business processes.

Prudential, as Pruco Life, Prusec's and PIMS's ultimate corporate parent, identified this issue as a critical priority in 1995 and has established quality assurance procedures including a certification process to monitor and evaluate enterprise-wide conversion and upgrading of systems for "Year 2000" compliance. Prudential has also initiated an analysis of potential exposure that could result from the failure of major service providers such as suppliers, custodians and brokers, to achieve Year 2000 compliance. Prudential expects to complete its adaptation, testing and certification of software for Year 2000 compliance by December 31, 1998. During 1999, Prudential plans to conduct additional internal testing, to participate in securities industry-wide test efforts and to complete major service provider analysis and contingency planning.

The expenses of Prudential's Year 2000 compliance are allocated across its various businesses, including those businesses not engaged in providing services to Contract owners. Accordingly, while the expense is substantial in the aggregate, it is not expected to have a material impact on Pruco Life's, Prusec's and PIM's abilities to meet their commitments to contract owners.

Prudential believes that it is well positioned to achieve the necessary modifications and mitigate Year 2000 risks. However, if such efforts are not completed on a timely basis, the Year 2000 issue could have a material adverse impact on Prudential's operations, those of its subsidiary and affiliate companies and/or the Account. Moreover, there can be no assurance that the measures taken by Prudential's external service providers will be sufficient to avoid any material adverse impact on Prudential's operations or those of its subsidiary and affiliate companies.

STATEMENT OF ADDITIONAL INFORMATION

The contents of the Statement of Additional Information include:

OTHER INFORMATION CONCERNING THE ACCOUNT

PRINCIPAL UNDERWRITER

DETERMINATION OF SUBACCOUNT UNIT VALUES IRS REQUIRED DISTRIBUTIONS ON DEATH OF OWNER

PERFORMANCE INFORMATION

COMPARATIVE PERFORMANCE INFORMATION

ADDITIONAL INFORMATION

A registration statement has been filed with the SEC, relating to the offering described in this prospectus. This prospectus does not include all of the information set forth in the registration statement. Certain portions have been omitted pursuant to the rules and regulations of the SEC. The omitted information may, however, be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

Further information, including statutory statements filed with the state insurance departments, may also be obtained from Pruco Life's office. The address and telephone number of Pruco Life are set forth on the cover of this prospectus.

FINANCIAL STATEMENTS

The consolidated financial statements of Pruco Life and subsidiaries should be distinguished from the financial statements of the Account, and should be considered only as bearing upon the ability of Pruco Life to meet its obligations under the Contracts.

22

APPENDIX

ACCUMULATION UNIT VALUES

THE DISCOVERY PREFERRED VARIABLE ANNUITY SUBACCOUNTS OF THE

FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

                                -------------------------------------------  -------------------------------------------
                                                PRUDENTIAL                                   PRUDENTIAL
                                               MONEY MARKET                               DIVERSIFIED BOND
                                                 PORTFOLIO                                    PORTFOLIO
                                -------------------------------------------  -------------------------------------------
                                   1/1/97         1/1/96        11/21/95*       1/1/97         1/1/96        11/21/95*
                                     TO             TO             TO             TO             TO             TO
                                  12/31/97       12/31/96       12/31/95       12/31/97       12/31/96       12/31/95
                                -------------  -------------  -------------  -------------  -------------  -------------

1. Accumulation unit value at
  beginning of period.........
                                $     1.04505  $     1.00632  $     1.00015  $     1.06033  $     1.02919  $     0.99877
2. Accumulation unit value at
  end of period...............
                                $     1.08688  $     1.04505  $     1.00632  $     1.13525  $     1.06033  $     1.02919
3. Number of accumulation
  units outstanding at end of
  period......................
                                15,611,316.006 18,724,231.329   143,501.519  23,100,623.341 16,579,588.790     8,846.456

                                   -------------------------------------------

                                                   PRUDENTIAL
                                                 HIGH YIELD BOND
                                                    PORTFOLIO
                                   -------------------------------------------
                                      1/1/97         1/1/96        11/21/95*
                                        TO             TO             TO
                                     12/31/97       12/31/96       12/31/95
                                   -------------  -------------  -------------
1. Accumulation unit value at
  beginning of period.........
                                   $     1.12263  $     1.02123  $    0.99953
2. Accumulation unit value at
  end of period...............
                                   $     1.25972  $     1.12263  $    1.02123
3. Number of accumulation
  units outstanding at end of
  period......................
                                   20,140,820.165 12,180,746.727    9,000.202

                                                                             -------------------------------------------
                                -------------------------------------------
                                                PRUDENTIAL                                   PRUDENTIAL
                                           CONSERVATIVE BALANCED                             STOCK INDEX
                                                 PORTFOLIO                                    PORTFOLIO
                                -------------------------------------------  -------------------------------------------
                                   1/1/97         1/1/96        11/21/95*                      1/1/97         1/1/96
                                     TO             TO             TO                            TO             TO
                                  12/31/97       12/31/96       12/31/95                      12/31/97       12/31/96
                                -------------  -------------  -------------                 -------------  -------------

1. Accumulation unit value at
  beginning of period.........
                                $     1.14380  $     1.02903  $     1.00076                 $     1.13652  $     1.00077
2. Accumulation unit value at
  end of period...............
                                $     1.27970  $     1.14380  $     1.02903                 $     1.48876  $     1.13652
3. Number of accumulation
  units outstanding at end of
  period......................
                                100,006,482.765 64,865,522.269    88,446.877                32,430,921.902 12,874,426.991

                                   -------------------------------------------

                                                   PRUDENTIAL
                                                  EQUITY INCOME
                                                    PORTFOLIO
                                   -------------------------------------------
                                      1/1/97         1/1/96        11/21/95*
                                        TO             TO             TO
                                     12/31/97       12/31/96       12/31/95
                                   -------------  -------------  -------------
1. Accumulation unit value at
  beginning of period.........
                                   $     1.23339  $     1.02662  $    1.00221
2. Accumulation unit value at
  end of period...............
                                   $     1.66167  $     1.23339  $    1.02662
3. Number of accumulation
  units outstanding at end of
  period......................
                                   33,449,894.551 19,788,860.548   64,057.253

                                 -------------------------------------------  -------------------------------------------
                                                PRUDENTIAL                                   PRUDENTIAL
                                                  EQUITY                                      JENNISON
                                                 PORTFOLIO                                    PORTFOLIO
                                -------------------------------------------  -------------------------------------------
                                   1/1/97         1/1/96        11/21/95*       1/1/97         1/1/96        11/21/95*
                                     TO             TO             TO             TO             TO             TO
                                  12/31/97       12/31/96       12/31/95       12/31/97       12/31/96       12/31/95
                                -------------  -------------  -------------  -------------  -------------  -------------

1. Accumulation unit value at
  beginning of period.........
                                $     1.20807  $     1.03280  $     1.00189  $     1.13943  $     1.00919  $     0.99092
2. Accumulation unit value at
  end of period...............
                                $     1.48518  $     1.20807  $     1.03280  $     1.48006  $     1.13943  $     1.00919
3. Number of accumulation
  units outstanding at end of
  period......................
                                85,666,590.098 57,622,650.499   246,072.311  32,664,271.245 23,134,855.147    70,476.153

                                   -------------------------------------------

                                                   PRUDENTIAL
                                                FLEXIBLE MANAGED
                                                    PORTFOLIO
                                   -------------------------------------------
                                      1/1/97         1/1/96        11/21/95*
                                        TO             TO             TO
                                     12/31/97       12/31/96       12/31/95
                                   -------------  -------------  -------------
1. Accumulation unit value at
  beginning of period.........
                                   $     1.15341  $     1.02847  $    1.00144
2. Accumulation unit value at
  end of period...............
                                   $     1.34172  $     1.15341  $    1.02847
3. Number of accumulation
  units outstanding at end of
  period......................
                                   58,333,424.223 36,321,618.068   85,757.949

                                 -------------------------------------------  -------------------------------------------
                                                PRUDENTIAL                                   PRUDENTIAL
                                           SMALL CAPITALIZATION                                GLOBAL
                                              STOCK PORTFOLIO                                 PORTFOLIO
                                -------------------------------------------  -------------------------------------------
                                   1/1/97         1/1/96        11/21/95*       1/1/97         1/1/96        11/21/95*
                                     TO             TO             TO             TO             TO             TO
                                  12/31/97       12/31/96       12/31/95       12/31/97       12/31/96       12/31/95
                                -------------  -------------  -------------  -------------  -------------  -------------

1. Accumulation unit value at
  beginning of period.........
                                $     1.22662  $     1.03778  $     0.99701  $     1.19505  $     1.01165  $     1.00094
2. Accumulation unit value at
  end of period...............
                                $     1.51412  $     1.22662  $     1.03778  $     1.26079  $     1.19505  $     1.01165
3. Number of accumulation
  units outstanding at end of
  period......................
                                17,448,278.819 10,592,779.335    72,074.222  14,368,133.962 10,486,229.266    19,338.842

                                   -------------------------------------------

                                                   PRUDENTIAL
                                                NATURAL RESOURCES
                                                    PORTFOLIO
                                   -------------------------------------------
                                      1/1/97         1/1/96        11/21/95*
                                        TO             TO             TO
                                     12/31/97       12/31/96       12/31/95
                                   -------------  -------------  -------------
1. Accumulation unit value at
  beginning of period.........
                                   $     1.37239  $     1.06254  $    1.00032
2. Accumulation unit value at
  end of period...............
                                   $     1.19655  $     1.37239  $    1.06254
3. Number of accumulation
  units outstanding at end of
  period......................
                                   7,969,661.019  4,717,583.475         0.000

* Commencement of Business

23

SELECTED FINANCIAL DATA

The following selected financial data for Pruco Life Insurance Company and Subsidiaries should be read in conjunction with the CONSOLIDATED FINANCIAL STATEMENTS OF PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES and notes thereto included in this prospectus beginning on page B-1.

                                                       PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                                                             FOR THE YEARS ENDED DECEMBER 31,
                                             ----------------------------------------------------------------
                                                               (IN THOUSANDS)                      STATUTORY
                                                                 GAAP BASIS                          BASIS
                                             ---------------------------------------------------  -----------
                                                 1997         1996         1995         1994         1993
                                             ------------  -----------  -----------  -----------  -----------
Revenues:
  Premiums and other revenue...............  $    424,563  $   408,154  $   401,287  $   303,627  $   591,660
  Net investment income....................       259,634      247,328      246,618      241,132      260,939
                                             ----------------------------------------------------------------
Total revenues.............................       684,197      655,482      647,905      544,759      852,599

Benefits and expenses:
  Current and future benefits and claims...       290,234      305,119      280,913      235,660      534,354
  Other expenses...........................       225,721      122,006      134,790      179,173      157,557
                                             ----------------------------------------------------------------
Total benefits and expenses................       515,955      427,125      415,703      414,833      691,911
                                             ----------------------------------------------------------------
Income before income tax provision.........       168,242      228,357      232,202      129,926      160,688
Income tax provision.......................        61,868       79,135       79,558       48,031       83,640
                                             ----------------------------------------------------------------
Net income.................................  $    106,374  $   149,222  $   152,644  $    81,895  $    77,048
                                             ----------------------------------------------------------------
                                             ----------------------------------------------------------------
Assets.....................................  $ 12,851,467  $ 9,710,366  $ 8,471,638  $ 7,713,183  $ 7,172,104
                                             ----------------------------------------------------------------
                                             ----------------------------------------------------------------

In 1996, the Company retroactively adopted, as of January 1, 1995, applicable accounting pronouncements to present its financial statements in conformity with generally accepted accounting principles ("GAAP"). Refer to footnote 1.B. of the Consolidated Financial Statements.

24

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS

The Company markets individual life insurance, variable life insurance, variable annuities, and deferred annuities primarily through Prudential's sales force in the United States, and in Taiwan.

The Company markets its products in the life insurance and annuity sectors of the insurance industry. These markets are faced with an increased tightening of the regulatory environment with particular emphasis placed on company solvency and sales practices. The legal barriers which have historically segregated the markets of the financial services industry are being challenged through both legislative and judicial process. Regulatory changes which opened the insurance industry to other financial institutions, particularly banks and mutual funds, heightened competition in investment type products since those institutions were positioned to deliver the same products through large, stable distribution channels.

The Company held $12.8 billion in assets at December 31, 1997 compared to $9.7 billion at December 31, 1996, of which $8.0 billion and $5.3 billion were held in Separate Accounts in 1997 and 1996, respectively, under variable life insurance policies and variable annuity contracts. The remaining assets were held in the general account for investment primarily in bonds, short-term investments and policy loans.

1. RESULTS OF OPERATIONS

Net income for the year ended December 31, 1997 amounted to $106.4 million, a decrease of $42.8 million or 28.7% compared to the $149.2 million earned in the year ended December 31, 1996. Net income for the year ended December 31, 1995 amounted to $152.6 million.

(a) 1997 VERSUS 1996

Total insurance revenues, consisting of premiums and policy charges and fee income increased $3.3 million for the year ended December 31, 1997 to $379.8 million from $376.5 million for the year ended December 31, 1996. This increase in insurance revenues consists of an increase of $5.3 million in policy charges and fee income offset by a decrease in premiums of $2.0 million. These fluctuations are due to an increased emphasis in the domestic market place on investments in retirement type products, rather than in life insurance protection products. This was partially offset by an increase in premiums for traditional insurance products generated from our Taiwan branch, which has continued its growth throughout 1997.

The Company's consolidated net investment income increased $12.3 million for the year ended December 31, 1997 to $259.6 from $247.3 million for the year ended December 31, 1996. Increase in cash flows from insurance operations and average assets as well as the asset allocation strategies, produced favorable investment results in 1997. Fixed maturity income increased in 1997 due to higher investment returns as a result of a shift to higher yielding securities. Income from short term investments increased because of higher fixed maturity assets available to lend to third parties as part of the Company's securities lending program. Offsetting these increases was a decline in income on the mortgage loan portfolio, a result of declining asset base due to loan prepayments and repayments exceeding origination levels.

Other income increased $13.0 million for the year ended December 31, 1997 to $33.8 million from $20.8 million for the year ended December 31, 1996. This increase is due to an increase in advisory fees attributable to the Discovery Preferred and Discovery Select Separate Account products.

Policyholders' benefits decreased $7.5 million for the year ended December 31, 1997 to $179.4 million from $186.9 million for the year ended December 31, 1996. This decrease is attributable to better mortality experience associated with the Company's products.

Interest credited to policyholders' account balances decreased by $7.4 million for the year ended December 31, 1997 to $110.8 million from $118.2 million for the year ended December 31, 1996. This decrease is primarily attributable to a decrease in interest crediting rates, partially offset by increased fund values due to new sales of Separate Account products.

Other operating costs and expenses increased $103.7 million for the year ended December 31, 1997 to $225.7 million compared to $122.0 million for the year ended December 31, 1996. The increase reflects factors

25

including the refinement of estimated gross profit margins used to amortize deferred policy acquisition costs (DAC). Favorable mortality experience and reduction in cost of insurance charges contributed to a change in net amortization. Favorable sales in 1997 were a partial offset. Also, increased operating costs resulted from higher sales activity of Discovery Select and Discovery Preferred annuity products, and technological advancements made in annuity processing, customer service, and product development.

INVESTMENT RESULTS

The Company's investment portfolio supports its insurance and annuity liabilities and other obligations to customers for which it assumes investment related risks. The portfolio was comprised of total investments amounting to $3.9 billion at December 31, 1997, versus $3.5 billion at December 31, 1996. A diversified portfolio of publicly traded bonds, private placement securities, commercial mortgages and equities is managed under strategies intended to maintain optimal asset mix consistent with current and anticipated cash flow requirements of the related obligations. The risk tolerance reflects the Company's aggregate capital position, exposure to business risk, liquidity, and rating agency considerations.

The asset management strategy for the portfolio is set in accordance with an investment policy statement developed and coordinated within The Prudential by the Portfolio Management Group and agreed to by senior management and approved by the Board of Directors. In managing the investment portfolio, the long term objective is to generate favorable investment results through asset/liability management, strategic and tactical asset allocation and asset manager selection based on performance. Asset mix strategies are developed with criteria intended to match asset structure to product liabilities considering the underlying income and return characteristics of investment alternatives, seeking to closely approximate the interest rate sensitivity of the asset portfolio with the estimated interest rate sensitivity of the product liabilities. Other objectives include maintenance of broad diversification across asset classes, issuers and sectors; effective utilization of capital while maintaining liquidity funds believed to be adequate to satisfy cash flow requirements; and achievement of competitive performance. The major categories of invested assets, quality across the portfolio, recent activities to reduce risk and more carefully manage the portfolio are discussed below.

FIXED MATURITIES

The fixed maturity portfolio is diversified across maturities, sectors and issuers. The Company has classified all publicly traded securities and approximately 50% of privately traded securities as "available for sale" and the remainder of the privately placed fixed maturities as "held to maturity". "Available for sale" securities are carried in the Consolidated Statements of Financial Position at fair value, with unrealized gains and losses (after certain related adjustments) recognized by credits and charges to equity capital. Securities "held to maturity" are carried at amortized cost, and unrealized gains or losses on these securities are not recognized in the financial statements.

At December 31, 1997, the net unrealized capital gains on the "available for sale" fixed maturity portfolio totaled $37 million compared to $27 million at December 31, 1996. The increase in the net unrealized gain position is primarily attributable to declining interest rates. The following table details the amortized cost and estimated fair value of the fixed maturity portfolio as of December 31:

                                                            1997                                       1996
                                          -----------------------------------------  -----------------------------------------
                                           AMORTIZED    ESTIMATED   NET UNREALIZED    AMORTIZED    ESTIMATED   NET UNREALIZED
                                             COST      FAIR VALUE        GAINS          COST      FAIR VALUE        GAINS
                                          -----------  -----------  ---------------  -----------  -----------  ---------------
                                                                             (IN MILLIONS)
FIXED MATURITIES--AVAILABLE FOR SALE
Publicly traded.........................   $   2,158    $   2,188      $      30      $   1,955    $   1,977      $      22
Privately traded........................         369          376              7            255          260              5
                                          -----------  -----------           ---     -----------  -----------           ---
Total Fixed maturities--available for
  sale..................................   $   2,527    $   2,564      $      37      $   2,210    $   2,237      $      27
                                          -----------  -----------           ---     -----------  -----------           ---
FIXED MATURITIES--HELD TO MATURITY
Privately traded........................         339          350             11            406          416             10
                                          -----------  -----------           ---     -----------  -----------           ---
Total...................................   $   2,866    $   2,914      $      48      $   2,616    $   2,653      $      37
                                          -----------  -----------           ---     -----------  -----------           ---
                                          -----------  -----------           ---     -----------  -----------           ---

26

At December 31, 1997, the Company's holdings of private placement fixed maturities had an estimated fair value totaling $726.1 million and constituted 25% of total carrying value of fixed maturities. These investments generally offer higher yields than comparable quality public market securities, increase the diversification of the portfolio, and contain more restrictive covenants than public securities. In particular, private placement securities offer greater call protection, a key feature for assets backing longer term guaranteed products.

The private placement fixed maturity portfolio decreased more than $49 million from year ended December 31, 1996, primarily as a result of prepayment and sales activity relative to 1997 origination levels.

The public fixed maturity portfolio increased from $2.0 billion at December 31, 1996 to $2.2 billion at December 31, 1997. Investment grade fixed maturities comprised approximately 94% and 93% of total publicly traded fixed maturities at December 31, 1997 and 1996, respectively.

The Company reviews all fixed maturities quarterly and identifies potential problem assets which require additional monitoring. These assets, while not currently impaired, are believed to present default risk associated with future debt service obligations and are therefore managed more actively.

MORTGAGE LOANS

As of December 31, 1997, the Company's mortgage loan portfolio totaled $22.8 million, a decrease of $24.1 million from $46.9 million as of December 31, 1996. The portfolio is comprised of commercial mortgage loans. The overall decline in the portfolio was a result of maturities, sales and repayments.

The Company monitors the mortgage loan portfolio quarterly and through that process identifies loans which require additional monitoring. Loans with estimated collateral value less than the outstanding loan balances, loans demonstrating characteristics indicative of higher than normal credit risks, are reviewed by management. The underlying collateral values are based upon discounted property cash flow projections or external appraisals.

(b) 1996 VERSUS 1995

Premiums increased by $9.4 million in 1996 from $42.1 million in 1995 to $51.5 million for the same period in 1996. This change is primarily due to increased sales of $6.2 million related to traditional life insurance products in our Taiwan branch which continued to expand its business throughout 1996.

Policy charges and fee income increased approximately $5.9 million during the current year as compared to 1995. This is primarily attributable to the increased sales of new variable annuity products and fees earned on policyholder withdrawal and surrender activity.

Other income decreased $6.2 million for the year ended December 31, 1996 from the year ended December 31, 1995. This decrease is due to a reduction in separate account net gains.

Policyholders' benefits increased $32.9 million during the current year to $186.9 million. Approximately $10 million of this increase is attributable to the mortality costs associated with the Company's products. The additional $22 million results from the increase in reserves associated with new and existing contracts at December 31, 1996.

Interest credited to policyholders' account balances decreased by $8.7 million. This decrease is primarily attributable to the decrease in policyholders' account balances due to the Company experiencing increased policyholder withdrawals and slightly lower interest rates.

Other operating expenses decreased $12.8 million for the year ended December 31, 1996 compared to the same period for 1995. This is attributable to a decrease in the amortization of deferred policy acquisition costs and a company wide initiative to reduce expenses.

2. LIQUIDITY AND CAPITAL RESOURCES

The Company's liquidity requirements include the payment of sales commissions and other underwriting expenses and the funding of its contractual obligations for the life insurance and annuity contracts it has in-force. The Company has developed and utilizes a cash flow projection system and regularly performs asset/liability duration matching in the management of its asset and liability portfolios. The Company anticipates funding all its

27

cash requirements utilizing cash from operations, normal investment maturities and anticipated calls and repayments, consistent with prior years. As of December 31, 1997, the Company's assets included $2.4 billion of cash, short-term investments and investment grade publicly traded fixed maturity securities that could be liquidated if funds were required.

In order to continue to market life insurance and annuity products, the Company must meet or exceed the statutory capital and surplus requirements of the insurance departments of the states in which it conducts business. Statutory accounting practices differ from generally accepted accounting principles ("GAAP") in two major respects. First, under statutory accounting practices, the acquisition costs of new business are charged to expense, while under GAAP they are amortized over a period of time. Second, under statutory accounting practices, the required additions to statutory reserves for new business in some cases may initially exceed the statutory revenues attributable to such business. These practices result in a reduction of statutory income and surplus at the time of recording new business.

Insurance companies are subject to Risk-Based Capital (RBC) guidelines, monitored by insurance regulatory authorities, that measure the ratio of the Company's statutory equity with certain adjustments ("Adjusted Capital") to its required capital, based on the risk characteristics of its insurance liabilities and investments. Required capital is determined by statutory formulae that consider risks related to the type and quality of invested assets, insurance- related risks associated with the Company's products, interest rate risks, and general business risks. The RBC calculations are intended to assist regulators in measuring the adequacy of the Company's statutory capitalization.

The Company considers RBC implications in its asset/liability management strategies. Each year, the Company conducts a thorough review of the adequacy of statutory insurance reserves and other actuarial liabilities. The review is performed to ensure that the Company's statutory reserves are computed in accordance with accepted actuarial standards, reflect all contractual obligations, meet the requirements of state laws and regulations and include adequate provisions for any other actuarial liabilities that need to be established. All significant reserve changes are reviewed by the Board of Directors and are subject to approval by the Arizona Department of Banking and Insurance. The Company believes that its statutory capital is adequate for its currently anticipated levels of risk as measured by regulatory guidelines.

The National Association of Insurance Commissioners recently approved a series of codified statutory accounting standards for consideration by the various state regulators. Certain of the proposed standards, if adopted by insurance regulatory authorities, could have an impact on the measurement of statutory capital which, in turn, could affect RBC ratios of insurance companies. At the present time, the Company cannot estimate the potential impact of these proposed standards on its RBC position.

3. RISK MANAGEMENT

As a direct subsidiary of Prudential, the Company benefits from the risk management strategies implemented by its parent.

Risk management includes the identification and measurement of various forms of risk, establishment of acceptable risk thresholds, and processes intended to maintain risks within these thresholds while maximizing returns. Prudential considers risk management an integral part of its core businesses.

The risks inherent in the Company's operations include product risk, market risk, credit risk, liquidity risk, and operating risk. These risk categories, and Prudential's strategies relative to each, are discussed below.

Prudential's risk management is centrally controlled through a Corporate Risk Management Unit (CRMU) which sets standards for risk identification, policies and procedures, and limits, as well as standards for measurement and management reporting. CRMU interfaces with the Company's business groups through an enterprise level Financial Controls Council and Enterprise Financial Management Risk Management Committee, as well as through frequent informal meetings. Risk limits are set at multiple levels throughout the Company, with different limits at the desk, portfolio, subsidiary, and enterprise level. Risks are generally managed as close as possible to their origin, subject to review and oversight by CRMU to monitor compliance with established standards. Where appropriate, such as with respect to credit concentration risk and foreign exchange risk, exposures are aggregated and managed at the enterprise level.

28

Prudential's risk monitoring processes include preparation and review of risk reports on a regular basis, with frequency based on the purpose of the report. For example, desk-level reports are generally produced daily, while portfolio level reports are typically semi-monthly or monthly and high level reports may be quarterly or semi-annually.

PRODUCT RISK is the risk of adverse results due to deviation of experience from expected levels reflected in pricing. Prudential, in its insurance and annuity operations, sells traditional and interest sensitive individual insurance products, individual annuity products, a variety of group annuity products, and group life insurance products. Products are priced to reflect the expected levels of risk and to allow a margin for adverse deviation. The level of margins varies with product design and pricing strategy with respect to the targeted market. Prudential seeks to maintain underwriting standards so that premium charged is consistent with risk assumed on an overall basis. Additionally, most of Prudential's policies and contracts allow the Company to adjust credits (via crediting interest rates) and/or charges (in contracts where elements such as mortality and expense charges are not guaranteed), allowing the Company to respond to changes in experience. The competitive environment is an important element in determining pricing elements including premiums, crediting rates and non-guaranteed charges.

Mortality risks, generally inherent in most of the Company's life insurance and annuity products, are incorporated in pricing based on the Company's experience (if available and relevant) or industry experience. Mortality studies are performed periodically to compare the actual incidence of death claims in relation to business in force, to levels assumed in pricing and to industry experience. Expense risk relates to all products and is influenced by management practices as well as general price level changes. Persistency risk represents the risk that the pattern of policy surrenders will deviate from assumed levels so that policies do not remain in force for a sufficient period to allow the Company to recover its acquisition costs. Certain products are designed, by implementation of surrender charges and other features, to discourage early surrenders and thus mitigate this risk to the Company. Periodic studies are performed to compare actual surrender experience to pricing assumptions and industry experience.

MARKET RISK is the risk of change in value of financial instruments as a result of changes in interest rates, currency exchange rates, and securities market conditions. The Company's asset/liability management strategies provide for targeting of asset durations within specified ranges based on the estimated durations of the associated product liabilities. Portfolio managers are directed to maintain interest rate exposures within the established ranges, which are subject to adjustment based on market conditions and product design. Prudential uses statistical techniques such as duration and convexity analysis to measure price sensitivity to interest rate changes. The Company also performs portfolio stress testing annually as part of its cash flow testing in which various interest-sensitive assumptions (such as asset calls and prepayments and contract persistency) are evaluated under various severe interest rate environments. Any shortfalls revealed by cash flow testing are evaluated to determine whether there is a need to increase statutory reserves or change portfolio management strategies such as alteration of asset duration and/or composition. For fee-based (variable, separate account and mutual fund) products, equity risk is borne primarily by the contractholders rather than the Company (subject to any minimum guarantees). However, in the event of subpar performance, asset based fees will be reduced and competitive factors may impede the Company's ability to cultivate this business.

CREDIT RISK is the risk that counterparties may default or fail to fully honor contractual obligations and is inherent in investment portfolio asset positions including corporate bonds and mortgages, private placements and other lending-type products, and various investment operations functions. The Company attempts to manage risk associated with customer activities through proprietary credit analysis, establishment of credit limits and by requiring maintenance of margin and/or collateral in compliance with established internal control and regulatory standards.

LIQUIDITY RISK is the risk that the Company will be unable to liquidate positions at a reasonable price in order to meet cash flow requirements under various scenarios. As indicated above, the Company's asset/liability management strategies seek to maintain asset positions that are consistent with the expected cash flow demands associated with its liabilities under various possible situations. Liquidity policies are formally managed at the enterprise level, using various comparisons of asset liquidity to potential liability outflows. Prudential believes that the comparison of its general account net liquidity to individual policy net cash surrender value is key to the periodic evaluation of its ability to meet policyholder claim requirements, and stress tests are utilized to measure the expected liquidity situation under assumed unusual events.

29

OPERATING RISK is the risk of potential loss from internal or external events such as mismanagement, fraud, systems breakdowns, business interruption, or failure to satisfy legal or fiduciary responsibilities. All financial institutions, including Prudential, are exposed to the risk of unauthorized activities by employees that are contrary to the internal controls designed to managed such risks. Legal risk may arise from inadequate control over contract documentation, marketing processes, or other operations. Internal controls responsive to regulatory, legal, credit, asset stewardship and other concerns are established at the business unit level for specific lines of business and at the enterprise level for company-wide processes. Controls are monitored by business unit management, internal and external auditors, and by an enterprise level Management Internal Control unit and in certain instances are subject to regulatory review.

Following revelations and negative publicity surrounding the issue of sales practices, Prudential has implemented a strategy to emphasize ethical conduct in the recruitment and training of agents and in the sales process. The Company has also strengthened controls including the establishment of a client acquisition program, in conjunction with the underwriting process, intended to ascertain the appropriateness of insurance coverages sold and mitigate the risk of inappropriate policy replacement activity.

Another aspect of operating risk relates to the Company's ability to conduct transactions electronically and to gather, process, and disseminate information and maintain data integrity and uninterrupted operations given the possibility of unexpected or unusual events. The Company is implementing a business continuation initiative to address these concerns. Considerations relative to the impact of the Year 2000 on computer operations are discussed below.

4. REGULATORY ENVIRONMENT

The Company is subject to the laws of the State of Arizona as governing insurance companies and to the regulations of the Arizona Insurance Department (the "Insurance Department"). A detailed financial statement in the prescribed form (the "Annual Statement") is filed with the Insurance Department each year covering the Company's operations for the preceding year and its financial condition as of the end of that year. Regulation by the Insurance Department includes periodic examination to determine contract liabilities and reserves so that the Insurance Department may certify that these items are correct. The Company's books and accounts are subject to review by the Insurance Department at all times. A full examination of the Company's operations is conducted periodically by the Insurance Department and under the auspices of the NAIC.

A triennial financial examination, for the period January 1, 1994 through December 31, 1996, is in progress by the Insurance Department as of December 31, 1997. We have included the effects of items known to date in our Reconciliation of Statutory Surplus on page B-15.

The Company is subject to regulation under the insurance laws of all jurisdictions in which it operates. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. The Company is required to file the Annual Statement with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by these agencies at regular intervals.

The NAIC has adopted several regulatory initiatives designed to improve the surveillance and financial analysis regarding the solvency of insurance companies in general. These initiatives include the development and implementation of a risk-based capital formula for determining adequate levels of capital and surplus. Insurance companies are required to calculate their risk-based capital in accordance with this formula and to include the results in their Annual Statement. It is anticipated that these standards will have no significant effect upon the Company.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Certain insurance products of the Company are subject to various federal securities laws and regulations. In addition, current and proposed federal measures which may significantly affect the insurance business include regulation of insurance company solvency, employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies and the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

30

5. THE YEAR 2000 ISSUE

The Company is a direct subsidiary of Prudential; therefore, is impacted by the enterprise focus on the Year 2000 Issue. The Year 2000 issue is best understood as a computer hardware and software problem involving the way dates are stored and processed in computers. Many computer systems are programmed to recognize only the last two digits in a date. As a result, any computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. If this anomaly is not corrected, the year "00" could cause systems to perform date comparisons and calculations incorrectly which could in turn affect the accuracy and compromise the integrity of business records. Business operations could be interrupted when companies are unable to process transactions, send invoices, or engage in similar normal business activities. The Year 2000 issue presents critical business risks for public and private sector entities across the globe .

Prudential identified the Year 2000 issue as a critical priority in 1995 and established a Company-wide Program Office (CPO) to develop and coordinate an operating framework for the Year 2000 compliance activities. The CPO assessed potential business impact, identified software and hardware components that will require upgrading, renovating, or replacing, and developed a strategy for renovation, replacement or retirement of all affected business applications. The initial assessment, completed in 1995, provided an estimate of the magnitude of the project and necessary resources.

Prudential's CPO has established quality assurance procedures including a certification process to monitor and evaluate enterprise-wide conversion and upgrading of systems for Year 2000 compliance. Prudential is utilizing both internal and external resources to reprogram or replace and test software. Prudential plans to complete its adaptation, testing and certification of software for Year 2000 compliance by December 31, 1998 and to conduct additional testing pertaining to the securities industry (in a scheduled industry-wide effort) as well as complete its "business partner" analysis and contingency planning during 1999. Prudential believes that it is well positioned to achieve the necessary modifications and mitigate the Year 2000 risks.

Prudential has commenced contacting and communicating formally with major suppliers and customers, including brokers, vendors, health care providers, and institutions that pass electronic information to Prudential, to determine the significance of the potential exposure that could result from their failure to achieve Year 2000 compliance on a timely basis.

While, as indicated above, Prudential believes that it is well positioned to mitigate its Year 2000 issue, this issue by its nature carries the risk of unforeseen problems of internal or external origin. There can be no assurance that the required systems modifications will be completed in accordance with current estimates of timing and cost, or that the systems of other companies with which some of Prudential's systems interface will be converted on a timely and compatible basis. In the event that the required adaptations to mitigate the Year 2000 issue are not completed on a timely basis, this issue could have a material adverse impact on the Company's operations. The discussion of the Year 2000 issue herein, and in particular the Company's plans to remediate this issue and estimated costs thereof, are forward-looking in nature. See cautionary statement below relating to forward-looking statements.

6. INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in Management's Discussion and Analysis may be considered forward-looking statements. Words such as "expects," "believes," "anticipates," "intends," "plans," or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects upon the Company. There can be no assurance that future developments affecting the Company will be those anticipated by management. There are certain important factors that could cause actual results to differ materially from estimates or expectations reflected in such forward-looking statements including without limitation, changes in general economic conditions, including the performance of financial markets and interest rates; market acceptance of new products and distribution channels; competitive, regulatory or tax changes that affect the cost or demand for the Company's products; and adverse litigation results. While the Company reassesses material trends and uncertainties affecting its financial condition and results of operations, it does not intend to review or revise any particular forward- looking statement referenced in this Management's Discussion and Analysis in light of future events. The information referred to above should be considered by readers when reviewing any forward-looking statements contained in this Management's Discussion and Analysis.

31

DIRECTORS AND OFFICERS

The directors and major officers of Pruco Life, listed with their principal occupations during the past 5 years, are shown below.

DIRECTORS OF PRUCO LIFE

JAMES J. AVERY, JR., CHAIRMAN AND DIRECTOR -- Senior Vice President, Chief Actuary and CFO, Prudential Individual Insurance since 1997; 1995 to 1997:

President, Prudential Select; 1993 to 1995: Chief Operating Officer, Prudential Select. Age 46.

WILLIAM M. BETHKE, DIRECTOR -- Chief Investment Officer since 1997; 1992 to 1997: President, Prudential Capital Markets Group. Age 51.

IRA J. KLEINMAN, DIRECTOR -- Executive Vice President, International Insurance Group since 1997; 1995 to 1997: Chief Marketing and Product Development Officer, Prudential Individual Insurance Group; 1993 to 1995: President, Prudential Select. Age 51.

MENDEL A. MELZER, DIRECTOR -- Chief Investment Officer, Mutual Funds and Annuities, Prudential Investments since 1996; 1995 to 1996: Chief Financial Officer of the Money Management Group of Prudential; 1993 to 1995: Senior Vice President and Chief Financial Officer of Prudential Preferred Financial Services. Age 37.

ESTHER H. MILNES, PRESIDENT AND DIRECTOR -- Vice President and Actuary, Prudential Individual Insurance Group since 1996; 1993 to 1996: Senior Vice President and Chief Actuary, Prudential Insurance and Financial Services. Age 47.

I. EDWARD PRICE, VICE CHAIRMAN AND DIRECTOR -- Senior Vice President and Actuary, Prudential Individual Insurance Group since 1995; 1994 to 1995: Chief Executive Officer, Prudential International Insurance; 1993 to 1994: President, Prudential International Insurance. Age 55.

KIYOFUMI SAKAGUCHI, DIRECTOR -- President, Prudential International Insurance Group since 1995; 1994 to 1995: Chairman and Chief Executive Officer, The Prudential Life Insurance Company., Ltd.; Prior to 1994: President and Chief Executive Officer, Asia Pacific Region -- Prudential International Insurance and President, The Prudential Life Insurance Co., Ltd. Age 55.

OFFICERS WHO ARE NOT DIRECTORS

SUSAN L. BLOUNT, SECRETARY -- Vice President and Secretary of Prudential since 1995; Prior to 1995: Assistant General Counsel for Prudential Residential Services Company. Age 40.

C. EDWARD CHAPLIN, TREASURER -- Vice President and Treasurer of Prudential since 1995; 1993 to 1995: Managing Director and Assistant Treasurer of Prudential. Age 41.

JAMES C. DROZANOWSKI, SENIOR VICE PRESIDENT -- Vice President and Operations Executive, Prudential Individual Insurance Group since 1996; 1995 to 1996:

President, Credit Card Division, Chase Manhattan Bank; Prior to 1995: Chase Manhattan Bank. Age 55.

CLIFFORD E. KIRSCH, CHIEF LEGAL OFFICER -- Chief Counsel, Variable Products, Law Department of Prudential since 1995; 1994 to 1995: Associate General Counsel with PaineWebber; Prior to 1994: Assistant Director in the Division of Investment Management with the Securities and Exchange Commission. Age 38.

FRANK P. MARINO, SENIOR VICE PRESIDENT -- Vice President, Policyowner Relations Department, Prudential Individual Insurance Group since 1996; Prior to 1996:

Senior Vice President, Prudential Mutual Fund Services. Age 53.

EDWARD A. MINOGUE, SENIOR VICE PRESIDENT -- Vice President, Annuity Services, Prudential Investments since 1997; Prior to 1997: Director, Merrill Lynch. Age 55.

JAMES M. SCHLOMANN, VICE PRESIDENT, COMPTROLLER & CHIEF ACCOUNTING OFFICER --

Vice President & Associate Comptroller, Prudential, since 1997; Prior to 1997:

Senior Executive Vice President & CFO, USLife Corp. Age 49.

SHIRLEY H. SHAO, SENIOR VICE PRESIDENT AND CHIEF ACTUARY -- Vice President and

Associate Actuary, Prudential. Age 43.

JAMES A. TIGNANELLI, SENIOR VICE PRESIDENT -- Vice President, Compliance, Prudential Individual Insurance since 1996; Prior to 1996; Vice President Field Operations. Age 45.

The business address of all directors and officers of Pruco Life is 213 Washington Street, Newark, New Jersey 07102-2992.

32

EXECUTIVE COMPENSATION

Executive Officers of Pruco Life may also serve one or more affiliated companies of Pruco Life. Allocations have been made as to each individual's time devoted to his duties as an executive officer of Pruco Life and its subsidiaries. The following table shows the compensation paid, based on these allocations, to the executive officers for services rendered in all capacities to Pruco Life and its subsidiaries during 1996. With the exception of the President, only officers receiving compensation in excess of $100,000 per year are shown in the table below. Directors of Pruco Life who are also employees of Prudential do not receive compensation in addition to their compensation as employees of Prudential.

NAME & PRINCIPAL OTHER ANNUAL POSITION YEAR SALARY BONUS COMPENSATION Esther H. Milnes 1996 $ 18,660 $ 21,398 $ 0 President 1995 $ 18,058 $ 12,136 $ 0 1994 $ 17,158 $ 8,384 $ 0

33

FINANCIAL STATEMENTS OF

THE DISCOVERY PREFERRED VARIABLE ANNUITY SUBACCOUNTS OF

THE PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

STATEMENTS OF NET ASSETS
December 31, 1997
                                                                                      SUBACCOUNTS
                                                   ------------------------------------------------------------------------------
                                                       MONEY        DIVERSIFIED      HIGH YIELD     CONSERVATIVE       STOCK
                                                       MARKET          BOND             BOND          BALANCED         INDEX
                                                   --------------  --------------  --------------  --------------  --------------
ASSETS
 Investment in shares of the Prudential
  Series Fund, Inc. Portfolios at net
  asset value [Note 3]. . . . . . . . . . . .      $  108,469,140  $  123,549,074  $  135,375,741  $  128,284,895  $  223,656,238
 Receivable from Pruco Life Insurance
  Company [Note 2]. . . . . . . . . . . . . .                   0               0               0               0               0
                                                   --------------  --------------  --------------  --------------  --------------
     Net Assets . . . . . . . . . . . . . . .      $  108,469,140  $  123,549,074  $  135,375,741  $  128,284,895  $  223,656,238
                                                   --------------  --------------  --------------  --------------  --------------
                                                   --------------  --------------  --------------  --------------  --------------
NET ASSETS, representing:
 Equity of Contract owners. . . . . . . . . .      $  104,823,850  $  121,274,610  $  132,388,354  $  127,978,296  $  220,483,373
 Equity of Pruco Life Insurance Company . . .           3,645,290       2,274,464       2,987,387         306,599       3,172,865
                                                   --------------  --------------  --------------  --------------  --------------
                                                   $  108,469,140  $  123,549,074  $  135,375,741  $  128,284,895  $  223,656,238
                                                   --------------  --------------  --------------  --------------  --------------
                                                   --------------  --------------  --------------  --------------  --------------

STATEMENTS OF OPERATIONS
December 31, 1997
                                                                                      SUBACCOUNTS
                                                   ------------------------------------------------------------------------------
                                                        MONEY        DIVERSIFIED      HIGH YIELD     CONSERVATIVE       STOCK
                                                       MARKET           BOND             BOND          BALANCED         INDEX
                                                   --------------  --------------  --------------  --------------  --------------
INVESTMENT INCOME
 Dividend distributions received. . . . . . .      $    3,793,893  $    5,091,552      $7,551,413  $    5,207,459  $    1,851,761

EXPENSES
 Charges to Contract owners for assuming
  mortality risk and expense risk and for
  administration [Notes 5A and 5B]. . . . . .             988,032         789,342         908,728       1,463,435       1,404,070
                                                   --------------  --------------  --------------  --------------  --------------
NET INVESTMENT INCOME (LOSS). . . . . . . . .           2,805,861       4,302,210       6,642,685       3,744,024         447,691
                                                   --------------  --------------  --------------  --------------  --------------
NET REALIZED AND UNREALIZED GAIN (LOSS)
 ON INVESTMENTS
 Capital gains distributions received . . . .                   0         990,026               0      13,469,999       5,729,265
 Realized gain (loss) on shares redeemed
  [average cost basis]. . . . . . . . . . . .                   0          10,366           1,679          20,447         167,995
 Net change in unrealized gain (loss) on
  investments . . . . . . . . . . . . . . . .                   0      (1,646,356)        725,780      (5,811,630)     16,247,474
                                                   --------------  --------------  --------------  --------------  --------------
NET GAIN (LOSS) ON INVESTMENTS. . . . . . . .                   0        (645,964)        727,459       7,678,816      22,144,734
                                                   --------------  --------------  --------------  --------------  --------------
NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM OPERATIONS. . . . . . . . . .      $    2,805,861  $    3,656,246  $    7,370,144  $   11,422,840  $   22,592,425
                                                   --------------  --------------  --------------  --------------  --------------
                                                   --------------  --------------  --------------  --------------  --------------

SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A7 THROUGH A12

A1

 STATEMENTS OF NET ASSETS
December 31, 1997
                                                                                SUBACCOUNTS (CONTINUED)
                                                   ------------------------------------------------------------------------------
                                                                                                                        SMALL
                                                        EQUITY                       PRUDENTIAL        FLEXIBLE    CAPITALIZATION
                                                        INCOME          EQUITY        JENNISON         MANAGED          STOCK
                                                   --------------  --------------  --------------  --------------  --------------
ASSETS
 Investment in shares of the Prudential
  Series Fund, Inc. Portfolios at net
  asset value [Note 3]. . . . . . . . . . . .      $  224,623,347  $  332,630,396  $  158,244,016  $   78,554,389  $   26,233,684
 Receivable from Pruco Life Insurance
  Company [Note 2]. . . . . . . . . . . . . .                   0               0               0               0         185,104
                                                   --------------  --------------  --------------  --------------  --------------
     Net Assets . . . . . . . . . . . . . . .      $  224,623,347  $  332,630,396  $  158,244,016  $   78,554,389  $   26,418,788
                                                   --------------  --------------  --------------  --------------  --------------
                                                   --------------  --------------  --------------  --------------  --------------
NET ASSETS, representing:
 Equity of Contract owners. . . . . . . . . .      $  220,974,113  $  327,647,055  $  155,433,519  $   78,267,122  $   26,418,788
 Equity of Pruco Life Insurance Company . . .           3,649,234       4,983,341       2,810,497         287,267               0
                                                   --------------  --------------  --------------  --------------  --------------
                                                   $  224,623,347  $  332,630,396  $  158,244,016  $   78,554,389  $   26,418,788
                                                   --------------  --------------  --------------  --------------  --------------
                                                   --------------  --------------  --------------  --------------  --------------

STATEMENTS OF OPERATIONS
December 31, 1997
                                                       SUBACCOUNTS (CONTINUED)
                                                   ------------------------------
                                                                       NATURAL
                                                       GLOBAL         RESOURCES
                                                   --------------  --------------
ASSETS
 Investment in shares of the Prudential
  Series Fund, Inc. Portfolios at net
  asset value [Note 3]. . . . . . . . . . . .      $   42,307,417  $    9,523,777
 Receivable from Pruco Life Insurance
  Company [Note 2]. . . . . . . . . . . . . .                   0          12,321
                                                   --------------  --------------
     Net Assets . . . . . . . . . . . . . . .      $   42,307,417  $    9,536,098
                                                   --------------  --------------
                                                   --------------  --------------
NET ASSETS, representing:
 Equity of Contract owners. . . . . . . . . .      $   41,540,966  $    9,536,098
 Equity of Pruco Life Insurance Company . . .             766,451               0
                                                   --------------  --------------
                                                   $   42,307,417  $    9,536,098
                                                   --------------  --------------
                                                   --------------  --------------

 STATEMENTS OF OPERATIONS
For the year ended December 31, 1997
                                                                               SUBACCOUNTS (CONTINUED)
                                                  ------------------------------------------------------------------------------
                                                                                                                       SMALL
                                                       EQUITY                       PRUDENTIAL        FLEXIBLE    CAPITALIZATION
                                                       INCOME          EQUITY        JENNISON         MANAGED          STOCK
                                                  --------------  --------------  --------------  --------------  --------------
INVESTMENT INCOME
 Dividend distributions received. . . . . . .     $    2,611,995  $    4,755,494  $      188,376  $    2,017,213  $      133,183

EXPENSES
 Charges to Contract owners for assuming
  mortality risk and expense risk and for
  administration [Notes 5A and 5B]. . . . . .          1,188,795       2,490,175       1,065,105         868,122         275,689
                                                  --------------  --------------  --------------  --------------  --------------
NET INVESTMENT INCOME (LOSS). . . . . . . . .          1,423,200       2,265,319        (876,729)      1,149,091        (142,506)
                                                  --------------  --------------  --------------  --------------  --------------
NET REALIZED AND UNREALIZED GAIN (LOSS)
 ON INVESTMENTS
 Capital gains distributions received . . . .         17,500,207      15,719,756       8,181,395      11,461,827       1,817,976
 Realized gain (loss) on shares redeemed
  [average cost basis]. . . . . . . . . . . .              6,173            (636)         61,502          21,889          73,418
 Net change in unrealized gain (loss) on
  investments . . . . . . . . . . . . . . . .          3,805,126      13,608,394       9,311,718      (3,555,977)      2,438,918
                                                  --------------  --------------  --------------  --------------  --------------
NET GAIN (LOSS) ON INVESTMENTS. . . . . . . .         21,311,506      29,327,514      17,554,615       7,927,739       4,330,312
                                                  --------------  --------------  --------------  --------------  --------------
NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM OPERATIONS. . . . . . . . . .     $   22,734,706  $   31,592,833  $   16,677,886  $    9,076,830  $    4,187,806
                                                  --------------  --------------  --------------  --------------  --------------
                                                  --------------  --------------  --------------  --------------  --------------

STATEMENTS OF OPERATIONS
For the year ended December 31, 1997
                                                       SUBACCOUNTS (CONTINUED)
                                                   -----------------------------
                                                                      NATURAL
                                                       GLOBAL        RESOURCES
                                                   --------------  --------------
INVESTMENT INCOME
 Dividend distributions received. . . . . . .      $      400,453  $       51,032
EXPENSES
 Charges to Contract owners for assuming
  mortality risk and expense risk and for
  administration [Notes 5A and 5B]. . . . . .             375,611         134,314
                                                   --------------  --------------
NET INVESTMENT INCOME (LOSS). . . . . . . . .              24,842         (83,282)
                                                   --------------  --------------
NET REALIZED AND UNREALIZED GAIN (LOSS)
 ON INVESTMENTS
 Capital gains distributions received . . . .           1,856,846       1,144,483
 Realized gain (loss) on shares redeemed
  [average cost basis]. . . . . . . . . . . .              46,693         (42,912)
 Net change in unrealized gain (loss) on
  investments . . . . . . . . . . . . . . . .          (1,676,026)     (2,419,331)
                                                   --------------  --------------
NET GAIN (LOSS) ON INVESTMENTS. . . . . . . .             227,513      (1,317,760)
                                                   --------------  --------------
NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM OPERATIONS. . . . . . . . . .      $      252,355  $   (1,401,042)
                                                   --------------  --------------
                                                   --------------  --------------

SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A7 THROUGH A12

A2

FINANCIAL STATEMENTS OF

THE DISCOVERY PREFERRED VARIABLE ANNUITY SUBACCOUNTS OF

THE PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                SUBACCOUNTS
                                                          ---------------------------------------------------------
                                                                  MONEY MARKET                DIVERSIFIED BOND
                                                          ---------------------------   ---------------------------
                                                               1997           1996           1997          1996
                                                          ------------   ------------   ------------   ------------
OPERATIONS:
 Net investment income (loss) . . . . . . . . . . . . .   $  2,805,861   $    489,952   $  4,302,210   $    907,041
 Capital gains distributions received . . . . . . . . .              0              0        990,026              0
 Realized gain (loss) on shares redeemed
  [average cost basis]. . . . . . . . . . . . . . . . .              0              0         10,366        (25,544)
 Net change in unrealized gain (loss) on investments. .              0              0     (1,646,356)      (230,889)
                                                          ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM OPERATIONS. . . . . . . . . . . . . . .      2,805,861        489,952      3,656,246        650,608
                                                          ------------   ------------   ------------   ------------

NET INCREASE IN NET ASSETS
 RESULTING FROM PREMIUM PAYMENTS
 AND OTHER OPERATING TRANSFERS [Note 7] . . . . . . . .     65,086,593     36,320,424     93,630,245     23,222,899
                                                          ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM EQUITY TRANSFERS [Note 8] . . . . . . .       (380,562)     4,002,463        196,097      2,173,627
                                                          ------------   ------------   ------------   ------------

TOTAL INCREASE IN NET ASSETS. . . . . . . . . . . . . .     67,511,892     40,812,839     97,482,588     26,047,134

NET ASSETS:
 Beginning of year. . . . . . . . . . . . . . . . . . .     40,957,248        144,409     26,066,486         19,352
                                                          ------------   ------------   ------------   ------------
 End of year. . . . . . . . . . . . . . . . . . . . . .   $108,469,140   $ 40,957,248   $123,549,074   $ 26,066,486
                                                          ------------   ------------   ------------   ------------
                                                          ------------   ------------   ------------   ------------

SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A7 THROUGH A12

A3

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                           SUBACCOUNTS (CONTINUED)
                                                          ---------------------------------------------------------
                                                                   HIGH YIELD              CONSERVATIVE BALANCED
                                                          ---------------------------   ---------------------------
                                                              1997           1996           1997          1996
                                                          ------------   ------------   ------------   ------------
OPERATIONS:
 Net investment income (loss) . . . . . . . . . . . . .   $  6,642,685   $  1,210,786   $  3,744,024   $  1,788,937
 Capital gains distributions received . . . . . . . . .              0              0     13,469,999      4,297,251
 Realized gain (loss) on shares redeemed
  [average cost basis]. . . . . . . . . . . . . . . . .          1,679          1,894         20,447              0
 Net change in unrealized gain (loss) on investments. .        725,780       (588,812)    (5,811,630)    (1,627,153)
                                                          ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM OPERATIONS. . . . . . . . . . . . . . .      7,370,144        623,868     11,422,840      4,459,035
                                                          ------------   ------------   ------------   ------------

NET INCREASE IN NET ASSETS
 RESULTING FROM PREMIUM PAYMENTS
 AND OTHER OPERATING TRANSFERS [Note 7] . . . . . . . .    102,073,217     22,289,699     42,377,538     69,714,258
                                                          ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM EQUITY TRANSFERS [Note 8] . . . . . . .        (95,489)     3,094,028     (1,435,104)     1,655,314
                                                          ------------   ------------   ------------   ------------

TOTAL INCREASE IN NET ASSETS. . . . . . . . . . . . . .    109,347,872     26,007,595     52,365,274     75,828,607

NET ASSETS:
 Beginning of year. . . . . . . . . . . . . . . . . . .     26,027,869         20,274     75,919,621         91,014
                                                          ------------   ------------   ------------   ------------
 End of year. . . . . . . . . . . . . . . . . . . . . .   $135,375,741   $ 26,027,869   $128,284,895   $ 75,919,621
                                                          ------------   ------------   ------------   ------------
                                                          ------------   ------------   ------------   ------------

                                                                           SUBACCOUNTS (CONTINUED)
                                                          ---------------------------------------------------------
                                                                  STOCK INDEX                 EQUITY INCOME
                                                          ---------------------------   ---------------------------
                                                              1997           1996           1997          1996
                                                          ------------   ------------   ------------   ------------
OPERATIONS:
 Net investment income (loss) . . . . . . . . . . . . .   $    447,691   $    144,890   $  1,423,200   $    507,514
 Capital gains distributions received . . . . . . . . .      5,729,265        199,451     17,500,207        751,896
 Realized gain (loss) on shares redeemed
  [average cost basis]. . . . . . . . . . . . . . . . .        167,995              0          6,173              0
 Net change in unrealized gain (loss) on investments. .     16,247,474        529,306      3,805,126      1,523,505
                                                          ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM OPERATIONS. . . . . . . . . . . . . . .     22,592,425        873,647     22,734,706      2,782,915
                                                          ------------   ------------   ------------   ------------

NET INCREASE IN NET ASSETS
 RESULTING FROM PREMIUM PAYMENTS
 AND OTHER OPERATING TRANSFERS [Note 7] . . . . . . . .    174,904,278     22,208,546    170,508,615     25,008,509
                                                          ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM EQUITY TRANSFERS [Note 8] . . . . . . .        945,791      2,131,551      2,106,180      1,395,127
                                                          ------------   ------------   ------------   ------------

TOTAL INCREASE IN NET ASSETS. . . . . . . . . . . . . .    198,442,494     25,213,744    195,349,501     29,186,551

NET ASSETS:
 Beginning of year. . . . . . . . . . . . . . . . . . .     25,213,744              0     29,273,846         87,295
                                                          ------------   ------------   ------------   ------------
 End of year. . . . . . . . . . . . . . . . . . . . . .   $223,656,238   $ 25,213,744   $224,623,347   $ 29,273,846
                                                          ------------   ------------   ------------   ------------
                                                          ------------   ------------   ------------   ------------

SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A7 THROUGH A12

A4

FINANCIAL STATEMENTS OF

THE DISCOVERY PREFERRED VARIABLE ANNUITY SUBACCOUNTS OF

THE PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                 SUBACCOUNTS
                                                          ---------------------------------------------------------
                                                                                                PRUDENTIAL
                                                                    EQUITY                       JENNISON
                                                          ---------------------------   ---------------------------
                                                               1997           1996           1997          1996
                                                          ------------   ------------   ------------   ------------
OPERATIONS:
 Net investment income (loss) . . . . . . . . . . . . .   $  2,265,319   $    890,946   $   (876,729)  $   (126,843)
 Capital gains distributions received . . . . . . . . .     15,719,756      6,017,025      8,181,395              0
 Realized gain (loss) on shares redeemed
  [average cost basis]. . . . . . . . . . . . . . . . .           (636)             0         61,502          4,129
 Net change in unrealized gain (loss) on investments. .     13,608,394     (1,007,503)     9,311,718      1,748,413
                                                          ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM OPERATIONS. . . . . . . . . . . . . . .     31,592,833      5,900,468     16,677,886      1,625,699
                                                          ------------   ------------   ------------   ------------

NET INCREASE IN NET ASSETS
 RESULTING FROM PREMIUM PAYMENTS
 AND OTHER OPERATING TRANSFERS [Note 7] . . . . . . . .    216,685,608     73,501,350    106,948,114     30,279,548
                                                          ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM EQUITY TRANSFERS [Note 8] . . . . . . .      1,258,567      3,437,427        906,990      1,734,655
                                                          ------------   ------------   ------------   ------------

TOTAL INCREASE IN NET ASSETS. . . . . . . . . . . . . .    249,537,008     82,839,245    124,532,990     33,639,902

NET ASSETS:
 Beginning of year. . . . . . . . . . . . . . . . . . .     83,093,388        254,143     33,711,026         71,124
                                                          ------------   ------------   ------------   ------------
 End of year. . . . . . . . . . . . . . . . . . . . . .   $332,630,396   $ 83,093,388   $158,244,016   $ 33,711,026
                                                          ------------   ------------   ------------   ------------
                                                          ------------   ------------   ------------   ------------

SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A7 THROUGH A12

A5

STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                           SUBACCOUNTS (CONTINUED)
                                                          ---------------------------------------------------------
                                                                 FLEXIBLE MANAGED       SMALL CAPITALIZATION STOCK
                                                          ---------------------------   ---------------------------
                                                               1997           1996           1997          1996
                                                          ------------   ------------   ------------   ------------
OPERATIONS:
 Net investment income (loss) . . . . . . . . . . . . .   $  1,149,091   $    674,369  $    (142,506)  $    (14,414)
 Capital gains distributions received . . . . . . . . .     11,461,827      3,579,046      1,817,976        228,169
 Realized gain (loss) on shares redeemed
  [average cost basis]. . . . . . . . . . . . . . . . .         21,889        (13,304)        73,418          7,077
 Net change in unrealized gain (loss) on investments. .     (3,555,977)    (1,657,410)     2,438,918        817,819
                                                          ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM OPERATIONS. . . . . . . . . . . . . . .      9,076,830      2,582,701      4,187,806      1,038,651
                                                          ------------   ------------   ------------   ------------

NET INCREASE IN NET ASSETS
 RESULTING FROM PREMIUM PAYMENTS
 AND OTHER OPERATING TRANSFERS [Note 7] . . . . . . . .     27,340,059     39,209,425      9,227,237     11,896,686
                                                          ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM EQUITY TRANSFERS [Note 8] . . . . . . .       (748,937)     1,006,111       (368,443)       362,054
                                                          ------------   ------------   ------------   ------------

TOTAL INCREASE IN NET ASSETS. . . . . . . . . . . . . .     35,667,952     42,798,237     13,046,600     13,297,391

NET ASSETS:
 Beginning of year. . . . . . . . . . . . . . . . . . .     42,886,437         88,200     13,372,188         74,797
                                                          ------------   ------------   ------------   ------------
 End of year. . . . . . . . . . . . . . . . . . . . . .   $ 78,554,389   $ 42,886,437   $ 26,418,788   $ 13,372,188
                                                          ------------   ------------   ------------   ------------
                                                          ------------   ------------   ------------   ------------

                                                                           SUBACCOUNTS (CONTINUED)
                                                          ---------------------------------------------------------
                                                                     GLOBAL                  NATURAL RESOURCES
                                                          ---------------------------   ---------------------------
                                                               1997           1996           1997          1996
                                                          ------------   ------------   ------------   ------------
OPERATIONS:
 Net investment income (loss) . . . . . . . . . . . . .   $     24,842   $     58,105   $    (83,282)  $     (5,672)
 Capital gains distributions received . . . . . . . . .      1,856,846        207,745      1,144,483        681,465
 Realized gain (loss) on shares redeemed
  [average cost basis]. . . . . . . . . . . . . . . . .         46,693          6,038        (42,912)          (499)
 Net change in unrealized gain (loss) on investments. .     (1,676,026)       796,437     (2,419,331)      (266,531)
                                                          ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM OPERATIONS. . . . . . . . . . . . . . .        252,355      1,068,325     (1,401,042)       408,763
                                                          ------------   ------------   ------------   ------------

NET INCREASE IN NET ASSETS
 RESULTING FROM PREMIUM PAYMENTS
 AND OTHER OPERATING TRANSFERS [Note 7] . . . . . . . .     27,107,692     13,112,774      4,462,849      6,069,080
                                                          ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM EQUITY TRANSFERS [Note 8] . . . . . . .         96,919        646,280       (157,213)       143,039
                                                          ------------   ------------   ------------   ------------

TOTAL INCREASE IN NET ASSETS. . . . . . . . . . . . . .     27,456,966     14,827,379      2,904,594      6,620,882

NET ASSETS:
 Beginning of year. . . . . . . . . . . . . . . . . . .     14,850,451         23,072      6,631,504         10,622
                                                          ------------   ------------   ------------   ------------
 End of year. . . . . . . . . . . . . . . . . . . . . .   $ 42,307,417   $ 14,850,451   $  9,536,098   $  6,631,504
                                                          ------------   ------------   ------------   ------------
                                                          ------------   ------------   ------------   ------------

SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A7 THROUGH A12

A6

NOTES TO FINANCIAL STATEMENTS OF THE DISCOVERY PREFERRED VARIABLE ANNUITY SUBACCOUNTS OF THE PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 1: GENERAL

Pruco Life Flexible Premium Variable Annuity Account ("the Account") was established on June 16, 1995 under Arizona law as a separate investment account of Pruco Life Insurance Company ("Pruco Life") which is a wholly-owned subsidiary of The Prudential Insurance Company of America ("Prudential"). The assets of the Account are segregated from Pruco Life's other assets. Proceeds from purchases of Discovery Preferred Variable Annuity Contracts ("Discovery Preferred") and Discovery Select Variable Annuity Contracts ("Discovery Select") are invested in the Account.

The Account is registered under the Investment Company Act of 1940, as amended, as a unit investment trust. There are twenty-three subaccounts within the Account. Discovery Preferred Contracts offer the option to invest in twelve of these subaccounts, each a corresponding portfolio of the Prudential Series Fund, Inc. (the "Series Fund"). The Series Fund is a diversified open-end management investment company, and is managed by Prudential.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

The financial statements are prepared in conformity with generally accepted accounting principles (GAAP). The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

INVESTMENTS--The investments in shares of the Series Fund or non-Prudential administered funds are stated at the net asset value of the respective portfolio.

SECURITY TRANSACTIONS--Realized gains and losses on security transactions are reported on an average cost basis. Purchase and sale transactions are recorded as of the trade date of the security being purchased or sold.

DISTRIBUTIONS RECEIVED--Dividend and capital gain distributions received are reinvested in additional shares of the Series Fund or non-Prudential administered funds and are recorded on the ex-dividend date.

EQUITY OF PRUCO LIFE INSURANCE COMPANY--Pruco Life maintains a position in the Account for liquidity purposes including unit purchases and redemptions, fund share transactions, and expense processing. Pruco Life monitors the balance daily and transfers funds based upon anticipated activity. At times, Pruco Life may owe an amount to the Account, which is reflected in the Account's Statements of Net Assets as a receivable from Pruco Life. The receivable does not have an effect on the Contract owner's account or the related unit value.

A7

NOTE 3: INVESTMENT INFORMATION FOR THE PRUDENTIAL SERIES FUND, INC. PORTFOLIOS

The net asset value per share for each portfolio of the Series Fund, the number of shares of each portfolio held by the subaccounts of the Account and the aggregate cost of investments in such shares at December 31, 1997 were as follows:

                                                              PORTFOLIOS
                                 ------------------------------------------------------------------------
                                    MONEY       DIVERSIFIED     HIGH YIELD        STOCK         EQUITY
                                    MARKET          BOND           BOND           INDEX         INCOME
                                 ------------   ------------   ------------   ------------   ------------
   Number of Shares:               10,846,914     11,209,468     16,621,677      7,401,043     10,033,485
   Net asset value per share:    $   10.00000   $   11.02185   $    8.14453   $   30.21956   $   22.38737
   Cost:                         $108,469,140   $125,426,423   $135,239,532   $206,879,458   $219,295,111

PORTFOLIOS (CONTINUED)

                                                       PORTFOLIOS (CONTINUED)
                              ------------------------------------------------------------------------
                                              PRUDENTIAL                     FLEXIBLE     CONSERVATIVE
                                  EQUITY       JENNISON        GLOBAL        MANAGED        BALANCED
                              ------------   ------------   ------------   ------------   ------------
Number of Shares:               10,706,152      8,924,453      2,360,447      4,545,895      8,569,339
Net asset value per share:    $   31.06909   $   17.73151   $   17.92348    $  17.28029   $   14.97022
Cost:                         $320,026,479   $147,183,126   $ 43,187,266   $ 83,767,801   $135,723,567

                                 PORTFOLIOS (CONTINUED)
                              ---------------------------
                                                 SMALL
                                 NATURAL     CAPITALIZATION
                                RESOURCES        STOCK
                              ------------   --------------
Number of Shares:                  624,745        1,646,703
Net asset value per share:    $   15.24426   $     15.93104
Cost:                         $ 12,209,542   $   22,976,288

A8

NOTE 4: CONTRACT OWNER UNIT INFORMATION

Outstanding Contract owner units, unit values and total value of Contract owner equity at December 31, 1997 were as follows:

                                                                              SUBACCOUNTS
                                        ----------------------------------------------------------------------------------------
                                              MONEY         DIVERSIFIED        HIGH YIELD       CONSERVATIVE         STOCK
                                             MARKET             BOND              BOND            BALANCED           INDEX
                                        ---------------   ---------------    ---------------  ----------------  ----------------
Contract Owner Units Outstanding
 (Discovery Preferred) . . . . . . . .   15,611,316.006    23,100,623.341     20,140,820.165   100,006,482.765    32,430,921.902
Unit Value (Discovery Preferred) . . .  $       1.08688   $       1.13525    $       1.25972  $        1.27970  $        1.48876
                                        ---------------   ---------------    ---------------  ----------------  ----------------
Contract Owner Equity (Discovery
 Preferred). . . . . . . . . . . . . .  $    16,967,627   $    26,224,983    $    25,371,794  $    127,978,296  $     48,281,859
                                        ---------------   ---------------    ---------------  ----------------  ----------------
Contract Owner Units Outstanding
 (Discovery Select). . . . . . . . . .   80,833,415.276    83,725,722.943     84,952,656.068               N/A   115,667,745.942
Unit Value (Discovery Select). . . . .  $       1.08688   $       1.13525    $       1.25972               N/A  $        1.48876
                                        ---------------   ---------------    ---------------  ----------------  ----------------
Contract Owner Equity (Discovery
 Select) . . . . . . . . . . . . . . .  $    87,856,223   $    95,049,627    $   107,016,560               N/A  $    172,201,514
                                        ---------------   ---------------    ---------------  ----------------  ----------------
TOTAL CONTRACT OWNER EQUITY. . . . . .  $   104,823,850   $   121,274,610    $   132,388,354  $    127,978,296  $    220,483,373
                                        ---------------   ---------------    ---------------  ----------------  ----------------
                                        ---------------   ---------------    ---------------  ----------------  ----------------

                                                                     SUBACCOUNTS (CONTINUED)
                                        ----------------------------------------------------------------------------------------
                                                                                                                     SMALL
                                                                                PRUDENTIAL        FLEXIBLE       CAPITALIZATION
                                         EQUITY INCOME        EQUITY             JENNISON         MANAGED            STOCK
                                        ---------------   ---------------    ---------------  ----------------  ----------------
Contract Owner Units Outstanding
 (Discovery Preferred) . . . . . . . .   33,449,894.551    85,666,590.098     32,664,271.245    58,333,424.223    17,448,278.819
Unit Value (Discovery Preferred) . . .  $       1.66167   $       1.48518    $       1.48006   $       1.34172   $       1.51412
                                        ---------------   ---------------    ---------------  ----------------  ----------------
Contract Owner Equity (Discovery
 Preferred). . . . . . . . . . . . . .  $    55,582,686   $   127,230,306    $    48,345,081   $    78,267,122   $    26,418,788
                                        ---------------   ---------------    ---------------  ----------------  ----------------
Contract Owner Units Outstanding
 (Discovery Select). . . . . . . . . .   99,533,256.833   134,944,416.513     72,354,119.265               N/A               N/A
Unit Value (Discovery Select). . . . .  $       1.66167   $       1.48518    $       1.48006               N/A               N/A
                                        ---------------   ---------------    ---------------  ----------------  ----------------
Contract Owner Equity (Discovery
 Select) . . . . . . . . . . . . . . .  $   165,391,427   $   200,416,749    $   107,088,438               N/A               N/A
                                        ---------------   ---------------    ---------------  ----------------  ----------------
TOTAL CONTRACT OWNER EQUITY. . . . . .  $   220,974,113   $   327,647,055    $   155,433,519   $    78,267,122   $    26,418,788
                                        ---------------   ---------------    ---------------  ----------------  ----------------
                                        ---------------   ---------------    ---------------  ----------------  ----------------

                                             SUBACCOUNTS (CONTINUED)
                                        ---------------------------------
                                                              NATURAL
                                             GLOBAL          RESOURCES
                                        ---------------   ---------------
Contract Owner Units Outstanding
 (Discovery Preferred) . . . . . . . .   14,368,133.962     7,969,661.019
Unit Value (Discovery Preferred) . . .  $       1.26079   $       1.19655
                                        ---------------   ---------------
Contract Owner Equity (Discovery
 Preferred). . . . . . . . . . . . . .  $    18,115,200   $     9,536,098
                                        ---------------   ---------------
Contract Owner Units Outstanding
 (Discovery Select). . . . . . . . . .   18,580,228.224               N/A
Unit Value (Discovery Select). . . . .  $       1.26079               N/A
                                        ---------------   ---------------
Contract Owner Equity (Discovery
 Select) . . . . . . . . . . . . . . .  $    23,425,766               N/A
                                        ---------------   ---------------
TOTAL CONTRACT OWNER EQUITY. . . . . .  $    41,540,966   $     9,536,098
                                        ---------------   ---------------
                                        ---------------   ---------------

A9

NOTE 5: CHARGES AND EXPENSES

A. Mortality Risk and Expense Risk Charges

The mortality risk and expense risk charges at an effective annual rate of 1.25% are applied daily against the net assets representing equity of Discovery Preferred and Discovery Select Contract owners held in each subaccount. Mortality risk is that Annuitants may live longer than estimated and expense risk is that the cost of issuing and administering the policies may exceed the estimated expenses. For 1997, the amount of these charges, pertaining to the twenty three subaccounts within the Account, paid to Pruco Life for Discovery Preferred was $6,054,227 and for Discovery Select was $8,354,029.

B. Administration Charges

The administration charge at an effective annual rate of .15% is applied daily against the net assets representing equity of Discovery Preferred and Discovery Select Contract owners held in each subaccount. Administration charges include costs associated with issuing the Contract, establishing and maintaining records, and providing reports to Contract owners. For 1997, the amount of these charges, pertaining to the twenty three subaccounts within the Account, paid to Pruco Life for Discovery Preferred was $730,469 and for Discovery Select was $1,007,951.

C. Withdrawal Charge

A withdrawal charge may be made upon full or partial Contract owner redemptions. The charge compensates Pruco Life for paying all of the expenses of selling and distributing the Contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature, and other promotional activities. No withdrawal charge is imposed whenever earnings are withdrawn. For 1997 the amount of these charges, pertaining to the twenty three subaccounts within the Account, paid to Pruco Life for Discovery Preferred was $537,912 and for Discovery Select was $341,614.

NOTE 6: TAXES

Pruco Life is taxed as a "life insurance company" as defined by the Internal Revenue Code and the results of operations of the Account form a part of Pruco Life's consolidated federal tax return. Under current federal law, no federal income taxes are payable by the Account. As such, no provision for tax liability has been recorded in these financial statements.

A10

NOTE 7: NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM PREMIUM PAYMENTS AND OTHER OPERATING TRANSFERS

The following amounts represent components of Contract owner activity for the year ended December 31, 1997:

                                                                              SUBACCOUNTS
                                        ----------------------------------------------------------------------------------------
                                              MONEY         DIVERSIFIED        HIGH YIELD       CONSERVATIVE         STOCK
                                             MARKET             BOND              BOND            BALANCED           INDEX
                                        ---------------   ---------------    ---------------  ----------------  ----------------
Contract Owner Net Payments. . . . . .  $   156,368,031   $    90,502,554    $   102,025,301  $     46,469,062  $    166,375,561
Surrenders, Withdrawals, and Death
  Benefits . . . . . . . . . . . . . .  $    (3,412,599)  $    (2,186,522)   $    (3,019,258) $     (4,986,021) $     (2,434,104)
Net Transfers From (To) Other
  Subaccounts or Fixed Rate Options. .  $   (87,867,187)  $     5,316,673    $     3,069,977  $        894,497  $     10,967,240
Administrative and Other Charges . . .  $        (1,652)  $        (2,460)   $        (2,803) $              0  $         (4,419)

                                                                     SUBACCOUNTS (CONTINUED)
                                        ----------------------------------------------------------------------------------------
                                                                                                                     SMALL
                                                                                PRUDENTIAL        FLEXIBLE       CAPITALIZATION
                                         EQUITY INCOME        EQUITY             JENNISON         MANAGED            STOCK
                                        ---------------   ---------------    ---------------  ----------------  ----------------
Contract Owner Net Payments. . . . . .  $   162,528,106   $   211,729,155    $   100,500,489  $     29,250,196  $      8,093,205
Surrenders, Withdrawals, and Death
  Benefits . . . . . . . . . . . . . .  $    (3,079,806)  $    (6,549,765)   $    (2,888,488) $     (2,715,711) $       (837,394)
Net Transfers From (To) Other
  Subaccounts or Fixed Rate Options. .  $    11,062,157   $    11,511,987    $     9,339,671  $        805,624  $      1,971,426
Administrative and Other Charges . . .  $        (1,842)  $        (5,769)   $        (3,558) $            (50) $              0

                                              SUBACCOUNTS (CONTINUED)
                                        ---------------------------------
                                                              NATURAL
                                             GLOBAL          RESOURCES
                                        ---------------   ---------------
Contract Owner Net Payments. . . . . .  $    25,739,457   $     4,893,527
Surrenders, Withdrawals, and Death
  Benefits . . . . . . . . . . . . . .  $      (977,710)  $      (270,519)
Net Transfers From (To) Other
  Subaccounts or Fixed Rate Options. .  $     2,346,713   $      (160,159)
Administrative and Other Charges . . .  $          (768)  $             0

A11

NOTE 8: NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM EQUITY TRANSFERS

The increase (decrease) in net assets resulting from equity transfers represents the net contributions (withdrawals) of Pruco Life to (from) the Account.

NOTE 9: UNIT ACTIVITY

Transactions in units (including transfers among subaccounts) for the year ended December 31, 1997 were as follows:

                                                                              SUBACCOUNTS
                                        ----------------------------------------------------------------------------------------
                                              MONEY         DIVERSIFIED        HIGH YIELD       CONSERVATIVE         STOCK
                                             MARKET             BOND              BOND            BALANCED           INDEX
                                        ---------------   ---------------    ---------------  ----------------  ----------------
Contract Owner Contributions:            65,831,878.542    86,785,364.670     87,620,835.950    39,570,760.720   130,289,809.730
Contract Owner Redemptions:              (4,748,605.740)   (2,529,033.040)    (2,939,880.110)    4,380,378.260    (2,545,104.000)

                                                                     SUBACCOUNTS (CONTINUED)
                                        ----------------------------------------------------------------------------------------
                                                                                                                     SMALL
                                                                                PRUDENTIAL        FLEXIBLE       CAPITALIZATION
                                         EQUITY INCOME        EQUITY             JENNISON         MANAGED            STOCK
                                        ---------------   ---------------    ---------------  ----------------  ----------------
Contract Owner Contributions:           113,122,809.290   160,533,737.490     79,878,499.050    24,378,892.020     7,528,116.020
Contract Owner Redemptions:              (2,711,089.770)   (5,825,559.670)    (2,874,850.950)   (2,340,760.840)     (669,602.740)

                                             SUBACCOUNTS (CONTINUED)
                                        ---------------------------------
                                                              NATURAL
                                             GLOBAL          RESOURCES
                                        ---------------   ---------------
Contract Owner Contributions:            22,201,104.720     3,502,032.260
Contract Owner Redemptions:              (1,082,051.220)     (245,665.210)

NOTE 10: PURCHASES AND SALES OF INVESTMENTS

The aggregate costs of purchases and proceeds from sales of investments in the Series Fund were as follows:

                                                                               PORTFOLIOS
                                        ----------------------------------------------------------------------------------------
                                              MONEY         DIVERSIFIED        HIGH YIELD       CONSERVATIVE         STOCK
                                             MARKET             BOND              BOND            BALANCED           INDEX
                                        ---------------   ---------------    ---------------  ----------------  ----------------
For the year ended December 31, 1997
 Purchases                              $    78,132,000   $    93,601,000    $   101,169,000  $     39,890,000  $    175,788,000
 Sales                                  $   (14,414,000)  $      (564,000)   $      (100,000) $       (411,000) $     (1,342,000)

                                                                           PORTFOLIOS (CONTINUED)
                                        ----------------------------------------------------------------------------------------
                                                                                                                     SMALL
                                                                                PRUDENTIAL        FLEXIBLE       CAPITALIZATION
                                         EQUITY INCOME        EQUITY             JENNISON         MANAGED            STOCK
                                        ---------------   ---------------    ---------------  ----------------  ----------------
For the year ended December 31, 1997
 Purchases                              $   171,458,000   $   215,677,000    $   107,353,000  $     26,033,000  $      9,096,000
 Sales                                  $       (32,000)  $      (223,000)   $      (563,000) $       (310,000) $       (698,000)

                                             PORTFOLIOS (CONTINUED)
                                        ---------------------------------
                                                              NATURAL
                                             GLOBAL          RESOURCES
                                        ---------------   ---------------
For the year ended December 31, 1997
 Purchases                              $    27,278,000   $     4,844,000
 Sales                                  $      (449,000)  $      (685,000)

A12

REPORT OF INDEPENDENT ACCOUNTANTS

To the Contract Owners of the

Discovery Preferred Variable Annuity Subaccounts of Pruco Life Flexible Premium Variable Annuity Account and the Board of Directors of

Pruco Life Insurance Company

In our opinion, the accompanying statements of net assets and the related statements of operations and of changes in net assets present fairly, in all material respects, the financial position of the Money Market, Diversified Bond, High Yield Bond, Conservative Balanced, Stock Index, Equity Income, Equity, Prudential Jennison, Flexible Managed, Small Capitalization Stock, Global and Natural Resources Subaccounts of the Pruco Life Flexible Premium Variable Annuity Account at December 31, 1997, the results of each of their operations for the year then ended and the changes in each of their net assets for each of the two years in the period then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Pruco Life Insurance Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of shares owned in The Prudential Series Fund, Inc. at December 31, 1997, provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

 New York, New York

March 20, 1998

A13

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
DECEMBER 31, 1997 AND 1996 (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------------

                                                                                  1997                   1996
                                                                             -----------------      -----------------

ASSETS
Fixed maturities
  Available for sale, at fair value (amortized cost, 1997: $2,526,554;
    1996: $2,210,150)                                                           $ 2,563,852            $ 2,236,817
  Held to maturity, at amortized cost (fair value, 1997: $350,056; 1996:
    $416,102)                                                                       338,848                405,731
Equity securities - available for sale, at fair value (cost, 1997: $1,289;
  1996: $3,626)                                                                       1,982                  3,748
Mortgage loans on real estate                                                        22,787                 46,915
Policy loans                                                                        703,955                639,782
Short-term investments                                                              316,355                169,830
Other long-term investments                                                           1,317                  4,528
                                                                             -----------------      -----------------
      Total investments                                                           3,949,096              3,507,351

Cash                                                                                 71,358                 73,766
Deferred policy acquisition costs                                                   655,242                633,159
Accrued investment income                                                            67,000                 62,110
Income taxes receivable                                                                   -                  7,191
Reinsurance recoverable on unpaid losses                                             25,882                 27,014
Other assets                                                                         60,810                 62,924
Separate Account assets                                                           8,022,079              5,336,851
                                                                             -----------------      -----------------
TOTAL ASSETS                                                                    $12,851,467             $9,710,366
                                                                             =================      =================
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
Policyholders' account balances                                                 $ 2,282,191            $ 2,188,862
Future policy benefits and other policyholder liabilities                           570,729                557,351
Cash collateral for loaned securities                                               143,421                      -
Income taxes payable                                                                 71,703                      -
Deferred income tax liability                                                       138,483                148,960
Payable to affiliate                                                                 70,375                 49,828
Other liabilities                                                                   120,260                 88,930
Separate Account liabilities                                                      7,948,788              5,277,454
                                                                             -----------------      -----------------
TOTAL LIABILITIES                                                                11,345,950              8,311,385
                                                                             -----------------      -----------------
CONTINGENCIES - (SEE NOTE 10)
STOCKHOLDER'S EQUITY
Common stock, $10 par value;
  1,000,000 shares, authorized;
  250,000 shares, issued and outstanding at
  December 31, 1997 and 1996                                                          2,500                  2,500
Paid-in-capital                                                                     439,582                439,582
Retained earnings                                                                 1,050,871                944,497
Net unrealized investment gains                                                      17,129                 14,104
Foreign currency translation adjustments                                             (4,565)                (1,702)
                                                                             -----------------      -----------------
TOTAL STOCKHOLDER'S EQUITY                                                        1,505,517              1,398,981
                                                                             -----------------      -----------------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY                                                          $12,851,467             $9,710,366
                                                                             =================      =================

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995 (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------------

                                                                  1997                 1996                 1995
                                                            -----------------    -----------------    -----------------
REVENUES

Premiums                                                          $   49,496           $   51,525          $    42,089
Policy charges and fee income                                        330,292              324,976              319,012
Net investment income                                                259,634              247,328              246,618
Realized investment gains, net                                        10,974               10,835               13,200
Other income                                                          33,801               20,818               26,986
                                                            -----------------    -----------------    -----------------

TOTAL REVENUES                                                       684,197              655,482              647,905
                                                            -----------------    -----------------    -----------------
BENEFITS AND EXPENSES

Policyholders' benefits                                              179,419              186,873              153,987
Interest credited to policyholders' account balances                 110,815              118,246              126,926
General, administrative and other expenses                           225,721              122,006              134,790
                                                            -----------------    -----------------    -----------------

TOTAL BENEFITS AND EXPENSES                                          515,955              427,125              415,703
                                                            -----------------    -----------------    -----------------

Income from operations before income taxes                           168,242              228,357              232,202
                                                            -----------------    -----------------    -----------------

Income taxes
     Current                                                          73,326               60,196               67,014
     Deferred                                                        (11,458)              18,939               12,544
                                                            -----------------    -----------------    -----------------

Total income taxes                                                    61,868               79,135               79,558
                                                            -----------------    -----------------    -----------------

NET INCOME                                                        $  106,374           $  149,222           $  152,644
                                                            =================    =================    =================

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995 (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------------

                                                                              NET        FOREIGN
                                                                           UNREALIZED    CURRENCY       TOTAL
                                    COMMON       PAID-IN-     RETAINED     INVESTMENT   TRANSLATION STOCKHOLDER'S
                                    STOCK        CAPITAL      EARNINGS        GAINS     ADJUSTMENTS     EQUITY
                                ------------- ------------- ------------- ------------- ----------- -------------

BALANCE, JANUARY 1, 1995         $   2,500      $ 439,582    $  642,631    $(41,761)    $      650     $1,043,602

      Net income                        --             --       152,644          --             --        152,644

      Change in foreign
        currency translation
        adjustments                     --             --            --           --        (1,870)        (1,870)

      Change in net
        unrealized
        investment gains                --             --            --      73,817             --         73,817
                                ------------- ------------- ------------- ------------- ----------- -------------

BALANCE, DECEMBER 31, 1995           2,500        439,582       795,275      32,056         (1,220)     1,268,193

      Net income                        --             --       149,222          --             --        149,222

      Change in foreign
        currency translation
        adjustments                     --             --            --          --           (482)          (482)

      Change in net
        unrealized
        investment gains                --             --            --     (17,952)            --        (17,952)
                                ------------- ------------- ------------- ------------- ----------- -------------

BALANCE, DECEMBER 31, 1996           2,500        439,582       944,497      14,104         (1,702)     1,398,981

      Net income                        --             --       106,374          --             --        106,374

      Change in foreign
        currency translation
        adjustments                     --             --            --          --         (2,863)        (2,863)

      Change in net
        unrealized
        investment gains                --             --            --       3,025             --          3,025
                                ------------- ------------- ------------- ------------- ----------- -------------

BALANCE, DECEMBER 31, 1997       $   2,500      $ 439,582    $1,050,871    $ 17,129    $    (4,565)    $1,505,517

                                ============= ============= ============= ============= =========== =============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995 (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------------

                                                                               1997             1996         1995
                                                                          --------------- -------------- ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                  $ 106,374        $ 149,222   $ 152,644
Adjustments to reconcile net income to net cash provided by
     operating activities:
     Policy charges and fee income                                            (40,783)         (50,286)    (56,637)
     Interest credited to policyholders' account balances                     110,815          118,246     126,926
     Net increase in Separate Accounts                                        (13,894)         (38,025)     (3,520)
     Realized investment gains, net                                           (10,974)         (10,835)    (13,200)
     Amortization and other non-cash items                                     (5,525)          26,709      (8,106)
     Change in:
         Future policy benefits and other policyholders' liabilities           13,378           56,151      22,877
         Accrued investment income                                             (4,890)          (2,248)       (480)
         Payable to affiliate                                                  20,547           16,519      10,569
         Policy loans                                                         (64,173)         (70,509)    (75,411)
         Deferred policy acquisition costs                                    (22,083)         (66,183)     31,318
         Income taxes payable/receivable                                       78,894             (816)     12,031
         Reinsurance recoverable on unpaid losses                               1,132              900         750
         Deferred income tax liability                                        (10,477)           7,912      30,779
         Other, net                                                            34,094            7,564     (76,702)

                                                                          --------------- -------------- ------------
CASH FLOWS FROM OPERATING ACTIVITIES                                          192,435          144,321     153,838
                                                                          --------------- -------------- ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from the sale/maturity of:
       Fixed maturities:
           Available for sale                                               2,828,665        3,886,254   1,886,687
           Held to maturity                                                   138,626          138,127     144,898
         Equity securities                                                      6,939            7,527       5,557
         Mortgage loans on real estate                                         24,925           19,226       7,395
         Other long-term investments                                            3,276              288       1,559
         Investment real estate                                                    --            4,488       2,926
     Payments for the purchase of:
         Fixed maturities:
           Available for sale                                              (3,141,785)      (4,008,810) (1,741,139)
           Held to maturity                                                   (70,532)        (114,494)   (135,092)
         Equity securities                                                     (4,594)          (4,697)     (4,279)
         Other long-term investments                                              (51)            (657)     (1,674)
     Cash collateral for loaned securities, net                               143,421               --          --
     Short-term investments, net                                             (147,030)          58,186     (36,482)
                                                                          --------------- -------------- ------------
CASH FLOWS (USED IN) FROM INVESTING ACTIVITIES                               (218,140)         (14,562)    130,356
                                                                          --------------- -------------- ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Policyholders' account balances:
       Deposits                                                             2,099,600          536,370      95,039
       Withdrawals                                                         (2,076,303)        (633,798)   (365,578)
                                                                          --------------- -------------- ------------
CASH FLOWS FROM (USED IN)FINANCING ACTIVITIES                                  23,297          (97,428)   (270,539)
                                                                          --------------- -------------- ------------
     Net (decrease) increase in Cash                                           (2,408)          32,331      13,655
     Cash, beginning of year                                                   73,766           41,435      27,780
                                                                          --------------- -------------- ------------
CASH, END OF YEAR                                                           $  71,358        $  73,766    $ 41,435
                                                                          =============== ============== ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
      Income taxes (received) paid                                          $  (7,904)       $  61,760    $ 53,107
                                                                          =============== ============== ============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS

Pruco Life Insurance Company (the Company) is a stock life insurance company, organized in 1971 under the laws of the state of Arizona. The Company markets individual life insurance, variable life insurance, variable life insurance, variable annuities, and deferred annuities (the Contracts) in all states except New York, the District of Columbia and Guam. In addition, the Company markets individual life insurance through its branch office in Taiwan. The Company has two subsidiaries, Pruco Life Insurance Company of New Jersey (PLNJ) and The Prudential Life Insurance company of Arizona (PLICA). PLNJ is a stock life insurance company organized in 1982 under the laws of the state of New Jersey. It is licenced to sell individual life insurance and deferred annuities only in the states of New Jersey and New York. PLICA is a stock life insurance company organized in 1988 under the laws of the state of Arizona. PLICA had no new business sales in 1977 and at this time will not be issuing new business.

The only reportable industry segment of the Company is "Life Insurance."

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

 The consolidated financial statements include the accounts of the Company, a stock life insurance company, and its subsidiaries. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP"). All significant intercompany balances and transactions have been eliminated.

USE OF ESTIMATES

 The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

INVESTMENTS

 FIXED MATURITIES classified as "available for sale" are carried at estimated fair value. Fixed maturities that the Company has both the positive intent and ability to hold to maturity are stated at amortized cost and classified as "held to maturity". The amortized cost of fixed maturities are written down to estimated fair value when considered impaired and the decline in value is considered to be other than temporary. Unrealized gains and losses on fixed maturities "available for sale", net of income tax, the effect on deferred policy acquisition costs and participating annuity contracts that would result from the realization of unrealized gains and losses are included in a separate component of equity, "Net unrealized investment gains."

EQUITY SECURITIES, available for sale, comprised of common and non-redeemable preferred stock, are carried at estimated fair value. The associated unrealized gains and losses, net of income tax, the effect on deferred policy acquisition costs and participating annuity contracts that would result from the realization of unrealized gains and losses, are included in separate component of equity, "Net unrealized investment gains."

MORTGAGE LOANS ON REAL ESTATE are stated primarily at unpaid principal balances, net of unamortized discounts

POLICY LOANS are carried at unpaid principal balances.

SHORT-TERM INVESTMENTS, including highly liquid debt instruments purchased with an original maturity of twelve months or less, are carried at amortized cost, which approximates fair value.

OTHER LONG-TERM INVESTMENTS primarily represent the Company's investments in joint ventures and partnerships in which the Company does not have control. These investments are recorded using the equity method of accounting, reduced for other than temporary declines in value.

REALIZED INVESTMENT GAINS, NET are computed using the specific identification method. Costs of fixed maturity and equity securities are adjusted for impairments considered to be other than temporary.

CASH

 Cash includes cash on hand, amounts due from banks, and money market instruments.

DEFERRED POLICY ACQUISITION COSTS

 The costs which vary with and that are related primarily to the production of new insurance business are deferred to the extent such costs are deemed recoverable from future profits. Such costs include certain commissions, costs of policy issuance and underwriting, and certain variable field office expenses. Deferred policy acquisition costs are subject to recoverability testing at the time of policy issue and loss recognition testing at the end of each accounting period. Deferred policy acquisition costs are

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

adjusted for the impact of unrealized gains or losses on investments as if these gains or losses had been realized, with corresponding credits or charges included in equity.

Acquisition costs related to interest-sensitive life products and investment-type contracts are deferred and amortized in proportion to total estimated gross profits arising principally from investment results, mortality and expense margins and surrender charges based on historical and anticipated future experience. Amortization periods range from 15 to 30 years. Amortization of deferred policy acquisition costs was $149,851 thousand, $9,309 thousand, and $54,371 thousand for the years ended December 31, 1997, 1996, and 1995, respectively. Deferred policy acquisition costs are analyzed to determine if they are recoverable from future income, including investment income. If such costs are determined to be unrecoverable, they are expensed at the time of determination. The effect of revisions to estimated gross profits on unamortized deferred acquisition costs is reflected in earnings in the period such estimated gross profits are revised.

FUTURE POLICY BENEFITS AND POLICYHOLDERS' ACCOUNT BALANCES

Future policy benefits includes reserves for annuities in payout status as well as reserves for riders and supplemental benefits. Reserves for annuities in payout status are generally calculated as the present value of estimated future benefit payments and related expenses, using interest rates ranging from 6.5% to 11.0%. The mortality assumption is generally the 1983 Individual Annuity Mortality Table. Reserves for riders and supplemental benefits are calculated using interest rates ranging from 2.5% to 7.25% and various mortality and morbidity tables derived from company or industry experience. Reserves for business in the Company's Taiwan branch are generally calculated using interest rates ranging from 6.25% to 7.5% and the 1989 Taiwan Standard Ordinary Experience Mortality table with modifications.

For the above categories, premium deficiency reserves are established, if necessary, when the liabilities for future policy benefits plus the present value of expected future gross premiums are insufficient to provide for expected future policy benefits and expenses.

Policyholders' account balances for interest-sensitive life and investment-type contracts are equal to the policy account values. The policy account values represent an accumulation of gross premium payments plus credited interest, less expense and mortality charges and withdrawals. Interest crediting rates on life insurance products range from 4.2% to 6.5% and on investment-type products range from 3.15% to 7.9%.

SECURITIES LOANED are recorded at the amount of cash received as collateral. The Company obtains collateral in an amount equal to 102% of the fair value of the domestic securities. The Company monitors the market value of securities loaned on a daily basis with additional collateral obtained as necessary. Non-cash collateral received is not reflected in the consolidated statements of financial position. Substantially, all of the Company's securities loaned are with large brokerage firms.

These transactions are used to generate net investment income and facilitate trading activity. These instruments are short-term in nature (usually 30 days or less) and are collateralized principally by U.S. Government and mortgage-backed securities. The carrying amounts of these instruments approximate fair value because of the relatively short period of time between the origination of the instruments and their expected realization.

SEPARATE ACCOUNT ASSETS AND LIABILITIES

 Separate Account assets and liabilities are reported at estimated fair value and represent segregated funds which are invested for certain policyholders, pension funds and other customers. The assets consist of common stocks, fixed maturities, real estate related securities, and short-term investments. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Investment risks associated with market value changes are generally borne by the customers, except to the extent of minimum guarantees made by the Company with respect to certain accounts. The investment income and gains or losses for Separate Accounts generally accrue to the policyholders and are not included in the Consolidated Statement of Operations. Mortality, policy administration and surrender charges on the accounts are included in "Policy charges and fee income."

Separate Accounts represent funds for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the policyholders, with the exception of the Pruco Life Modified Guaranteed Annuity Account. The Pruco Life Modified Guaranteed Annuity Account is a non-unitized separate account, which funds the Modified Guaranteed Annuity Contract and the Market Value Adjustment Annuity Contract. Owners of the Pruco Life Modified Guaranteed Annuity and the Market Value Adjustment Annuity Contracts do not participate in the investment gain or loss from assets relating to such accounts. Such gain or loss is borne, in total, by the Company.

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INSURANCE REVENUE AND EXPENSE RECOGNITION

 Amounts received as payment for interest-sensitive life, investment contracts and deferred annuities are reported as deposits to "Policyholders' account balances." Revenues from these contracts are reflected as "Policy charges and fee income" and consist primarily of fees assessed during the period against the policyholders' account balances for mortality charges, policy administration charges, surrender charges, and interest earned from the investment of these account balances. Benefits and expenses for these products include claims in excess of related account balances, expenses of contract administration, interest credited and amortization of deferred policy acquisition costs.

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS

 Assets and liabilities of the Taiwan branch reported in other than U.S. dollars are translated at the exchange rate in effect at the end of the period. Revenues, benefits and other expenses are translated at the average rate prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are charged or credited directly to equity. The cumulative effect of changes in foreign exchange rates are included in "Foreign currency translation adjustments."

DERIVATIVE FINANCIAL INSTRUMENTS

 Derivatives include futures subject to market risk, all of which are used by the Company in other than trading activities. Income and expenses related to derivatives used to hedge are recorded on the accrual basis on the Statements of Financial Position. Gains and losses relating to derivatives used to hedge the risks associated with anticipated transactions are realized in "Realized investment gains, net." If it is determined that the transaction will not close, such gains and losses are included in "Realized investment gains, net."

Derivatives held for purposes other than trading are primarily used to hedge or reduce exposure to interest rate and foreign currency risks associated with assets held or expected to be purchased or sold, and liabilities incurred or expected to be incurred. Additionally, other than trading derivatives are used to change the characteristics of the Company's asset/liability mix consistent with the Company's risk management activities.

INCOME TAXES

 The Company and its subsidiaries are members of a group of affiliated companies which join in filing a consolidated federal income tax return in addition to separate company state and local tax returns. Pursuant to the tax allocation arrangement, total federal income tax expense is determined on a separate company basis. Members with losses record tax benefits to the extent such losses are recognized in the consolidated federal tax provision. Deferred income taxes are generally recognized, based on enacted rates, when assets and liabilities have different values for financial statement and tax reporting purposes. A valuation allowance is recorded to reduce a deferred tax asset to that portion which management believes is more likely than not to be realized.

NEW ACCOUNTING PRONOUNCEMENTS

 In June 1996, the Financial Accounting Standards Board ("FASB") issued the Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 125"). The statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities and provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS 125 became effective January 1, 1997 and is to be applied prospectively. Subsequent to June 1996, FASB issued SFAS No. 127 "Deferral of the Effective Date of Certain Provisions of SFAS 125" ("SFAS 127"). SFAS 127 delays the implementation of SFAS 125 for one year for certain provisions, including repurchase agreements, dollar rolls, securities lending and similar transactions. The Company will delay implementation with respect to those affected provisions. Adoption of SFAS 125 has not, and will not have a material impact on the Company's results of operations, financial condition and liquidity.

In June of 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for years beginning after December 15, 1997. This statement defines comprehensive income as "the change in equity of a business enterprise during a

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

period from transactions and other events and circumstances from non-owner sources, excluding investments by owners and distributions to owners" and establishes standards for reporting and displaying comprehensive income and its components in financial statements. The statement requires that the Company classify items of other comprehensive income by their nature and display the accumulated balance of other comprehensive income separately from retained earnings in the equity section of the Statement of Financial Position. In addition, reclassification of financial statements for earlier periods must be provided for comparative purposes.

RECLASSIFICATIONS

 Certain amounts in the prior years have been reclassified to conform to current year presentation.

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. INVESTMENTS

FIXED MATURITIES AND EQUITY SECURITIES:

 The following tables provide additional information relating to fixed maturities and equity securities as of December 31,:

                                                                              1997
                                            ----------------------------------------------------------------------
                                                                   Gross             Gross
                                               Amortized         Unrealized       Unrealized      Estimated Fair
                                                  Cost             Gains            Losses            Value
                                            ------------------  ----------------   -------------  ----------------
                                                                        (In Thousands)

FIXED MATURITIES AVAILABLE FOR SALE
U.S. Treasury securities and obligations
  of U.S. government corporations and
  agencies                                        $  177,691        $    1,231       $       20        $  178,902

Foreign government bonds                              83,889             1,118               19            84,988

Corporate securities                               2,263,898            36,857            2,017         2,298,738

Mortgage-backed securities                             1,076               180               32             1,224
                                            ------------------  ----------------   -------------  ----------------
Total fixed maturities available for sale         $2,526,554        $   39,386       $    2,088        $2,563,852
                                            ==================  ================= ==============  ===============

                                            ------------------  ----------------   -------------  ----------------
EQUITY SECURITIES AVAILABLE FOR SALE              $    1,289        $      802       $      109        $    1,982
                                            ==================  ================= ==============  ===============

                                            ------------------  ----------------   -------------  ----------------
FIXED MATURITIES HELD TO MATURITY
Corporate securities                              $  338,848        $   11,427       $      219        $  350,056
                                            ------------------  ----------------   -------------  ----------------
Total fixed maturities held to maturity           $  338,848        $   11,427       $      219        $  350,056
                                            ==================  ================= ==============  ===============

                                                                              1996
                                            ----------------------------------------------------------------------
                                                                     Gross            Gross
                                                 Amortized        Unrealized        Unrealized     Estimated Fair
                                                    Cost             Gains            Losses            Value
                                            ------------------  ----------------   -------------  ----------------
                                                                         (In Thousands)

FIXED MATURITIES AVAILABLE FOR SALE
U.S. Treasury securities and obligations
  of U.S. government corporations and
  agencies                                        $   32,055        $       30       $      174        $   31,911

Foreign government bonds                              90,447               857              205            91,099

Corporate securities                               2,087,250            30,365            4,206         2,113,409

Mortgage-backed securities                               398                --               --               398
                                            ------------------  ----------------   -------------  ----------------
Total fixed maturities available for sale         $2,210,150      $     31,252       $    4,585        $2,236,817
                                            ==================  ================= ==============  ===============

                                            ------------------  ----------------   -------------  ----------------
EQUITY SECURITIES AVAILABLE FOR SALE              $    3,626      $        819       $      697        $    3,748
                                            ==================  ================= ==============  ===============

                                            ------------------  ----------------   -------------  ----------------
FIXED MATURITIES HELD TO MATURITY
Corporate securities                              $  405,731      $     10,947       $      576        $  416,102
                                            ------------------  ----------------   -------------  ----------------
Total fixed maturities held to maturity           $  405,731      $     10,947       $      576        $  416,102
                                            ==================  ================= ==============  ===============

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. INVESTMENTS (CONTINUED)

The amortized cost and estimated fair value of fixed maturities, categorized by contractual maturities at December 31, 1997, are shown below:

                                                AVAILABLE FOR SALE                         HELD TO MATURITY
                                        ----------------------------------        -----------------------------------
                                                              ESTIMATED                                 ESTIMATED
                                                                 FAIR                                      FAIR
                                          AMORTIZED COST        VALUE               AMORTIZED COST        VALUE
                                        ----------------- ----------------        ----------------- -----------------
                                                  (In Thousands)                            (In Thousands)

Due in one year or less                     $   29,759       $   29,731               $   13,736        $   13,838

Due after one year through five years        1,738,532        1,758,946                  204,298           212,050

Due after five years through ten years         555,194          567,928                   98,192           101,143

Due after ten years                            201,993          206,023                   22,622            23,025

Mortgage-backed securities                       1,076            1,224                       --                --
                                        ----------------- ----------------        ----------------- -----------------
Total                                       $2,526,554       $2,563,852               $  338,848        $  350,056
                                        ================= ================        ================= =================

Actual maturities will differ from contractual maturities because issuers have the right to call or prepay obligations.

Proceeds from the sale of fixed maturities available for sale during 1997, 1996, and 1995 were $2,796,306 thousand, $3,667,062 thousand, and $1,807,584 thousand, respectively. Gross gains of $18,635 thousand, $22,078 thousand, and $25,909 thousand and gross losses of $7,990 thousand, $17,718 thousand, and $13,907 thousand were realized on those sales during 1997, 1996, and 1995, respectively. Proceeds from the maturity of fixed maturities available for sale during 1997, 1996, and 1995 were $32,359 thousand, $219,192 thousand, and $79,103 thousand, respectively. During the years ended December 31, 1997, 1996 and 1995, there were no securities classified as held to maturity that were sold.

The following table describes the amortized cost and estimated fair value of fixed maturity securities by rating agency equivalent as of December 31, 1997:

                             AVAILABLE FOR SALE                   HELD TO MATURITY
                    --------------------------------       -------------------------------

                       AMORTIZED    ESTIMATED FAIR            AMORTIZED    ESTIMATED FAIR
                          COST          VALUE                    COST          VALUE
                    --------------- ----------------       --------------- ---------------
                             (In Thousands)                        (In Thousands)

AAA/AA/A             $ 1,319,527      $ 1,334,823           $   187,692     $   194,797

BBB                    1,047,203        1,062,641               128,481         131,820

BB                        80,136           83,293                20,540          21,264

B                         73,717           76,781                 2,132           2,172

CCC or lower               5,943            6,288                    --              --

In or near default            28               26                     3               3
                    --------------- ----------------       --------------- ---------------

     Total           $ 2,526,554      $ 2,563,852           $   338,848     $   350,056
                    =============== ================       =============== ===============

The NAIC rates certain public and private placement securities as "in or near default" if they are currently non-performing or believed subject to default in the near term. The Company's holdings of these securities, in the aggregate, comprised less than 1% of total invested assets at December 31, 1997 and 1996.

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. INVESTMENTS (CONTINUED)

MORTGAGE LOANS ON REAL ESTATE

 The Company's mortgage loans were collateralized by the following property types at December 31,

                                      1997                         1996
                             ----------------------      -----------------------

                                               (In Thousands)

Office buildings                $   4,607      20%          $  18,497       39%

Retail stores                       8,090      35%              8,731       19%

Apartment complexes                 6,080      27%             11,771       25%

Industrial buildings                4,010      18%              7,916       17%

                             ----------------------      -----------------------
      Net carrying value        $  22,787     100%          $  46,915      100%
                             ======================      =======================

The mortgage loans are geographically dispersed throughout the United States with the largest concentrations in Washington (29%) and Pennsylvania (27%).

SPECIAL DEPOSITS

 Fixed maturities of $8,302 thousand and $8,744 thousand at December 31, 1997 and 1996, respectively, were on deposit with governmental authorities or trustees as required by certain insurance laws.

OTHER LONG-TERM INVESTMENTS

 The Company's "Other long-term investments" of $1,317 thousand and $4,528 thousand as of December 31, 1997 and 1996, respectively, are comprised of non-real estate related interests. The Company's share of net income from these entities is $2,158 thousand, $1,434 thousand and $345 thousand for the years ended December 31, 1997, 1996 and 1995, respectively, and is reported in "Net investment income."

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. INVESTMENTS (CONTINUED)

INVESTMENT INCOME AND INVESTMENT GAINS AND LOSSES

NET INVESTMENT INCOME arose from the following sources for the years ended December 31:

                                                   1997              1996               1995
                                             ----------------- ----------------- -----------------
                                                                 (In Thousands)

Fixed maturities - available for sale               $ 161,140         $ 152,445         $ 160,740
Fixed maturities - held to maturity                    26,936            33,419            33,458
Equity securities                                          76                44               104
Mortgage loans on real estate                           2,585             5,669             7,757
Investment real estate                                      -               613               647
Policy loans                                           37,398            33,449            29,775
Short-term investments                                 22,011            16,780            15,092
Other                                                  14,920             9,438             3,949
                                             ----------------- ----------------- -----------------
Gross investment income                               265,066           251,857           251,522
  Less: investment expenses                            (5,432)           (4,529)           (4,904)
                                             ----------------- ----------------- -----------------
Net investment income                               $ 259,634         $ 247,328         $ 246,618
                                             ================= ================= =================

REALIZED INVESTMENT GAINS ,NET including charges for other than temporary reductions in value, for the years ended December 31, were from the following sources:

                                                     1997             1996              1995
                                             ----------------- ----------------- -----------------
                                                                 (In Thousands)

Fixed maturities - available for sale               $   9,039         $   9,036         $  11,359
Fixed maturities - held to maturity                       821                 -                 -
Equity securities                                           8               781             2,020
Mortgage loans on real estate                             797             1,677               (90)
Investment real estate                                      -               487               (99)
Other                                                     309            (1,146)               10
                                             ----------------- ----------------- -----------------

Realized investment gains, net                      $  10,974         $  10,835         $  13,200
                                             ================= ================= =================

NET UNREALIZED INVESTMENT GAINS on securities available for sale are included in the consolidated statement of financial position as a component of equity, net of tax. Changes in these amounts for the years ended December 31, are as follows:

                                                   1997             1996              1995
                                            ----------------- ----------------- -----------------
                                                                (In Thousands)

Balance, beginning of year                         $  14,104         $  32,056         $ (41,761)
Changes in unrealized investment gains
   (losses) attributable to:
  Fixed maturities                                    10,631           (43,853)          110,932
  Equity securities                                      571             1,403                68
  Participating group annuity contracts                1,292            (3,855)            5,092
  Deferred policy acquisition costs                   (8,412)           17,321           (25,214)
  Deferred federal income taxes                       (1,057)           11,032           (17,061)
                                            ----------------- ----------------- -----------------
Balance, end of year                               $  17,129         $  14,104         $  32,056
                                            ================= ================= =================

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. INCOME TAXES

The components of income taxes for the years ended December 31, are as follows:

                                                       1997                  1996                   1995
                                              ---------------------  ---------------------  ---------------------
                                                                         (In Thousands)
Current tax expense:
   U.S.                                                  $71,989                $59,489                $65,131
   State and local                                         1,337                    703                  1,876
   Foreign                                                    --                      4                      7
                                              ---------------------  ---------------------  ---------------------
   Total                                                  73,326                 60,196                 67,014
                                              ---------------------  ---------------------  ---------------------

Deferred tax (benefit) expense:
   U.S.                                                  (11,458)                18,413                 12,196
   State and local                                            --                    526                    348
                                              ---------------------  ---------------------  ---------------------
   Total                                                 (11,458)                18,939                 12,544
                                              ---------------------  ---------------------  ---------------------

 Total income tax expense                                $61,868                $79,135                $79,558
                                              ===================== ===================== =====================

The Company's income tax expense for the years ended December 31, differs from the amount computed by applying the expected federal income tax rate of 35% to income from operations before income taxes for the following reasons:

                                                        1997                  1996                   1995
                                              ---------------------  ---------------------  --------------------
                                                                       (In Thousands)

Expected federal income tax expense                     $58,885                 $79,925               $81,271
State income taxes                                          869                   1,229                 2,224
Other                                                     2,114                  (2,019)               (3,937)
                                              ---------------------  ---------------------  ---------------------
Total income tax expense                                $61,868                 $79,135               $79,558
                                              ===================== ===================== ====================

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. INCOME TAXES (CONTINUED)

Deferred tax assets and liabilities at December 31, resulted from the items listed in the following table:

                                                                          1997                      1996
                                                                  --------------------      --------------------
                                                                                  (In Thousands)

Deferred income tax assets
     Insurance reserves                                                   $  40,896                 $  38,532
                                                                  --------------------      --------------------
     Total deferred income tax assets                                        40,896                    38,532
                                                                  --------------------      --------------------

Deferred income tax liabilities
     Deferred acquisition costs                                             168,702                   173,785
     Net investment gains                                                     8,161                    12,502
     Other                                                                    2,516                     1,205
                                                                  --------------------      --------------------
     Total deferred income tax liabilities                                  179,379                   187,492
                                                                  --------------------      --------------------

Deferred federal income tax liabilities                                   $ 138,483                 $ 148,960
                                                                  ====================      ====================

Management believes that based on its historical pattern of taxable income, the Company will produce sufficient income in the future to realize its deferred tax assets after valuation allowance. Adjustments to the valuation allowance will be made if there is a change in management's assessment of the amount of the deferred tax assets that are realizable.

The Internal Revenue Service (the "Service") has completed examinations of the consolidated federal income tax returns through 1989. The Service has examined the years 1990 through 1992. Discussions are being held with the Service with respect to proposed adjustments. However, management believes there are adequate defenses against, or sufficient reserves to provide for, such adjustments. The Service has begun their examination of the years 1993 through 1995.

5. REINSURANCE

The Company assumes and cedes reinsurance with Prudential and other companies. The effect of reinsurance for the years ended December 31, is summarized as follows:

                                           1997          1996           1995
                                       -----------    -----------    -----------

Life insurance premiums

Gross Amount                           $    51,851    $    53,776   $    44,357
Ceded to other companies                    (3,724)        (3,379)       (2,268)
Assumed from other companies                 1,369          1,128          --
                                       -----------    -----------   -----------
Net amount                             $    49,496    $    51,525   $    42,089
                                       ===========    ===========   ===========

                                           1997          1996          1995
                                       -----------    -----------   -----------

Life insurance in force
Gross Amount                           $47,328,495    $47,430,580   $47,822,892
Ceded to other companies                (1,292,395)    (1,172,449)     (822,619)
                                       -----------    -----------   -----------
Net amount                             $46,036,100    $46,258,131   $47,000,273
                                       ===========    ===========   ===========

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. EQUITY

RECONCILIATION OF STATUTORY SURPLUS AND NET INCOME

Accounting practices used to prepare statutory financial statements for regulatory purposes differ in certain instances from GAAP. The following table reconciles the Company's statutory net income and surplus as of and for the years ended December 31, determined in accordance with accounting practices prescribed or permitted by the Arizona Department of Banking and Insurance with net income and equity determined using GAAP.

                                                              1997                 1996                 1995
                                                         ------------------   ------------------   ------------------
                                                                              (In Thousands)

STATUTORY NET INCOME                                        $    12,778           $    48,846          $    113,565

Adjustments to reconcile to net income on a GAAP basis:
  Statutory income of subsidiaries                               18,553                25,001                44,186
  Deferred acquisition costs                                     38,003                48,862                (6,103)
  Deferred premium                                                1,144                 1,295                  (743)
  Insurance liabilities                                          26,517                28,662                32,665
  Deferred taxes                                                 11,458                (7,780)              (27,669)
  Valuation of investments                                          506                   365                 5,480
  Other, net                                                     (2,585)                3,971                (8,737)
                                                         ------------------   ------------------   ------------------
GAAP NET INCOME                                             $   106,374           $   149,222         $     152,644
                                                         ==================   ==================   ==================

                                                                     1997                    1996
                                                              --------------------   --------------------
                                                                               (In Thousands)
STATUTORY SURPLUS                                                  $   853,130             $   901,645

Adjustments to reconcile to equity on a GAAP basis:

     Valuation of investments                                           97,787                  95,411
     Deferred acquisition costs                                        655,242                 633,159
     Deferred premium                                                  (14,817)                (11,859)
     Insurance liabilities                                            (107,525)               (124,781)
     Deferred taxes                                                   (113,461)               (124,823)
     Other, net                                                        135,161                  30,229
                                                              --------------------   --------------------
GAAP STOCKHOLDER'S EQUITY                                          $ 1,505,517             $ 1,398,981
                                                              ====================   ====================

The New York State Insurance Department ("Department") recognizes only statutory accounting for determining and reporting the financial condition of an insurance company, for determining its solvency under the New York Insurance Law and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the Department to financial statements prepared in accordance with GAAP in making such determinations.

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair values presented below have been determined using available information and valuation methodologies. Considerable judgment is applied in interpreting data to develop the estimates of fair value. Accordingly, such estimates presented may not be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair values. The following methods and assumptions were used in calculating the fair values (for all other financial instruments presented in the table, the carrying value approximates fair value.)

FIXED MATURITIES AND EQUITY SECURITIES

 Fair values for fixed maturities and equity securities, other than private placement securities, are based on quoted market prices or estimates from independent pricing services. Fair values for private placement securities are estimated using a discounted cash flow model which considers the current market spreads between the U.S. Treasury yield curve and corporate bond yield curve, adjusted for the type of issue, its current credit quality and its remaining average life. The estimated fair value of certain non-performing private placement securities is based on amounts estimated by management.

MORTGAGE LOANS ON REAL ESTATE

 The fair value of the mortgage loan portfolio is primarily based upon the present value of the scheduled future cash flows discounted at the appropriate U.S. Treasury rate, adjusted for the current market spread for a similar quality mortgage.

POLICY LOANS

 The estimated fair value of policy loans is calculated using a discounted cash flow model based upon current U.S. Treasury rates and historical loan repayments.

DERIVATIVE FINANCIAL INSTRUMENTS

 The fair value of futures is estimated based on market quotes for a transactions with similar terms.

The following table discloses the carrying amounts and estimated fair values of the Company's financial instruments at December 31,:

                                                     1997                                      1996
                                    -------------------------------------      --------------------------------------
                                                            ESTIMATED                                  ESTIMATED
                                      CARRYING VALUE       FAIR VALUE            CARRYING VALUE       FAIR VALUE
                                    ------------------ ------------------      ------------------ -------------------
                                                                    (In Thousands)

Financial Assets:
  Fixed maturities:
       Available for sale              $ 2,563,852         $ 2,563,852             $ 2,236,817         $ 2,236,817
       Held to maturity                    338,848             350,056                 405,731             416,102
  Equity securities                          1,982               1,982                   3,748               3,748
  Mortgage loans                            22,787              24,994                  46,915              46,692
  Policy loans                             703,955             703,605                 639,782             623,218
  Short-term investments                   316,355             316,355                 169,830             169,830
  Cash                                      71,358              71,358                  73,766              73,766
  Separate Account assets                8,022,079           8,022,079               5,336,851           5,336,851

Financial Liabilities:
  Policyholders'
    account balances                   $ 2,282,191         $ 2,282,191             $ 2,188,862          $ 2,188,862
  Cash  collateral for loaned
    securities                             143,421             143,421                      --                   --
  Separate Account liabilities           7,948,788           7,948,788               5,277,454            5,277,454
  Derivatives                                  653                 653                      --                   --

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. DERIVATIVE INSTRUMENTS

DERIVATIVE FINANCIAL INSTRUMENTS

The fair value of liability positions in future instruments, which represents the Company's current exposure to credit loss from other parties' non-performance, was $653 thousand at December 31, 1997. This includes the estimated fair values of outstanding derivative positions only and does not include the fair values of associated financial and non-financial assets and liabilities, which generally offset derivative notional amounts. The fair value amounts presented also do not reflect the netting of amounts pursuant to right of setoff, qualifying master netting agreements with counterparties or collateral arrangements.

9. RELATED PARTY TRANSACTIONS

SERVICE AGREEMENTS

 Prudential, and Pruco Securities Corporation, an indirect wholly-owned subsidiary of Prudential, operate under service and lease agreements whereby services of officers and employees (except for those agents employed by the Company in Taiwan), supplies, use of equipment and office space are provided. The net cost of these services allocated to the Company were $139,489 thousand, $101,662 thousand and $98,119 thousand for the years ended December 31, 1997, 1996, and 1995, respectively.

REINSURANCE

 The Company currently has three reinsurance agreements in place with Prudential (the reinsurer). Specifically a reinsurance Group Annuity Contract, whereby the reinsurer, in consideration for a single premium payment by the Company, provides reinsurance equal to 100% of all payments due under the contract, and two yearly renewable term agreements in which the Company may offer and the reinsurer may accept reinsurance on any life in excess of the Company's maximum limit of retention. The Company is not relieved of its primary obligation to the policyholder as a result of these reinsurance transactions. These agreements had no material effect on net income for the years ended December 31, 1997, 1996, and 1995.

10. CONTINGENCIES

Several actions have been brought against the Company on behalf of those persons who purchased life insurance policies based on complaints about sales practices engaged in by Prudential, the Company and agents appointed by Prudential and the Company. Prudential has agreed to indemnify the Company for any and all losses resulting from such litigation.

In the normal course of business, the Company is subject to various claims and assessments. Management believes the settlement of these matters would not have a material effect on the financial position or results of operations of the Company.

11. DIVIDENDS

The Company is subject to Arizona law which limits the amount of dividends that insurance companies can pay to stockholders. The maximum dividend which may be paid in any twelve month period without notification or approval is limited to the lesser of 10% of statutory surplus as of December 31 of the preceding year or the net gain from operations of the preceding calendar year. Cash dividends may only be paid out of surplus derived from realized net profits. Based on these limitations and the Company's surplus position at December 31, 1997, the Company would be permitted a maximum of $15,260 thousand in dividend distribution in 1998, all of which could be paid in cash, without approval from The State of Arizona Department of Insurance.

Report of Independent Accountants

To the Board of Directors of

Pruco Life Insurance Company

In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Pruco Life Insurance Company and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's managememt; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP New York, New York March 23, 1998

INDEPENDENT AUDITORS' REPORT

To The Board of Directors of

Pruco Life Insurance Company

Newark, New Jersey

We have audited the accompanying consolidated statement of operations, changes in stockholder's equity, and cash flows of Pruco Life Insurance Company and subsidiaries for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated statements of operations, changes in stockholder's equity, and cash flows present fairly, in all material respects, the results of operations and cash flows of Pruco Life Insurance Company and subsidiaries for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP Parsippany, NJ December 19, 1996

WITH RESPECT TO RESIDENTS OF STATES OTHER THAN PENNSYLVANIA, IN WHICH DISCOVERY PREFERRED IS BEING OFFERED. WITH RESPECT TO RESIDENTS OF PENNSYLVANIA, SEE PAGE

C-3.

MARKET-VALUE ADJUSTMENT FORMULA

The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

1. The number of whole months remaining in the existing interest rate period.

2. The guaranteed interest rate.

3. The interest rate that Pruco Life declares for a duration of one year longer than the number of whole years remaining on the existing cell being withdrawn from.

Stated as a formula, the Market Value Factor is equal to:

(M/12) x (R-C), not to exceed +0.40 or be less than -0.40;

Where,

M = the number of whole months (not to be less than one) remaining in the interest rate period.

R = the Contract's guaranteed interest rate expressed as a decimal. Thus 6.2% is converted to 0.062.

C = the interest rate, expressed as a decimal, that Pruco Life declares for a duration equal to the number of whole years remaining in the present interest rate period, plus 1 year as of the date the request for a withdrawal or transfer is received.

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.

The steps below explain how a Market-Value Adjustment is calculated.

STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

STEP 2: Determine the interest rate Pruco Life declares on the date the request for withdrawal or transfer is received for a duration of years equal to the whole number of years determined in Step 1, plus 1 additional year. Subtract this interest rate from the guaranteed interest rate. The result could be negative.

STEP 3: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

STEP 4: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.

STEP 5: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.

Depending upon when the withdrawal request is made, a withdrawal charge may apply.

The following example will illustrate the application of a Market-Value Adjustment and the determination of the withdrawal charge. Suppose a Contract owner made two invested purchase payments, the first in the amount of $10,000 on December 1, 1995, all of which was allocated to the Equity Subaccount, and the second in the amount of $5,000 on October 1, 1997, all of which was allocated to the MVA Option with a guaranteed interest rate of 8% (0.08) for 7 years. A request for withdrawal of $8,500 is made on February 1, 2000 (the Contract owner does not provide any withdrawal instructions) . On that date the amount in the Equity Subaccount is equal to $12,000 and the amount in the interest cell with a maturity date of September 30, 2004 is $5,985.23, so that the Contract Fund on that date is equal to $17,985.23.

On February 1, 2000, the interest rate declared by Pruco Life for the duration of 5 years (4 whole years remaining until September 30, 2004, plus one year) is 11%.

The following computations would be made:

1. Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

2. Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

DATE PAYMENT FREE --------- ----------- --------- 12/1/95 $ 10,000 $ 1,000 12/1/96 $ 2,000 10/1/97 $ 5,000 $ 2,500 12/1/97 $ 4,000 12/1/98 $ 5,500 12/1/99 $ 7,000

The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3. Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

$8,500.00 requested withdrawal amount -$7,000.00 charge-free --------- $1,500.00 additional amount needed to complete withdrawal

The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

$1,500.00 / (1 - .03) =

$1,500.00 / 0.97 = $1,546.39 grossed-up amount

Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

$1,546.39 grossed-up amount X .03 withdrawal charge rate --------- $ 46.39 withdrawal charge

4. The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11 % is the interest rate that would be offered for an interest cell with a duration of the remaining whole years plus 1), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market-Value Adjustment of 14% of the amount in the interest cell that is subject to the adjustment.

-0.13750 X $5,985.23 = -822.97 negative MVA $5,985.23 unadjusted value ----------- $5,162.26 adjusted value $12,000.00 Equity value ----------- $17,162.26 adjusted Contract Fund

5. The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.

Equity ($ 12,000/ $17,162.26) X $8,546.39 = $5,975.71 7-Yr MVA ($5,162.26/ $17,162.26) X $8,546.39 = $2,570.68 --------- $8,546.39

6. The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leave $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market-Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

WITH RESPECT TO RESIDENTS OF PENNSYLVANIA ONLY, PAGES C1-C3 ARE HEREBY DELETED AND REPLACED IN THEIR ENTIRETY WITH THE FOLLOWING:

MARKET-VALUE ADJUSTMENT FORMULA

The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

1. The number of whole months remaining in the existing interest rate period.

2. The guaranteed interest rate.

3. The interpolated value of the interest rates that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining in the existing interest rate period.

Stated as a formula, the Market Value Factor is equal to:

(M/12) x (R-C), not to exceed +0.40 or be less than -0.40;

Where,

M = the number of whole months (not to be less than one) remaining in the interest rate period.

R = the Contract's guaranteed interest rate expressed as a decimal. Thus 6.2% is converted to 0.062.

C = the interpolated value of the interest rates, expressed as a decimal, that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining as of the date the request for a withdrawal or transfer is received or m/365 x (n + 1) year rate + (365-m)/365 x n year rate, where 'n' equals years and 'm' equals days remaining in year 'n' of the existing interest rate period.

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.

The steps below explain how a Market-Value Adjustment is calculated.

STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one)by 12.

STEP 2: Interpolate the interest rates Pruco Life declares on the date the request for withdrawal or transfer is received for the duration of years equal to the whole number of years determined in Step 1, plus the whole number of years plus 1 additional year.

STEP 3: Subtract this interpolated interest rate from the guaranteed interest rate. The result could be negative.

STEP 4: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

STEP 5: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.

STEP 6: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.

Depending upon when the withdrawal request is made, a withdrawal charge may apply.

The following example will illustrate the application of a Market-Value Adjustment and the determination of the withdrawal charge. Suppose a Contract owner made two invested purchase payments, the first in the amount of $10,000 on December 1, 1995, all of which was allocated to the Equity Subaccount, and the second in the amount of $5,000 on October 1, 1997, all of which was allocated to the MVA Option with a guaranteed interest rate of 8% (0.08) for 7 years. A request for withdrawal of $8,500 is made on February 1, 2000 (the Contract owner does not provide any withdrawal instructions). On that date the amount in the Equity Subaccount is equal to $12,000 and the amount in the interest cell with a maturity date of September 30, 2004 is $5,985.23, so that the Contract Fund on that date is equal to $17,985.23.

On February 1, 2000, the interest rates declared by Pruco Life for the durations 4 and 5 years (4 whole years remaining until September 30, 2004, plus 1 year) are 10.8% and 11.4%, respectively.

The following computations would be made:

1. Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

2. Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

DATE PAYMENT FREE --------- ----------- --------- 12/1/95 $ 10,000 $ 1,000 12/1/96 $ 2,000 10/1/97 $ 5,000 $ 2,500 12/1/97 $ 4,000 12/1/98 $ 5,500 12/1/99 $ 7,000

The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3. Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

$8,500.00 requested withdrawal amount -$7,000.00 charge-free --------- $1,500.00 additional amount needed to complete withdrawal

The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

$1,500.00/(1 - .03) =

$1,500.00 / 0.97 = $1,546.39 grossed-up amount

Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

$1,546.39 grossed-up amount X .03 withdrawal charge rate --------- $ 46.39 withdrawal charge

4. The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the graranteed rate in the existing cell) minus 0.11 (11% is the interpolated value for the interest rates that would be offered for interest cells with durations of whole years remaining and whole year plus 1 remaining in the existing interest rate period), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market-Value Adjustment of 14% of the amount in the interest cell that is subject to the adjustment.

-0.13750 X $5,985.23 = -822.97 negative MVA $5,985.23 unadjusted value ----------- $5,162.26 adjusted value $12,000.00 Equity value ----------- $17,162.26 adjusted Contract Fund

5. The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.

Equity ($ 12,000/ $17,162.26) X $8,546.39 = $5,975.71 7-Yr MVA ($5,162.26/ $17,162.26) X $8,546.39 = $2,570.68 --------- $8,546.39

6. The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market-Value Adjustment -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

- FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

- THE PRUDENTIAL SERIES FUND, INC.

BULK RATE

U.S. Postage

PAID

 Jersey City, N.J.

Permit No. 60

A Subsidiary of

[PRUDENTIAL LOGO]

 Pruco Life Insurance Company

213 Washington Street

Newark, New Jersey 07102-3777

PART II
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
REGISTRATION FEES

There is no filing fee due under this registration statement, because the units registered herein are carried over from a predecessor registration statement.
FEDERAL TAXES
The company estimates the federal tax effect associated with the deferred acquisition costs attributable to each $1,000,000 of annual purchase payments to be approximately $2,500.
STATE TAXES
Currently, some states charge up to 3.5% of premium taxes or similar taxes on annuities. The company estimates that premium taxes in the amount of $35,000 would be owed if 3.5% premium tax was owed on $1,000,000, of purchase payments.
PRINTING COSTS
Pruco Life Insurance Company estimated that the printing cost will be subsumed in the printing costs for the companion variable annuities.
LEGAL COSTS
This registration statement was prepared by Prudential attorneys whose time is allocated to Pruco Life Insurance Company.
ACCOUNTING COSTS
The independent registered public accounting firm that audits the company’s financial statements charges approximately $10,000 in connection with each set of S-3 registration statements filed by the company with the Commission on a given date. The fee is allocated among the filings.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.
Arizona, being the state of organization of Pruco Life Insurance Company (“Pruco”), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et seq. of the Arizona Statutes Annotated. The text of Pruco’s By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to Form 10-Q filed on August 15, 1997 on behalf of Pruco Life Insurance Company.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS
(a) Exhibits
(1) Underwriting Agreement between Prudential Annuities Distributors, Inc. and Pruco Life Insurance Company. (Note 1)
(4)(a) Discovery Select Variable Annuity Contract (Note 1)
(4)(b) Strategic Partners Select Variable Annuity Contract (Note 1)
(5) Opinion of Counsel as to legality of the securities being registered. (Note 1)
(23) Written consent of Independent Registered Public Accounting Firm (Note 1)
(24) Powers of Attorney:
(24)(a) Power of Attorney for John Chieffo (Note 1)
(24)(b) Power of Attorney for Lori D. Fouché (Note 1)
(24)(c) Power of Attorney for Christine Knight (Note 1)
(24)(d) Power of Attorney for Richard F. Lambert (Note 1)
(24)(e) Power of Attorney for Kent D. Sluyter (Note 1)
(24)(f) Power of Attorney for Kenneth Y. Tanji (Note 1)
(24)(g) Power of Attorney for Arthur W. Wallace (Note 1)
(Note 1) Filed herewith.

ITEM 17. UNDERTAKINGS
The undersigned registrant hereby undertakes:
(1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(3) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.
(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to
Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 22nd day of August, 2017.
PRUCO LIFE INSURANCE COMPANY
(Registrant)

By:	/s/ Lori D. Fouché*
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
/s/ Lori D. Fouché*	Director, President and Chief Executive Officer	August 22, 2017
Lori D. Fouché*
John Chieffo*	Chief Financial Officer, Chief Accounting Officer, Vice President and Director (Principal Accounting Officer)	August 22, 2017
John Chieffo
Christine Knight*	Director	August 22, 2017
Christine Knight
Kenneth Y Tanji*	Director	August 22, 2017
Kenneth Y. Tanji
Arthur W. Wallace*	Director	August 22, 2017
Arthur W. Wallace
Richard F. Lambert*	Director	August 22, 2017
Richard F. Lambert
Kent D. Sluyter*	Director	August 22, 2017
Kent D. Sluyter

By:	/s/ Douglas E. Scully
Douglas E. Scully

*	Executed by Douglas E. Scully on behalf of those indicated pursuant to Power of Attorney.

EXHIBIT INDEX

(1)	Underwriting Agreement between Prudential Annuities Distributors, Inc. and Pruco Life Insurance Company.

(4)(a)	Discovery Select Variable Annuity Contract

(4)(b)	Strategic Partners Select Variable Annuity Contract

(5)	Opinion of Counsel as to legality of the securities being registered.

(23)	Written Consent of Independent Registered Public Accounting Firm.

(24)(a)	Power of Attorney for John Chieffo

(24)(b)	Power of Attorney for Lori D. Fouché

(24)(c)	Power of Attorney for Christine Knight

(24)(d)	Power of Attorney for Richard F. Lambert

(24)(e)	Power of Attorney for Kent D. Sluyter

(24)(f)	Power of Attorney for Kenneth Y. Tanji

(24)(g)	Power of Attorney for Arthur W. Wallace